Exhibit 99.1

UNITEDHEALTH GROUP

401(k) SAVINGS PLAN

(2010 Restatement)

First Effective July 1, 1985

As Amended and Restated Effective January 1, 2010

UNITEDHEALTH GROUP

401(k) SAVINGS PLAN

(2010 Restatement)

TABLE OF CONTENTS

Page
PREAMBLES					1

SECTION 1.	INTRODUCTION				2

	1.1.	Definitions
		1.1.1.	Administrative Delegate
		1.1.2.	Accounts
			(a)	Total Account
			(b)	Catch-Up Contribution Account
			(c)	Employee Pre-Tax Contribution Account
			(d)	Employer Matching Account
			(e)	Employer Profit Sharing Account
			(f)	Employer Safe Harbor Matching Account
			(g)	ESOP Account
			(h)	ESOP QNEC Account
			(i)	Prior Employer Contribution Account
			(j)	Prior Money Purchase Account
			(k)	Prior Safe Harbor/3% Account
			(l)	QNEC Account
			(m)	Rollover Account
			(n)	Roth Account
			(o)	Roth Rollover Account
			(p)	After–Tax Account
			(r)	Pre-1997 Profit Sharing Account
		1.1.3.	Affiliate
		1.1.4.	Alternate Payee
		1.1.5.	Annual Valuation Date
		1.1.6.	Beneficiary
		1.1.7.	Board of Directors
		1.1.8.	Code
		1.1.9.	Committee
		1.1.10.	Disability
		1.1.11.	Effective Date
		1.1.12.	Eligibility Service

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	1.1.13.	Eligible Pay
	1.1.14.	Employer
	1.1.15.	Employer Profit Sharing Contributions
	1.1.16.	Employer Safe Harbor Matching Contributions
	1.1.17.	Employer Securities
	1.1.18.	Employment Commencement Date
	1.1.19.	Enrollment Date
	1.1.20.	Enrollment Election
	1.1.21.	ERISA
	1.1.22.	Event of Maturity
	1.1.23.	Fund
	1.1.24.	Highly Compensated Employee
	1.1.25.	Hours of Service
	1.1.26.	Investment Manager
	1.1.27.	Leased Employee
	1.1.28.	Nondeductible Voluntary Contributions
	1.1.29.	Normal Retirement Age
	1.1.30.	Participant
	1.1.31.	Participant Savings Contributions
	1.1.32.	Period of Service
	1.1.33.	Period of Severance
	1.1.34.	Plan
	1.1.35.	Plan Statement
	1.1.36.	Plan Year
	1.1.37.	Principal Sponsor
	1.1.38.	Prior Plan Statement
	1.1.39.	Recognized Employment
	1.1.40.	Reemployment Commencement Date
	1.1.41.	Rollover Contributions
	1.1.42.	Severance from Service Date
	1.1.43.	Subfund
	1.1.44.	Trust Agreement
	1.1.45.	Trustee
	1.1.46.	Valuation Date
	1.1.47.	Vested
	1.1.48.	Vesting Service
1.2.	Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and the Heroes Earnings Assistance and Tax Relief Act
1.3.	Rules of Interpretation
1.4.	Transitional Rules

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	1.5.	Acquisitions, Divestitures, Dispositions and Crediting of Past Service
		1.5.1.	Appendix E
		1.5.2.	Appendix F
		1.5.3.	Appendix G
	1.6.	Administrative Blackout Periods

SECTION 2.	ELIGIBILITY AND PARTICIPATION			20

	2.1.	General Eligibility Rule
		2.1.1.	Participant Savings Contributions
		2.1.2.	Employer Contributions
	2.2.	Special Rule for Rehired Employees
		2.2.1.	Participant Savings Contributions
		2.2.2.	Employer Contributions
	2.3.	Enrollment for Participant Savings Contributions
		2.3.1.	In General
		2.3.2.	Initial Election
		2.3.3.	Notices
		2.3.4.	Withdrawal of Automatic Elective Contributions
		2.3.5.	Additional Rules
	2.4.	Modification of Enrollment Elections
		2.4.1.	Affirmative Increase or Decrease
		2.4.2.	Termination of Enrollment Election
		2.4.3.	Termination of Recognized Employment
		2.4.4.	Automatic Reenrollment Upon Return to Recognized Employment
		2.4.5.	Automatic Annual Increase in Enrollment Election
		2.4.6.	402(g) Limit
		2.4.7.	Automatic Suspension for Hardship Withdrawal
	2.5.	Catch-Up Contributions
		2.5.1.	Enrollment
		2.5.2.	Remittance
		2.5.3.	Limitations and Testing
		2.5.4.	Re-characterization of Catch-Up Contributions as Elective Deferrals
		2.5.5.	Re-characterization of Elective Deferrals as Catch-Up Contributions
		2.5.6.	Employer Safe Harbor Matching Contributions

SECTION 3.	CONTRIBUTIONS AND ALLOCATION THEREOF			30

	3.1.	Employer Contributions
		3.1.1.	Source of Employer Contributions
		3.1.2.	Limitation
		3.1.3.	Form of Payment

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	3.2.	Participant Savings Contributions and Catch-Up Contributions
		3.2.1.	Amount
		3.2.2.	Allocation
	3.3.	Employer Safe Harbor Matching Contributions
		3.3.1.	Amount
		3.3.2.	Eligibility
		3.3.3.	Allocation
	3.4.	Employer Profit Sharing Contributions
		3.4.1.	Amount
		3.4.2.	Allocation
	3.5.	Employer Minimum Contributions
		3.5.1.	Amount
		3.5.2.	Allocation
	3.6.	Eligible Participants
	3.7.	Adjustments
		3.7.1.	Make-Up Contributions for Omitted Participants
		3.7.2.	Mistaken Contributions
	3.8.	Rollover Contributions
		3.8.1.	Contingent Provision
		3.8.2.	Eligible Contributions
		3.8.3.	Specific Review
		3.8.4.	Allocation
	3.9.	Nondeductible Voluntary Contributions
	3.10.	Limitation on Annual Additions
	3.11.	Effect of Disallowance of Deduction or Mistake of Fact

SECTION 4.	INVESTMENT AND ADJUSTMENT OF ACCOUNTS			36

	4.1.	Establishment of Subfunds
		4.1.1.	Establishing Commingled Subfunds
		4.1.2.	Self-Managed Brokerage Accounts
		4.1.3.	Operational Rules
		4.1.4.	Revising Subfunds
	4.2.	Investment in Employer Securities
		4.2.1.	UnitedHealth Group Stock Fund
		4.2.2.	Accounting and Dividends
		4.2.3.	Diversification Election
		4.2.4.	Voting of Employer Securities
		4.2.5.	Tender Offer for Employer Securities
	4.3.	ERISA Section 404(c) Compliance
	4.4.	Valuation and Adjustment of Accounts
		4.4.1.	Valuation of Fund
		4.4.2.	Adjustment of Accounts
		4.4.3.	Rules

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SECTION 5.	VESTING			43

	5.1.	Employer Safe Harbor Matching Account, Employer Matching Account and Employer Profit Sharing Account
		5.1.1.	Cliff Vesting
		5.1.2.	Full Vesting
		5.1.3.	Full Vesting Upon Plan Termination Before Forfeiture Event
	5.2.	ESOP Account
	5.3.	Other Accounts

SECTION 6.	MATURITY			46

	6.1.	Events of Maturity
	6.2.	Forfeitures
		6.2.1.	Forfeiture of Nonvested Accounts
		6.2.2.	Restoration Upon Rehire After Forfeiture
		6.2.3.	Use of Forfeitures
		6.2.4.	Source of Restoration

SECTION 7.	DISTRIBUTIONS AND LOANS			49

	7.1.	Distributions to Participants Upon Event of Maturity
		7.1.1.	Application For Distribution Required
		7.1.2.	Spousal Consent Not Required
		7.1.3.	Form of Distribution
		7.1.4.	Time of Distribution
		7.1.5.	Required Beginning Date
		7.1.6.	Effect of Reemployment
		7.1.7.	Death Prior to Distribution
	7.2.	In-Service Distributions and Hardship Distribution
		7.2.1.	Withdrawals From Nondeductible Voluntary Contributions
		7.2.2.	In-Service Distributions of Rollover Contributions
		7.2.3.	Age 59-1/2 Distributions
		7.2.4.	Hardship Distributions
	7.3.	Distributions to Beneficiary
		7.3.1.	Application For Distribution Required
		7.3.2.	Form of Distribution
		7.3.3.	Time of Distribution
		7.3.4.	Required Beginning Date
	7.4.	Designation of Beneficiaries
		7.4.1.	Right To Designate
		7.4.2.	Spousal Consent
		7.4.3.	Failure of Designation
		7.4.4.	Disclaimers by Beneficiaries

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		7.4.5.	Definitions
		7.4.6.	Special Rules
		7.4.7.	Special Rules Regarding Beneficiary Designations After Plan Merger
	7.5.	General Distribution Rules
		7.5.1.	Notices
		7.5.2.	Direct Rollover
		7.5.3.	Accounts of Lost Distributees and Lost Participants
		7.5.4.	Compliance with Section 401(a)(9) of the Code
		7.5.5.	Distribution in Cash or In-Kind
		7.5.6.	Facility of Payment
	7.6.	Loans
		7.6.1.	Availability
		7.6.2.	Separate Loan Policy
		7.6.3.	Requirements for Plan Loans
		7.6.4.	Rollovers and Transfers of Loans
		7.6.5.	Reporting and Disclosure

SECTION 8.	SPENDTHRIFT PROVISIONS			68

SECTION 9.	AMENDMENT AND TERMINATION			69

	9.1.	Amendment
	9.2.	Discontinuance of Contributions and Termination of Plan
	9.3.	Merger or Spinoff of Plans
		9.3.1.	In General
		9.3.2.	Limitations
		9.3.3.	Beneficiary Designations
	9.4.	Adoption by Affiliates
		9.4.1.	Adoption by Consent
		9.4.2.	Procedure for Adoption
		9.4.3.	Effect of Adoption

SECTION 10.	INDEMNIFICATION			71

SECTION 11.	DETERMINATIONS — CLAIMS PROCEDURES			72

	11.1.	Determinations
	11.2.	Claim and Review Procedures
		11.2.1.	Initial Claim
		11.2.2.	Notice of Initial Adverse Determination
		11.2.3.	Request for Review
		11.2.4.	Claim on Review
		11.2.5.	Notice of Adverse Determination for Claim on Review

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	11.3.	Claim and Review Procedures for Disability Claims Filed under the Plan
		11.3.1.	Initial Disability Claim
		11.3.2.	Notice of Initial Adverse Determination
		11.3.3.	Request for Review
		11.3.4.	Disability Claim on Review
		11.3.5.	Notice of Adverse Determinations for Disability Claim on Review
	11.4.	Rules and Regulations
		11.4.1.	Adoption of Rules
		11.4.2.	Special Rules
	11.5.	Deadline to File Claim
	11.6.	Exhaustion of Administrative Remedies
	11.7.	Deadline to File Legal Action
	11.8.	Knowledge of Fact by Participant Imputed to Beneficiary
	11.9.	Venue

SECTION 12.	PLAN ADMINISTRATION			81

	12.1.	Principal Sponsor
		12.1.1.	Officers
		12.1.2.	Chief Executive Officer
		12.1.3.	Board of Directors
	12.2.	Committee
		12.2.1.	Appointment and Removal
		12.2.2.	Automatic Removal
		12.2.3.	Authority
		12.2.4.	Majority Decisions
	12.3.	Limitation on Authority
		12.3.1.	Fiduciaries Generally
		12.3.2.	Trustee
	12.4.	Conflict of Interest
	12.5.	Dual Capacity
	12.6.	Administrator
	12.7.	Named Fiduciaries
	12.8.	Service of Process
	12.9.	Administrative Expenses
	12.10.	IRS Qualification
	12.11.	Rules and Regulations
	12.12.	Method of Executing Instruments
	12.13.	Information Furnished by Participants
	12.14.	Powers of Attorney

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SECTION 13.	IN GENERAL			86

	13.1.	Disclaimers
		13.1.1.	Effect on Employment
		13.1.2.	Sole Source of Benefits
		13.1.3.	Co-Fiduciary Matters
	13.2.	Reversion of Fund Prohibited
	13.3.	Contingent Top Heavy Plan Rules
	13.4.	Continuity

APPENDIX A —	LIMITATION ON ANNUAL ADDITIONS		A-1

APPENDIX B —	CONTINGENT TOP HEAVY PLAN RULES		B-1

APPENDIX C —	QUALIFIED DOMESTIC RELATIONS ORDERS		C-1

APPENDIX D —	401(k), 401(m) & 402(g) COMPLIANCE		D-1

APPENDIX E —	MERGER OF PLANS		E-1

	SECTION 1.	MERGER OF PRIMECARE 401(k) PLAN INTO THIS PLAN

	SECTION 2.	MERGER OF INSTITUTE FOR HUMAN RESOURCES, INC. 401(k) PROFIT SHARING PLAN INTO THIS PLAN

	SECTION 3.	MERGER OF PHYSICIANS HEALTH PLAN CORPORATION 401(k) PLAN INTO THIS PLAN

	SECTION 4.	MERGER OF WESTERN OHIO HEALTH CARE CORPORATION 401(k) PLAN INTO THIS PLAN

	SECTION 5.	MERGER OF FOCUS HEALTHCARE MANAGEMENT, INC. 401(k) PROFIT SHARING PLAN INTO THIS PLAN

	SECTION 6.	MERGER OF TRAVELERS TELEBROKERAGE, INC. 401(k) EMPLOYEE RETIREMENT PLAN INTO THIS PLAN

	SECTION 7.	MERGER OF PORTION OF THE TRAVELERS SAVINGS INVESTMENT & STOCK OWNERSHIP PLAN INTO THIS PLAN

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SECTION 8.	MERGER OF PORTION OF THE METLIFE PLAN INTO THIS PLAN

SECTION 9.	MERGER OF U.S. BEHAVIORAL HEALTH 401(k) TAX ADVANTAGE SAVINGS PLAN INTO THIS PLAN

SECTION 10.	MERGER OF THE TRAVELERS PLAN ADMINISTRATORS, INC. 401(k) PROFIT SHARING PLAN INTO THIS PLAN

SECTION 11.	MERGER OF HEALTHSPRING, INC. 401(k) PLAN INTO THIS PLAN

SECTION 12.	MERGER OF CVC 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 13.	MERGER OF THE R. W. HOUSER 401(k) RETIREMENT SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 14.	MERGER OF THE REDEN & ANDERS, LTD. EMPLOYEES’ SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 15.	MERGER OF THE APERTURE CREDENTIALING, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 16.	MERGER OF THE DCG 401(k) RETIREMENT PLAN WITH AND INTO THIS PLAN

SECTION 17.	MERGER OF THE SPECIAL RISK INTERNATIONAL PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 18.	MERGER OF THE ENVISIONCARE ALLIANCE, INC. 401(k) PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 19.	MERGER OF THE HEALTHALLIES.com, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 20.	MERGER OF THE MID ATLANTIC MEDICAL SERVICES, INC. CASH OR DEFERRED PROFIT SHARING PLAN WITH AND INTO THIS PLAN

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SECTION 21.	MERGER OF THE MAMSI/HCI COMBINED 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 22.	MERGER OF THE HOMECALL, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 23.	MERGER OF THE FIDELITY BENEFITS ADMINISTRATORS 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 24.	MERGER OF THE DLN, INC. 401(k)/PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 25.	MERGER OF THE OXFORD SELECT SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 26.	MERGER OF THE OXFORD ON-CALL SELECT SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 27.	MERGER OF THE LIFE SOURCE SERVICES, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 28.	MERGER OF THE AMERICHOICE 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 29.	MERGER OF THE ADVANA PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 30.	MERGER OF THE STATPROBE, INC. 401(k) RETIREMENT SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 31.	MERGER OF THE DEFINITY HEALTH CORPORATION 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 32.	MERGER OF THE INTEGRATED HEALTHCARE INFORMATION SERVICES, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 33.	MERGER OF THE HSS, INC. 401(k) & PROFIT SHARING PLAN WITH AND INTO THIS PLAN

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SECTION 34.	MERGER OF THE PACIFICDENTAL BENEFITS, INC. 401(k) PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 35.	MERGER OF THE NEIGHBORHOOD HEALTH PARTNERSHIP PROFIT SHARING PLAN WITH AND INTO THIS PLAN

SECTION 36.	MERGER OF THE UNITED MEDICAL RESOURCES, INC. PROFIT SHARING AND SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 37.	MERGER OF THE PACIFICARE HEALTH SYSTEMS, INC. SAVINGS AND PROFIT-SHARING PLAN WITH AND INTO THIS PLAN

SECTION 38.	MERGER OF THE AMERICAN MEDICAL SECURITY RETIREMENT SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 39.	MERGER OF THE INNOVUS RESEARCH (U.S.), INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 40.	MERGER OF THE PROCESSWORKS, INC. 401(k) SAVINGS PLAN WITH AND INTO THIS PLAN

SECTION 41.	MERGER OF THE MEDICAL NETWORK, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 42.	MERGER OF THE LIGHTHOUSEMD 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 43.	MERGER OF THE GI SANKA HOLDINGS, INC. 401(k) PLAN WITH AND INTO THIS PLAN

SECTION 44.	MERGER OF THE PROFIT SHARING PLAN OF SPECTERA, INC. WITH AND INTO THIS PLAN

SECTION 45.	MERGER OF THE HEALTHIA CONSULTING 401(k) PROFIT SHARING PLAN & TRUST WITH AND INTO THIS PLAN

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APPENDIX F —	RULES FOR CREDITING OF PAST SERVICE WITH ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES (WITH NO PLAN MERGER)		F-1

	SECTION 1.	SAMARITAN HEALTH PLAN INSURANCE COMPANY (“SHP”)

	SECTION 2.	THE LONG TERM CARE GROUP (“LTCG”)

	SECTION 3.	HEALTHPRO, INC. (“HP”)

	SECTION 4.	TRANSPORTATION DIVISION OF MEDICA (“MEDICA”)

	SECTION 5.	MEDICA

	SECTION 6.	HMO AMERICA, INC.

	SECTION 7.	RAMSAY-HMO, INC.

	SECTION 8.	COMPLETE HEALTH SERVICES, INC.

	SECTION 9.	GENCARE HEALTH SERVICES, INC.

	SECTION 10.	HEALTHSPRING, INC.

	SECTION 11.	UNITED HEALTHCARE ADMINISTRATORS, INC.(FORMERLY KNOWN AS THE TRAVELERS PLAN ADMINISTRATORS, INC.)

	SECTION 12.	PROAMERICA MANAGED CARE, INC.

	SECTION 13.	U.S. BEHAVIORAL HEALTH

	SECTION 14.	PHP, INC.

	SECTION 15.	HEALTHWISE OF AMERICA, INC.

	SECTION 16.	LOUISIANA INDEPENDENT PHYSICIANS ASSOCIATION, INC.

	SECTION 17.	PSP INFORMATION GROUP, INC.

	SECTION 18.	O’PIN SYSTEM, INC.

	SECTION 19.	PRUDENTIAL/AARP

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SECTION 20.	MEDICAL INFORMATION SYSTEMS COMPANY, INC.

SECTION 21.	CERTITUDE, INC.

SECTION 22.	CAMBRIDGE HEALTH ECONOMICS GROUP, INC.

SECTION 23.	MEDICODE, INC.

SECTION 24.	RELIASTAR/INTEGRITY PLUS

SECTION 25.	REDEN & ANDERS, LTD.

SECTION 26.	NEXUS/ST. ANTHONY PUBLISHING, INC.

SECTION 27.	IBA HEALTH AND LIFE INSURANCE COMPANY

SECTION 28.	INSITE CLINICAL TRIALS, LLC

SECTION 29.	KERN McNEILL INTERNATIONAL, INC.

SECTION 30.	PM SQUARED, INC.

SECTION 31.	PRINCIPAL HEALTH CARE OF TEXAS, INC.

SECTION 32.	HEALTHPARTNERS OF ARIZONA, INC.

SECTION 33.	HEALTH INSURANCE ASSOCIATION OF AMERICA, INC.

SECTION 34.	McBRIDE BIOSTATISTICAL RESEARCH, INC.

SECTION 35.	EPIDEMIOLOGY RESOURCES, INC.

SECTION 36.	OPTAGE, LLC

SECTION 37.	DENTAL BENEFIT PROVIDERS, INC.

SECTION 38.	PLAN 21

SECTION 39.	WORLDWIDE CLINICAL TRIALS, INC.

SECTION 40.	NATIONAL BENEFIT RESOURCES, INC.

SECTION 41.	APPLIED CLINICAL COMMUNICATIONS, INC.

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	SECTION 42.	INOFOMINERS, INC.

	SECTION 43.	GERONTOLOGICAL SERVICES, INC.

	SECTION 44.	WORKING SOLUTIONS, INC.

	SECTION 45.	LIFEMARK CORPORATION

	SECTION 46.	AMERICAN CHIROPRACTIC NETWORK

	SECTION 47.	SUBROGATION ADVANTAGE

	SECTION 48.	RETIRED PERSONS SERVICES

	SECTION 49.	COORDINATED VISION CARE, INC.

	SECTION 50.	SPECTERA, INC.

	SECTION 51.	THE HARTFORD/AARP

	SECTION 52.	GEOACCESS, INC.

	SECTION 53.	SIERRA CHIROPRACTIC IPA

	SECTION 54.	TILLINGHAST CONSULTING ACTUARIES

	SECTION 55.	SYMMETRY HEALTH DATA SYSTEMS

	SECTION 56.	GOLDEN RULE FINANCIAL CORPORATION

	SECTION 57.	GREAT LAKES HEALTH PLAN, INC.

	SECTION 58.	TOUCHPOINT HEALTH PLAN, INC.

	SECTION 59.	CONSTELLA HEALTH STRATEGIES, INC.

APPENDIX G —	DIVESTITURES AND OTHER SIMILAR TRANSACTIONS		G-1

APPENDIX H —	DISTRIBUTION OF CERTAIN TRANSFER ACCOUNTS PRIOR TO OCTOBER 1, 2001		H-1

APPENDIX I —	DISTRIBUTION PROVISIONS PRIOR TO OCTOBER 1, 2001		I-1

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UNITEDHEALTH GROUP

401(k) SAVINGS PLAN

(2010 Restatement)

Effective January 1, 1985, UnitedHealth Group Incorporated, a Minnesota corporation (the “Principal Sponsor”) established an earnings reduction profit sharing plan. The terms of that Plan and its related trust agreement were heretofore embodied in a consolidated plan and trust agreement dated February 19, 2002, and entitled “UNITEDHEALTH GROUP 401(k) SAVINGS PLAN TRUST AGREEMENT (2000 Restatement),” as amended (hereinafter collectively referred to as the “Prior Plan Statement”).

The Principal Sponsor has reserved to itself the power to amend the Prior Plan Statement and desires to amend and restate the plan provisions of the Prior Plan Statement in a single instrument in this Plan Statement (and incorporate the trust agreement provisions of the Prior Plan Statement in a separate Trust Agreement). Therefore, the plan provisions of the Prior Plan Statement are hereby amended and restated, effective as of January 1, 2010, to read in full as follows:

SECTION 1

INTRODUCTION

1.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings in this Plan Statement (including, unless otherwise specified, the Appendices to this Plan Statement):

1.1.1. Administrative Delegate—one or more persons or institutions to which the Committee has delegated certain administrative functions pursuant to a written agreement.

1.1.2. Accounts—the following Accounts will be maintained under the Plan for Participants:

(a)	Total Account—for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Catch-Up Contribution Account, Employee Pre-Tax Contribution Account, Employer Matching Account, Employer Profit Sharing Account, Employer Safe Harbor Matching Account, ESOP Account, ESOP QNEC Account, Prior Employer Contribution Account, Prior Money Purchase Account, Prior Safe Harbor/3% Account, QNEC Account, Rollover Account, Roth Account, Roth Rollover Account, After–Tax Account and Pre-1997 Profit Sharing Account.

(b)	Catch-Up Contribution Account—the Account maintained for each Participant to which is credited the following:

(i)	the Employer contributions made in consideration of such Participant’s catch-up elective contributions once the Participant’s Participant Savings Contributions for the Plan Year equal or exceed the limitation under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement, together with any increase or decrease thereon,

(ii)	the Participant’s interest, if any, in any catch-up contributions that are transferred from the Participant’s Employee Pre-Tax Contribution Account once the Participant’s Participant Savings Contributions for the Plan Year equal or exceed the limitation under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement, together with any increase or decrease thereon, and

(iii)	the Participant’s interest, if any, in catch-up elective contributions transferred from any of the plans listed in Appendix E to the Plan Statement, together with any increase or decrease thereon.

(c)	Employee Pre-Tax Contribution Account— the Account maintained for each Participant to which is credited the following:

(i)	the Employer contributions made in consideration of such Participant’s Participant Savings Contributions pursuant to Section 3.2 (or comparable provisions of the Prior Plan Statement), together with any increase or decrease thereon,

(ii)	the Employer contributions made in consideration of such Participant’s catch-up contributions if the Participant has not exceeded the limitation on Participant Savings Contributions under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement (or comparable provisions of the Prior Plan Statement), together with any increase or decrease thereon,

(iii)	the Participant’s interest, if any, in elective contributions transferred from any of the plans listed in Appendix E to this Plan Statement, together with any increase or decrease thereon, and

(iv)	the Participant’s interest, if any, transferred from the “SHARE Development Corporation Retirement Savings Plan,” including employer securities formerly held in the SDC ESOP Account under this Plan which were originally held in the Participant’s account (if any) in the “SHARE Development Corporation Employee Stock Ownership Plan” and then transferred to the “SHARE Development Corporation Savings Plan” and later transferred to the Participant’s SDC ESOP Account under this Plan on or about November 26, 1985, and then liquidated and transferred to this account on or about November 30, 1999, together with any increase or decrease thereon.

(d)	Employer Matching Account — the Account maintained for each Participant to which are credited (i) the Participant’s allocable share of the Employer Matching Contributions made to the Plan pursuant to the terms of the Prior Plan Statement for Plan Years ending on or before December 31, 2007, together with any increase or decreased thereon.

(e)	Employer Profit Sharing Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer Profit Sharing Contributions, if any, made pursuant to Section 3.4 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(f)	Employer Safe Harbor Matching Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer Safe Harbor Matching Contributions made pursuant to Section 3.3 (or comparable provisions of the Prior Plan Statement) for Plan Years beginning on or after January 1, 2008, together with any increase or decrease thereon.

(g)	ESOP Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in employer contributions (excluding any qualified nonelective contributions) transferred from the UnitedHealth Group Employee Stock Ownership Plan to this Plan on or about August 1, 2002, together with any increase or decrease thereon.

(h)	ESOP QNEC Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in qualified nonelective contributions transferred from the UnitedHealth Group Employee Stock Ownership Plan to this Plan on or about August 1, 2002, together with any increase or decrease thereon.

(i)	Prior Employer Contribution Account — the Account maintained for each Participant to which are credited (i) the Participant’s interest, if any, in matching contributions transferred from any of the plans listed in Appendix E to this Plan Statement, and (ii) the Participant’s interest, if any, in employer nonelective contributions transferred from any of the plans listed in Appendix E to this Plan Statement on or after January 1, 1997, together with any increase or decrease thereon.

(j)	Prior Money Purchase Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in employer contributions to a money purchase pension plan that were transferred from any of the plans listed in Appendix E to the Plan Statement, together with any increase or decreased thereon.

(k)	Prior Safe Harbor/3% Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in employer safe harbor contributions transferred from any of the plans listed in Appendix E to the Plan Statement, together with any increase or decrease thereon.

(l)

QNEC Account — the Account maintained for each Participant to which are credited (i) Employer contributions made pursuant to Section 2.3 of Appendix D (or comparable provisions of the Prior Plan Statement), (ii) the Participant’s interest, if any, in qualified nonelective contributions transferred from any of the plans listed in Appendix E to this Plan

Statement, (iii) any Employer qualified nonelective contributions made on behalf of any Participant who was erroneously excluded from the 401(k) feature of the Plan, (iv) any Employer qualified nonelective contributions made on behalf of any Participant in order to correct an operational failure in accordance with the Employee Plans Compliance Resolution System (EPCRS), together with any increase or decrease thereon.

(m)	Rollover Account — the Account maintained for each Participant to which are credited (i) the Participant’s Rollover Contributions made pursuant to Section 3.8 (or comparable provisions of the Prior Plan Statement, if any) excluding any Rollover Contributions attributable to Roth contributions, and (ii) the Participant’s interest, if any, in any rollovers contributions, excluding any rollover contributions attributable to Roth contributions, transferred from any of the plans listed in Appendix E to this Plan, together with any increase or decrease thereon.

(n)	Roth Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in Roth contributions transferred from any of the plans listed in Appendix E, together with any increase or decrease thereon. Distribution of a Participant’s Roth Account shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

(o)	Roth Rollover Account — the Account maintained for each Participant to which are credited (i) the Participant’s Rollover Contributions attributable to Roth contributions made pursuant to Section 3.8, and (ii) the Participant’s interest, if any, in rollover contributions attributable to Roth contributions transferred from any of the plans listed in Appendix E, together with any increase or decrease thereon. Distribution of a Participant’s Roth Rollover Account shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

(p)	After–Tax Account — the Account maintained for each Participant to which were credited (i) the Nondeductible Voluntary Contributions made by the Participant to the Plan before July 1, 1988, and (ii) the Participant’s interest, if any, in any after-tax contributions transferred from any of the plans listed in Appendix E to this Plan, together with any increase or decrease thereon.

(q)	Pre-1997 Profit Sharing Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, in employer profit sharing contributions transferred from any of the plans listed in Appendix E to this Plan Statement prior to January 1, 1997, together with any increase or decrease thereon.

1.1.3. Affiliate — a business entity which is not an Employer but which is part of a “controlled group” with the Employer or under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a “controlled group,” “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose (which designation and limitations shall be set forth in Section 9.4 and Appendix F to this Plan Statement).

1.1.4. Alternate Payee — any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.

1.1.5. Annual Valuation Date — each December 31 (or, if such date is not a Valuation Date, then the Annual Valuation Date shall instead be the nearest preceding Valuation Date).

1.1.6. Beneficiary — a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Vested Total Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.1.7. Board of Directors — the Board of Directors of the Principal Sponsor. “Board of Directors” shall also mean and refer to the Compensation and Human Resources Committee of the Principal Sponsor and any other properly authorized committee of the Board of Directors.

1.1.8. Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.9. Committee — the committee as described in Section 12.2.

1.1.10. Disability — a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee.

In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

1.1.11. Effective Date — January 1, 2010 (subject to Section 1.4).

1.1.12. Eligibility Service — a measure of an employee’s service with the Employer and all Affiliates, which is equal to the employee’s Period of Service.

1.1.13. Eligible Pay — wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and further determined without regard to any amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant (but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Participant under section 217 of the Code). For purposes of this Section, the determination of a Participant’s Eligible Pay shall be made by: (1) including those amounts described in (a) below but only to the extent that such amounts are not reportable as “wages, tips and other compensation” on Treasury Form W-2 (or any comparable successor form), and (2) excluding those amounts described in (b) and (c) below but only to the extent that such amounts are reportable as “wages, tips and other compensation” on Treasury Form W-2 (or any comparable successor form). The following rules shall apply in determining a Participant’s Eligible Pay:

(a)	Included Items. In determining a Participant’s Eligible Pay there shall be included all of the following: (i) elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a 401(k) Enrollment Election, a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code, (ii) deferred compensation when deferred under a nonqualified deferred compensation arrangement (except such amount shall be excluded from Eligible Pay for purposes of allocating the Employer Profit Sharing Contribution pursuant to Section 3.4), and (iii) self-insured short-term disability benefits.

(b)

Excluded Items. In determining a Participant’s Eligible Pay there shall be excluded all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments, (ii) welfare and fringe benefits (both cash and noncash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts, noncash remuneration, health club memberships, the taxable portion of tuition reimbursement, the value of stock options and stock appreciation rights (whether or not exercised) and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (e.g., severance payments) and settlement for accrued but unused vacation and sick leave, (iii) moving expenses, and (iv) deferred compensation when received from a nonqualified deferred compensation arrangement.

(c)	Excluded Items for Certain Participants Who Are Eligible to Participate in the UnitedHealth Group Executive Savings Plan. In addition to the items excluded in (b) above, there shall be excluded in determining the Eligible Pay of a Participant who is eligible to participate in the UnitedHealth Group Executive Savings Plan (the “ESP”) all of the following: (i) incentive awards (as defined under the ESP) but only if the Participant is eligible for the incentive deferral option under the ESP, and (ii) all performance awards (as defined under the ESP).

(d)	Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Eligible Pay; provided, however, that if an employee becomes a Participant in the Plan during a payroll period, the Participant’s pay for the entire payroll period shall be taken into account in determining the Participant’s Eligible Pay.

(e)	Non-Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant’s Eligible Pay; provided, however, that if an employee either transfers from employment that is not Recognized Employment to employment that is Recognized Employment during a payroll period or transfers from employment that is Recognized Employment to employment that is not Recognized Employment during a payroll period, the Participant’s pay for the entire payroll period shall be taken into account in determining the Participant’s Eligible Pay.

(f)

Attribution to Periods. A Participant’s Eligible Pay shall be considered attributable to the period in which it is actually paid and not when earned or accrued; provided, however, amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days may be included in the

Plan Year when earned if these amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants and no amount is included in more than one Plan Year.

(g)	Amounts Received After Termination. Amounts received after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Eligible Pay; provided, however, that the last paycheck received after the date of termination for services rendered before the date of termination shall be taken into account in determining a Participant’s Eligible Pay.

(h)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Eligible Pay shall be determined for each Employer.

(i)	Annual Maximum. A Participant’s Eligible Pay for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Forty-Five Thousand Dollars ($245,000) for Plan Years beginning on or after January 1, 2010 (as adjusted under section 401(a)(17)(B) of the Code and by the Secretary of the Treasury for cost-of-living increases). In lieu of requiring a Participant to cease making Participant Savings Contributions for a Plan Year after the Participant’s Eligible Pay has reached the annual compensation limit under section 401(a)(17) of the Code for the Plan Year, the annual compensation limit shall be applied with respect to Participant Savings Contributions by limiting the total Participant Savings Contributions a Participant may make for a Plan Year to the lesser of (i) the product of the Participant’s Eligible Pay for the Plan Year up to the annual compensation limit under section 401(a)(17) of the Code for such Plan Year multiplied by the maximum contribution rate specified in Section 2.4.1 (i.e., 50% of Eligible Pay), or (ii) the dollar limit in effect for that taxable year under section 402(g) of the Code (which is $16,500 for 2010 and which is thereafter adjusted under the Code and by the Secretary of Treasury for cost-of-living increases).

1.1.14. Employer — the Principal Sponsor; United HealthCare Services, Inc.; U.S. Behavioral Health Plan, California; UHC International Services, Inc.; UnitedHealthcare Alliance, LLC; UnitedHealthcare International, Inc.; UnitedHealthcare of New York, Inc.; United Healthcare of New York, Inc.; Evercare Collaborative Solutions, Inc.; Golden Rule Insurance Company; Golden Rule Financial Corporation; Health Plan of Nevada, Inc.; Sierra Health and Life Insurance Company, Inc.; Southwest Medical Associates, Inc.; CareMedic Systems, Inc.; Third Millennium Healthcare Systems, Inc.; Receivable Process Management, Inc.; any other business entity that adopts the Plan pursuant to Section 9.4; and any successor thereof that adopts the Plan.

1.1.15. Employer Profit Sharing Contributions — the contributions made by the Employer to the Plan pursuant to Section 3.4.

1.1.16. Employer Safe Harbor Matching Contributions — the contributions made by the Employer to the Plan pursuant to Section 3.3 for Plan Years beginning on or after January 1, 2008.

1.1.17. Employer Securities — common stock of the Principal Sponsor.

1.1.18. Employment Commencement Date — the date upon which an employee first performs one (1) Hour of Service for the Employer or an Affiliate (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise).

1.1.19. Enrollment Date — any date that both the New York Stock Exchange and the Trustee are open and conducting business.

1.1.20. Enrollment Election — the automatic reduction in Eligible Pay agreed to by the Participant as provided in Section 2.3.2(b), Section 2.4.4 or Section 2.4.5 (the “Automatic Election”) or the reduction in Eligible Pay affirmatively agreed to by the Participant as provided in Section 2.3.2(a) or Section 2.4.1 (the “Affirmative Election”). The Automatic Election and the Affirmative Election shall be collectively referred to in this Plan Statement as the “Enrollment Election.”

1.1.21. ERISA — the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.22. Event of Maturity — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

1.1.23. Fund — the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings and profits thereon, whether invested under the general investment authority of the Trustee or under the terms applicable to any Subfund established pursuant to Section 4.1.

1.1.24. Highly Compensated Employee — any employee who (a) is a five percent owner (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of the compensation level specified in section 414(q)(1)(B)(i) of the Code for this purposes for such preceding Plan Year (as adjusted under the Code for cost-of-living increases). For the Plan Year beginning January 1, 2010, the relevant compensation level for the preceding Plan Year shall be One Hundred Ten Thousand Dollars ($110,000). For this purpose, “compensation” means “§ 415 compensation” as defined in Appendix A to this Plan Statement. Compensation for any employee who performed services for only part of a year is not annualized for this purpose.

1.1.25. Hours of Service — each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. These hours shall be credited to the employee for the computation period or periods in which the duties are performed.

1.1.26. Investment Manager — the person or persons, other than the Trustee, appointed pursuant to terms of the Trust Agreement to manage all or a portion of the Fund or any Subfund.

1.1.27. Leased Employee — any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (i) services are performed under an agreement between the Employer or an Affiliate and any other individual or company, (ii) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.

1.1.28. Nondeductible Voluntary Contributions — any voluntary nondeductible contributions made by the Participant to this Plan prior to July 1, 1988 (as described in Section 3.8).

1.1.29. Normal Retirement Age — the date a Participant attains age sixty-five (65) years.

1.1.30. Participant — an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 or any comparable provision of the Prior Plan Statement. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant’s Vested Total Account, if any, and the non-Vested portion of Participant’s Total Account, if any, has been forfeited and disposed of as provided in Section 6.2).

1.1.31. Participant Savings Contributions — the elective contributions made by the Participant to the Plan pursuant to Section 3.2.

1.1.32. Period of Service — a measure of an employee’s employment with the Employer and all Affiliates which is equal to the period commencing on the employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the next following Severance from Service Date; provided, however:

(a)	Aggregation. Unless some or all of an employee’s service may be disregarded pursuant to other rules of this Plan Statement, all discontinuous Periods of Service shall be aggregated in determining the total of an employee’s Period of Service. A Period of Service shall be stated in years and days and when aggregating discontinuous periods of less than one (1) year, three hundred sixty-five (365) days shall equal one (1) year.

(b)	Service Spanning No. 1. If an employee quits, is discharged or retires from service with the Employer and all Affiliates and performs an Hour of Service within the twelve (12) months following the Severance from Service Date, that Period of Severance shall be deemed to be a Period of Service.

(c)	Service Spanning No. 2. If an employee quits, is discharged or retires from service with the Employer and all Affiliates during the first twelve (12) months of an absence from service for any reason other than a quit, a discharge, retirement or death, and then performs an Hour of Service within the twelve (12) months following the date on which the employee was first absent from service, the Period of Severance shall be deemed to be a Period of Service.

(d)	Special Rules. To the extent required under section 414 of the Code, services of Leased Employees, leased owners, leased managers, shared employees, shared leased employees, temporary workers, independent contractors, contract workers, agency workers, freelance workers and other similar classifications by the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Eligibility Service and Vesting Service.

1.1.33. Period of Severance — the period of time commencing on an employee’s Severance from Service Date and ending on the date on which that employee next again performs an Hour of Service for the Employer or for an Affiliate (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise). A Period of Severance shall be stated in years and days.

Notwithstanding the foregoing, for the limited purpose of determining the length of a Period of Severance and not for the purpose of determining Vesting Service, the Severance from Service Date for an employee shall be advanced during any period of an absence from work (which began after December 31, 1984) due to the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In no event, however, shall the Severance from Service Date be advanced under the foregoing sentence to a date that is later than the last day of the calendar month which is two (2) years after the first of such absence. This adjustment in the Severance from Service Date shall not be made until the employee furnishes timely information which may be reasonably required by the Committee to establish that the absence from work is for a reason for which this adjustment will be made.

1.1.34. Plan — the tax-qualified profit sharing plan of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statement and as amended and restated in this Plan Statement. As used herein, “Plan” refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the “Prior Plan Statement,” the “Plan Statement” and the “Trust Agreement.”) The Plan shall be referred to as the “UNITEDHEALTH GROUP 401(k) SAVINGS PLAN.”

1.1.35. Plan Statement — this document entitled “UNITEDHEALTH GROUP 401(k) SAVINGS PLAN (2010 Restatement)” as adopted by the Principal Sponsor generally effective as of January 1, 2010, as the same may be amended from time to time.

1.1.36. Plan Year — the twelve (12) consecutive month period ending on any December 31.

1.1.37. Principal Sponsor — UnitedHealth Group Incorporated, a Minnesota corporation.

1.1.38. Prior Plan Statement — the series of documents pursuant to which the Plan was established effective January 1, 1985, and operated thereafter until the Effective Date of this Plan Statement; provided, however, that with respect to the ESOP Account and the ESOP QNEC Account, the Prior Plan Statement shall be the series of documents pursuant to which the UnitedHealth Group Employee Stock Ownership Plan was established effective January 1, 1990, and operated thereafter until August 1, 2002.

1.1.39. Recognized Employment — all services performed for the Employer by an individual who is classified by the Employer as an employee on both payroll and personnel records, subject, however, to the following:

(a)	Exclusions. Services classified by the Employer as being performed in the following categories of employment shall be excluded from Recognized Employment:

(i)	employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan,

(ii)	employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States,

(iii)	employment in a division or facility of the Employer which is not in existence on January 1, 2000 (for example, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after January 1, 2000) unless and until the Committee shall declare such employment to be Recognized Employment,

(iv)	employment of a United States citizen or a United States resident alien outside the United States unless and until the Committee shall declare such employment to be Recognized Employment,

(v)	employment of an individual to the extent agreed to in writing by the individual, and

(vi)	employment as a temporary employee.

(b)	Non-Employees. Services performed for the Employer by an individual who is not classified by the Employer as an employee on both payroll and personnel records of the Employer shall not be considered Recognized Employment. Without limiting the generality of the foregoing, such services shall include services performed by an individual classified by the Employer as a Leased Employee, leased owner, leased manager, shared employee, shared leased employee, temporary worker, freelance worker, independent contractor, contract worker, agency worker or other similar classification.

(c)

Effect of Reclassification. The Employer’s classification of an individual at the time of inclusion or exclusion in Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual being retroactively included in Recognized Employment. Notwithstanding anything to the contrary in this provision, however, the Committee may declare that a reclassified individual will be included in Recognized Employment prospectively. Any uncertainty concerning a person’s classification shall be resolved by excluding the person from Recognized Employment.

1.1.40. Reemployment Commencement Date — the date upon which an Employee first performs an Hour of Service for the Employer or for an Affiliate following a Period of Severance that is not deemed to be a Period of Service (without regard to whether such Hour of Service is performed in Recognized Employment or otherwise).

1.1.41. Rollover Contributions — an eligible rollover distribution from another tax-qualified plan which is contributed to this Plan pursuant to Section 3.7.

1.1.42. Severance from Service Date — the earlier of:

(a)	the date upon which an employee quits, is discharged or retires from service with the Employer and all Affiliates, or dies; or

(b)	the date which is the first anniversary of the first day of a period in which an employee remains continuously absent from service (with or without pay) with the Employer and all Affiliates for any reason other than a quit, a discharge, retirement or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

1.1.43. Subfund — a separate pool of assets of the Fund set aside for investment purposes under Section 4.1.

1.1.44. Trust Agreement — the separate document entitled “TRUST AGREEMENT, UNITEDHEALTH GROUP 401(k) SAVINGS PLAN (2010 Restatement)” entered into by and between the Principal Sponsor and the Trustee effective as of January 1, 2010, as the same may be amended from time to time.

1.1.45. Trustee — the Trustee originally named in the Trust Agreement and its successor or successors in trust Where the context requires, Trustee shall also mean and refer to any one or more co-trustees serving hereunder.

1.1.46. Valuation Date — any date that both the New York Stock Exchange and the Trustee are open and conducting business.

1.1.47. Vested — nonforfeitable.

1.1.48. Vesting Service—a measure of an employee’s employment with the Employer and all Affiliates which is equal to the employee’s Period of Service; subject, however, to the following rules:

(a)	Period of Service. Except as provided below, an employee’s Vesting Service as of any date shall be equal to the employee’s Period of Service determined as of that same date.

(b)	No Additional Vesting in Prior Contributions if Employee Returns after 5 Year Period of Severance. If an employee has a five (5) year (or longer) Period of Severance, the employee’s employment after such five (5) year (or longer) Period of Severance shall not be taken into account in computing the Vested percentage in the employee’s Employer Safe Harbor Matching Account, Employer Matching Account and Profit Sharing Account attributable to Employer contributions allocated with respect to employment before such five (5) year (or longer) Period of Severance.

(c)	Vesting Service for New Contributions is Not Cancelled by Period of Severance (No Rule of Parity). If an employee has a Period of Severance and returns thereafter to employment with the Employer or an Affiliate, both employment before and employment after such Period of Severance shall be taken into account in computing the Vested percentage in the employee’s Employer Safe Harbor Matching Account, Employer Matching Account and Profit Sharing Account attributable to Employer contributions allocated with respect to employment after such Period of Severance.

(d)	Special Rule for Rehires. If an employee terminates employment with the Employer and all Affiliates and is later reemployed by the Employer or an Affiliate and the service spanning rules in subparagraphs (b) and (c) of Section 1.1.32 of the Plan Statement provide that the employee’s Period of Severance shall be deemed to be a Period of Service, then such employee’s Period of Severance shall be taken into account when determining such employee’s years of Vesting Service under the Plan.

1.2. Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and the Heroes Earnings Assistance and Tax Relief Act. Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code. Effective January 1, 2009, and notwithstanding any provision of the Plan Statement to the contrary, (i) differential pay (as defined in section 3401(h)(2) of the Code) shall be included in compensation that is used to determine benefits, and (ii) the death after 2006 of a Participant during qualified military service (as defined in section 414(u)(5) of the Code) will be treated as death while in the employment of the Employer and all Affiliates for purposes of any benefits (other than benefit accruals related to the period of qualified military service) to which the Participant’s survivors would have been entitled had the Participant resumed employment and then terminated employment on account of death.

1.3. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

1.4. Transitional Rules. Notwithstanding the general effective date of Section 1.1.11, the following special effective dates shall apply.

HEART Act. The second sentence of Section 1.2 of the Plan Statement shall be effective January 1, 2009.

Automatic Enrollment. The Plan first implemented automatic enrollment effective April 1, 1998. The Plan has intended to be a qualified automatic contribution arrangement as described in section 401(k)(13) of the Code since January 1, 2008.

Age 59-1/2 In-Service Distributions and Hardship Distributions. A Participant’s ESOP and ESOP QNEC will be available for age 59-1/2 in-service distributions and hardship distributions as soon as administratively feasible following the date the Principal Sponsor receives a favorable determination letter from the Internal Revenue Service on this restatement.

Waiver of Minimum Required Distributions for the 2009. The last two sentences of Sections 7.1.1(b) and 7.3.1(b) are effective for minimum required distributions payable for calendar year 2009.

Notice of Right to Defer Distribution. The second sentence of Section 7.5.1 of the Plan Statement is effective for all distributions payable on or after January 1, 2007.

Rollover of After-Tax Contributions. Section 7.5.2(d) of the Plan Statement is effective for distribution payable on or after January 1, 2007.

Nonspouse Beneficiary Rollovers. Section 7.5.2(e) of the Plan Statement is effective for distributions payable on or after January 1, 2007.

Rollovers to Roth IRAs. Section 7.5.2(f) of the Plan Statement is effective for distributions payable on or after January 1, 2008.

Compliance with Section 401(a)(9) of the Code. Section 7.5.4 of the Plan Statement is effective for Plan Years beginning on or after January 1, 2003.

Appendix A, Limitation on Annual Additions. Appendix A to the Plan Statement is effective for limitation years beginning on or after January 1, 2008.

Appendix B, Contingent Top Heavy Plan Rules. Appendix B to the Plan Statement is effective for Plan Years beginning on or after January 1, 2002.

Appendix D, 401(k), 401(m) & 402(g) Compliance. Appendix D to the Plan Statement is effective for Plan Years beginning on or after January 1, 2008.

1.5.	Acquisitions, Divestitures, Dispositions and Crediting of Past Service.

1.5.1. Appendix E. Appendix E to this Plan Statement, which is incorporated herein, contains special service crediting and other rules that related to certain corporate transactions that resulted in the merger of the acquired entity’s qualified plan into this Plan.

1.5.2. Appendix F. Appendix F to this Plan Statement, which is incorporated herein, contains special rules, including service crediting for eligibility and vesting purposes, that relate to certain corporate transactions (including acquisitions) which occurred on or before December 31, 2001, that did not result in the merger of an acquired entity’s qualified plan into this Plan. For Plan Years beginning on or after January 1, 2002, service for eligibility and vesting purposes shall, unless the Principal Sponsor in its discretion determines otherwise, be granted to newly hired employees whose employment with the Employer commences as the result of the purchase of stock or assets of a third party entity, the insourcing of a business function from a third party vendor, or the organized transfer of employees from a third party in connection with the performance of services pursuant to an administrative services agreement.

1.5.3. Appendix G. Appendix G to this Plan Statement, which is incorporated herein, contains special accelerated vesting rules that relate to certain corporate transactions (including divestitures, outsourcings and downsizings) that occurred on or after January 1, 2010.

1.6. Administrative Blackout Periods. Under rules made by the Committee, the Plan may impose a “blackout period” for the following purposes:

(a)	to facilitate a change in recordkeepers or recordkeeping systems,

(b)	to facilitate a transfer of assets to or from another qualified plan,

(c)	to facilitate the dissolution of existing Subfunds and the establishment of additional Subfunds, or

(d)	for any other reason that the Committee deems necessary.

Such “blackout period” will limit only those transactions determined by the Committee to be necessary to facilitate such change and will last only as long as administratively necessary, as determined by the Committee.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1.	General Eligibility Rule.

2.1.1. Participant Savings Contributions. Each employee who is hired into Recognized Employment shall become a Participant automatically enrolled for Participant Savings Contributions pursuant to Section 2.3 as soon as administratively practicable following such employee’s Employment Commencement Date. If the employee is not initially hired into Recognized Employment, the employee shall become a Participant as soon as administratively practicable following the date such employee enters Recognized Employment.

2.1.2. Employer Contributions. Each employee shall become a Participant eligible to share in the Employer Safe Harbor Matching Contributions made pursuant to Section 3.3 and the Employer Profit Sharing Contributions, if any, made pursuant to Section 3.4 on the Enrollment Date coincident with or next following the date as of which the employee has completed one (1) year of Eligibility Service, if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant eligible to share in the Employer Safe Harbor Matching Contributions made pursuant to Section 3.3 and the Employer Profit Sharing Contributions, if any, made pursuant to Section 3.4 on the date such employee enters Recognized Employment.

2.2.	Special Rule for Rehired Employees.

2.2.1. Participant Savings Contributions. Each employee who is rehired into Recognized Employment shall reenter the Plan as a Participant and be automatically enrolled for Participant Savings Contributions pursuant to Section 2.4.4 as soon as administratively practicable following such employee’s Reemployment Commencement Date.

2.2.2. Employer Contributions. If an employee who is a Participant eligible to receive Employer Safe Harbor Matching Contributions and Employer Profit Sharing Contributions, if any, terminates employment with the Employer and is subsequently reemployed by the Employer, then such employee shall reenter the Plan as a Participant eligible to receive Employer Safe Harbor Matching Contributions and Employer Profit Sharing Contributions on the Enrollment Date coincident with or next following the date the employee returns to Recognized Employment. If an employee who is a Participant enrolled for Participant Savings Contributions or eligible to enroll for Participant Savings Contributions but who is not a Participant eligible to receive the Employer Safe Harbor Matching Contributions and the Employer Profit Sharing Contributions (because such employee had not completed one (1) year of Eligibility Service) terminates employment with the Employer and is subsequently reemployed by the Employer, then such employee will become a Participant eligible to share in the Employer Safe Harbor Matching Contributions and the Employer Profit Sharing Contributions, if any, made pursuant to Section 3.4 in accordance with the provisions of

Section 2.1.2. If the service spanning rules in subparagraphs (b) and (c) of Section 1.1.32 provide that the employee’s Period of Severance shall be deemed to be a Period of Service and the employee is subsequently credited with at least one (1) year of Eligibility Service upon such employee’s reemployment, then such employee shall become a Participant eligible to share in the Employer Safe Harbor Matching Contributions and the Employer Profit Sharing Contributions, if any, made pursuant to Section 3.4 on the Enrollment Date coincident with or next following the date the employee returns to Recognized Employment.

2.3.	Enrollment for Participant Savings Contributions.

2.3.1. In General. The Committee shall specify the method (including telephonic, electronic or similar methods) for providing or modifying, as applicable, any Enrollment Election (whether automatic or affirmative) and shall specify all procedures for providing and accepting Enrollment Elections and notices, including requirements for advance notice.

2.3.2. Initial Election. Participants may make Enrollment Elections as follows:

(a)	Affirmative Election. Each Participant may enroll for Participant Savings Contributions by making an affirmative election (an “Affirmative Election”) prior to the Enrollment Date as of which the Participant desires to make it effective. Such Affirmative Election may provide for a reduction in the amount of Eligible Pay which otherwise would be paid to the Participant by the Employer each payday in even increments of one percent (1%) not to exceed fifty percent (50%). Such Affirmative Election shall be effective as of the first payday for which implementation is administratively practicable.

(b)	Automatic Election. Each employee who is either hired into Recognized Employment or who enters Recognized Employment and who becomes a Participant as provided in Section 2.1.1 and who does not either make an Affirmative Election to contribute to the Plan or affirmatively elect not to contribute to the Plan shall be automatically enrolled for Participant Savings Contributions (an “Automatic Election”). Such Automatic Enrollment shall provide for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. Such Automatic Election shall not be effective before the Participant has had a reasonable period of time after receipt of the notice of the Plan’s qualified automatic contribution arrangement to make an Affirmative Election to contribute or to affirmatively elect not to contribute; provided, however, that such Automatic Election shall be effective no later than the earlier of (i) the pay date for the second payroll period that begins after such notice is provided, or (ii) the first pay date that occurs at least thirty (30) days after the notice is provided.

2.3.3. Notices. Notice of the qualified automatic contribution arrangement shall be given at least thirty (30) days, but not more than ninety (90) days, before the beginning of each Plan Year during which the Participant is subject to the automatic enrollment provisions of Section 2.3.2, Section 2.4.4 or Section 2.4.5. If an employee becomes a Participant after the ninetieth day (90th) day before the beginning of the Plan Year, notice of the qualified automatic contribution arrangement will be provided on or before the date an employee is hired into Recognized Employment or enters Recognized Employment and becomes a Participant as provided in Section 2.1.1 or Section 2.2.1 and not later than the day before the pay date for the payroll period during which the employee became a Participant. The notice shall contain an explanation of the Participant’s rights and obligations, including:

(a)	an explanation of the Participant’s rights under the rules governing automatic enrollment, including the level of Participant Savings Contributions which will be made on the Participant’s behalf if the Participant does not make an Affirmative Election,

(b)	an explanation of the Participant’s right to have Participant Savings Contributions made to the Plan at a different percentage or to affirmatively elect not to make Participant Savings Contributions to the Plan or to terminate an Automatic Election and the deadlines for providing such elections,

(c)	an explanation of how the Participant Savings Contributions under the Automatic Election will be invested in the absence of any investment election by the employee, and

(d)	an explanation of the employee’s right to request a permissible withdrawal of such automatic Participant Savings Contributions pursuant to Section 2.3.4 and the procedures to elect such a withdrawal.

2.3.4. Withdrawal of Automatic Elective Contributions. Any Participant who (i) is automatically enrolled in the Plan under Section 2.3.2(b), or (ii) is automatically reenrolled under Section 2.4.4(a) following a return to Recognized Employment after at least one full Plan Year, may elect to withdraw the Participant’s automatic Participant Savings Contributions (as adjusted for earnings) made since such enrollment or reenrollment. Any Participant who is automatically enrolled in the Plan following a return to Recognized Employment within less than one full Plan Year is not eligible to withdraw automatic Participant Savings Contributions under this Section 2.3.4.

To receive such a withdrawal, the Participant must make an election to the Committee or its designee. To be effective, the election must be received by the Committee or its designee within ninety (90) days of the first pay date to which the automatic enrollment or reenrollment provisions first applied to the Participant. The Committee or its designee may prescribe rules regarding the form of such election, the method of filing such election (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such election. No spousal consent shall be required for such withdrawal.

Absent an affirmative election otherwise, a withdrawal election shall be treated an affirmative election to terminate Participant Savings Contributions to the Plan as of the effective date of the withdrawal election. The effective date of the withdrawal election shall be as soon as administratively feasible after the withdrawal election is received but not later than the earlier of (i) the pay date for the second payroll period beginning after the withdrawal election is received, and (ii) the first pay date that occurs at least thirty (30) days after the withdrawal election is received. All automatic Participant Savings Contributions after enrollment or reenrollment, as applicable, up to and including the effective date of the withdrawal election shall be available for withdrawal subject to the Participant’s election. Such withdrawal shall be made in a lump sum cash payment as soon as administratively practicable following the effective date. Such lump sum payment shall be includible in the gross income of the Participant for the taxable year in which such withdrawal is paid to the Participant.

If automatic Participant Savings Contributions are withdrawn under this Section 2.3.4, applicable Employer Safe Harbor Matching Contributions under Section 3.3 shall be treated as forfeitures and reallocated as if such forfeitures were Employer Safe Harbor Matching Contributions under Section 3.3.

2.3.5. Additional Rules. The Committee shall have the authority to adopt rules that modify the enrollment procedures set forth in this Section 2 for individuals who become employees of an Employer in connection with a merger, acquisition or similar corporate transaction (including, the automatic enrollment procedures and the carryover of contribution percentages in effect under the prior plan on the closing date of said merger, acquisition or similar corporate transaction).

2.4.	Modification of Enrollment Elections. The Enrollment Elections of a Participant may be modified as follows:

2.4.1. Affirmative Increase or Decrease. A Participant may, upon giving prior notice to the Committee or its designee, modify the Participant’s Enrollment Election (automatic or affirmative) to increase or decrease the amount of Participant Savings Contributions. Any increases in the Participant’s contribution rate must be in even increments of one percent (1%), and the maximum contribution rate is fifty percent (50%). Such increase or decrease shall be effective as of the first pay date for which implementing such increase is administratively practicable. If a Participant affirmatively modifies an Automatic Election, rules governing Automatic Elections shall cease to apply to such Participant except as provided otherwise in Section 2.4.5.

2.4.2. Termination of Enrollment Election. A Participant for whom an Enrollment Election (automatic or affirmative) is in effect may, upon giving prior notice to the Committee or its designee, completely terminate the Enrollment Election as of the first day of any payroll period for which implementing such termination is administratively practicable. Thereafter, such Participant may provide a new Enrollment Election effective as of the first day date for which implementing such increase is administratively practicable if, on that date, the Participant is employed in Recognized Employment. If a Participant affirmatively terminates an Automatic Election, rules governing Automatic Elections, including the rules in Section 2.4.5 for automatic annual increases, shall cease to apply to such Participant.

2.4.3. Termination of Recognized Employment. The Enrollment Election (automatic or affirmative) of a Participant who ceases to be employed in Recognized Employment shall be terminated automatically as of the date of the final regular paycheck after the Participant ceases to be employed in Recognized Employment.

2.4.4. Automatic Reenrollment Upon Return to Recognized Employment. If a Participant who ceases to be employed in Recognized Employment returns to Recognized Employment, the Participant will be automatically reenrolled for Participant Savings Contributions as follows:

(a)	Return After Full Plan Year. A Participant who is not in Recognized Employment for an entire Plan Year and who does not, upon return to Recognized Employment, either make an Affirmative Election to contribute to the Plan or affirmatively elect not to contribute to the Plan shall be automatically enrolled for Participant Savings Contributions (an “Automatic Election”). Such Automatic Enrollment shall provide for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. Such Automatic Election shall not be effective before the Participant has a reasonable period of time after receipt of the notice of the Plan’s qualified automatic contribution arrangement to make an Affirmative Election to contribute or to affirmatively elect not to contribute; provided, however, that such Automatic Election shall be effective no later than the earlier of (i) the pay date for the second payroll period that begins after such notice is provided, or (ii) the first pay date that occurs at least thirty (30) days after the notice is provided.

(b)

Automatic Election in Effective at Time of Termination of Employment and Return Within Less Than Full Plan Year. A Participant who ceases to be employed in Recognized Employment when an Automatic Election is in effect and who returns to Recognized Employment within less than a full Plan Year and who does not, upon return, either make an Affirmative Election to contribute to the Plan or affirmatively elect not to contribute to the Plan shall be automatically enrolled for Participant Savings Contributions (an “Automatic Election”) at the same rate that was in effect on the date the Participant ceased to be employed in Recognized Employment adjusted for any automatic rate increases under Section 2.4.5 that would have taken effect for such Participant if the Participant had continued in Recognized Employment. Such Automatic Election shall not be effective before the Participant has had a reasonable period of time after receipt of the notice of the Plan’s qualified automatic contribution arrangement to make an Affirmative Election to contribute or to affirmatively elect not to contribute; provided, however, that such Automatic Election shall be effective no later than the earlier of (i) the pay date for the second payroll period that begins after such notice is provided, or (ii) the first pay day that is at least thirty (30) days after the notice is provided.

(c)	Affirmative Election in Effect at Time of Termination of Employment and Return Within Less Than Full Plan Year. A Participant who ceases to be employed in Recognized Employment when an Affirmative Election is in effect and who returns to Recognized Employment within less than a full Plan Year and who does not, upon return, either make an Affirmative Election to contribute to the Plan or affirmatively elect not to contribute to the Plan shall be automatically enrolled for Participant Savings Contributions (an “Automatic Election”). Such Automatic Enrollment shall provide for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. Such Automatic Election shall not be effective before the Participant has a reasonable period of time after receipt of the notice of the Plan’s qualified automatic contribution arrangement to make an Affirmative Election to contribute or to affirmatively elect not to contribute; provided, however, that such Automatic Election shall be effective no later than the earlier of (i) the pay date for the second payroll period that begins after such notice is provided, or (ii) the first pay date that occurs at least thirty (30) days after the notice is provided.

2.4.5. Automatic Annual Increase in Enrollment Election. The Automatic Election or the Affirmative Election of each Participant who is making Participant Saving Contributions at the following rate as of the specified anniversary date shall be increased as follows:

(a)	if the Participant is making Participant Savings Contributions at the rate of three percent (3%) of Eligible Pay as of the Participant’s first anniversary date and the first anniversary date is in 2008 or later, the Participant’s contribution rate shall be automatically increased to four percent (4%) of Eligible Pay,

(b)	if the Participant is making Participant Savings Contributions at the rate of four percent (4%) of Eligible Pay as of the Participant’s second anniversary date and the second anniversary date is in 2009 or later, the Participant’s contribution rate shall be automatically increased to five percent (5%) of Eligible Pay, and

(c)	if the Participant is making Participant Savings Contributions at the rate of five percent (5%) of Eligible Pay as of the Participant’s third anniversary date and the third anniversary date is in 2010 or later, the Participant’s contribution rate shall be automatically increased to six percent (6%) of Eligible Pay.

Such automatic increase shall occur as soon as administratively practicable following the Participant’s anniversary date, unless the Participant provides the Committee or its designee with an Affirmative Election either specifying a different contribution percentage or terminating the automatic annual increase in the Participant’s contribution rate. For purposes of this Section 2.4.5, “anniversary date” means the following:

(a)	for an employee who is hired into Recognized Employment, the annual anniversary of the employee’s original hire date,

(b)	for an employee who is not hired into Recognized Employment but who later enters Recognized Employment, the annual anniversary of the date the employee enters Recognized Employment,

(c)	for an employee who ceases to be employed in Recognized Employment when an Automatic Election is in effect and who is rehired into Recognized Employment within less than a full Plan Year, the annual anniversary of the employee’s original hire date (and not the employee’s rehire date),

(d)	for an employee who ceases to be employed in Recognized Employment when an Affirmative Election is in effect and who is rehired into Recognized Employment within less than a full Plan Year, the annual anniversary of the employee’s rehire date, and

(e)	for an employee who ceases to be employed in Recognized Employment when an Automatic Election or Affirmative Election is in effect and who is rehired into Recognized Employment more than a full Plan Year later, the annual anniversary of the employee’s rehire date, and

(f)	for an individual who becomes an employee of the Employer in connection with a merger, acquisition or similar corporate transaction and who is in Recognized Employment, the annual anniversary of the employee’s first day on the Principal Sponsor’s payroll.

2.4.6. 402(g) Limit. A Participant’s Participant Savings Contributions under this Plan and any other plan of the Employer and Affiliates for the Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under section 402(g) of the Code (which is $16,500 for 2010 and which is thereafter adjusted under the Code and by the Secretary of Treasury for cost-of-living increases) and a Participant’s Enrollment Election shall be canceled automatically to limit the Participant’s Participant Savings Contributions accordingly. Automatic Participant Savings Contributions withdrawn pursuant to Section 2.3.4 shall not be counted towards the dollar limitation in this Section 2.4.6. The Enrollment Election (automatic or affirmative) of any Participant whose Participant Savings Contributions were canceled during a Plan Year under this Section shall be reinstated automatically effective as of the first pay day in the subsequent Plan Year, if on such date, the Participant is employed in Recognized Employment.

2.4.7. Automatic Suspension for Hardship Withdrawal. The Enrollment Election (automatic or affirmative) and catch up election, if any, of a Participant who receives a hardship distribution as provided in Section 7.2.4, shall be canceled automatically in accordance with those rules as of the date of such withdrawal and for the period of time specified in Section 7.2.4. Thereafter, such Participant shall be automatically reenrolled for Participant Savings Contributions and catch up contributions, if any, effective on the first pay date following the last day of the suspension period, if on that date, the Participant is employed in Recognized Employment. For a Participant who had an Affirmative Election in effect on the date of cancellation, the Participant shall be reenrolled at the same percentage that was in effect on the date of the cancellation. For a Participant who had an Automatic Election in effect on the date of the cancellation, the Participant shall be reenrolled at the percentage that was in effect on the date of the cancellation adjusted for any automatic rate increases under Section 2.4.5 that would have taken effect for such Participant during the period of suspension for hardship distribution.

2.5.	Catch-Up Contributions.

2.5.1. Enrollment. Each Participant who is making Participant Savings Contributions at the rate of at least six percent (6%) of Eligible Pay and who will be at least age fifty (50) on or before the last day of that Plan Year may enroll for catch-up contributions during that Plan Year by making a Catch-Up Election. Generally, the Catch-Up Election of any Participant who is eligible to make catch-up elective contributions shall provide for catch-up elective contributions through a reduction equal to not less than one percent (1%) nor more than percent fifty (50%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday (or, if the Committee approves, the Catch-Up Election may provide for catch-up elective contributions through a reduction of a flat dollar amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday). If, however, the Participant is making both Participant Savings Contributions and catch-up elective contributions at the same time, the Participant’s combined contribution rate for Participant Savings Contributions and catch-up elective contributions shall not exceed eighty percent (80%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. The catch-up election shall be effective as soon as administratively practicable on or after it is received. The catch up election shall remain in effect for so long as the Participant is eligible to make elective contributions under the Plan or, if earlier, the date the Participant modifies the catch-up election. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a catch-up election and notices, including requirements for advance notice.

2.5.2. Remittance. Catch-up elective contributions shall be deducted by the Employer from the Participant’s Eligible Pay. Catch-up elective contributions shall be deducted and accounted for separately from Participant Savings Contributions. If the Participant has exceeded the limitation on Participant Savings Contributions under section 402(g)(1) of the Code and Section 2.3.3 of the Plan Statement at the time the Participant makes catch-up elective contributions, such Participant’s catch-up elective contributions shall be credited to the Participant’s Catch-Up Contribution Account. If the Participant has not exceeded the limitation on Participant Savings Contributions under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement at the time the Participant makes catch-up elective contributions, such Participant’s catch-up elective contributions shall be credited to a Participant’s Employee Pre-Tax Contribution Account. However, once the Participant’s Participant Savings Contributions for the Plan Year equal or exceed the limitation under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement for such Plan Year, the Participant’s catch-up elective contributions for the Plan Year shall be credited to the Participant’s Catch-Up Contribution Account.

2.5.3. Limitations and Testing. Except as hereinafter provided for re-characterized catch-up elective contributions and notwithstanding any other provision of this Plan Statement to the contrary, catch-up elective contributions shall be subject to the applicable annual contribution limit specified in section 414(v) of the Code (e.g., $5,500 for 2010, and thereafter adjusted under the Code and by the Secretary of Treasury for cost-of-living increases) but shall not be subject to: (i) the annual limit on elective contributions specified in section 402(g) of the Code, (ii) the limit specified in Section 2.4.6 of this Plan Statement, (iii) the average deferral percentage test under section 401(k) of the Code and Appendix D of this Plan Statement, or (iv) the limitation on annual additions to the Participant’s Accounts under section 415(c) of the Code and Appendix A of this Plan Statement.

2.5.4. Re-characterization of Catch-Up Contributions as Elective Deferrals. To the extent that, apart from catch-up elective contributions, a Participant has failed to make the maximum allowable Participant Savings Contributions for the Participant’s taxable year (e.g., could have made additional Participant Savings Contributions (i) without exceeding the 402(g) limit and Section 2.4.6 of this Plan Statement, (ii) without exceeding the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan Statement, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as catch-up elective contributions shall be, as of the last day of the Plan Year, re-characterized as Participant Savings Contributions (and not catch-up elective contributions). Any amounts re-characterized shall be treated as Participant Savings Contributions (and not catch-up elective contributions) for all purposes of the Plan, including Employer Safe Harbor Matching Contributions.

2.5.5. Re-characterization of Elective Deferrals as Catch-Up Contributions. To the extent that (i) a Participant is eligible to make catch-up elective contributions as provided under Section 2.5.1, (ii) the Participant has excess Participant Savings Contributions (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the limit in Section 2.4.6 of this Plan Statement, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as Participant Savings Contributions (and not as catch-up elective contributions) shall be re-characterized as catch-up elective contributions to the extent permitted under section 414(v) of the Code. Any amounts re-characterized shall be treated as catch-up elective contributions (and not Participant Savings Contributions) for all purposes of the Plan.

2.5.6. Employer Safe Harbor Matching Contributions. Catch-up elective contributions, whether initially designated under Section 2.5.1 or re-characterized as catch-up elective contributions under Section 2.5.5, shall be eligible for Employer Safe Harbor Matching Contributions. Such Employer Safe Harbor Matching Contributions shall be made under Section 3.3, but only to the extent the Participant’s Participant Savings Contributions and catch-up elective contributions do not exceed six percent (6%) of the Participant’s Eligible Pay for each pay period. Employer Safe Harbor Matching Contributions on any catch-up contributions which are re-characterized as Participant Savings Contributions pursuant to Section 2.5.4 shall be made as soon as administratively practicable after such catch-up elective contributions are re-characterized as Participant Savings Contributions.

SECTION 3

CONTRIBUTIONS AND ALLOCATION THEREOF

3.1.	Employer Contributions.

3.1.1. Source of Employer Contributions. All Employer contributions to the Plan may be made without regard to profits.

3.1.2. Limitation. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax-qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax-qualified profit sharing plan under section 404 of the Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.

3.1.3. Form of Payment. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in common shares of the Employer or of any successor or in any combination of the foregoing ways.

3.2.	Participant Savings Contributions and Catch-Up Contributions.

3.2.1. Amount. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Eligible Pay which was elected to by each Participant pursuant to an Affirmative Election or a catch-up election (as described in Section 2.5.1) or was an automatic reduction in Eligible Pay pursuant to an Automatic Election.

3.2.2. Allocation. The Participant Savings Contributions and the catch-up elective contributions, if any, made with respect to each Participant shall be allocated to that Participant’s Employee Pre-Tax Contribution Account and, if applicable, Catch-Up Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.3.	Employer Safe Harbor Matching Contributions.

3.3.1. Amount. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Employer Safe Harbor Matching Account an amount which will equal to:

(a)	one hundred percent (100%) of the Participant’s Participant Savings Contributions for each pay period that do not exceed one percent (1%) of the Participant’s Eligible Pay for such pay period, plus

(b)	seventy-five percent (75%) of the Participant’s Participant Savings Contributions for each pay period that exceed one percent (1%) but do not exceed three percent (3%) of the Participant’s Eligible Pay for such pay period, plus

(c)	fifty percent (50%) of the Participant’s Participants Saving Contributions for each pay period that exceed three percent (3%) but do not exceed six percent (6%) of the Participant’s Eligible Pay for such pay period.

Such Employer Safe Harbor Matching Contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.2. Eligibility. Such Employer Safe Harbor Matching Contributions shall be made only for Participants who have an Enrollment Election in effect during the Plan Year. Notwithstanding anything to the contrary, no Employer Safe Harbor Matching Contributions shall be made for Participant Savings Contributions prior to the date a Participant has satisfied the general eligibility rule for Employer Safe Harbor Matching Contributions in Section 2.1.2.

3.3.3. Allocation. The Employer Safe Harbor Matching Contribution which is made with respect to a Participant shall be allocated to that Participant’s Employer Safe Harbor Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.4.	Employer Profit Sharing Contributions.

3.4.1. Amount. Each Employer may (but shall not be required to) make Employer Profit Sharing Contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.4.2. Allocation. An Employer’s Profit Sharing Contribution for the Plan Year shall be allocated to the Employer Profit Sharing Accounts of eligible Participants under Section 3.6 who are employed by such Employer in the ratio which the Eligible Pay of each such eligible Participant for the Plan Year bears to the Eligible Pay for such Plan Year of all such eligible Participants employed by such Employer. The amount so allocated to an eligible Participant shall be allocated to such Participant’s Employer Profit Sharing Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.5.	Employer Minimum Contributions.

3.5.1. Amount. With respect to each Plan Year, the Employer may (but shall not be required to) declare a minimum dollar amount of contributions to the Plan (the “Minimum Contribution”). The Minimum Contribution amount, if any, shall be attributable to services performed during the “Appropriate Period,” and shall be determined by the Employer and approved in writing on or before the last day of the “Appropriate Period” that ends with or within such Plan Year. The “Appropriate Period” means the first period of the Employer’s tax year which is used in determining the Employer’s taxable income for annualization purposes pursuant to Proposed Regulations 1.6655-2(e)(1) (as it is amended or replaced from time to time).

The Minimum Contribution shall be paid in one or more installments without interest, as determined by the Employer. The Employer shall deliver the Minimum Contribution to the Trustee for deposit in the Fund not later than the last day of such Plan Year. Notwithstanding any other provision of the Plan Statement to the contrary, the Minimum Contribution shall not revert to or be returned to the Employer.

3.5.2. Allocation. The Minimum Contribution made by the Employer for such Plan Year shall be allocated as follows:

(a)	The Minimum Contribution for a Plan Year shall be allocated contemporaneously (i) as Participant Savings Contributions to each Participant who, on the last day of the Appropriate Period, is employed in Recognized Employment, and in the manner described in Section 3.2.2; and (ii) as Employer Safe Harbor Matching Contributions to each Participant who, on the last day of the Appropriate Period, has both completed one year of Eligibility Service and is employed in Recognized Employment, and in the manner described in Section 3.3.3.

(b)	The balance (if any) of the Minimum Contribution for such Plan Year, that remains as of the last day of such Plan Year and after the allocations under (a)(i) and (ii) above, shall be allocated to each Participant described in (a)(ii) above (“Appropriate Participant”). Such allocation shall be made in the ratio that the Appropriate Participant’s Eligible Pay for such Plan Year bears to the Eligible Pay of all Appropriate Participants for such Plan Year.

Notwithstanding Section 3 of Appendix A to the Plan Statement, if total annual additions for such Plan Year allocated to a Participant, including the Minimum Contribution, exceed the Participant’s limitation on annual additions, such excess shall be allocated to other Participants in the manner described in (b) above.

3.6. Eligible Participants. For purposes of Section 3.4, a Participant shall be an eligible Participant for a Plan Year only if such Participant satisfies all of the following requirements in either (a) or (b) below:

(a)	the Participant:

(i)	has satisfied the general eligibility rule for Employer Contributions in Section 2.1.2,

(ii)	is credited with at least one thousand (1,000) Hours of Service for such Plan Year, and

(iii)	is on the last day of such Plan Year, an employee of the Employer (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer); or

(b)	the Participant:

(i)	has satisfied the general eligibility rule for Employer Contributions in Section 2.1.2,

(ii)	is credited with at least one thousand (1,000) Hours of Service for such Plan Year, and

(iii)	terminates employment with the Employer within the Plan Year by reason of death, retirement at or after the Participant’s Normal Retirement Age or Disability.

No other Participant shall be an eligible Participant.

3.7.	Adjustments.

3.7.1. Make-Up Contributions for Omitted Participants. If, after the Employer’s contribution has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Committee may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make-up contribution (or direct that forfeitures be used) for the Account of such Participant in an amount adequate to provide the same addition to the Participant’s Account as the Participant should have received.

3.7.2. Mistaken Contributions. If, after the Employer’s contribution has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant should have received, the Committee may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Fund and used to reduce the amount of the next succeeding contribution of the Employer to the Fund due after the determination that such mistaken contribution had occurred.

3.8.	Rollover Contributions.

3.8.1. Contingent Provision. The provisions of this Section 3.8 shall be subject to such conditions and limitations as the Committee may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of the Plan.

3.8.2. Eligible Contributions. Each employee in Recognized Employment may contribute to the Plan, in such form and manner as may be prescribed by the Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) received by the employee in Recognized Employment in an eligible rollover distribution. The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax-qualified retirement plan under section 401(a), (ii) a plan described in sections 403(a) or 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code. Although a source may be included on the foregoing list, the Committee may refuse to accept an eligible rollover distribution from a particular plan or individual retirement account or annuity. Also, the Committee may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans. The Plan will not accept a Rollover Contribution of after-tax employee contributions. The Plan will accept Rollover Contributions attributable to Roth 401(k) contributions but only if the Participant received a distribution from a tax-qualified plan as a result of the employee’s severance from employment with the employer sponsoring such plan and such severance from employment was in connection with a corporate acquisition or merger by or with the Principal Sponsor or an Affiliate.

3.8.3. Specific Review. The Committee shall have the right to reject, or to direct the Trustee to return, any such Rollover Contribution if, in the opinion of the Committee, the acceptance thereof might jeopardize the tax-qualified status of the Plan or unduly complicate its administration, but the acceptance of any such Rollover Contribution shall not be regarded as an opinion or guarantee on the part of the Employer, the Committee, the Trustee or the Plan as to the tax consequences which may result to the contributing Participant thereby.

3.8.4. Allocation. The Rollover Contribution made by an employee in Recognized Employment to the Plan shall be allocated to the Participant’s Rollover Account and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.9. Nondeductible Voluntary Contributions. Prior to July 1, 1988, the Plan accepted Nondeductible Voluntary Contributions made in accordance with the provisions of the Prior Plan Statement. Since that date, Nondeductible Voluntary Contributions are no longer accepted by the Plan; provided, however, that the Plan may accept Nondeductible Voluntary Contributions that are transferred from another qualified plan to this Plan pursuant to an agreement under Section 9.3. All Nondeductible Voluntary Contributions which were (or will be) transferred to this Plan shall be credited to the Participant’s After-Tax Account under this Plan. All such contributions held in the After-Tax Account shall continue to share in any trust earnings or losses and be distributed in accordance with the provisions of Section 7.

3.10. Limitation on Annual Additions. In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to this Plan Statement.

3.11. Effect of Disallowance of Deduction or Mistake of Fact. All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code. If any such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Principal Sponsor shall direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

SECTION 4

INVESTMENT AND ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Subfunds.

4.1.1. Establishing Commingled Subfunds. At the direction of the Committee, the Trustee shall divide the Fund into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts. The Committee shall determine the general investment characteristics and objectives of each Subfund and, with respect to each Subfund, shall either (i) designate that the Trustee or an Investment Manager or the Committee has investment discretion over such Subfund, or (ii) designate one or more selected pooled investment vehicles (such as collective funds, group trusts, mutual funds, group annuity contracts and separate accounts under insurance contracts) to constitute such Subfund. The Trustee, Investment Manager or the Committee, as the case may be, shall have complete investment discretion over each Subfund to which it has been assigned investment discretion, subject only to the general investment characteristics and objectives established for the particular Subfund.

4.1.2. Self-Managed Brokerage Accounts. The Committee may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant, the Beneficiary or the Alternate Payee, as the case may be, controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts (the “Self-Managed Brokerage Accounts”). If the Committee establishes Self-Managed Brokerage Accounts, the Committee may adopt operational rules for the administration of Self-Managed Brokerage Accounts that shall not be inconsistent with section 404(c) of ERISA and regulations promulgated thereunder from time to time. Unless amended by the Committee, the following rules shall apply with respect to Self-Managed Brokerage Accounts:

(a)	Conflicting Provision. Notwithstanding anything to the contrary in the Plan Statement, this Section 4.1.2 supersedes any conflicting provision of the Plan Statement as it relates to Self-Managed Brokerage Accounts.

(b)	Fee, Costs and Expenses. The Principal Sponsor directs the Trustee to deduct from the Participant’s Accounts brokerage and any other related fees or expenses charged to the Participant’s Self-Managed Brokerage Accounts.

(c)	Class Actions. In the case of a class action lawsuit involving securities held in a Self-Managed Brokerage Account, proceeds from the class action for any Participant, Beneficiary or Alternate Payee (or any former Participant, Beneficiary or Alternate Payee) who no longer has an Account under the Plan shall be held in a segregated or separate account for such Participant, Beneficiary or Alternate Payee and such segregated or separate account shall be invested in the default Subfund designated by the Committee.

(d)	Proxy Voting. Each Participant, each Beneficiary and each Alternate Payee for whom a Self-Managed Brokerage Account is maintained shall be responsible for the exercise of any voting or similar rights which exist with respect to assets in such Self-Managed Brokerage Account. The Trustee shall facilitate the exercise of such rights by Participants, Beneficiaries and Alternate Payees. The Trustee shall not independently exercise such rights.

The Trustee shall have no responsibility for any proxy or tender offer relating to securities held in the Self-Managed Brokerage Accounts, except to facilitate the rules of this Section. Each Participant, Beneficiary or Alternate Payee who has established a Self-Managed Brokerage Account shall be responsible for completing the appropriate proxy or tender offer materials and returning them directly to the proxy solicitor or the entity stated in the tender offer materials respectively, for tabulation and vote submission. If no proxy or tender offer materials are timely received, such election or tender offer shall not be voted or exercised. The Trustee shall not bear any responsibility for the tabulation, voting, submission, recordation or maintenance of records relative to the proxy vote or tender offer.

(e)	Self-Managed Brokerage Account Restrictions. In no event, however, shall the Participant be allowed to direct the investment of any assets in such Self-Managed Brokerage Account in any of the following:

(i)	securities that do not have a stated market value, such as closely held stock;

(ii)	debt instruments (including bonds and preferred stock) of the Trustee;

(iii)	limited partnerships;

(iv)	assets that require an advance or a loan, including but not limited to a margin account;

(v)	securities of the Principal Sponsor or an Affiliate;

(vi)	options;

(vii)	initial public offerings; and

(viii)	any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury.

(f)	Investment Directions of Beneficiary and Alternate Payee. Any Beneficiary of a deceased Participant or Alternate Payee of a Participant with a Self-Managed Brokerage Account shall have the responsibility to direct investments for such Account until the Beneficiary or Alternate Payee directs the Trustee otherwise in writing.

4.1.3. Operational Rules. The Committee shall adopt rules specifying the circumstances under which a particular Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Subfund, the procedures for making or changing investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.

4.1.4. Revising Subfunds. The Committee shall have the power, from time to time, to dissolve Subfunds, to direct that additional Subfunds be established and, under rules, to withdraw or limit participation in a particular Subfund. In connection with the power to commingle reserved to the Trustee under the Trust Agreement, the Committee shall also have the power to direct the Trustee to consolidate any separate Subfunds hereunder with any other separate Subfunds having the same investment objectives which are established under any other retirement plan trust fund of the Employer or any business entity affiliated in ownership or management with the Employer of which the Trustee is trustee and which are managed by the Trustee or the same Investment Manager.

4.2. Investment in Employer Securities.

4.2.1. UnitedHealth Group Stock Fund. In addition to the Subfunds created pursuant to Section 4.1, the Trustee shall also maintain at least one Subfund which shall be invested in qualifying Employer Securities (within the meaning of section 407(d)(5) of ERISA) and which shall be known as the UnitedHealth Group Stock Fund. The initial balance of the UnitedHealth Group Stock Fund shall consist of all amounts that are transferred from the UnitedHealth Group Employee Stock Ownership Plan to an ESOP Account or ESOP QNEC Account under this Plan on or about August 1, 2002. Unless Appendix E to the Plan Statement provides otherwise, no portion of a Participant’s or Beneficiary’s Account other than the ESOP Account or ESOP QNEC Account may be invested in the UnitedHealth Group Stock Fund; provided, however, that nothing in this Section 4.2.1 shall prohibit investment of all or a portion of a Participant’s Account in qualifying Employer Securities in a Self-Managed Brokerage Account (as defined in Section 4.1.2) if such investment is permitted by the Committee in accordance with Section 4.1.2. The primary purpose of the UnitedHealth Group Stock Fund is to benefit Participants and Beneficiaries by retaining for them, individually and collectively, a position of equity ownership in the Principal Sponsor and not by producing retirement income or investment gains.

4.2.2. Accounting and Dividends. The UnitedHealth Group Stock Fund will use “unit accounting” for accounting and recordkeeping purposes. Units will represent the value of both the shares of Employer Securities and any cash held in the UnitedHealth Group Stock Fund. The cash portion is necessary to accommodate daily plan transactions such as investment transfers, loans and distributions. The Committee shall direct the Trustee with regard to the target percentage range of the UnitedHealth Group Stock Fund that shall be held in cash. Information regarding the balance of Participants’ or Beneficiaries’ Accounts will be communicated in units in the Participant statement, on the voice response system, and on the Plan’s web site. The Participant statement will also include information regarding the number of allocable shares of qualifying Employer Securities held in the ESOP Account, ESOP QNEC Account and any other Accounts that may be invested in the UnitedHealth Group Stock Fund pursuant to Appendix E. “Allocable shares” means the number of shares attributable to the units held in the ESOP Accounts, ESOP QNEC Accounts and any other Accounts that may be invested in the UnitedHealth Group Stock Fund pursuant to Appendix E, not including the cash portion. Dividends paid on Employer Securities held in the Plan will be reinvested in Employer Securities (and will not be passed through to Participants or Beneficiaries).

4.2.3. Diversification Election. Each Participant and Beneficiary will be permitted to sell units of the UnitedHealth Group Stock Fund at any time, in accordance with operational rules established by the Committee and reinvest all or a portion of the ESOP Account or ESOP QNEC Account in the other Subfunds established under Section 4.1. That portion of a Participant’s ESOP Account or ESOP QNEC Account which is transferred from the UnitedHealth Group Stock Fund to another Subfund cannot be reinvested in the UnitedHealth Group Stock Fund. All diversification elections authorized pursuant to this Section 4.2.3 shall be made in accordance with such rules established by the Committee regarding the form of such election, the manner of filing such election (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such election. Notwithstanding the foregoing, in no event shall this Section 4.2.3 be applied to prevent a Participant who has attained age fifty-five (55) and has, cumulatively, at least ten (10) years of participation in this Plan and the UnitedHealth Group Employee Stock Ownership Plan, from directing the Plan to transfer investment in the UnitedHealth Group Stock Fund into any of at least three (3) investment Subfunds offered by the Plan in accordance with section 401(a)(28)(B) of the Code. For purposes of determining a Participant’s total years of participation, a Participant’s years of participation in the UnitedHealth Group Employee Stock Ownership Plan prior to August 1, 2002, will be aggregated with a Participant’s years of participation in this Plan after August 1, 2002.

4.2.4. Voting of Employer Securities. Notwithstanding any other provision of this Plan Statement, each Participant, Beneficiary and Alternate Payee shall have the right to vote all Employer Securities held in such person’s ESOP Account, ESOP QNEC Account (if any) and any other Accounts that may be invested in Employer Securities, as set forth in this Section 4.2.4. If and to the extent Rule 14a and Rule 14b under the Securities Exchange Act of 1934, as amended, are amended to permit direct communications to Participants, Beneficiaries and Alternate Payees by the Principal Sponsor, then the voting of all Employer Securities shall be handled by those rules. Until that time or unless changed by the Committee, the procedures for the pass-through of voting rights on Employer Securities are as follows:

As soon as administratively practicable after the date Wells Fargo Bank Minnesota N.A. or any successor transfer agent for the Principal Sponsor (“Transfer Agent”) receives proxy, other proxy soliciting material and/or annual reports to security holders from the Trustee or the Principal Sponsor, the Transfer Agent shall forward to each Participant, Beneficiary and Alternate Payee as of the Valuation Date immediately prior to the applicable record date (1) a copy of the proxy soliciting material and/or the annual report to security holders, and (2) a proxy card to vote the shares held in the Account of the Participant, Beneficiary or Alternate Payee. Participants, Beneficiaries and Alternate Payees shall return the proxy cards directly to the Transfer Agent. The Trustee shall vote all shares of Employer Securities for which the Transfer Agent receives instructions, as instructed. The Trustee shall vote all unvoted, allocated shares of Employer Securities in the same proportions as it is instructed by Participants, Beneficiaries and Alternate Payees to vote shares held in their ESOP Accounts, QNEC Accounts and any other Accounts that may be invested in Employer Securities pursuant to Appendix E. By virtue of the procedures set forth in this Section 4.2.4, the Principal Sponsor has determined that Participants, Beneficiaries and Alternate Payees have the right to vote Employer Securities confidentially and the Trustee shall assure that confidentiality is maintained.

4.2.5. Tender Offer for Employer Securities. Notwithstanding any other provision of this Plan Statement, each Participant, Beneficiary and Alternate Payee shall have the right to tender Employer Securities held in such person’s ESOP Account, ESOP QNEC Account (if any) and any other Accounts that may be invested in Employer Securities, as set forth in this Section 4.2.5.

(a)

Procedures. As soon as administratively practicable after the receipt of a tender offer filed with the Securities and Exchange Commission, the Transfer Agent shall forward to each Participant, Beneficiary and Alternate Payee (as of the Valuation Date immediately prior to such receipt) a copy of the tender offer accompanied by the procedures by which a Participant, Beneficiary or Alternate Payee may elect to tender the number of shares held for such person as of the Valuation Date immediately prior to such receipt, which may contemplate that any such election may be made at a later time. Not later than ten business days prior to the expiration of the offer (the “Expiration Date”), the Transfer Agent shall furnish to each Participant, Beneficiary and Alternate Payee a form providing binding instructions to the Trustee to tender such number of shares and an envelope addressed to the Transfer Agent to return such instructions. All such instructions shall be received by the Transfer Agent no later than five business days prior to the Expiration Date (unless a shorter time period is acceptable to the Transfer Agent and the Trustee). Any Participant or Beneficiary may revoke such instructions by writing addressed to the Trustee received no later than one business day prior to the Expiration Date. On the Expiration Date the Trustee shall tender that number of shares for which it has received instructions that have not been revoked.

(b)	Confidentiality. Participants, Beneficiaries and Alternate Payees shall have the right to determine confidentially whether Employer securities will be tendered in a tender or exchange offer.

(c)	Proration. If less than all shares tendered by the Trustee are accepted, the shares sold for each Participant, Beneficiary or Alternate Payee shall be in the same ratio to the number of shares in the ESOP Account, ESOP QNEC Account (if any) and any other Accounts that are invested in Employer Securities as the total number of shares accepted bears to the total number of shares tendered.

(d)	Investments. The proceeds from the sale of Employer Securities pursuant to this Section 4.2.5 shall be transferred to the ESOP Account, ESOP QNEC Account (if any) and any other applicable Accounts of the Participant, Beneficiary or Alternate Payee and (notwithstanding Section 4.2.2) shall be invested in accordance with uniform rules of the Committee and shall not be invested in Employer Securities.

4.3. ERISA Section 404(c) Compliance. The Committee may establish Subfunds and operational rules which are intended to satisfy section 404(c) of ERISA and the regulations thereunder.

4.4. Valuation and Adjustment of Accounts.

4.4.1. Valuation of Fund. The Trustee shall value each Subfund from time to time (but not less frequently than each Annual Valuation Date), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund (including income accumulations therein). In making such valuations, the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular Subfund.

4.4.2. Adjustment of Accounts. The Principal Sponsor shall cause the value of each Account or portion of an Account invested in a particular Subfund (including undistributed Total Accounts) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.

4.4.3. Rules. The Committee shall establish additional rules for the adjustment of Accounts, including the times when contributions shall be credited under Section 3 for the purposes of allocating gains or losses under this Section 4.

SECTION 5

VESTING

5.1. Employer Safe Harbor Matching Account, Employer Matching Account and Employer Profit Sharing Account.

5.1.1. Cliff Vesting. Unless Appendix E to the Plan Statement provides otherwise and except as hereinafter provided, the Vested portion of each Participant’s Employer Safe Harbor Matching Account, Employer Matching Account and Employer Profit Sharing Account shall be determined in accordance with the following schedule:

When the Participant Has Completed the Following Years of Vesting Service:	The Vested Portion of the Participant’s Employer Safe Harbor Matching Account, Employer Matching Account and Employer Profit Sharing Account Will Be:

Less than 2 years	0%
2 years or more	100%

provided, however, that the Vested percentage of any employee hired before July 1, 1991, shall be one hundred percent (100%).

5.1.2. Full Vesting. Notwithstanding any of the foregoing provisions for vesting of Employer Safe Harbor Matching Accounts, Employer Matching Accounts and Employer Profit Sharing Accounts, each Participant’s Employer Safe Harbor Matching Account, Employer Matching Account and Employer Profit Sharing Account shall become fully (100%) vested upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s attainment of Normal Retirement Age,

(c)	the Participant’s Disability,

(d)	a partial termination of the Plan which is effective as to the Participant,

(e)	a complete termination of the Plan or a complete discontinuance of Employer contributions hereto,

(f)	unless the Principal Sponsor, in its discretion, has adopted resolutions which provide otherwise: termination of the Participant’s employment with the Employer on or after January 1, 2002, as a result of the sale of stock or assets of an Employer or an Affiliate; the outsourcing of a business function to a vendor; or the organized transfer of employees to a third party in connection with the performance of services for the third party pursuant to an administrative services agreement (see Section 1.5.3 for rules applicable before January 1, 2002), or

(g)	an Acceleration Date as hereinafter defined. For purposes hereof, the following terms are defined as follows:

(1)	“Acceleration Date” shall mean either an Acquisition Date or a Transaction Date.

(2)	“Acquisition Date” shall mean (i) the date five business days after the date of public announcement of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule thereto) of more than 50% of the outstanding voting stock of the Principal Sponsor by any “person” (as defined in Section 13(d) of the Exchange Act) other than the Principal Sponsor, by means of a tender offer, exchange offer or otherwise unless, during such five business day period, the Board or the Committee has, by resolution duly adopted, elected that such acquisition shall not give rise to an Acquisition Date; and (ii) the date five business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than 25% but not more than 50% of the outstanding voting stock of the Principal Sponsor by any person (as so defined) other than the Principal Sponsor, by means of a tender offer, exchange offer or otherwise if, during such five-business day period, the Board or the Committee, by resolution duly adopted, elects that such acquisition shall give rise to an Acquisition Date.

(3)	“Board” shall mean the Board of Directors of Principal Sponsor.

(4)	“Committee” shall mean the Committee established in accordance with Section 12.2.

(5)

“Transaction Date” shall mean the date of shareholder approval of (i) any consolidation or merger of the Principal Sponsor in which the Principal Sponsor is not the continuing or surviving corporation or pursuant to which shares of Principal Sponsor stock would be converted into cash, securities or other property, other than a merger of the Principal Sponsor in which shareholder immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or all or substantially all, of the assets of the Principal Sponsor; or (iii) any plan of liquidation or dissolution of the Principal Sponsor.

5.1.3. Full Vesting Upon Plan Termination Before Forfeiture Event. If a Participant is not in the employment of the Employer or an Affiliate upon a complete termination of the Plan or a complete discontinuance of Employer contributions hereto, then the Participant’s Employer Matching Account and Employer Profit Sharing Account shall become fully (100%) vested if, on the date of such termination or discontinuance, such Participant has not had a “forfeiture event” as described in Section 6.2.1.

5.2. ESOP Account. The ESOP Accounts of all Participants who are employed by the Employer or an Affiliate on July 1, 2002, shall be fully (100%) vested effective July 1, 2002. The ESOP Accounts of all Participants who are not employed by the Employer or an Affiliate on July 1, 2002, shall be subject to the vesting provisions of the plan statement for the UnitedHealth Group Employee Stock Ownership Plan. If a Participant who is not employed by the Employer or an Affiliate on July 1, 2002, returns to employment with the Employer or an Affiliate before the Participant incurs a five (5) year Period of Severance following the Participant’s Event of Maturity, then the Participant shall become fully (100%) vested in the Participant’s ESOP Account as of the Participant’s Reemployment Commencement Date.

5.3. Other Accounts. Each Participant’s Catch-Up Contribution Account, Employee Pre-Tax Contribution Account, ESOP QNEC Account, Prior Money Purchase Account, Prior Safe Harbor/3% Account, QNEC Account, Rollover Account, Roth Account, Roth Rollover Account, After-Tax Account and Pre-1997 Profit Sharing Account shall be fully (100%) vested at all times. Unless Appendix E provides otherwise, each Participant’s Prior Employer Contribution Account shall be fully (100%) vested at all times.

SECTION 6

MATURITY

6.1.   Events of Maturity. A Participant’s Vested Total Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s severance from employment, whether voluntary or involuntary,

(c)	the attainment of age seventy and one-half (70-1/2) years by a Participant who is a five percent (5%) owner (as defined in Appendix B) at any time during the year in which the Participant attained age seventy and one-half (70-1/2) years and the crediting of any amounts to such a Participant’s Account after such time, or

(d)	the Participant’s Disability;

provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

6.2.	Forfeitures.

6.2.1. Forfeiture of Nonvested Accounts. Following the occurrence of a Participant’s Event of Maturity, the non-Vested portion of the Participant’s Employer Safe Harbor Matching Account, Employer Matching Account, if any, or Employer Profit Sharing Account, if any, shall be forfeited as soon as administratively practicable on or after the Participant’s forfeiture event. A forfeiture event shall occur with respect to a Participant upon the earliest of:

(a)	the occurrence after an Event of Maturity of a five (5) year Period of Severance,

(b)	the distribution after an Event of Maturity to (or with respect to) a Participant of the entire Vested portion of the Total Account of the Participant,

(c)	the death of the Participant at a time and under circumstances which do not entitle the Participant to be fully (100%) Vested in the Participant’s Total Account, or

(d)	the Event of Maturity of a Participant who has no Vested interest in the Participant’s Total Account.

6.2.2. Restoration Upon Rehire After Forfeiture. If the Participant returns to employment with the Employer or an Affiliate after the non-Vested portion of the Participant’s Employer Safe Harbor Matching Account, Employer Matching Account, if any, Employer Profit Sharing Account, if any, or ESOP Account, if applicable, has been forfeited and before the Participant incurs a five (5) year Period of Severance following the Participant’s Event of Maturity, then the dollar amount forfeited shall be restored to the Participant’s Employer Safe Harbor Matching Account, Employer Matching Account, if any, Employer Profit Sharing Account, if any, or ESOP Account, if any. If, however, the Participant returned to employment with the Employer or an Affiliate during the 2002 Plan Year and after the non-Vested portion of the Participant’s ESOP Account had been forfeited and before the Participant incurred a five (5) year Period of Severance following the Participant’s Event of Maturity, then the number of shares of common stock of the Principal Sponsor (as adjusted to reflect the cash position of the UnitedHealth Group Stock Fund as of the restoration date) plus the amount of any other assets so forfeited from the Participant’s ESOP Account shall be restored to the Participant’s ESOP Account. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date the Participant returns (without adjustment for gains or losses after such forfeiture) and it shall be conditioned upon the Participant remaining in employment with the Employer or an Affiliate until such Annual Valuation Date. If the Participant terminated employment prior to July 1, 2002, then the Participant shall become fully (100%) Vested in the Participant’s ESOP Account pursuant to Section 5.2 as of the Participant’s Reemployment Commencement Date.

6.2.3. Use of Forfeitures. Forfeitures shall be used for the following purposes, as determined by the Committee, in its discretion: to make restorations for rehired Participants as required in Section 6.2.2, to restore any forfeited transferred account balances as required in Section 7.5.3, to reduce Employer Safe Harbor Matching Contributions, to reduce Employer Profit Sharing Contributions, to reduce Plan expenses in the Plan Year in which the Participant’s forfeiture event occurred or in the succeeding Plan Year, or to correct errors, omissions and exclusions. To the extent forfeitures are used to reduce Employer Safe Harbor Matching Contributions, they shall be added as soon as administratively practicable to the reduced Employer Safe Harbor Matching Contribution, if any, to be allocated to the Employer Safe Harbor Matching Accounts of all Participants, as provided in Section 3.3. To the extent forfeitures are used to reduce Employer Profit Sharing Contributions, they shall be added as soon as administratively practicable to the reduced Employer Profit Sharing Contribution, if any, to be allocated to the Employer Profit Sharing Accounts of all Participants as provided in Section 3.4. Any forfeitures remaining at the termination of the Plan shall be considered to be an Employer Profit Sharing Contribution and shall be allocated pursuant to Section 3.4.

6.2.4. Source of Restoration. The amount necessary to make the restoration required under Section 6.2.2 shall come first from forfeitures of Participants. If such forfeitures are not adequate for this purpose, the rehiring Employer shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3).

SECTION 7

DISTRIBUTIONS AND LOANS

7.1.   Distributions to Participants Upon Event of Maturity.

7.1.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee or its designee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. If a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000) incurs an Event of Maturity (other than death), then such Vested Total Account shall be distributed to the Participant in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution. A Participant who has no vested interest in the Participant’s Total Account as of such Event of Maturity shall be deemed to have received an immediate distribution of the Participant’s entire interest in the Plan as of such Event of Maturity. The value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code (that is, by including the Participant’s Rollover Account).

(b)	Exception for Required Distributions. Any Vested Total Account for which no application has been timely received on or before the required beginning date effective as to a Participant under Section 7.1.5, shall be distributed automatically in a single lump sum no later than the Participant’s required beginning date. Notwithstanding any provisions of this Section 7, a Participant who would have been required to receive distribution pursuant to the terms of the Plan Statement and section 401(a)(9) of the Code and regulations issued thereunder for calendar year 2009, but for the enactment of section 401(a)(9)(H) of the Code, will not receive such required distribution for calendar year 2009, unless such Participant elects to receive the required distribution for calendar year 2009. Any election made by a Participant to receive the required distribution for calendar year 2009 must be received by the Trustee within a reasonable period of time before the date by which such required distribution must be paid pursuant to the terms of the Plan Statement and section 401(a)(9) of the Code and regulations issued thereunder.

7.1.2. Spousal Consent Not Required. The consent of a Participant’s spouse shall not be required to make distributions from the Plan.

7.1.3. Form of Distribution. The only form of distribution available under this Plan for any distribution commencing on or after October 1, 2001, is a lump sum payment. The forms of distribution available under this Plan prior to October 1, 2001 and the special distribution rules in effect prior to October 1, 2001 are described in Section 2 of Appendix I to the Plan Statement.

7.1.4. Time of Distribution. Upon the receipt of a proper application from the Participant requesting distribution after an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Vested Total Account and to make distribution of such Vested Total Account in a lump sum as soon as administratively practicable after the Participant requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the date the Participant’s application is received by the Committee or its designee.

7.1.5. Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date.

(a)	General Rule. The required beginning date is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.

(b)	Special Rule for Five Percent (5%) Owner. If the Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year ending with or within the calendar year in which such Participant attains age seventy and one-half (70-1/2) years, the required beginning date for such Participant shall be the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years. If any amounts are thereafter credited to such Participant’s Accounts, then for purposes of Section 7.1.1(b) each subsequent December 31 shall be treated as a required beginning date.

7.1.6. Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate before the Participant attains Normal Retirement Age and before distribution is completed, the Participant’s Vested Total Account shall continue to be held in the Fund until the Participant incurs another Event of Maturity after the Participant’s reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while the Participant is employed by the Employer or an Affiliate.

7.1.7. Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Vested Total Account has been completed, the undistributed Vested Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 7.3.

7.2.	In-Service Distributions and Hardship Distribution.

7.2.1. Withdrawals From Nondeductible Voluntary Contributions. A Participant may make withdrawals from time to time from the Participant’s After-Tax Account. To receive such a withdrawal, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be withdrawn. Such application shall be approved by the Committee or its designee and such withdrawal shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

(a)	Accounting. The amount of such withdrawals shall be deemed to have been taken from the Participant’s After-Tax Account in the following order:

(i)	First, from the Nondeductible Voluntary Contributions made prior to January 1, 1987, to the extent of the aggregate amount not previously withdrawn.

(ii)	Second, from a combination of the Nondeductible Voluntary Contributions made after December 31, 1986, to the extent of the aggregate amount thereof not previously withdrawn, and a portion of the earnings on the Nondeductible Voluntary Contributions. The portion of such withdrawal that is deemed to be earnings will be in the same ratio as the total earnings in the remaining After-Tax Account bears to the total remaining After-Tax Account.

(b)	Spousal Consent Not Required. Spousal consent shall not be required for a married Participant to take a withdrawal.

(d)	Coordination with Section 4.1. If the withdrawal pursuant to this Section 7.2.1 is taken from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.2. In-Service Distributions of Rollover Contributions. A Participant may receive an in-service distribution from the Participant’s Rollover Account. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such in-service distribution shall be approved by the Committee or its designee and such in-service distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make a distribution to a married Participant.

(b)	Sequence of Accounts. Each in-service distribution made pursuant to this Section 7.2.2 shall first be taken from and charged to the Participant’s Accounts in such sequence as is adopted by the Committee from time to time.

(c)	Coordination with Section 4.1. If an in-service distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.3. Age 59-1/2 Distributions. A Participant may receive a distribution while employed from the vested portion of the Participant’s Total Account (including the Participant’s ESOP Account and ESOP QNEC Account (if any)) if the Participant has attained age 59-1/2 years. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Upon approval by the Committee or its designee, such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the such approval.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make a distribution to a married Participant.

(b)	Sequence of Accounts. Each distribution made pursuant to this Section 7.2.3 shall first be taken from and charged to the Participant’s Accounts in such sequence as is adopted by the Committee from time to time. Distributions from the Participant’s After-Tax Account shall be distributed in the sequence described in Section 7.2.1.

(c)	Coordination with Section 4.1. If a distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.4. Hardship Distributions. A Participant may receive a hardship distribution while employed from the vested portion of the Participant’s Total Account (including the Participant’s ESOP Account but excluding the Participant’s Employer Safe Harbor Matching Account) if the Committee or its designee determines that such hardship distribution is for one of the purposes described in (a) below and the condition in (b) and (c)

below have been fulfilled. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such hardship distribution shall be approved by the Committee or its designee and such hardship distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

(a)	Purposes. Hardship distributions shall be allowed under Section 7.2.4 only if the Participant establishes that the hardship distribution is to be made for one of the following purposes:

(i)	expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code) that are deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income) and that are not reimbursed or eligible for reimbursement from any source,

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

(iii)	payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code),

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence,

(v)	payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regarding to section 152(d)(1)(B) of the Code), or

(vi)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regarding to whether the loss exceeds ten percent (10%) of adjusted gross income).

Such	purposes shall be considered to be an immediate and heavy financial need of the Participant.

(b)	Limitations. The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution shall not be allowed unless the Participant has obtained all other distributions (including distribution of ESOP dividends under section 404(k) of the Code, but not hardship distributions) and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(c)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant.

(d)	Coordination with Other Plans. The rules described in this Section 7.2.4(d) apply only if the hardship distribution includes a portion of the Participant’s Employee Pre-Tax Contribution Account. The Participant’s 401(k) Enrollment Election and Participant Savings Contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution and shall be automatically reinstated, provided the Participant is in Recognized Employment. For the purposes of this Section, all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including the UnitedHealth Group Incorporated 1988 Employee Stock Purchase Plan, the UnitedHealth Group 1993 Employee Stock Purchase Plan, the UnitedHealth Group Executive Savings Plan and any other stock option, stock purchase or similar plans now or later adopted).

(e)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 7.2.4 shall first be taken from and charged to the Participant’s Accounts in such sequence as is adopted by the Committee from time to time. Hardship distributions from the Participant’s Employee Pre-Tax Contribution Account shall not include any earnings on such Participant Savings Contributions or any qualified non-elective contributions or any earnings on such qualified non-elective contributions.

(f)	Coordination with Section 4.1. If the hardship distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.3.	Distributions to Beneficiary.

7.3.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee or its designee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar method) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000), such Participant’s Vested Total Account shall be distributed to the Participant’s Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution. The value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code (that is, by including the Participant’s Rollover Account).

(b)	Exception for Required Distributions. Any Vested Total Account for which no application has been timely received on or before the required beginning date effective as to a Beneficiary under Section 7.3.4, shall be distributed automatically without an application for distribution. Notwithstanding any provisions of this Section 7, a Beneficiary who would have been required to receive distribution pursuant to the terms of the Plan Statement and section 401(a)(9) of the Code and regulations issued thereunder for calendar year 2009, but for the enactment of section 401(a)(9)(H) of the Code, will not receive such required distribution for calendar year 2009, unless such Beneficiary elects to receive the required distribution for calendar year 2009. Any election made by a Beneficiary to receive the required distribution for calendar year 2009 must be received by the Trustee within a reasonable period of time before the date by which such required distribution must be paid pursuant to the terms of the Plan Statement and section 401(a)(9) of the Code and regulations issued thereunder.

7.3.2. Form of Distribution. The only form of distribution available under this Plan for any distribution commencing on or after October 1, 2001, is a lump sum payment. The forms of distribution available under this Plan prior to October 1, 2001 and the special distribution rules in effect prior to October 1, 2001 are described in Section 3 of Appendix I to the Plan Statement.

7.3.3. Time of Distribution. Upon the receipt of a proper application for distribution from the Beneficiary after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Vested Total Account and to make distribution of such Vested Total Account as soon as administratively practicable after the Beneficiary requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the Beneficiary’s application is received by the Committee or its designee.

7.3.4. Required Beginning Date. Distribution to the Beneficiary of a Participant who dies on or after October 1, 2001, shall be made no later than the required beginning date, which is the December 31 of the calendar year following the year of the Participant’s death. The “required beginning date” for the Beneficiary of a Participant who dies before October 1, 2001 is defined in Section 3.5 of Appendix I to the Plan Statement.

7.4.	Designation of Beneficiaries.

7.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Vested Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.

7.4.2. Spousal Consent. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary.

(a)

Requirements. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

(b)	Exceptions. The consent of the spouse to the Participant’s designation of a nonspouse Beneficiary shall not be required if:

(i)	the spouse cannot be located, or

(ii)	the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order which provides otherwise).

7.4.3. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Vested Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

7.4.4. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Vested Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Vested Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Vested Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to both the Committee and to the Trustee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Committee and the Trustee. A disclaimer shall be considered to be delivered to the Committee or the Trustee only when actually received by the Committee or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by either the Committee or the Trustee.

7.4.5. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(a)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(b)	a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(c)	if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

7.4.6. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.4.7. Special Rules Regarding Beneficiary Designations After Plan Merger. The Principal Sponsor has established rules regarding Beneficiary designations filed after August 1, 2002, and the effect of Beneficiary designations filed for this Plan or the UnitedHealth Group Employee Stock Ownership Plan prior to August 1, 2002, on the disposition of benefits under the Plan after August 1, 2002.

7.5.	General Distribution Rules.

7.5.1. Notices. The Committee will issue such notices as may be required under sections 402(f), 411(a)(11) and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. If the Participant has not attained Normal Retirement Age, such notification shall include an explanation of the Participant’s right to defer distribution until after the Participant attains Normal Retirement Age and a description of the consequences of failing to defer distribution. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the income tax regulations or the notice required under section 1.402(f)-1 of the income tax regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option;

(b)	the distributee, after receiving the notice, affirmatively elects a distribution within thirty (30) days of receiving such notices; and

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made.

7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes a Participant, a Beneficiary and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

(a)

Eligible rollover distribution means any distribution of all or any portion of a Vested Total Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over the life expectancy of such distributee or the joint and last survivor life expectancy of such distributee and such distributee’s “designated beneficiary” as determined under section 401(a)(9) of the Code, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iv) any distribution that is made upon the hardship of the Participant after December 31, 2001, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

(b)	Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) an annuity plan described in section 403(a) of the Code or an annuity contract described in section 403(b) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such from this Plan. The definition of eligible rollover plan shall also apply in case of an eligible rollover distribution to a Beneficiary who is the surviving spouse of a Participant, or to a spouse or former spouse who is an Alternate Payee under a qualified domestic relations order (as defined in Appendix C).

(c)	Direct rollover means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.

(d)	After-Tax Contributions and Roth Contributions. To the extent a distribution consists in part of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified trust described in section 401(a) of the Code or to an annuity contract described in section 403(b) of the Code, if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. To the extent a distribution consists of Roth contributions, such portion may be transferred only to a Roth IRA described in section 408A of the Code, or to another designated Roth account described in section 402A of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(e)	Special Rule For Nonspouse Beneficiaries. A distributee who is a Beneficiary and who in not the surviving spouse of a Participant or an Alternate Payee may elect, at the time and the manner prescribed by the Committee, to have all or any portion of such distributee’s benefit paid directly in a trustee-to-trustee transfer to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of section 408(d)(3)(C) of the Code. Any distribution to a nonspouse Beneficiary which is payable prior to January 1, 2010, shall not be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code. Any distribution to a nonspouse Beneficiary which is payable on or after January 1, 2010, shall be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code.

(f)	Qualified Rollover Contribution to Roth IRA. A distributee may elect to have all or a portion of an eligible rollover distribution rolled over to a Roth IRA described in section 408A of the Code. However, for distributions made before January 1, 2010, the distributee shall not be eligible to make a qualified rollover contribution to a Roth IRA if the distributee’s adjusted gross income exceeds One Hundred Thousand Dollars ($100,000) or the distributee is a married individual filing a separate return.

7.5.3. Accounts of Lost Distributees and Lost Participants. The Accounts of lost distributees and lost participants shall be subject to the following rules:

(a)	Lost Distributees With Required Minimum Distributions or With Distributions of $5,000 or Less. If distribution of any Vested Total Account is required to made without application to a Participant pursuant to Section 7.1.1(a) or (b) or to a Beneficiary pursuant to Section 7.3.1(a) or (b) and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the Vested Total Account shall be forfeited as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date as of which distribution was required to be made to such lost distributee.

(b)

Lost Distributees Who Request Distribution. If a Participant or a Beneficiary requests distribution of the Participant’s Vested Total Account and distribution is made to such Participant or Beneficiary and the Committee or its designee subsequently determines that such Participant or Beneficiary failed to provide the Committee or its designee with a current address and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the net amount distributed to such Participant or Beneficiary shall be forfeited as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such lost distributee requested a distribution.

(c)	Later Location of Lost Distributee. If a lost distributee is later located and files an application for distribution with the Committee, the dollar amount forfeited (and only that amount) shall be distributed to such lost distributee as soon as administratively practicable following the approval of such application by the Committee or its designee.

(d)	Lost Participant of Terminated or Merged Plan. If a tax-qualified plan of the Employer or an Affiliate has been terminated or will be merged with and into this Plan and a participant to whom benefits under such plan are to be distributed cannot be located after reasonable efforts have been made to find such participant (the “lost participant”), the lost participant’s account balance under such tax-qualified plan shall be transferred to this Plan and credited to an Account under this Plan for such lost participant. The Account of each lost participant from a terminated plan shall be fully (100%) Vested at all times and shall be invested in the default Subfund designated by the Committee. The Account of each lost participant from a merged plan shall be vested in accordance with the applicable Section of Appendix E of the Plan Statement and shall be invested in the default Subfund designated by the Committee. If a lost participant has not been located by the Annual Valuation coincident with or next following the date of said transfer, the lost participant’s Account under this Plan shall be forfeited and reallocated pursuant to Section 6.2 as soon as administratively practicable after such Annual Valuation Date.

(e)	Later Location of Lost Participant. If a lost participant is later located and files an application for distribution with the Committee, the dollar amount transferred to this Plan for such lost participant shall be distributed to such lost participant as soon as administratively practicable following the approval of such application by the Committee. If, however, the dollar amount transferred to this Plan for such lost participant is Twenty Dollars ($20) or less, such amount shall be permanently forfeited and shall not be restored if the lost participant is later located. Any distribution of a lost participant’s Account under this Plan shall be subject to the distribution provisions of the transferor plan.

(f)	Restoration Amount. The amount necessary to make any restorations pursuant to this Section 7.5.3 shall first come from the forfeitures as provided in Section 6.2.3. If such forfeitures are not adequate for this purpose, the Employer shall make a contribution adequate to make the restoration.

(g)	Additional Rules. The Principal Sponsor or its designee shall maintain a list of all lost distributees and lost participants. The Committee may adopt additional rules regarding the acceptance of accounts of lost participants, the reasonable efforts that will be taken to locate lost participants and lost distributees, the forfeiture of the Accounts of lost participants and lost distributees, the restoration of the Accounts of lost participants and lost distributees and the distribution of the Accounts of lost participants and lost distributees.

7.5.4. Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 7, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of section 401(a)(9)(G) of the Code. Effective with respect to distributions made on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations issued thereunder on April 17, 2002, notwithstanding any provision to the contrary.

7.5.5. Distribution in Cash or In-Kind. Distribution of a Participant’s Vested Total Account shall be made in cash. If, however, at the time of distribution a portion of the Participant’s Vested Total Account to be distributed is invested in the UnitedHealth Group Stock Fund, the Participant (or Beneficiary) may elect distribution of that portion of the Participant’s Vested Total Account in one of the following ways:

(a)	Employer Securities and such cash as may be necessary to represent fractional shares of such stock and other assets allocated to such Fund, or

(b)	entirely in cash, to the extent cash is available in such Fund.

Also, if at the time of distribution all or a portion of the Participant’s Vested Total Account to be distributed is invested in a Self-Managed Brokerage Account (pursuant to Section 4.1.2), the Participant (or Beneficiary) may elect distribution, of that portion of the Participant’s Vested Total Account which is invested in a Self-Managed Brokerage Account, in one of the following ways:

(a)	in-kind but only to the extent the assets in the Participant’s Self-Managed Brokerage Account can administratively be distributed in-kind and the remaining assets (if any) in the Participant’s Self-Managed Brokerage Account shall be distributed in cash, or

(b)	entirely in cash.

In the absence of an election to receive an in-kind distribution, that portion of the Participant’s Vested Total Account invested in the UnitedHealth Group Stock Fund and that portion of the Participant’s Vested Total Account invested in a Self-Managed Brokerage Account shall be distributed entirely in cash. In the case of cash distributions in lieu of shares or fractional shares of Employer Securities, such shares or fractional shares shall be valued as of the Valuation Date as of which distribution is made. If a Participant has elected pursuant to Section 4.2.3 to reinvest all or a portion of the Participant’s ESOP Account, ESOP QNEC Account (if any) or any other Accounts that may be invested in the UnitedHealth Group Stock Fund pursuant to Appendix E in Subfunds other than the UnitedHealth Group Stock Fund, that portion of the Participant’s ESOP Account, ESOP QNEC Account or other Accounts (pursuant to Appendix E) shall be distributed entirely in cash.

7.5.6. Facility of Payment. In case of minority, incapacity or legal disability of a Participant, Beneficiary or Alternate Payee entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the court-appointed guardian or conservator of such Participant, Beneficiary or Alternate Payee, or

(b)	if there is no court-appointed guardian or conservator, to the lawfully authorized representative of the Participant, Beneficiary or Alternate Payee (and the Committee, in its sole discretion, shall determine whether a person is a lawfully authorized representative for this purpose), or

(c)	to an institution entrusted with the care or maintenance of the minor, incapacitated or disabled Participant, Beneficiary or Alternate Payee, provided such institution has satisfied the Committee, in its sole discretion, that the payment will be used for the best interest and assist in the care of such Participant, Beneficiary or Alternate Payee, and provided further, that no prior claim for said payment has been made by a person described in (a) or (b) above.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Committee, the Trustee and the Fund therefor.

7.6.	Loans.

7.6.1. Availability. Loans shall be made available to all Participants and Beneficiaries who are parties in interest as defined in section 3(14) of ERISA in accordance with the separate Loan Policy. An Alternate Payee shall be considered a Beneficiary for this purpose only after the domestic relations order has been finally determined to be a qualified domestic relations order as defined in Appendix C to the Plan Statement.

7.6.2. Separate Loan Policy. Any loans made from the Plan shall be made and administered in accordance with the separate Loan Policy adopted by the Principal Sponsor. Such Loan Policy is hereby incorporated by reference and made a part of the Plan Statement. Such Loan Policy may be modified or amended by the Committee from time to time.

7.6.3. Requirements for Plan Loans. The Trustee, as directed by the Committee, will make loans to Participants and Beneficiaries who are parties in interested as defined in section 3(14) of ERISA in accordance with the Loan Policy, provided:

(a)	Loans shall be made available to all Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount (expressed as a percentage of the Vested Total Account) greater than is made available to other employees.

(b)	No loan shall be made to the extent that such loan when added to the outstanding balance of all other loans of the Participant would exceed the amount specified in section 72(p)(2)(A) of the Code.

(c)	All loans shall bear a reasonable rate of interest as determined by the Committee.

(d)	Every loan made under the Plan shall be secured by that portion of the Participant’s Total Account which does not exceed fifty percent (50%) of the sum total of the Participant’s Vested Total Account. This dollar amount shall be determined immediately after the origination of the loan (and shall be reduced by the amount of any unpaid principal and interest on any earlier loan which is similarly secured). This security interest shall exist without regard to whether it is or is not referenced in the loan documents.

(e)	All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less than quarterly, over a specified period not extending beyond five (5) years from the date of the loan unless such loan is used to acquire the principal residence of the borrower. All loan repayments shall be made in accordance with the Loan Policy.

(f)	The promissory note on any such loan shall be an investment of the Participant’s Account and not an investment of the Fund generally. All repayments of principal and interest shall be reinvested in the same manner as contributions under the Participant’s investment elections in effect at the time the repayment is received.

(g)	Upon the occurrence of an event of default (as defined in the Loan Policy), the Participant’s Vested Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, but, in the interim, it shall not be possible to cure the default.

7.6.4. Rollovers and Transfers of Loans. Pursuant to Section 9.3.1, the Committee may agree to the transfer of outstanding participant loans under another tax-qualified plan to this Plan if the transfer is in connection with a corporate acquisition or merger by or with the Principal Sponsor or an Affiliate. The Committee may also authorize that any employee in Recognized Employment who was formerly employed by a business entity that was acquired by the Employer or an Affiliate and who receives an eligible rollover distribution which includes an outstanding participant loan shall be permitted to rollover such outstanding participant loan to this Plan. The transfer or direct rollover of an outstanding participant loan shall be permitted only if the participant loan is not in default and the Participant agrees to continue to make loan payments to the Trustee through payroll deduction. The transfer or direct rollover of an outstanding participant loan shall not be considered the issuance of a new loan or the renewal or rewriting of the original loan note. The terms of any outstanding participant loan that is transferred or rolled over to this Plan may differ from the loan provisions contained in the Loan Policy.

7.6.5. Reporting and Disclosure. To the extent required by section 72(p) of the Code, the Trustee shall report, from time to time, distributions of income in connection with loans made under this Plan. The operation of those tax rules is entirely independent of the rules of the Plan. This Plan shall make all disclosures required under federal truth-in-lending regulations (Regulation Z issued by the Board of Governors of the Federal Reserve System).

SECTION 8

SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Trustee, the Employer or the Committee recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee.

The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer, the Committee and the Trustee.

This Section shall not prevent the Employer, the Committee or the Trustee from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Vested Total Account by the amount of the then outstanding balance of the loan in default. This Section shall not prevent the Employer, the Committee or the Trustee from observing the terms of a qualified domestic relations order as provided in Appendix C to this Plan Statement.

SECTION 9

AMENDMENT AND TERMINATION

9.1. Amendment. The Principal Sponsor reserves the power to amend this Plan Statement either prospectively or retroactively or both:

(a)	in any respect by resolution of its Board of Directors;

(b)	in any respect by action of the Committee; and

(c)	in any respect that does not materially increase the cost of the Plan by action of the Executive Vice President, Human Capital of the Principal Sponsor;

provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax-qualified status of the Plan and the deductibility of Employer contributions thereto. The power to amend the Plan Statement may not be delegated.

9.2. Discontinuance of Contributions and Termination of Plan. The Principal Sponsor reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan herein embodied in its entirety. Notwithstanding anything in this Plan Statement to the contrary, if the Principal Sponsor applies to the Internal Revenue Service for a ruling that the termination of the Plan does not adversely affect its qualified status, then all distributions (other than required distributions under Section 7.1.1(b) and 7.3.1(b)) shall be suspended upon termination of the Plan pending the receipt of a favorable determination.

9.3.	Merger or Spinoff of Plans.

9.3.1. In General. The Principal Sponsor, by action of the Committee, may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Committee agrees to a transfer of assets and liabilities from another plan to this Plan, the agreement under which such transfer is concluded (or an amendment of or appendix to this Plan Statement) shall specify the Accounts to which the transferred amounts are to be credited and any other rules regarding the transfer.

9.3.2. Limitations. In no event shall assets be transferred from any other plan to this Plan unless this Plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code (or, where applicable, the distribution rules of section 401(k) of the Code) with respect to such transferred assets. In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code and the distribution rules of section 401(k) of the Code with respect to such transferred assets.

9.3.3. Beneficiary Designations. Unless specified otherwise in an appendix to this Plan Statement, if assets and liabilities are transferred from another plan to this Plan, beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the Beneficiary designation rules of this Plan Statement shall apply beginning on such date.

9.4.	Adoption by Affiliates.

9.4.1. Adoption by Consent. The Committee may consent to the adoption of the Plan by any business entity that is an Affiliate (determined without respect to the last sentence of Section 1.1.2) subject to such conditions as the Committee may impose.

9.4.2. Procedure for Adoption. Any such adopting business entity shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors (or other authorized body or individual) adopting this Plan Statement to the Committee. Upon the consent by the Committee to the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of the Committee’s consent, the adoption of the Plan by the adopting business entity shall be effective as of the date specified by the Committee. If such adopting business entity is not a corporation, any reference in the Plan Statement to its board of directors shall be deemed to refer to such entity’s governing body or other authorized individual.

9.4.3. Effect of Adoption. Upon the adoption of the Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Also, upon the adoption of the Plan by an adopting business entity as heretofore provided, all benefits payable to all Participants are available from the total Fund without regard to the contributions by each adopting business entity or the Principal Sponsor. Each adopting business entity, as a condition of continued participation in the Plan, delegates to the Principal Sponsor the sole power and authority over all Plan matters except that the board of directors of each adopting business entity shall have the power to amend this Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in Section 9.3 and to terminate the Plan as applied to it. Each reference herein to the Employer shall include the Principal Sponsor and all adopting business entities unless the context clearly requires otherwise.

SECTION 10

INDEMNIFICATION

Except as prohibited by law, the Employer shall indemnify and provide advances to each indvidual trustee (as distinguished from corporate trustee) of the Plan or officer, director, or employee of the Employer for any and all liabilities, costs, judgments, penalties, fines (including, without limitation, excise taxes assessed against the individual with respect to the Plan), settlements, and reasonable expenses, including attorneys’ fees and disbursements arising out of any action taken by such individual with respect to the Plan under ERISA or otherwise and regardless of whether the individual is made or threatened to be made a party to a proceeding. However, the Employer shall only be obligated to provide such indemnification and advances to the extent not covered by insurance or another entity, and only upon satisfaction of the conditions and procedures set forth in Minn. Stat. Section 302A.521 (2008), including but not limited to the requirements of subdivision 2(a), or the current Minnesota statute governing indemnification in effect at the time the indemnification or advances are requested. No indemnification or advances shall be required in connection with an individual’s claim for his own benefit under the Plan. Indemnification and advances shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 11

DETERMINATIONS — CLAIMS PROCEDURES

11.1. Determinations. Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee has discretionary authority to grant or deny benefits under the Plan. The Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Committee shall make such determinations as may be required from time to time in the administration of the Plan. The discretionary authority shall include all matters arising under the Plan.

11.2. Claim and Review Procedures. Until modified by the Committee, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan except for disability claims. An application for a distribution shall be considered as a claim for the purposes of this Section.

11.2.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee.

(a)	If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

11.2.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

11.2.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

11.2.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	The Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

11.3. Claim and Review Procedures for Disability Claims Filed under the Plan. Until modified by the Committee, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims for a disability benefit filed under the Plan.

11.3.1. Initial Disability Claim. An individual may, subject to any applicable deadline, file with the Committee a written claim for disability benefits under the Plan in a form and manner prescribed by the Committee.

(a)	If the disability claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of the disability claim.

(b)	The forty-five (45) day period for making the determination may be extended for thirty (30) days, if the Committee determines that an extension is necessary due to reasons beyond the control of the Committee and notifies the claimant of the extension prior to the expiration of the initial forty-five (45) day period. The thirty (30) day extension period can be further extended by another thirty (30) days (for a total of a sixty (60) day extension) if notice is provided to the claimant within the first thirty (30) day extension period.

(c)

In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty five (45) days within which to provide the necessary information and the period for making the claim determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty-five (45) days.

(d)	Any notice of extension shall specifically explain:

(i)	the circumstances requiring the extension of time;

(ii)	the date by which a claim determination is expected to be made;

(iii)	the standards on which entitlement to a benefit is based;

(iv)	the unresolved issues that prevent a decision on the disability claim; and

(v)	the additional information needed to resolve those issues.

11.3.2. Notice of Initial Adverse Determination. A notice of an adverse determination for a disability claim shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(d)	a description of the claim and review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review;

(e)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

(f)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

11.3.3. Request for Review. Within one-hundred and eighty (180) days after receipt of an initial adverse benefit determination notice for a disability claim, the claimant may file with the Committee a written request for review of the adverse determination and may, in connection therewith, submit written comments, documents, records and other information relating to the claim for disability benefits. Any request for review not filed within one-hundred and eighty (180) days after receipt of an initial adverse determination notice shall be untimely.

11.3.4. Disability Claim on Review. If the disability claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of the request for review.

(a)	The forty-five (45) day period for deciding the disability claim on review may be extended for forty-five (45) days if the Committee determines that special circumstances require an extension of time for the disability claim determination on review, provided that the Committee notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the special circumstances requiring an extension and the date by which a disability claim determination is expected to be made.

(b)	In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty-five (45) days within which to provide the necessary information and the period for making the benefit determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty-five (45) days.

(c)	The Committee’s review of a denied disability claim shall:

(i)	take into account all comments, documents, records, and other information submitted by the claimant relating to the disability claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(ii)	not afford deference to the initial adverse benefit determination;

(iii)	be conducted by a decision maker(s) who is neither the decision maker(s) who made the initial adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual(s);

(iv)	if the adverse benefit determination is based in whole or in part on a medical judgment, consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgment (such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is subject of the appeal, nor the subordinate of any such individual); and

(v)	provide for the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

11.3.5. Notice of Adverse Determination for Disability Claim on Review. A notice of an adverse determination for a disability claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for denial of the disability claim;

(b)	the specific references to the pertinent provisions of the Plan Statement (or other applicable Plan document) on which the denial is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for disability benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures;

(e)	a statement of the claimant’s right to bring an action under section 502(a) of ERISA;

(f)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request;

(g)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(h)	the following statement: “You and your plan may have other voluntary alternative dispute resolutions options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

11.4.	Rules and Regulations.

11.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

11.4.2.	Specific Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Committee unless delegated. Such delegation may be implied or inferred. If the Committee does delegate the decision, all references to the Committee in Section 11 shall be treated as references to the Committee’s delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Committee.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

(j)	The burden of proof in demonstrating any fact essential to the approval of any claim for benefits, including eligibility for any claimed benefit and the extent to which a claimed benefit is covered or payable in accordance with the Plan, shall at all times be the responsibility of the claimant.

11.5. Deadline to File Claim. To be considered timely under the Plan’s claim and review procedures, a claim must be filed with the Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, a claim must be filed with the Committee within thirty (30) days after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

11.6. Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedures is mandatory for resolving every claim and dispute arising under this Plan. In any subsequent legal action all explicit and all implicit determinations by the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

11.7. Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	six (6) months after the claimant has exhausted the claim and review procedures.

If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the thirty (30) month period shall be nineteen (19) months.

11.8. Knowledge of Fact by Participant Imputed to Beneficiary. For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

11.9. Venue. All litigation in any way related to the Plan (including but not limited to any and all claims brought under ERISA, such as claims for benefits and claims for breach of fiduciary duty) must be filed in the United States District Court for the District of Minnesota.

SECTION 12

PLAN ADMINISTRATION

12.1.	Principal Sponsor.

12.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

12.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Principal Sponsor may delegate or redelegate and allocate or reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Chief Executive Officer may from time to time deem advisable.

12.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Principal Sponsor shall have the exclusive authority, which may not be delegated, to act for the Principal Sponsor to terminate the Plan.

12.2.	Committee.

12.2.1. Appointment and Removal. The Committee shall consist of such members as may be determined and appointed from time to time by such Chief Executive Officer of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses. The Committee may consist of one or more members.

Effective July 31, 2007, the Principal Sponsor delegated all duties, authority and responsibilities assigned to the Committee to the Executive Vice President, Human Capital of the Principal Sponsor. Until the Chief Executive Officer of the Principal Sponsor appoints a Committee pursuant to this Section 12.2.1, any references to “Committee” in this Plan Statement shall mean the Executive Vice President, Human Capital of the Principal Sponsor. Functions discharged by the Committee shall be discharged by the Executive Vice President, Human Capital of the Principal Sponsor, unless the Executive Vice President, Human Capital of the Principal Sponsor delegates or allocates to one or more other persons jointly or severally such functions assigned to the Committee hereunder as may from time to time be deemed advisable.

12.2.2. Automatic Removal. If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Principal Sponsor or any notice to the individual so removed.

12.2.3. Authority. The Committee may elect such officers as the Committee may decide upon. Committee’s authority to administer the Plan includes but is not limited to the powers listed below, which it may exercise or delegate at its sole discretion. The Committee has the authority to:

(a)	establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)	organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons,

(c)	determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)	cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report or accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and ratable interest in the Fund,

(e)	prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

(f)	set up such rules as are deemed necessary to carry out the terms of this Plan Statement,

(g)	resolve all questions of administration of the Plan not specifically referred to in this Section,

(h)	delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable,

(i)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it,

(j)	the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices and procedures made by the Committee or other the Plan fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims and review procedures provided in Section 11.4. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee.

(k)	to determine the Employer contribution under Section 3; to reduce, suspend or discontinue contributions to the Plan,

(l)	to consent to the adoption of the Plan by affiliated business entities; to establish conditions and limitations upon such adoption of the Plan by affiliated business entities; to designate Affiliates, and

(m)	to cause the Plan to be merged with another plan and to transfer assets and liabilities between the Plan and another.

12.2.4. Majority Decisions. If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act (or if a committee of three (3) or more members is appointed by the Executive Vice President, Human Capital of the Principal Sponsor to undertake certain functions assigned to the Committee), the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

12.3.	Limitation on Authority.

12.3.1. Fiduciaries Generally. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by the Plan Statement or by ERISA.

12.3.2. Trustee. The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in the Trust Agreement. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by the Principal Sponsor or the Committee regarding the same. Nor shall the Trustee be responsible in any way for the manner in which the Principal Sponsor, the Employer or the Committee carries out its responsibilities under this Plan Statement or, more generally, under the Plan. The Trustee shall give the Principal Sponsor notice of (and tender to the Principal Sponsor) the prosecution or defense of any litigation involving the Plan, the Fund or other fiduciaries of the Plan.

12.4. Conflict of Interest. If any officer or employee of the Employer, any member of the board of directors of the Employer, any member of the Committee to whom authority has been delegated or redelegated hereunder shall also be a Participant, Beneficiary or Alternate Payee in the Plan, the individual shall have no authority as such officer, employee or member with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants, Beneficiaries or Alternate Payees or a broad class of Participants, Beneficiaries and Alternate Payees), all such authority being reserved exclusively to the other officers, employees, or members as the case may be, to the exclusion of such Participant, Beneficiary or Alternate Payee, and such Participant, Beneficiary or Alternate Payee shall act only in his or her individual capacity in connection with any such matter.

12.5. Dual Capacity. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

12.6.	Administrator. The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

12.7.	Named Fiduciaries. The Principal Sponsor shall be a named fiduciary for purposes of section 402(a) of ERISA.

12.8. Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the General Counsel of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

12.9. Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses. The Fund may reimburse the Employer for a reasonable expense incurred in administering the Plan paid by the Employer if, at the time the Employer paid the expense, the Employer intended to have the Fund reimburse the Employer for the expense. The Committee, acting in its fiduciary capacity, shall determine the appropriate allocation among the Accounts in the Plan.

12.10. IRS Qualification. This Plan is intended to qualify under section 401(a) of the Code as a defined contribution profit sharing plan (and not as a defined contribution stock bonus plan or money purchase pension plan or a defined benefit pension plan).

12.11. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

12.12. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, the Employer or the Committee pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Committee.

12.13. Information Furnished by Participants. Neither the Employer nor the Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Fund and used to reduce the next succeeding contribution of the Employer to the Plan.

12.14. Powers of Attorney. The Plan shall recognize a document submitted to the Committee by which a Participant, Beneficiary, or Alternate Payee appoints another person as his or her attorney in fact for Plan purposes provided the Committee or its delegate determines that such document is valid.

SECTION 13

IN GENERAL

13.1.	Disclaimers.

13.1.1. Effect on Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obligated to continue the Plan. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

13.1.2. Sole Source of Benefits. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant, Beneficiary, Alternate Payee or other person. Each Participant, Beneficiary, Alternate Payee or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments. If a Vested Total Account shall have been distributed to a former Participant, Beneficiary, Alternate Payee or any other person entitled jointly to the receipt thereof (or shall have been transferred to the Trustee of another tax-qualified deferred compensation plan), such former Participant, Beneficiary, Alternate Payee or other person, as the case may be, shall have no further right or interest in the other assets of the Fund.

13.1.3. Co-Fiduciary Matters. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee shall in any manner be liable to any Participant, Beneficiary, Alternate Payee or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA). Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund. Except as is otherwise provided in ERISA, the Employer and its officers, the members of its board of directors, the members of the Committee, the Trustee and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated in whole or in part to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

13.2. Reversion of Fund Prohibited. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in Section 3.11. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as hereinbefore provided).

13.3. Contingent Top Heavy Plan Rules. The rules set forth in Appendix B to this Plan Statement (concerning additional provisions that apply if the Plan becomes top heavy) are incorporated herein.

13.4. Continuity. The tenure and membership of any committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect under the Prior Plan Statement shall, to the extent not inconsistent with this Plan Statement, continue in full force and effect until altered as provided herein.

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS

Incorporating amendments of Code §415(c) regulations (T.D. 9313, April 5, 2007).

Effective for limitation years beginning on or after July 1, 2007.

SECTION 1

DEFINITIONS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(i)	all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.

Notwithstanding the foregoing, if an employer contribution is made later than thirty (30) days after the due date, including extensions, of the employer’s federal income tax return for the taxable year that includes the last day of the limitation year, the employer contribution shall be considered an annual addition for the limitation year in which the contribution is made. However, if the employer contribution is made to correct a nondiscrimination violation (e.g., section 401(a)(4) or section 410(b) of the Code) that date is extended until the fifteenth (15th) day of the tenth (10th) month following the end of the limitation year. A contribution made to restore an erroneous forfeiture in a prior limitation year or on behalf of a participant who was erroneously omitted from a prior limitation year’s allocation shall be considered an annual addition for the limitation year to which it relates. If, in a particular limitation year, an amount is contributed with respect to a prior limitation year and such contribution is required by reason of such employee’s rights under chapter 43 of title 38, United States Code (USERRA), resulting from qualified military service, as specified in section 414(u)(1) of the Code, then such contribution is not considered an annual addition with respect to the employee for that limitation year in which the contribution is made, but, in accordance with section 414(u)(1)(B) of the Code, is considered an annual addition for the limitation year to which the contribution relates.

1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.

1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions. The annual addition shall not include (i) any payments made to restore losses to a plan resulting from action that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA (or, in the case of Defined Contribution Plans not subject to ERISA, any other applicable federal or state law), (ii) any “catch-up” contributions made pursuant to section 414(v) of the Code, (iii) any previously forfeited amounts restored to an account in accordance with the plan terms, and (iv) any repayments of loans.

1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments).

1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.

1.3. Defined Contribution Plans. Defined contribution plans shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members including terminated plans, plans maintained by predecessor employers and plans that were formerly maintained by the employer or a related employer but shall not include any multiemployer plan (as defined in section 414(f) of the Code).

1.4. Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.

1.5.	Limitation Year. Limitation year means the Plan Year.

1.6.	Maximum Permissible Addition.

1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of:

(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or

(ii)	one hundred percent (100%) of the Participant’s §415 compensation for such limitation year.

However, the dollar limit in (i) shall be prorated if all defined contribution plans are terminated before the end of the limitation year.

1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.

1.7. Section 415 Compensation. Section 415 compensation (sometimes, “§415 compensation”) shall mean, with respect to any limitation year, the amount determined as follows:

(a)	General Definition. Subject to the following rules, §415 compensation means wages as defined in section 3401(a) of the Code (for purposes of income tax withholding at the source) plus:

(i)	all other payments of compensation to an employee by the Employer (in the course of employment with the Employer and all controlled group members) for services to the Employer for which the Employer is required to furnish the employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code (i.e., W-2 wages), and

(ii)	amounts that would have been included in wages but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code.

Section 415 Compensation shall be determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

(b)	Cash Basis. Section 415 compensation shall be included in the limitation year in which paid or made available (or would have been paid but for an election under section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b) of the Code). Amounts received pursuant to a nonqualified unfunded deferred compensation plan are §415 compensation in the year actually received to the extent includible in gross income.

(c)	Comp Cap. Section 415 compensation for a limitation year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that limitation year (e.g., $230,000 for a limitation year beginning in 2008).

(d)	Post-Severance Pay. Notwithstanding the foregoing, §415 compensation shall not include any amounts received after an employee’s severance from employment except as follows.

(i)	Regular Pay. Regular pay (e.g., regular base pay, overtime, shift differential pay, commissions, bonuses and other similar compensation) shall be included if (A) it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(ii)	Unused Leave. Payments of unused accrued bona fide sick leave, vacation or other leave shall be included if it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after severance from employment.

(iii)	NQDC. Payments from nonqualified unfunded deferred compensation plans shall be included if (A) it is received not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(iv)	Actual USERRA and Disability. Payments of compensation paid to employees performing qualified military service (e.g., “differential pay”) and to employees who are totally and permanently disabled shall be included if the payments do not exceed the amounts the employee would have received if employment had continued.

(v)	Imputed Disability Pay. The compensation an employee would have received for the limitation year shall be included if the following conditions are satisfied: (A) the employee is totally and permanently disabled within the meaning of section 22(e)(3) of the Code, and (B) either (x) the employee is not a highly compensated employee immediately before becoming disabled or (y) the terms of the plan provide for the continuation of contributions on behalf of all participants who are permanently and totally disabled for a fixed or determinable period, and (C) the plan provides that such amounts are taken into account for the purpose of making contributions, and (D) all contributions made with respect to such imputed compensation are nonforfeitable when made.

1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition. Subject to the provisions of this Appendix, the limitations of section 415(c) of the Code (and regulations issued pursuant thereto) are incorporated by reference in this Appendix.

SECTION 3

SUSPENSION OF ANNUAL ADDITIONS

3.1. Temporary Suspension. If as of any date during a limitation year it is determined that a Participant’s annual additions that would be made then under other provisions of this Plan Statement would exceed the maximum permissible addition as of that date, the contributions and allocations to that Participant’s accounts shall be made only to the extent that they can be made without causing any such excess to occur. Therefore, the contributions and allocations to be made as of that date shall be made in the following sequence to the extent permitted.

(a)	Employer Contributions – Not Matching.

(i)	Employer contributions to defined contribution pension plans (e.g., money purchase pension plans including target benefit pension plans).

(ii)	Employer fixed (non-discretionary, non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employer discretionary (non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(b)	Employee Matched and Employer Matching Contributions.

(i)	Employee non-Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employee matched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.

(iv)	Employer non-discretionary fixed matching contributions to defined contribution profit sharing and plans and stock bonus plans.

(v)	Employer discretionary matching contributions to defined contribution profit sharing plans and stock bonus plans.

(c)	Employee Contributions – Not Matched.

(i)	Employee non-Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employee unmatched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.

(d)	Other.

(i)	All other contributions and allocations (but excluding forfeitures to be reallocated).

(ii)	Forfeitures to be reallocated.

3.2. Tie Breaker. If a contribution or allocation that would be in two (2) or more plans in the same priority cannot be made because of the foregoing rules, the contribution or allocation shall be made among the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the plan that was first established.

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APPENDIX B

CONTINGENT TOP HEAVY PLAN RULES

Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107-16; June 4, 2001) effective for years beginning after December 31, 2001.

Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.

1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)	if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

1.3. Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, as adjusted under the Code for cost-of-living increases).

1.4. Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year that includes the determination date is:

(a)	an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)	a five percent owner, or

(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.

1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group,

exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(a)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(b)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(e)

In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(i)	if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

In applying the foregoing, the following rules shall be observed:

(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(c)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(f)

In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)	A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) or section 401(k)(13) of the Code, and (ii) matching contributions which meet the requirements of section 401(m)(11) or section 401(m)(12) of the Code. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2

DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3

CONTINGENT PROVISIONS

3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

3.2.	Vesting Requirement.

3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:

(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)	permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of severance from employment such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

(ii)	the close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution.

If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.

3.3. Defined Contribution Plan Minimum Benefit Requirement.

3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

(c)	The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.4. Defined Benefit Plan Minimum Benefit Requirement.

3.4.1. General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one-twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.

3.4.2. Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:

(a)	The term “applicable percentage” means the lesser of:

(i)	two percent (2%) multiplied by the number of years of service with the Employer, or

(ii)	twenty percent (20%).

(b)	For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or

(ii)	such year of Vesting Service was completed in a Plan Year beginning before January 1, 1984, or

(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:

(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and

(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January 1, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.

(d)	An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

3.4.3. Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan Statement shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.

3.5. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)	If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)	If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)	If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6. Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

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APPENDIX C

QUALIFIED DOMESTIC RELATIONS ORDERS

SECTION 1

GENERAL MATTERS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix.

1.1. General Rule. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.

1.2. Alternate Payee Defined. The only persons eligible to be considered alternate payees with respect to a Participant shall be that Participant’s spouse, former spouse, child or other dependent.

1.3. DRO Defined. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).

1.4. QDRO Defined. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an alternate payee’s right to (or assigns to an alternate payee the right to) receive all or a portion of the Account of a Participant under the Plan and which satisfies all of the following requirements.

1.4.1. Names and Addresses. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order.

1.4.2. Amount. The order must clearly specify the amount or percentage of the Participant’s Account to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined.

1.4.3. Payment Method. The order must clearly specify the number of payments or period to which the order applies.

1.4.4. Plan Identity. The order must clearly specify that it applies to this Plan.

1.4.5. Settlement Options. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.

1.4.6. Increased Benefits. The order may not require the Plan to provide increased benefits.

1.4.7. Prior Awards. The order may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

1.4.8. Exceptions. The order will not fail to meet the requirements of Section 1.4.5 of this Appendix if:

(a)	The order requires payment of benefits be made to an alternate payee before the Participant has separated from service but as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.10 of this Appendix; and

(b)	The order requires that payment of benefits be made to an alternate payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued); and

(c)	The order requires payment of benefits to be made to an alternate payee in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

In lieu of the foregoing, the order will not fail to meet the requirements of Section 1.4.5 of this Appendix if the order: (1) requires that payment of benefits be made to an alternate payee in a single lump sum as soon as is administratively feasible after (A) the order is determined to be a qualified domestic relations order and (B) the alternate payee files an application for payment with the Committee or its designee, and (2) does not contain any of the provisions described in Section 1.4.9 of this Appendix, and (3) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the alternate payee.

1.4.9.	Deemed Spouse. Notwithstanding the foregoing:

(a)	The order may provide that the former spouse of a Participant shall be treated as a surviving spouse of such Participant for the purposes of Section 7 of the Plan Statement (and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes), and

(b)	The order may provide that, if the former spouse has been married to the Participant for at least one (1) year at any time, the surviving former spouse shall be deemed to have been married to the Participant for the one (1) year period ending on the date of the Participant’s death.

1.4.10. Payment Date Defined. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:

(a)	The date on which the Participant is entitled to a distribution under the Plan; or

(b)	The later of (i) the date the Participant attains age fifty (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

SECTION 2

PROCEDURES

2.1. Actions Pending Review. Upon the receipt of a complete, signed and certified domestic relations order by the Committee, the Committee shall cause the Plan to separately account for the amounts which would be payable to the alternate payee during such period if the order were determined to be a qualified domestic relations order. No disposition of any benefits will be made to the Participant during the period when the issue of whether a domestic relations order is a qualified domestic relations order is pending.

2.2. Reviewing DROs. Upon the receipt of a domestic relations order, the Committee shall determine whether such order is a qualified domestic relations order.

2.2.1. Receipt. A domestic relations order shall be considered to have been received only when the Committee shall have received a copy of a domestic relations order which is complete in all respects, signed and certified.

2.2.2. Notice to Parties. Upon receipt of a domestic relations order, the Committee shall notify the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant that such domestic relations order has been received. The Committee shall include with such notice a copy of this Appendix.

2.2.3. Comment Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded a comment period of thirty (30) days from the date such notice is mailed by the Committee in which to make comments or objections to the Committee concerning whether the domestic relations order is a qualified domestic relations order. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the thirty (30) day comment period may be shortened.

2.2.4. Initial Determination. Within a reasonable period of time after the termination of the comment period, the Committee shall give written notice to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant of its decision that the domestic relations order is or is not a qualified domestic relations order. If the Committee determines that the order is not a qualified domestic relations order or if the Committee determines that the written objections of any party to the order being found a qualified domestic relations order are not valid, the Committee shall include in its written notice:

(i)	the specific reasons for its decision;

(ii)	the specific reference to the pertinent provisions of this Plan Statement upon which its decision is based;

(iii)	a description of additional material or information, if any, which would cause the Committee to reach a different conclusion; and

(iv)	an explanation of the procedures for reviewing the initial determination of the Committee.

2.2.5. Appeal Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded an appeal period of sixty (60) days from the date such an initial determination and explanation is mailed in which to make comments or objections concerning whether the original determination of the Committee is correct. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the sixty (60) day appeal period may be shortened.

2.2.6. Final Determination. In all events, the final determination of the Committee shall be made not later than eighteen (18) months after the date on which first payment would be required to be made under the domestic relations order if it were a qualified domestic relations order. The final determination shall be communicated in writing to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant.

2.3. Final Disposition. If the domestic relations order is finally determined to be a qualified domestic relations order and all comment and appeal periods have expired, the Plan shall pay all amounts required to be paid pursuant to the domestic relations order to the alternate payee entitled thereto. Payment shall be made to the alternate payee as soon as administratively practicable after the alternate payee files an application for payment with the Committee or its designee. If the domestic relations order is finally determined not to be a qualified domestic relations order and all comment and appeal periods have expired, benefits under the Plan shall be paid to the person or persons who would have been entitled to such amounts if there had been no domestic relations order.

2.4. Orders Being Sought. If the Committee has notice that a domestic relations order is being or may be sought but has not received the order, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due. If the Committee has determined that a domestic relations order is not a qualified domestic relations order and all comment and appeal periods have expired, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due even if the Committee has notice that the party claiming to be an alternate payee or the Participant or both are attempting to rectify any deficiencies in the domestic relations order. Notwithstanding the above, after the commencement of a divorce action, the Committee shall comply with a restraining order, duly issued by the court handling the divorce, reasonably prohibiting the disposition of a Participant’s benefits pending the submission to the Committee of a domestic relations order or prohibiting the disposition of a Participant’s benefits pending resolution of a dispute with respect to a domestic relations order.

SECTION 3

PROCESSING OF AWARD

3.1. General Rules. If a benefit is awarded to an alternate payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.

3.1.1. Source of Award. If a Participant shall have a Vested interest in more than one Account under the Plan, the benefit awarded to an alternate payee shall be withdrawn from the Participant’s Accounts in proportion to his Vested interest in each of them.

3.1.2. Effect on Account. For all purposes of the Plan, the Participant’s Account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant’s Account) shall be permanently diminished by the portion of the Participant’s Account which is awarded to the alternate payee. The benefit awarded to an alternate payee shall be considered to have been a distribution from the Participant’s Account for the limited purpose of applying any rules of the Plan Statement relating to distributions from an Account that is only partially Vested.

3.1.3. After Death. After the death of an alternate payee, all amounts awarded to the alternate payee which have not been distributed to the alternate payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the alternate payee’s estate as soon as administratively feasible, unless the qualified domestic relations order clearly provides otherwise. The Participant’s Beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an alternate payee, unless the qualified domestic relations order clearly provides otherwise.

3.1.4. In-Service Benefits. Any in-service distribution provisions of the Plan Statement shall not be applicable to the benefit awarded to an alternate payee.

3.2. Segregated Account. If the Committee determines that it would facilitate the administration or the distribution of the benefit awarded to the alternate payee or if the qualified domestic relations order so requires, the benefit awarded to the alternate payee shall be established on the books and records of the Plan as a separate account belonging to the alternate payee.

3.3. Former Alternate Payees. If an alternate payee has received all benefits to which the alternate payee is entitled under a qualified domestic relations order, the alternate payee will not at any time thereafter be deemed to be an alternate payee or prior alternate payee for any substantive or procedural purpose of this Plan.

APPENDIX D

401(k), 401(m) & 402(g) COMPLIANCE

Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.

Priority. Determinations under this Appendix shall be made in the following order:

(1)	Excess deferrals under Section 1, and

(2)	Excess contributions under Section 2.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1.	Excess Deferrals.

1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee or its designee in writing not later than five (5) business days prior to the April 15 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of Participant Savings Contributions allocated to the Participant’s Employee Pre-Tax Contribution Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year. If a Participant is eligible to make catch-up contributions pursuant to Section 2 of the Plan Statement but such Participant does not make catch-up contributions or does not make the maximum allowable catch-up contributions for such taxable year, then the Participant’s excess deferrals shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of Participant Saving Contributions allocated to the Participant’s Employee Pre-Tax Contribution Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee or its designee not later than five (5) business days prior to the April 15 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 402A, 408(k), 408(p), 403(b), 457 or 501(c)(18) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.

1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss for the taxable year (but not the gap period). The income or loss allocable to excess deferrals for the taxable year shall be determined using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan for allocating income or losses to Participants’ Accounts.

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Employee Pre-Tax Contribution Account.

1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1. Disaggregation of Plan. Pursuant to section 1.401(k)-1(b)(4)(iv)(A) of the income tax regulations, this Plan shall be disaggregated into two plans for purposes of satisfying the requirements of sections 401(k), 401(a)(4) and 410(b) of the Code, as follows:

(a)	the portion of the Plan consisting of all eligible employees who have attained age 21 and completed one year of Eligibility Service before the last Enrollment Date of the Plan Year, and

(b)	the portion of the Plan consisting of all eligible employees who have not attained age 21 and completed one year of Eligibility Service.

The portion of the Plan described in (a) above shall satisfy the nondiscrimination requirements of section 401(k) of the Code using the alternative method described in section 401(k)(13) of the Code (and shall not be subject to the remaining provisions of this Section 2 of Appendix D). The portion of the Plan described in (b) above shall be subject to the remaining provisions of this Section 2 of Appendix D).

2.1.1. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to provide for Participant Savings Contributions pursuant to Section 2.3 of the Plan Statement for all or a part of the Plan Year (whether or not the individual does so) and who has not attained age 21 and completed year of Eligibility Service.

(b)	An eligible Highly Compensated Employee (“eligible HCE”) means an eligible employee who is a Highly Compensated Employee.

(c)	An eligible Nonhighly Compensated Employee (“eligible NHCE”) means an eligible employee who is not a Highly Compensated Employee.

(d)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Participant Savings Contributions credited to the eligible employee’s Employee Pre-Tax Contribution Account excluding:

(A)	any catch-up elective contributions,

(B)	the excess deferrals, as defined in Section 1 of this Appendix, of any eligible NHCE, and

(C)	any elective contributions withdrawn pursuant to Section 2.3.4 of the Plan Statement and section 414(w) of the Code,

and including the excess deferrals, as defined in Section 1 of this Appendix, of any eligible HCE but only to the extent such excess deferrals are attributable to this Plan (or any other plan of the Employer and all Affiliates), to

(ii)	the eligible employee’s compensation, as defined below, for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(e)	Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). Except as provided in Section 2.1.2(b) of this Appendix, compensation for purposes of this Section 2 shall be limited to the portion of such Plan Year that the employee is an eligible employee. An eligible employee’s compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Thirty Thousand Dollars ($230,000) for 2008 (as adjusted under the Code for cost-of-living increases).

(e)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

2.1.2. Special Rules. For purposes of this Section 2.1, the following special rules apply:

(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	HCE Eligible to Participate in Multiple Plans. The deferral percentage of any eligible HCE who is eligible to participate in any other plan of the Employer and all Affiliates to which Employer contributions are made on behalf of the eligible HCE pursuant to a deferral election (whether direct or indirect), shall be equal to the ratio of:

(i)

the sum of all such Employer contributions, and if used to determine the deferral percentage of eligible employees, matching contributions (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and

401(k)(2)(C) of the Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year.

(ii)	the eligible employee’s compensation (as defined in Section 2.1.1 of this Appendix) for the entire Plan Year.

Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to section 1.401(k)-1(b)(4) of the Income Tax Regulations.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

2.1.3. The 401(k) Tests-Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible HCEs for the current Plan Year is not more than the average deferral percentage for the group of eligible NHCEs for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average deferral percentage for the group of eligible HCEs for the current Plan Year over the average deferral percentage for the group of eligible NHCEs for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible HCEs for the current Plan Year is not more than the average deferral percentage for the group of eligible NHCEs for the current Plan Year multiplied by two (2).

The Committee may elect to substitute the average deferral percentage for the group of eligible NHCEs for the preceding Plan Year for the average deferral percentage for the group of eligible NHCEs for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:

(a)	the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan), or

(b)	as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

2.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of Participant Savings Contributions that can be made pursuant to an Enrollment Election by eligible HCEs that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any modifications.

2.2. Distribution of Excess Contributions.

2.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible HCEs as determined in this Section.

2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of Participant Savings Contributions taken into account in computing the average deferral percentage of eligible HCEs for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(i)	The Participant Savings Contributions made pursuant to an Enrollment Election of the eligible HCE who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible HCE’s deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(ii)	If neither the tests is satisfied after such reduction, the Participant Savings Contributions made pursuant to an Enrollment Election of the eligible HCEs who then have the highest deferral percentage (including those eligible HCEs whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible HCEs’ deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Employee Pre-Tax Contribution Account. The amount of excess contributions to be allocated and distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Participant Savings Contributions made pursuant to an Enrollment Election of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s Participant Savings Contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement shall be reduced accordingly).

(b)	If any excess contributions remain after performing (a), then the eligible HCEs who have the next highest dollar amount of contributions made pursuant to an Enrollment Election (including those eligible HCEs reduced under (a) above) shall be reduced by the amount required to cause such eligible HCEs’ contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions. If excess contributions are allocated to an eligible HCE who is eligible to make catch-up contributions to this Plan and who does not make the maximum allowable catch-up contributions for such Plan Year under section 414(v) of the Code, then such excess contributions shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess contributions shall be distributed from the eligible HCE’s Employee Pre-Tax Contribution Account.

2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible HCE shall be adjusted for income or loss for the Plan (but not the gap period). The income or loss allocable to the excess contributions for the Plan Year shall be determined using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan for allocating income or losses to Participants’ Accounts.

SECTION 3

SECTION 401(m) COMPLIANCE

This Plan satisfies the nondiscrimination requirements of section 401(m) of the Code using the alternative method set forth in section 401(m)(12) of the Code.

APPENDIX E

MERGER OF PLANS

SECTION 1

MERGER OF PRIMECARE 401(k) PLAN INTO THIS PLAN

Effective January 1, 1991, the assets and liabilities of the “PrimeCare Health Plan 401(k) Savings Plan” (the “PrimeCare Plan”) were merged with and into this Plan. In connection with this merger, the following transitional rules shall apply.

1.1. Account Transfers. The accounts of participants in the PrimeCare Plan shall be transferred to one (1) or more Accounts under this Plan, as determined by the Committee.

1.2. Participation. Each participant in the PrimeCare Plan on December 31, 1990, shall be a Participant in this Plan as of January 1, 1991. Each employee who has satisfied the eligibility requirements of the PrimeCare Plan on or before December 31, 1990, but had not yet become a participant in the PrimeCare Plan shall become a Participant in this Plan on January 1, 1991.

1.3. Enrollment For Participant Savings Contributions. 401(k) enrollment elections in effect for the PrimeCare Plan shall be void effective January 1, 1991. Each participant in the PrimeCare Plan on December 31, 1990, who becomes a Participant in this Plan as of January 1, 1991, may enroll for Participant Savings Contributions under this Plan effective as of January 1, 1991. An eligible employee who is eligible to become a Participant in this Plan on January 1, 1991, but who does not enroll for Participant Savings Contributions on such date, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

1.4. Vesting. The account of any PrimeCare Plan participant transferred to this Plan that was less than fully (100%) vested on December 31, 1990, shall become fully (100%) vested effective January 1, 1991; provided, however, that the participant performs one (1) or more Hours of Service on or after January 1, 1991.

1.5. Beneficiary Designations. Beneficiary designations made under the PrimeCare Plan shall be void effective January 1, 1991, and the rules of this Plan shall apply beginning on that date.

1.6. Subfund Elections. Participants in this Plan who were participants in the PrimeCare Plan shall make Subfund elections effective as of January 1, 1991. Separate elections may be made for amounts transferred to this Plan from the PrimeCare Plan and for amounts contributed under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 2

MERGER OF INSTITUTE FOR HUMAN RESOURCES, INC.

401(k) PROFIT SHARING PLAN INTO THIS PLAN

Effective January 1, 1992, the assets and liabilities of the “Institute for Human Resources, Inc. 401(k) Profit Sharing Plan and Trust” (the “IHR Plan”) were merged with and into this Plan. In connection with this merger, the following transitional rules shall apply.

2.1. Account Transfers. The accounts of participants in the IHR Plan shall be transferred to one (1) or more Accounts under this Plan, as determined by the Committee.

2.2. Participation. Each participant in the IHR Plan on December 31, 1991, shall be a Participant in this Plan as of January 1, 1992. Each employee who has satisfied the eligibility requirements of the IHR Plan on or before December 31, 1991, but had not yet become a participant in the IHR Plan shall become a Participant in this Plan on January 1, 1992.

2.3. Enrollment For Participant Savings Contributions. 401(k) enrollment elections in effect for the IHR Plan shall be void effective January 1, 1992. Each participant in the IHR Plan on December 31, 1991, who becomes a Participant in this Plan as of January 1, 1992, may enroll for Participant Savings Contributions under this Plan effective as of January 1, 1992. An employee who is eligible to become a Participant in this Plan on January 1, 1992, but who does not enroll for Participant Savings Contributions on such date, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

2.4. Vesting. The account of any IHR Plan participant transferred to this Plan that was less than fully (100%) vested on December 31, 1991, shall become fully (100%) vested effective January 1, 1992; provided, however, that the participant performs one (1) or more Hours of Service on or after January 1, 1992.

2.5. Beneficiary Designations. Beneficiary designations made under the IHR Plan shall be void effective January 1, 1992, and the rules of this Plan shall apply beginning on that date.

2.6. Subfund Elections. Participants in this Plan who were participants in the IHR Plan shall make Subfund elections effective as of January 1, 1992. Separate elections may be made for amounts transferred to this Plan from the IHR Plan and for amounts contributed under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 3

MERGER OF PHYSICIANS HEALTH PLAN CORPORATION

401(k) PLAN INTO THIS PLAN

Effective January 2, 1992, the assets and liabilities of the “Physicians Health Plan Corporation 401(k) Profit Sharing Plan and Trust” (the “PHPC Plan”) were merged with and into this Plan. In connection with this merger, the following transitional rules shall apply.

3.1. Account Transfers. The accounts of participants in the PHPC Plan shall be transferred to one (1) or more Accounts under this Plan, as determined by the Committee.

3.2. Participation. Each participant in the PHPC Plan on December 31, 1991, shall be a Participant in this Plan as of January 2, 1992. Each employee who has satisfied the eligibility requirements of the PHPC Plan on or before December 31, 1991, but had not yet become a participant in the PHPC Plan shall become a Participant in this Plan on January 2, 1992.

3.3. Enrollment For Participant Savings Contributions. 401(k) enrollment elections in effect for the PHPC Plan shall be void effective January 2, 1992. Each participant in the PHPC Plan on December 31, 1991, who becomes a Participant in this Plan as of January 2, 1992, may enroll for Participant Savings Contributions under this Plan effective as of January 2, 1992. An employee who is eligible to become a Participant in this Plan on January 2, 1992, but who does not enroll for Participant Savings Contributions on such date, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

3.4. Vesting. The account of any PHPC Plan participant transferred to this Plan that was less than fully (100%) vested on December 31, 1991, shall become fully (100%) vested effective January 2, 1992; provided, however, that the participant performs one (1) or more Hours of Service on or after January 2, 1992.

3.5. Beneficiary Designations. Beneficiary designations made under the PHPC Plan shall be void effective January 2, 1992, and the rules of this Plan shall apply beginning on that date.

3.6. Subfund Elections. Participants in this Plan who were participants in the PHPC Plan shall make Subfund elections effective as of January 2, 1992. Separate elections may be made for amounts transferred to this Plan from the PHPC Plan and for amounts contributed under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 4

MERGER OF WESTERN OHIO HEALTH CARE CORPORATION

401(k) PLAN INTO THIS PLAN

The assets and liabilities of the “Western Ohio Health Care Corporation 401(k) Plan” (the “WOHCC Plan”) were merged with and into this Plan effective October 1, 1994. In connection with this merger, the following transitional rules shall apply.

4.1. Account Transfers. The accounts of participants in the WOHCC Plan shall be transferred to one or more Accounts under this Plan, as determined by the Committee.

4.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, past service with WOHCC shall be counted.

4.3. Participation. Each participant in the WOHCC Plan on January 29, 1993, shall be a Participant in this Plan as of January 30, 1993 and shall be eligible to enroll for Participant Savings Contributions under this Plan effective January 30, 1993, if the participant is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 30, 1993.

Any employee of WOHCC on January 29, 1993 who was not a participant in the WOHCC Plan on January 29, 1993, but who has satisfied the Plan’s Eligibility Service requirement as of January 1, 1993 shall become a Participant in this Plan on January 30, 1993 and shall be eligible to enroll for Participant Savings Contributions under this Plan on January 30, 1993, if the employee is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 30, 1993.

Any employee of WOHCC who is eligible to become a Participant in this Plan on January 30, 1993 but who does not enroll for Participant Savings Contributions on January 30, 1993, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Western Ohio Health Care facility on or after January 30, 1993, shall be considered Recognized Employment.

4.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect for the WOHCC Plan shall be void effective January 30, 1993.

4.5. Beneficiary Designations. Beneficiary designations made under the WOHCC Plan shall be void effective as of October 1, 1994, and the rules of this Plan shall apply beginning on that date.

4.6. Subfund Elections. Participants in this Plan shall make Subfund elections effective as of January 30, 1993 with respect to their Total Account in this Plan. Separate elections may be made for amounts transferred to this Plan from the WOHCC Plan and for amounts contributed to this Plan.

4.7.	In-Service Distribution Options.

4.7.1. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of amounts transferred from the WOHCC Plan shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

4.7.2. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions and any qualified non-elective contributions made under the WOHCC Plan), employer matching contributions (including earnings) and employer profit sharing contributions (including earnings) accumulated under the WOHCC Plan, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 5

MERGER OF FOCUS HEALTHCARE MANAGEMENT, INC.

401(k) PROFIT SHARING PLAN INTO THIS PLAN

The assets and liabilities of the “Focus Healthcare Management, Inc. 401(k) Profit Sharing Plan” (the “Focus 401(k) Plan”) were merged with and into this Plan effective January 1, 1995. In connection with this merger, the following transitional rules shall apply.

5.1. Account Transfers. The accounts of participants in the Focus 401(k) Plan shall be transferred to one (1) or more Accounts under this Plan, as determined by the Committee.

5.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, past service with Focus Healthcare Management, Inc. and its subsidiaries shall be counted.

5.3. Participation. Any employee of Focus Healthcare Management, Inc. and its subsidiaries who was a participant (whether or not the employee made elective deferral contributions) in the Focus 401(k) Plan as of January 28, 1994, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on January 29, 1994, shall become a Participant in this Plan on January 29, 1994 and shall be eligible to enroll for Participant Savings Contributions on January 29, 1994.

Any employee of Focus Healthcare Management, Inc. and its subsidiaries who had met the eligibility service requirement under the Focus 401(k) Plan before January 1, 1994, but who had not attained age twenty and one-half (20-1/2) years on or before December 31, 1993, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on January 29, 1994, shall become a Participant in this Plan on January 29, 1994, and shall be eligible to enroll for Participant Savings Contributions on January 29, 1994.

Any employee of Focus Healthcare Management, Inc. and its subsidiaries on January 28, 1994 who had not met the eligibility service requirement under the Focus 401(k) Plan before January 1, 1994, who was not a participant in the Focus 401(k) Plan on January 1, 1994, and who continues in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation after January 28, 1994, shall become a Participant in this Plan and shall be eligible to enroll for Participant Savings Contributions as of the first Enrollment Date following the employee’s completion of six months of Eligibility Service (as defined in the Plan Statement).

Any employee of Focus Healthcare Management, Inc. and its subsidiaries who is eligible to become a Participant in this Plan on January 29, 1994, but who does not enroll for Participant Savings Contributions on January 29, 1994, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Focus Healthcare Management facility on or after January 29, 1994 shall be considered Recognized Employment.

5.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect for the Focus 401(k) Plan shall be void effective January 29, 1994.

5.5. Beneficiary Designations. Beneficiary designations made under the Focus 401(k) Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

5.6. Subfund Elections. Participants in this Plan shall make Subfund elections effective as of January 29, 1994 with respect to their Total Account in this Plan. Separate elections may be made for amounts transferred to this Plan from the Focus 401(k) Plan and for amounts contributed to this Plan.

5.7. In-Service Distribution Options.

5.7.1. Age 59-1/2 Distributions. The portion of a Participant’s Account that contains of amounts transferred from the Focus 401(k) Plan shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

5.7.2. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions and any qualified non-elective contributions made under the Focus 401(k) Plan), employer matching contributions (including earnings) and employer profit sharing contributions (including earnings) accumulated under the Focus 401(k) Plan, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 6

MERGER OF TRAVELERS TELEBROKERAGE, INC.

401(k) EMPLOYEE RETIREMENT PLAN INTO THIS PLAN

The assets and liabilities of the “Travelers Telebrokerage, Inc. 401(k) Employee Retirement Plan” (the “Telebrokerage Plan”) were merged with and into this Plan effective January 1, 1996. All assets of the Telebrokerage Plan that were merged into this Plan will be in the form of cash and participant loan notes. In connection with this merger, the following transitional rules shall apply.

6.1. Account Transfers. The accounts of participants in the Telebrokerage Plan shall be transferred to one (1) or more fully (100%) vested Accounts under this Plan, as determined by the Committee.

6.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with The MetraHealth Companies, Inc. and its subsidiaries shall be counted.

6.3. Participation. Any employee of The MetraHealth Telebrokerage, Inc. on December 31, 1995, who is a participant (whether or not the employee made elective deferral contributions) in the Telebrokerage Plan on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1996.

Any employee of The MetraHealth Telebrokerage, Inc. on December 31, 1995, who is not a participant in the Telebrokerage Plan on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or an Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996 and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1996.

Any employee of the MetraHealth Telebrokerage, Inc. who is eligible to become a Participant in this Plan on January 1, 1996, but who does not enroll for Participant Savings Contributions effective as of January 1, 1996, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at The MetraHealth Telebrokerage, Inc. on or after January 1, 1996 shall be considered Recognized Employment.

6.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect under the Telebrokerage Plan for any employee of The MetraHealth Telebrokerage, Inc. or any other affiliate of the Principal Sponsor shall be void effective January 1, 1996.

6.5. Beneficiary Designations. Beneficiary designations made under the Telebrokerage Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

6.6. In-Service Distribution Options.

6.6.1. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of amounts transferred from the Telebrokerage Plan shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

6.6.2. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions and any qualified non-elective contributions made under the Telebrokerage Plan), any employer matching contributions (including earnings) and any employer profit sharing contributions (including earnings) accumulated under the Telebrokerage Plan, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 7

MERGER OF PORTION OF THE TRAVELERS SAVINGS

INVESTMENT & STOCK OWNERSHIP PLAN INTO THIS PLAN

The accounts under “The Travelers Savings Investment & Stock Ownership Plan” (“TESIP”) maintained for persons who are employees of The MetraHealth Insurance Company, MetraHealth Service Corporation or any other affiliate of the Principal Sponsor on January 1, 1996 (excluding, however, accounts under TESIP maintained for employees residing or working in Puerto Rico) were transferred to this Plan as soon as administratively feasible after January 1, 1996. In connection with this transfer, the following transitional rules shall apply.

7.1. Account Transfers. The amount transferred from TESIP shall be transferred to one (1) or more fully (100%) vested Accounts under this Plan, as determined by the Committee. The assets to be transferred from TESIP shall be in the form of cash, shares of The Travelers, Inc. common stock allocated to employees accounts under TESIP and participant loan notes. Notwithstanding the foregoing, the amounts held in TESIP Fixed Income Fund will be transferred to, and held under, a group annuity contract issued to the Plan by Travelers. The annuity contract will be a part of a new investment subfund established for the Plan called the “Restricted Fixed Income Fund.”

7.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with The MetraHealth Companies, Inc. and its subsidiaries shall be counted. As provided under The MetraHealth Companies, Inc.’s procedures or policies for granting past service, all past service with Travelers (or an affiliate of Travelers) completed prior to January 1, 1996 shall be counted for purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 under the Plan Statement but only for those persons who became employees of The MetraHealth Companies, Inc. or its subsidiaries during 1995 whether or not such persons were employed by The MetraHealth Companies, Inc. or the Principal Sponsor or an Affiliate of the Principal Sponsor on January 1, 1996. In addition, all past service with Travelers (or an affiliate of Travelers) shall be counted for purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 under the Plan Statement for those persons hired by The MetraHealth Companies, Inc., its subsidiaries or any other Affiliate of the Principal Sponsor directly from Travelers during 1996.

7.3. Participation. Any employee (excluding, however, employees working in Puerto Rico) of The MetraHealth Insurance Company and MetraHealth Services Corporation on

December 31, 1995, who is a participant (whether or not the employee made elective deferral contributions) in TESIP on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996 and shall be eligible to enroll for Participant Savings Contributions under this Plan if such employee is in Recognized Employment on January 1, 1996.

Any employee (excluding, however, employees working in Puerto Rico) of The MetraHealth Companies, Inc. and MetraHealth Services Corporation on December 31, 1995, who is not a participant in TESIP on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of the United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996 and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1996.

Any employee of The MetraHealth Insurance Company and MetraHealth Services Corporation who is eligible to become a Participant in this Plan on January 1, 1996, but who does not enroll for Participant Savings Contributions effective as of January 1, 1996, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement on or after January 1, 1996, employment at The MetraHealth Insurance Company and MetraHealth Services Corporation on or after January 1, 1996 shall be considered Recognized Employment; provided, however, that employment in Puerto Rico shall not be considered Recognized Employment and the other exclusions contained in Section 1.1.40 of the Plan shall still apply.

7.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect under TESIP for any employee of The MetraHealth Insurance Company, MetraHealth Services Corporation or any other Affiliate of the Principal Sponsor shall be void effective January 1, 1996.

7.5. Beneficiary Designations. Beneficiary designations made under TESIP shall be void effective as of the transfer date, and the rules of this Plan shall apply beginning on that date.

7.6. In-Service Distribution Options.

7.6.1. After-Tax Withdrawals. The portion of a Participant’s After-Tax Account that consists of nondeductible voluntary contributions accumulated under TESIP and earnings thereon, shall be available for after-tax withdrawals pursuant to Section 7.2.1 of the Plan Statement.

7.6.2. In-Service Distribution of Rollover Contributions. The portion of a Participant’s Rollover Account that consists of rollover contributions accumulated under the TESIP and earnings thereon, shall be available for in-service withdrawals pursuant to Section 7.2.2 of the Plan Statement.

7.6.3. In-Service Distributions from Prior Employer Contribution Account. A Participant may receive an in-service distribution of all or a portion of such Participant’s Prior Employer Contribution Account while employed. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such in-service distribution shall be approved by the Committee or its designee and such in-service distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 7.6.3 prior to July 1, 2001, unless the spouse of the Participant, if any, consents in writing to the distribution. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date as of which the distribution is made and must relate to the specific distribution. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Spousal consent shall not be required to make a distribution pursuant to this Section 7.6.3 to a married Participant on or after July 1, 2001.

If an in-service distribution is made from a Prior Employer Contribution Account which is invested in more than one (1) Subfund authorized and established under Section 4.1 of the Plan Statement, the amount distributed shall be charged to each Subfund in the same proportions as the Prior Employer Contribution Account is invested in each Subfund.

7.6.4. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of all contributions accumulated under the TESIP and earnings thereon shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

7.6.5. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions and any qualified non-elective contributions made under TESIP), any employer matching contributions and any employer profit sharing contributions accumulated under TESIP, and earnings thereon, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

7.6.6. Distributions After Event of Maturity. Distribution of that portion of a Participant’s Total Account which consists of all contributions accumulated under the TESIP (and earnings thereon) following such Participant’s Event of Maturity shall be subject to the provisions of Appendix H to the Plan Statement if the distribution is made before October 1, 2001. If the distribution is made on or after October 1, 2001, the distribution shall be subject to the provisions of Section 7 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 8

MERGER OF PORTION OF THE

METLIFE PLAN INTO THIS PLAN

The accounts under the “Savings and Investment Plan for Employees of Metropolitan Life (“MetLife”) and Participating Affiliates” (the “MetLife Plan”) maintained for persons who are employees of MetraHealth Management Corporation, Corporate Health Strategies, Inc., MetraHealth Care Plan of California, Inc. or any other Affiliate of the Principal Sponsor on January 1, 1996 were transferred to this Plan as soon as administratively feasible after January 1, 1996. In connection with this transfer, the following transitional rules shall apply.

8.1. Account Transfers. The amount transferred from the MetLife Plan shall be transferred to one (1) or more fully (100%) vested Accounts under this Plan, as determined by the Committee. The assets to be transferred from the MetLife Plan shall be in the form of cash and participant loan notes. Notwithstanding the foregoing, the amounts held in the MetLife Fixed Income Fund will be transferred to, and held under, a group annuity contract issued to the Plan by MetLife. The annuity contract will be a part of a new investment subfund established for the Plan called the “Restricted Fixed Income Fund.”

8.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with The MetraHealth Companies, Inc. and its subsidiaries shall be counted. As provided under The MetraHealth Companies, Inc.’s procedure or policy for granting past service, all past service with MetLife (or an affiliate of MetLife) completed prior to January 1, 1996 shall be counted for purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement but only for those persons who became employees of The MetraHealth Companies, Inc. or its subsidiaries during 1995 whether or not such persons were employed by The MetraHealth Companies, Inc. or the Principal Sponsor or an Affiliate of the Principal Sponsor on January 1, 1996. In addition, all past service with MetLife (or an affiliate of MetLife) shall be counted for purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement for those persons who were employees of MetLife in the informational service department providing services to The MetraHealth Companies, Inc. or its subsidiaries, and whose jobs or positions were eliminated as a result of the disconnect of the informational services provided by MetLife to The MetraHealth Companies, Inc. or its subsidiaries, and who were hired by The MetraHealth Companies, Inc., its subsidiaries or any other affiliate of the Principal Sponsor directly from MetLife during 1996.

8.3. Participation. Any employee of MetraHealth Management Corporation, Corporate Health Strategies, Inc., MetraHealth Care Plan of California, Inc. or any other Affiliate of the Principal Sponsor that is a participating Employer in this Plan on January 1, 1996, who is a participant (whether or not the employee made elective deferral contributions) in the MetLife Plan on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996 and shall be eligible to enroll for Participant Savings Contributions effective as of January 1, 1996.

Any employee of MetraHealth Management Corporation, Corporate Health Strategies, Inc. or MetraHealth Care Plan of California, Inc. on December 31, 1995, who is not a participant in the MetLife Plan on December 31, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in the Plan on January 1, 1996, shall become a Participant in this Plan on January 1, 1996 and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1995.

Any employee of MetraHealth Management Corporation, Corporate Health Strategies, Inc. or MetraHealth Care Plan of California, Inc. who is eligible to become a Participant in this Plan on January 1, 1996, but who does not enroll for Participant Savings Contributions effective as of January 1, 1996, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at MetraHealth Management Corporation, Corporate Health Strategies, Inc. or MetraHealth Care Plan of California, Inc. on or after January 1, 1996 shall be considered Recognized Employment.

8.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect under the MetLife Plan for any employee of MetraHealth Management Corporation, Corporate Health Strategies, Inc., MetraHealth Care Plan of California, Inc. or any other affiliate of the Principal Sponsor shall be void effective January 1, 1996.

8.5. Beneficiary Designations. Beneficiary designations made under the MetLife Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

8.6. In-Service Distribution Options.

8.6.1. After-Tax Withdrawals. The portion of a Participant’s After-Tax Account that consists of nondeductible voluntary contributions accumulated under the MetLife Plan and earnings thereon, shall be available for after-tax withdrawals pursuant to Section 7.2.1 of the Plan Statement.

8.6.2. In-Service Distribution of Rollover Contributions. The portion of a Participant’s Rollover Account that consists of rollover contributions accumulated under the MetLife Plan and earnings thereon, shall be available for in-service withdrawals pursuant to Section 7.2.2 of the Plan Statement.

8.6.3. Age 59-1/2 Distributions. The portion of the Participant’s Total Account that consists of all contributions accumulated under the MetLife Plan and earnings thereon, shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

8.6.4. Hardship Distributions. The portion of a Participant’s Total Account that consists of salary reduction contributions (not including earnings on such contributions and any qualified non-elective contributions made under the MetLife Plan), any matching contributions and any profit sharing contributions accumulated under the MetLife Plan and earnings thereon, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

8.6.5. In-Service Distributions from Prior Employer Contribution Account. A Participant may receive an in-service distribution of all or a portion of such Participant’s Prior Employer Contribution Account while employed. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such in-service distribution shall be approved by the Committee or its designee and such in-service distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

Notwithstanding the foregoing, no distribution shall be made pursuant to this Section 8.6.5 prior to July 1, 2001, unless the spouse of the Participant, if any, consents in writing to the distribution. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date as of which the distribution is made and must relate to the specific distribution. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Spousal consent shall not be required to make a distribution pursuant to this 8.6.5 to a married Participant on or after July 1, 2001.

If an in-service distribution is made from a Prior Employer Contribution Account which is invested in more than one (1) Subfund authorized and established under Section 4.1 of the Plan Statement, the amount distributed shall be charged to each Subfund in the same proportions as the Prior Employer Contribution Account is invested in each Subfund.

8.6.6. Distributions After Event of Maturity. Distribution of that portion of a Participant’s Total Account which consists of all contributions accumulated under the MetLife Plan (and earnings thereon) following such Participant’s Event of Maturity shall be subject to the provisions of Appendix H to the Plan Statement if the distribution is made before October 1, 2001. If the distribution is made on or after October 1, 2001, the distribution shall be subject to the provisions of Section 7 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 9

MERGER OF U.S. BEHAVIORAL HEALTH

401(k) TAX ADVANTAGE SAVINGS PLAN INTO THIS PLAN

The assets and liabilities of the “U.S. Behavioral Health 401(k) Tax Advantage Plan” (the “U.S. Behavioral Plan”) were merged with and into this Plan effective January 1, 1997. All assets of the U.S. Behavioral Plan that were merged into this Plan were in the form of cash, annuity contracts and/or participant loan notes. In connection with this merger, the following transitional rules shall apply.

9.1. Account Transfers. The accounts of participants in the U.S. Behavioral Plan shall be transferred to one (1) or more fully (100%) vested Accounts under this Plan, as determined by the Committee.

9.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with U.S. Behavioral Health and its subsidiaries shall be counted.

9.3. Participation. Any employee of U.S. Behavioral Health and its subsidiaries on December 31, 1996 who was a participant (whether or not the employee made elective deferral contributions) in the U.S. Behavioral Plan on December 31, 1996, and who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1997, shall become a Participant in this Plan on January 1, 1997, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1997.

Any employee of U.S. Behavioral Health and its subsidiaries on December 31, 1996 who was not a participant in the U.S. Behavioral Plan on December 31, 1996, and who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1997, shall become a Participant in this Plan on January 1, 1997, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1997.

Any employee of U.S. Behavioral Health and its subsidiaries who is eligible to become a Participant in this Plan on January 1, 1997, but who does not enroll for Participant Savings Contributions effective January 1, 1997, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a U.S. Behavioral Health facility on or after January 1, 1997 shall be considered Recognized Employment.

9.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect for the U.S. Behavioral Plan shall be void effective January 1, 1997.

9.5. Beneficiary Designations. Beneficiary designations made under the U.S. Behavioral Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

9.6. In-Service Distribution Options.

9.6.1. In-Service Distribution of Rollover Contributions. The portion of a Participant’s Account that consists of rollover contributions accumulated under the U.S. Behavioral Plan and earnings thereon, shall be available for in-service withdrawals pursuant to Section 7.2.2 of the Plan Statement.

9.6.2. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of salary reduction contributions, employer matching contributions, and rollover contributions under the U.S. Behavioral Plan and earnings thereon, shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

9.6.3. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions and employer matching contributions accumulated under the U.S. Behavioral Plan and earnings thereon, shall be available for hardship distributions pursuant to Section 7.2.4 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 10

MERGER OF THE TRAVELERS PLAN ADMINISTRATORS, INC.

401(k) PROFIT SHARING PLAN INTO THIS PLAN

The assets and liabilities of The Travelers Plan Administrators, Inc. 401(k) Plan Profit Sharing Plan” (the “Travelers Plan”) were merged with and into this Plan effective January 1, 1997. All assets of the Travelers Plan that were merged into this Plan were in the form of cash, annuity contract(s) and/or participant loan notes. In connection with this merger, the following transitional rules shall apply.

10.1. Account Transfers. The accounts of participants in the Travelers Plan shall be transferred to one (1) or more fully (100%) vested Accounts under this Plan, as determined by the Committee.

10.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, past service with ProAmerica Managed Care, Inc. and United HealthCare Administrators, Inc. and its subsidiaries shall be counted.

10.3. Participation. Any employee of ProAmerica Managed Care, Inc. or United HealthCare Administrators, Inc. and its subsidiaries on December 31, 1996 who was a participant (whether or not the employee made elective deferral contributions) in the Travelers Plan on December 31, 1996, and who is in Recognized Employment with United HealthCare Corporation, United Health Services, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1997, shall become a Participant in this Plan on January 1, 1997, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1997.

Any employee of ProAmerica Managed Care, Inc. or United HealthCare Administrators, Inc. and its subsidiaries on December 31, 1996 who was not a participant in the Travelers Plan on December 31, 1996, and who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1997 shall become a Participant in this Plan on January 1, 1997, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1997.

Any employee of ProAmerica Managed Care, Inc. or United HealthCare Administrators, Inc. and its subsidiaries who is eligible to become a Participant in this Plan on January 1, 1997, but who does not enroll for Participant Savings Contributions effective as of January 1, 1997, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at ProAmerica Managed Care, Inc. or United HealthCare Administrators, Inc. on or after January 1, 1997 shall be considered Recognized Employment.

10.4. 401(k) Enrollment Elections. 401(k) enrollment elections in effect for the Travelers Plan for any employee of ProAmerica Managed Care, Inc. or United HealthCare Administrators, Inc. and its subsidiaries shall be void effective January 1, 1997.

10.5. Beneficiary Designations. Beneficiary designations made under the Travelers Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

10.6. In-Service Distribution Options.

10.6.1. In-Service Distribution of Rollover Contributions. The portion of a Participant’s Account that consists of rollover contributions accumulated under the Travelers Plan and earnings thereon, shall be available for in-service withdrawals pursuant to Section 7.2.2 of the Plan Statement.

10.6.2. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of salary reduction contributions, employer matching contributions, employer profit sharing contributions and rollover contributions under the Travelers Plan and earnings thereon, shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

10.6.3. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions) and employer matching contributions accumulated under the Travelers Plan and earnings thereon, shall be available for hardship pursuant to Section 7.2.4 of the Plan Statement.

10.7. Distributions After Event of Maturity. Distribution of that portion of a Participant’s Total Account which consists of all contributions accumulated under the Travelers Plan (and earnings thereon) following such Participant’s Event of Maturity shall be subject to the provisions of Appendix H to the Plan Statement if the distribution is made before October 1, 2001. If the distribution is made on or after October 1, 2001, the distribution shall be subject to the provisions of Section 7 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 11

MERGER OF HEALTHSPRING, INC.

401(k) PLAN INTO THIS PLAN

The accounts under the “HealthSpring, Inc. 401(k) Plan” (the “HealthSpring Plan”) maintained for all those participants who did not become employees of Franciscan Health System of Ohio Valley, Inc. on June 30, 1996 and all those participants who had not requested distribution of their vested accounts under the HealthSpring Plan on or before December 31, 1996 were transferred to this Plan and merged into this Plan effective January 1, 1997. In connection with this transfer, the following transitional rules shall apply.

11.1. Account Transfers. The amounts transferred from the HealthSpring Plan shall be transferred to one (1) or more a fully (100%) vested Accounts under this Plan, as determined by the Committee. The assets to be transferred from the HealthSpring Plan shall be in the form of cash and participant loan notes.

11.2. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with HealthSpring, Inc. and its subsidiaries shall be counted.

11.3. Participation. Any employee of HealthSpring, Inc. or its subsidiaries (“HealthSpring, Inc.”) who becomes an employee of United HealthCare Services, Inc. as a result of a direct transfer of employment from HealthSpring, Inc. to United HealthCare Services, Inc. in 1996, shall become a Participant in this Plan and shall be eligible to enroll for Participant Savings Contributions on the later of (i) the date such employee’s employment was transferred or (ii) the date the employee completes one year of Eligibility Service with HealthSpring, Inc. and United HealthCare Services, Inc.

Any employee of United HealthCare Services, Inc. on January 1, 1997, who is eligible to become a Participant in this Plan on January 1, 1997, but who does not enroll for Participant Savings Contributions on January 1, 1997, shall be eligible to enroll for Participant Savings Contributions as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

Any employee of United HealthCare Services, Inc. on January 1, 1997, who would not be eligible to become a Participant in this Plan on January 1, 1997, in accordance with the rules contained in this Section 11 of Appendix E, shall become a Participant in this Plan as of the first Enrollment Date on or after the date the employee satisfies the Plan’s participation requirements under Section 2 of the Plan Statement.

11.4. Beneficiary Designations. Beneficiary designations made under the HealthSpring Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

11.5. In-Service Distribution Options.

11.5.1. Age 59-1/2 Distributions. The portion of a Participant’s Account that consists of salary reductions contributions and employer matching contributions from the HealthSpring Plan and earnings thereon, shall be available for age fifty-nine and one-half (59-1/2) distributions pursuant to Section 7.2.3 of the Plan Statement.

11.5.2. Hardship Distributions. The portion of a Participant’s Account that consists of salary reduction contributions (not including earnings on such contributions) and employer matching contributions accumulated under the HealthSpring Plan and earnings thereon, shall be available for hardship pursuant to Section 7.2.4 of the Plan Statement.

APPENDIX E

MERGER OF PLANS

SECTION 12

MERGER OF CVC 401(k) PLAN

WITH AND INTO THIS PLAN

Effective February 1, 2002, the assets and liabilities of the “CVC 401(k) Plan” (the “CVC Plan”) were transferred to this Plan and merged with and into this Plan, with the surviving plan being this Plan. In connection with this merger, the following transitional rules shall apply.

12.1. Account Transfers. The accounts transferred from the CVC Plan were credited to the same money source accounts under this Plan. For example, all elective contributions under the CVC Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the CVC Plan were credited to Rollover Accounts under this Plan. No employer contributions had been made to the CVC Plan prior to February 1, 2002, so all accounts transferred from the CVC Plan were fully (100%) vested. The assets transferred from the CVC Plan were in the form of cash.

12.2. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Coordinated Vision Care, Inc. (“CVC”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of CVC who became employees of United HealthCare Services, Inc. (or any Affiliate) on October 1, 2001.

12.3. Participation. Any employee of CVC who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on October 1, 2001, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 1, 2001, became a Participant in this Plan as soon as administratively practicable on or after October 1, 2001.

Any employee of CVC who was making elective deferrals under the CVC Plan prior to October 1, 2001, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the CVC Plan. Any employee of CVC who was eligible to participant in the CVC Plan but was not contributing to the CVC Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of CVC who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on October 1, 2001, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

12.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a CVC facility on or after October 1, 2001, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

12.5. Beneficiary Designations. Beneficiary designations made under the CVC Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 13

MERGER OF THE

R.W. HOUSER 401(k) RETIREMENT SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of close of business on December 31, 2002, the R.W. Houser 401(k) Retirement Savings Plan (the “R.W. Houser 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the R.W. Houser 401(k) Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

13.1. Account Transfers. The accounts transferred from the R.W. Houser 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the R.W. Houser 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the R.W. Houser 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, that all employer matching contribution accounts under the R.W. House 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the R.W. Houser 401(k) Plan and to this Plan as soon as administratively feasible after December 31, 2002. All accounts transferred from the R.W. Houser 401(k) Plan were fully (100%) vested. The assets transferred from the R.W. Houser 401(k) Plan included cash, participant loan notes and units of any mutual funds that were offered under both the R.W. Houser 401(k) Plan and this Plan.

13.2. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with R.W. Houser, Inc. and its subsidiaries, including Midwest Securities, Inc. (collectively referred to as “Midwest Securities”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Midwest Securities who became employees of United HealthCare Services, Inc. (or an Affiliate) on October 5, 2002.

13.3. Participation. Any employee of Midwest Securities who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on October 5, 2002, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 5, 2002, became a Participant in this Plan as soon as administratively practicable on or after October 5, 2002.

Any employee of Midwest Securities who was making elective deferrals under the R.W. Houser 401(k) Plan prior to October 5, 2002, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the R.W. Houser 401(k) Plan. Any employee of Midwest Securities who was eligible to participate in the R.W. Houser 401(k) Plan but was not contributing to the R.W. Houser 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Midwest Securities who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

13.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Midwest Security facility on or after October 5, 2002, by individuals classified by the Employer as a regular full time employees or regular part time employees.

13.5. Allocation of Remaining Forfeitures. Any unallocated forfeitures transferred from the R.W. Houser 401(k) Plan were allocated among all participants in the R.W. Houser 401(k) Plan who were employed on December 31, 2002, in the same proportion as each participant’s compensation (as defined under the R.W. Houser 401(k) Plan) for the 2002 plan year bears to the total compensation of all such participants for the 2002 plan year. Such forfeitures are forfeitures under the R.W. Houser 401(k) Plan and not forfeitures under this Plan.

13.6. Beneficiary Designations. Beneficiary designations made under the R.W. Houser 401(k) Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 14

MERGER OF THE

REDEN & ANDERS, LTD. EMPLOYEES’ SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of April 22, 2003, the Reden & Anders, Ltd. Employees’ Savings Plan (the “R & A 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the R & A 401(k) Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

14.1. Account Transfers. The accounts transferred from the R & A 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the R & A 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the R & A 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, that any employer matching contribution accounts and employer profit sharing contribution accounts under the R & A 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the R & A 401(k) Plan and to this Plan as soon as administratively feasible after April 22, 2003. The assets transferred from the R & A 401(k) Plan included cash and participant loan notes.

14.2. Participation. Any employee of Reden &Anders, Ltd. who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on November 16, 2002, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on November 16, 2002, became a Participant in this Plan as soon as administratively practicable on or after November 16, 2002.

Any employee of Reden & Anders, Ltd. who was making elective deferrals under the R & A 401(k) Plan prior to November 16, 2002, and who became a participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the R & A 401(k) Plan. Any employee of Reden & Anders, Ltd. who was eligible to participate in the R & A 401(k) Plan but was not contributing to the R & A 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of R & A who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on November 16, 2002, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

14.3. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Reden & Anders, Ltd. facility on or after November 15, 2002, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

14.4. Vesting. All participants in the R & A 401(k) Plan were fully (100%) vested in their accounts under the R & A 401(k) Plan effective as of November 15, 2002. All accounts transferred from the R & A 401(k) Plan were credited to fully (100%) Vested Accounts under this Plan.

14.5. Forfeitures. All forfeitures under the R & A 401(k) Plan were allocated among eligible participants in the R & A 401(k) Plan prior to the merger. No forfeitures under the R & A 401(k) Plan were transferred to this Plan in connection with the merger.

14.6. Optional Forms of Payment. All optional forms of payment under the R & A 401(k) Plan other than the lump sum payment were eliminated effective as of April 22, 2003. The only form of payment under the R & 401(k) Plan on or after April 22, 2003, was the lump sum payment.

14.7. Beneficiary Designations. Beneficiary designations made under the R & A 401(k) Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 15

MERGER OF THE

APERTURE CREDENTIALING, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2003, the Aperture Credentialing, Inc. 401(k) Plan (the “Aperture 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the Aperture 401(k) Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

15.1. Account Transfers. The accounts transferred from the Aperture 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Aperture 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Aperture 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, that any employer matching contribution accounts and employer profit sharing contribution accounts under the Aperture 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the Aperture 401(k) Plan as soon as administratively feasible on or after May 1, 2003. The assets transferred from the Aperture 401(k) Plan were in the form of cash.

15.2. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Aperture Credentialing, Inc. (“Aperture”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Aperture who became employees of United HealthCare Services, Inc. (or an Affiliate) on October 19, 2002.

15.3. Participation. Any employee of Aperture who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on October 19, 2002, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 19, 2002, became a Participant in this Plan as soon as administratively practicable on or after October 19, 2002.

Any employee of Aperture who was making elective deferrals under the Aperture 401(k) Plan prior to October 19, 2002, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the Aperture 401(k) Plan. Any employee of Aperture who was eligible to participate in the Aperture 401(k) Plan but was not contributing to the Aperture 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Aperture who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on October 19, 2002, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

15.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Aperture facility on or after October 19, 2002, by individuals who are classified by the Employer as regular full time employees and regular part time employees.

15.5. Vesting. All participants in the Aperture 401(k) Plan who were employed by Aperture on October 18, 2002, became fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the Aperture 401(k) Plan. If a participant in the Aperture 401(k) Plan terminated employment with Aperture prior to October 18, 2002, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the Aperture 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Aperture 401(k) Plan prior to the merger (hereinafter referred to an “Inactive Aperture Participant”), then such Inactive Aperture Participant’s accounts under the Aperture 401(k) Plan were transferred to this Plan as described in Section 15.1 above. The Prior Employer Contribution Account of any Inactive Aperture Participant shall be vested in accordance with the three (3) year graduated vesting schedule under the Aperture 401(k) Plan (i.e., 0% if less than 1 year, 33% after 1 year, 66% after 2 years and 100% after 3 years).

The nonvested portion of an Inactive Aperture Participant’s Prior Employer Contribution Account under this Plan shall be forfeited upon the earlier: (i) the date the Inactive Aperture Participant receives distribution of the of the vested portion of his or her Accounts under this Plan; or (ii) the date the Inactive Aperture Participant incurs five (5) consecutive one (1) year breaks in service. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

15.6. Forfeitures. All forfeitures under the Aperture 401(k) Plan were allocated among eligible participants in the Aperture 401(k) Plan prior to the merger. No forfeitures under the Aperture 401(k) Plan were transferred to this Plan in connection with the merger.

15.7. Lost Participants. The accounts of any participants in the Aperture 401(k) Plan who had terminated employment prior to April 30, 2003, and who could not be located prior to April 30, 2003 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

15.8. Optional Forms of Payment. All optional forms of payment under the Aperture 401(k) Plan other than the lump sum payment were eliminated effective as of May 1, 2003. The only form of payment under the Aperture 401(k) Plan on or after May 1, 2003, was the lump sum payment.

15.9. Beneficiary Designations. Beneficiary designations made under the Aperture 401(k) Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 16

MERGER OF THE

DCG 401(k) RETIREMENT PLAN

WITH AND INTO THIS PLAN

Effective as of November 1, 2003, the DCG 401(k) Retirement Plan (the “DCG 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the DCG 401(k) Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

16.1. Account Transfers. The accounts transferred from the DCG 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the DCG 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the DCG 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, that any employer matching contribution accounts and employer profit sharing contribution accounts under the DCG 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the DCG 401(k) Plan as soon as administratively feasible on or after November 1, 2003. The assets transferred from the DCG 401(k) Plan were in the form of cash and participant loan notes.

16.2. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Disability Consulting Group and its affiliates (“DCG”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of DCG who became employees of United HealthCare Services, Inc. (or an Affiliate) on April 19, 2003.

16.3. Participation. Any employee of DCG on April 18, 2003, who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on April 19, 2003, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on April 19, 2003, became a Participant in this Plan as soon as administratively practicable on or after April 19, 2003.

Any employee of DCG who was making elective deferrals under the DCG 401(k) Plan prior to April 19, 2003, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the DCG 401(k) Plan. Any employee of DCG who was eligible to participate in the DCG 401(k) Plan but was not contributing to the DCG 401(k) Plan and who became a

Participant in this Plan, was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of DCG who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on April 19, 2002, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

16.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a DCG facility on or after April 19, 2003, by individuals classified by the Employer as regular full time employees or regular part time employees.

16.5. Vesting. All participants in the DCG 401(k) Plan who were employed by DCG on April 18, 2003, became fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the DCG 401(k) Plan. If a participant in the DCG 401(k) Plan terminated employment with DCG prior to April 18, 2003, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the DCG 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the DCG 401(k) Plan prior to the merger (hereinafter referred to an “Inactive DCG Participant”), then such Inactive DCG Participant’s accounts under the DCG 401(k) Plan were transferred to this Plan as described in Section 16.1 above. The Prior Employer Contribution Account of any Inactive DCG Participant shall be vested in accordance with the three (3) year graduated vesting schedule under the DCG 401(k) Plan (i.e., 0% if less than 1 year, 33% after 1 year, 66% after 2 years and 100% after 3 years).

The nonvested portion of an Inactive DCG Participant’s Prior Employer Contribution Account under this Plan shall be forfeited upon the earlier: (i) the date the Inactive DCG Participant receives distribution of the of the vested portion of his or her Accounts under this Plan; or (ii) the date the Inactive DCG Participant incurs five (5) consecutive one (1) year breaks in service. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

16.6. Forfeitures. All forfeitures under the DCG 401(k) Plan were allocated among eligible participants in the DCG 401(k) Plan prior to the merger. No forfeitures under the DCG 401(k) Plan were transferred to this Plan in connection with the merger.

16.7. Optional Forms of Payment. All optional forms of payment under the DCG 401(k) Plan other than the lump sum payment were eliminated effective as of October 29, 2003. The only form of payment under the DCG 401(k) Plan on or after October 29, 2003, was the lump sum payment.

16.8. Beneficiary Designations. Beneficiary designations made under the DCG 401(k) Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 17

MERGER OF THE

SPECIAL RISK INTERNATIONAL PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of November 1, 2003, the Special Risk International, Inc Profit Sharing Plan (the “SRI Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the SRI Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

17.1. Account Transfers. The accounts transferred from the SRI Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the SRI Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the SRI Plan were credited to Rollover Accounts under this Plan); provided, however, that any employer matching contribution accounts and employer profit sharing contribution accounts under the SRI Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the SRI Plan as soon as administratively feasible on or after November 1, 2003. The assets transferred from the SRI Plan were in the form of cash and participant loan notes.

17.2. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Special Risk International, Inc. (“SRI”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of SRI who became employees of United HealthCare Services, Inc. or an Affiliate on June 7, 2003.

17.3. Participation. Any employee of SRI on June 6, 2003, who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on June 7, 2003, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on June 7, 2003, became a Participant in this Plan as soon as administratively practicable on or after June 7, 2003.

Any employee of SRI who was making elective deferrals under the SRI Plan prior to June 7, 2003, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the SRI Plan. Any employee of SRI who was eligible to participate in the SRI Plan but was not contributing to the SRI Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of SRI who became an employee of United HealthCare Services, Inc.(or any Affiliate that was a participating Employer in this Plan) on June 7, 2003, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

17.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a SRI facility on or after June 7, 2003, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

17.5. Vesting. All participants in the SRI Plan who were employed by SRI on June 6, 2003, became fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the SRI Plan. If a participant in the SRI Plan terminated employment with SRI prior to June 6, 2003, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the SRI Plan and such participant did not receive distribution of the participant’s vested account balance under the SRI Plan prior to the merger (hereinafter referred to an “Inactive SRI Participant”), then such Inactive SRI Participant’s accounts under the SRI Plan were transferred to this Plan as described in Section 17.1 above. The Prior Employer Contribution Account of any Inactive SRI Participant shall be vested in accordance with the three (3) year cliff vesting schedule under the SRI Plan.

The nonvested portion of an Inactive SRI Participant’s Prior Employer Contribution Account under this Plan shall be forfeited upon the earlier: (i) the date the Inactive SRI Participant receives distribution of the of the vested portion of his or her Accounts under this Plan; or (ii) the date the Inactive SRI Participant incurs five (5) consecutive one (1) year breaks in service. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

17.6. Forfeitures. Any forfeitures under the SRI Plan were used to reduce plan expenses under the SRI Plan prior to the merger. No forfeitures under the SRI Plan were transferred to this Plan in connection with the merger.

17.7. Optional Forms of Payment. All optional forms of payment under the SRI Plan other than the lump sum payment were eliminated effective as of October 29, 2003. The only form of payment under the SRI Plan on or after October 29, 2003, was the lump sum payment.

17.8. Beneficiary Designations. Beneficiary designations made under the SRI Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 18

MERGER OF THE

ENVISIONCARE ALLIANCE, INC. 401(k) PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of March 1, 2004, the EnvisionCare Alliance, Inc. 401(k) Profit Sharing Plan (the “EnvisionCare Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables, of the EnvisionCare Plan were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

18.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with EnvisionCare Alliance, Inc. (“EnvisionCare”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of EnvisionCare who became employees of United HealthCare Services, Inc. or any Affiliate on August 19, 2003.

18.2. Transfer of Accounts. The accounts transferred from the EnvisionCare Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the EnvisionCare Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the EnvisionCare Plan were credited to Rollover Accounts under this Plan); provided, however, that any employer matching contribution accounts under the EnvisionCare Plan were credited to Prior Employer Contribution Accounts under this Plan. The accounts were transferred from the EnvisionCare Plan and to this Plan as soon as administratively feasible on or after March 1, 2004. The assets transferred from the EnvisionCare Plan were in the form of cash and participant loan notes.

18.3. Participation. Any employee of EnvisionCare on July 18, 2003, who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on July 19, 2003, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on July 19, 2003, became a Participant in this Plan as soon as administratively practicable on or after July 19, 2003.

Any employee of EnvisionCare who was making elective deferrals under the EnvisionCare Plan prior to July 19, 2003, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the EnvisionCare Plan. Any employee of EnvisionCare who was eligible to participate in the EnvisionCare Plan but was not contributing to the EnvisionCare Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of EnvisionCare who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on July 19, 2003, and who became a Participant in this Plan was immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

18.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a EnvisionCare facility on or after July 19, 2003, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

18.5. Vesting. All employees of EnvisionCare on July 18, 2003, who were participants in the EnvisionCare Plan on August 18, 2003, became fully (100%) vested in their employer matching accounts under the EnvisionCare Plan effective as of August 18, 2003. If a participant in the EnvisionCare Plan terminated employment with EnvisionCare prior to July 18, 2003, and such participant was not fully vested in the participant’s employer matching account under the EnvisionCare Plan and such participant did not receive distribution of the participant’s vested account balance under the EnvisionCare Plan prior to the merger (hereinafter referred to as an “Inactive EnvisionCare Participant”), then such Inactive EnvisionCare Participant’s accounts under the EnvisionCare Plan were transferred to this Plan as described in Section 18.2 above. The Prior Employer Contribution Account of any Inactive EnvisionCare Participant shall be vested in accordance with the six (6) year graduated vesting schedule (i.e., 0% if less than 2 years, 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and 100% after 6 years) under the EnvisionCare Plan.

The nonvested portion of an Inactive EnvisionCare Participant’s Prior Employer Contribution Account shall be forfeited upon the earlier: (i) the date the Inactive EnvisionCare Participant receives distribution of the Vested portion of his or her Accounts under this Plan; or (ii) the date the Inactive EnvisionCare Participant incurs five (5) consecutive one (1) year breaks in service. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

If a Former EnvisionCare Employee is hired by United HealthCare Services, Inc. or any Affiliate before such Former EnvisionCare Employee incurs a break in service of five (5) years, such Former EnvisionCare Employee shall be fully (100%) vested in his or her Prior Employer Contribution Account under the Plan.

18.6. Allocation of Forfeitures for the 2003 Plan Year. Any unallocated forfeitures transferred from the EnvisionCare Plan were allocated among participants in the EnvisionCare Plan in the same proportion as each eligible participant’s elective deferrals under the EnvisionCare Plan for the 2003 plan year bears to the elective deferrals of all eligible participants under the EnvisionCare Plan for the 2003 plan year, excluding, however, any elective deferrals in excess of six percent (6%) of a participant’s pay from EnvisionCare. For purposes of this allocation, an eligible participant means any participant who was employed by EnvisionCare on August 18, 2003, and made elective deferrals under the EnvisionCare Plan during the 2003 plan year. Such forfeiture allocation shall be credited to an eligible participant’s Prior Employer Contribution Account under this Plan. Such forfeitures are forfeitures under the EnvisionCare Plan and not forfeitures under this Plan.

18.7. Beneficiary Designations. Beneficiary designations made under the EnvisionCare Plan shall be void effective as of the merger date, and the rules of this Plan shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 19

MERGER OF THE

HEALTHALLIES.com, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2004, the HealthAllies.com, Inc. 401(k) Plan (the “HealthAllies Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the HealthAllies Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

19.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with HealthAllies.com, Inc. (“HealthAllies”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of HealthAllies who became employees of United HealthCare Services, Inc. or any Affiliate on October 1, 2003.

19.2. Transfer of Accounts. The accounts transferred from the HealthAllies Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the HealthAllies Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the HealthAllies Plan were credited to Rollover Accounts under this Plan). All accounts transferred from the HealthAllies Plan were fully (100%) vested. The assets transferred from the HealthAllies Plan were in the form of cash and participant loan notes.

19.3. Participation. Any employee of HealthAllies who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on October 1, 2003, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 1, 2003, became a Participant in this Plan as soon as administratively practicable after October 1, 2003.

Any employee of HealthAllies who was making elective deferrals under the HealthAllies Plan prior to October 1, 2003, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the HealthAllies Plan. Any employee of HealthAllies who was eligible to participate in the HealthAllies Plan but was not contributing to the HealthAllies Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of HealthAllies who became an employee of United HealthCare Services, Inc. (or any Affiliate that was a participating Employer in this Plan) on October 1, 2003, and who became a Participant in this Plan was eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

19.4. Recognized Employment. For purposes of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement) and notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a HealthAllies facility on or after October 1, 2003, by individuals who are classified by the Employer as regular full times or regular part time employees.

19.5. No Forfeitures. The only contributions made to the HealthAllies Plan were elective contributions. No forfeitures under the HealthAllies Plan were transferred to this Plan in connection with the merger.

19.6. Beneficiary Designations. Any beneficiary designations for the HealthAllies Plan that are received by HealthAllies (or its designee) prior to May 1, 2004, shall continue to be effective with respect to distribution of such Participant’s Vested Total Account under this Plan until such Participant files a new beneficiary designation with the Principal Sponsor (or its designee). If a participant in the HealthAllies Plan has not filed a beneficiary designation with HealthAllies (or its designee) prior to May 1, 2004, then the beneficiary designation provisions of the HealthAllies Plan shall be void effective as of the merger and the beneficiary designation provisions of this Plan Statement shall apply beginning on that date.

APPENDIX E

MERGER OF PLANS

SECTION 20

MERGER OF THE

MID ATLANTIC MEDICAL SERVICES, INC.

CASH OR DEFERRED PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2004, the Mid Atlantic Medical Services, Inc. Cash or Deferred Profit Sharing Plan (the “MAMSI 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the MAMSI 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

20.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Mid Atlantic Medical Services, Inc. and its affiliates (“MAMSI”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of MAMSI who became employees of United HealthCare Services, Inc. or any Affiliate on February 11, 2004.

20.2. Transfer of Accounts. The accounts transferred from the MAMSI 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the MAMSI 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the MAMSI 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions or employer discretionary nonelective contributions under the MAMSI 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the MAMSI 401(k) Plan were in the form of cash, shares of common stock of UnitedHealth Group Incorporated and participant loan notes.

20.3. Participation. Any employee of MAMSI on February 10, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on February 11, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 11, 2004, became a Participant in this Plan as soon as administratively practicable on or after February 11, 2004.

Any employee of MAMSI who was making elective deferrals under the MAMSI 401(k) Plan prior to February 11, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the MAMSI 401(k) Plan. Any employee of MAMSI who was eligible to participate in the MAMSI 401(k) Plan but was not contributing to the MAMSI 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of MAMSI who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

20.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a MAMSI facility on or after February 11, 2004, by individuals who are classified by the Employer as regular full time employees, regular part time employees, per diem employees, per visit employees and on call employees.

20.5. Vesting. All participants in the MAMSI 401(k) Plan were fully (100%) vested in their accounts under the MAMSI 401(k) Plan effective as of February 10, 2004. All accounts transferred from the MAMSI 401(k) Plan were credited to fully (100%) vested Accounts under this Plan.

20.6. Forfeitures Under the MAMSI 401(k) Plan. Any unallocated forfeitures under the MAMSI 401(k) Plan as of April 30, 2004, were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

20.7. Lost Participants. The accounts of any participants in the MAMSI 401(k) Plan who had terminated employment prior to April 30, 2004 and who could not be located prior to April 30, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

20.8. Special Rules Regarding UnitedHealth Group Stock Fund. If any portion of a participant’s account under the MAMSI 401(k) Plan was invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2004, then the same portion of that participant’s account from the MAMSI 401(k) Plan shall be invested in the UnitedHealth Group Stock Fund under this Plan immediately following the merger of the MAMSI 401(k) Plan with and into the UnitedHealth Group 401(k) Plan.

If all or a portion of a Participant’s Account under this Plan is invested in the UnitedHealth Group Stock Fund immediately following the merger, then such Participant shall be permitted to sell units of the UnitedHealth Group Stock Fund at any time, in accordance with the operational rules established by the Principal Sponsor, and reinvest such portion of the Participant’s Account in the other Subfunds available under this Plan. Any portion of a Participant’s Account which is transferred out of the UnitedHealth Group Stock Fund (and into another Subfund available under this Plan) cannot be reinvested in the UnitedHealth Group Stock Fund.

That portion of a participant’s account under the MAMSI 401(k) Plan which was not invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2004, shall not be invested in the UnitedHealth Group Stock Fund under this Plan at any time after the merger of the MAMSI 401(k) Plan with and into this Plan.

20.9. Beneficiary Designations. Beneficiary designations under the MAMSI 401(k) Plan shall be void effective as of a date to be determined by the Principal Sponsor (the “Beneficiary Designation Effective Date”) and the beneficiary designation provisions of this Plan Statement shall apply beginning as of the Beneficiary Designation Effective Date. If a Participant has a benefit under this Plan from the MAMSI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had filed a beneficiary designation for the MAMSI 401(k) Plan with MAMSI (or its designee) prior to the merger, then such beneficiary designation shall continue to be effective with respect to distribution of such Participant’s Total Account under this Plan. If a Participant has a benefit under this Plan from the MAMSI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had not filed a beneficiary designation for the MAMSI 401(k) Plan with MAMSI (or its designee) prior to the merger, then the beneficiary designation provisions of this Plan Statement (and not the MAMSI 401(k) Plan) shall apply with respect to distribution of such Participant’s Total Account under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 21

MERGER OF THE

MAMSI/HCI COMBINED 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2004, the MAMSI/HCI Combined 401(k) Plan (the “MAMSI/HCI 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the MAMSI/HCI 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

21.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Mid Atlantic Medical Services, Inc. and its affiliates (“MAMSI”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of MAMSI who became employees of United HealthCare Services, Inc. or any Affiliate on February 11, 2004.

21.2. Transfer of Accounts. The accounts transferred from the MAMSI/HCI 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the MAMSI/HCI 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the MAMSI/HCI 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions or employer discretionary nonelective contributions under the MAMSI/HCI 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the MAMSI/HCI 401(k) Plan were in the form of cash, shares of common stock of UnitedHealth Group Incorporated and participant loan notes.

21.3. Participation. Any employee of MAMSI on February 10, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on February 11, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 11, 2004, became a Participant in this Plan as soon as administratively practicable after February 11, 2004.

Any employee of MAMSI who was making elective deferrals under the MAMSI/HCI 401(k) Plan prior to February 11, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the MAMSI/HCI 401(k) Plan. Any employee of MAMSI who was eligible to participate in the MAMSI/HCI 401(k) Plan but was not contributing to the MAMSI/HCI 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of MAMSI who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

21.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a MAMSI facility on or after February 11, 2004, by individuals who are classified by the Employer as regular full time employees, regular part time employees, per diem employees, per visit employees and on call employees.

21.5. Vesting. All participants in the MAMSI/HCI 401(k) Plan were fully (100%) vested in their accounts under the MAMSI/HCI 401(k) Plan effective as of February 10, 2004. All accounts transferred from the MAMSI/HCI 401(k) Plan were credited to fully (100%) vested Accounts under this Plan.

21.6. Forfeitures Under the MAMSI/HCI 401(k) Plan. Any unallocated forfeitures under the MAMSI/HCI 401(k) Plan as of April 30, 2004, were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

21.7. Lost Participants. The accounts of any participants in the MAMSI/HCI 401(k) Plan who had terminated employment prior to April 30, 2004 and who could not be located prior to April 30, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

21.8. Special Rules Regarding UnitedHealth Group Stock Fund. If any portion of a participant’s account under the MAMSI/HCI 401(k) Plan was invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2004, then the same portion of that participant’s account from the MAMSI/HCI 401(k) Plan shall be invested in the UnitedHealth Group Stock Fund under this Plan immediately following the merger of the MAMSI/HCI 401(k) Plan with and into the UnitedHealth Group 401(k) Plan.

If all or a portion of a Participant’s Account under this Plan is invested in the UnitedHealth Group Stock Fund immediately following the merger, then such Participant shall be permitted to sell units of the UnitedHealth Group Stock Fund at any time, in accordance with the operational rules established by the Principal Sponsor, and reinvest such portion of the Participant’s Account in the other Subfunds available under this Plan. Any portion of a Participant’s Account which is transferred out of the UnitedHealth Group Stock Fund (and into another Subfund available under this Plan) cannot be reinvested in the UnitedHealth Group Stock Fund.

That portion of a participant’s account under the MAMSI/HCI 401(k) Plan which was not invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2004, shall not be invested in the UnitedHealth Group Stock Fund under this Plan at any time after the merger of the MAMSI/HCI 401(k) Plan with and into this Plan.

21.9. Beneficiary Designations. Beneficiary designations under the MAMSI/HCI 401(k) Plan shall be void effective as of a date to be determined by the Principal Sponsor (the “Beneficiary Designation Effective Date”) and the beneficiary designation provisions of this Plan Statement shall apply beginning as of the Beneficiary Designation Effective Date. If a Participant has a benefit under this Plan from the MAMSI/HCI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had filed a beneficiary designation for the MAMSI/HCI 401(k) Plan with MAMSI (or its designee) prior to the merger, then such beneficiary designation shall continue to be effective with respect to distribution of such Participant’s Total Account under this Plan. If a Participant has a benefit under this Plan from the MAMSI/HCI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had not filed a beneficiary designation for the MAMSI/HCI 401(k) Plan with MAMSI (or its designee) prior to the merger, then the beneficiary designation provisions of this Plan Statement (and not the MAMSI/HCI 401(k) Plan) shall apply with respect to distribution of such Participant’s Total Account under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 22

MERGER OF THE

HOMECALL, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2004, the HomeCall, Inc. 401(k) Plan (the “HCI 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the HCI 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

22.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Mid Atlantic Medical Services, Inc. and its affiliates, including HomeCall, Inc. (“MAMSI”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of MAMSI who became employees of United HealthCare Services, Inc. or any Affiliate on February 11, 2004.

22.2. Transfer of Accounts. The accounts transferred from the HCI 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the HCI 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the HCI 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions or employer discretionary nonelective contributions under the HCI 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the HCI 401(k) Plan were in the form of cash and participant loan notes.

22.3. Participation. Any employee of MAMSI on February 10, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on February 11, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 11, 2004, became a Participant in this Plan as soon as administratively practicable after February 11, 2004.

Any employee of MAMSI who was making elective deferrals under the HCI 401(k) Plan prior to February 11, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the HCI 401(k) Plan. Any employee of MAMSI who was eligible to participate in the HCI 401(k) Plan but was not contributing to the HCI 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of MAMSI who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

22.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a MAMSI facility on or after February 11, 2004, by individuals who are classified by the Employer as regular full time employees, regular part time employees, per diem employees, per visit employees and on call employees.

22.5. Vesting. All participants in the HCI 401(k) Plan were fully (100%) vested in their accounts under the HCI 401(k) Plan effective as of February 10, 2004. All accounts transferred from the HCI 401(k) Plan were credited to fully (100%) vested Accounts under this Plan.

22.6. Forfeitures Under the HCI 401(k) Plan. Any unallocated forfeitures under the HCI 401(k) Plan as of April 30, 2004, were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

22.7. Lost Participants. The accounts of any participants in the HCI 401(k) Plan who had terminated employment prior to April 30, 2004 and who could not be located prior to April 30, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

22.8. Optional Forms of Payment. All optional forms of payment under the HCI 401(k) Plan other than the lump sum payment were eliminated effective as of May 1, 2004. The only form of payment under the HCI 401(k) Plan on or after May 1, 2004, was the lump sum payment.

22.9. Beneficiary Designations. Beneficiary designations under the HCI 401(k) Plan shall be void effective as of a date to be determined by the Principal Sponsor (the “Beneficiary Designation Effective Date”) and the beneficiary designation provisions of this Plan Statement shall apply beginning as of the Beneficiary Designation Effective Date. If a Participant has a

benefit under this Plan from the HCI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had filed a beneficiary designation for the HCI 401(k) Plan with MAMSI (or its designee) prior to the merger, then such beneficiary designation shall continue to be effective with respect to distribution of such Participant’s Total Account under this Plan. If a Participant has a benefit under this Plan from the HCI 401(k) Plan and such Participant dies before the Beneficiary Designation Effective Date and such Participant had not filed a beneficiary designation for the HCI 401(k) Plan with MAMSI (or its designee) prior to the merger, then the beneficiary designation provisions of this Plan Statement (and not the HCI 401(k) Plan) shall apply with respect to distribution of such Participant’s Total Account under this Plan.

APPENDIX E

MERGER OF PLANS

SECTION 23

MERGER OF THE

FIDELITY BENEFITS ADMINISTRATORS 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of August 1, 2004, the Fidelity Benefit Administrators 401(k) Plan (the “Fidelity 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Fidelity 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

23.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Fidelity Benefit Administrators, Inc. (“Fidelity”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Fidelity on May 11, 2004, who became employees of United HealthCare Services, Inc. or any Affiliate on May 16, 2004.

23.2. Transfer of Accounts. The accounts transferred from the Fidelity 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Fidelity 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Fidelity 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions or employer nonelective contributions under the Fidelity 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Fidelity 401(k) Plan were in the form of cash and participant loan notes.

23.3. Participation. Any employee of Fidelity on May 11, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on May 16, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on May 16, 2004, became a Participant in this Plan as soon as administratively practicable after May 16, 2004.

Any employee of Fidelity who was making elective deferrals under the Fidelity 401(k) Plan prior to May 16, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the Fidelity 401(k) Plan. Any employee of Fidelity who was eligible to participate in the Fidelity 401(k) Plan but was not contributing to the Fidelity 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Fidelity who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

23.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Fidelity facility on or after May 16, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

23.5. Vesting. All participants in the Fidelity 401(k) Plan were fully (100%) vested in their accounts under the Fidelity 401(k) Plan effective as of May 11, 2004. All accounts transferred from the Fidelity 401(k) Plan were credited to fully (100%) vested Accounts under this Plan.

23.6. No Forfeitures Under the Fidelity 401(k) Plan. No forfeitures under the Fidelity 401(k) Plan were transferred to this Plan in connection with the merger.

23.7. Lost Participants. The accounts of any participants in the Fidelity 401(k) Plan who had terminated employment prior to August 1, 2004 and who could not be located prior to August 1, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

23.8. Distribution of Accounts from the Fidelity 401(k) Plan on or before September 1, 2004. If the accounts of a participant in the Fidelity 401(k) Plan were transferred to this Plan and such Participant requests distribution of the Participant’s accounts under this Plan on or after August 1, 2004, and prior to September 1, 2004, that portion of the Participant’s Vested Total Account under this Plan which is attributable to benefits under the Fidelity 401(k) Plan may be distributed, at the election of such Participant, in the form of a lump sum payment or in the form of installment payments, and the remaining portion of the Participant’s Vested Total Account under this Plan shall be distributed in a lump sum payment. If, however, such Participant requests distribution of the Participant’s Vested Total Account under this Plan on or after September 1, 2004, the Participant’s Vested Total Account under this Plan will be distributed in a lump sum payment. Any Participant receiving a lump sum payment may elect a direct rollover of all or a portion of such lump sum payment to an IRA or another qualified plan.

23.9. Beneficiary Designations. Beneficiary designations made under the Fidelity 401(k) Plan shall be void effective as of August 1, 2004, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of August 1, 2004.

APPENDIX E

MERGER OF PLANS

SECTION 24

MERGER OF THE

DLN, INC. 401(k)/PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of August 13, 2004, the DLN, Inc. 401(k)/Profit Sharing Plan (the “DLN 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the DLN 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

24.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with DLN, Inc. (“DLN”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of DLN on March 31, 2004, who became employees of United HealthCare Services, Inc. or any Affiliate on April 1, 2004.

24.2. Transfer of Accounts. The accounts transferred from the DLN 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the DLN 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the DLN 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer discretionary nonelective contributions under the DLN 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan and any safe harbor contributions (also referred to as qualified nonelective contributions) under the DLN 401(k) Plan were credited to QNEC Accounts under this Plan. The assets transferred from the DLN 401(k) Plan were in the form of cash.

24.3. Participation. Any employee of DLN on March 31, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on April 1, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on April 1, 2004, became a Participant in this Plan as soon as administratively practicable after April 1, 2004.

Any employee of DLN who was making elective deferrals under the DLN 401(k) Plan prior to April 1, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the DLN 401(k) Plan. Any employee of DLN who was eligible to participate in the DLN 401(k) Plan but was not contributing to the DLN 401(k) Plan and who became a

Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of DLN who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

24.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a DLN facility on or after April 1, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

24.5. Vesting. All participants in the DLN 401(k) Plan who were not already fully (100%) vested in their employer discretionary contribution account under the DLN 401(k) Plan as of March 31, 2004, and who were employed by DLN as of March 31, 2004, became fully (100%) vested in their employer discretionary contribution account under the DLN 401(k) Plan effective as of March 31, 2004. Any participants in the DLN 401(k) Plan who had terminated employment prior to March 31, 2004, and who still had an account balance under the DLN 401(k) Plan as of August 13, 2004, were fully (100%) vested in their accounts under the DLN 401(k) Plan at the time they terminated employment with DLN. All accounts transferred from the DLN 401(k) Plan were credited to fully (100%) vested Accounts under this Plan.

24.6. No Forfeitures Under the DLN 401(k) Plan. No forfeitures under the DLN 401(k) Plan were transferred to this Plan in connection with the merger.

24.7. Final Contribution for the Plan Year Ending December 31, 2004. DLN shall contribute to this Plan the amount of the final safe harbor contribution to the DLN 401(k) Plan for the plan year ending December 31, 2004. Such contribution shall be deemed a contribution to the DLN 401(k) Plan (and not a contribution to this Plan). The Trustee of this Plan shall allocate the contribution among eligible participants in the DLN 401(k) Plan in accordance with the directions received from DLN. Such contribution shall be credited to Participants’ QNEC Accounts under this Plan.

24.8. Lost Participants. The accounts of any participants in the DLN 401(k) Plan who had terminated employment prior to August 13, 2004 and who could not be located prior to August 13, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

24.9. Distribution of Accounts from the DLN 401(k) Plan on or before September 1, 2004. If the accounts of a participant in the DLN 401(k) Plan were transferred to this Plan and such Participant requests distribution of the Participant’s accounts under this Plan on or after August 13, 2004, and prior to September 1, 2004, that portion of the Participant’s Vested Total Account under this Plan which is attributable to benefits under the DLN 401(k) Plan may be distributed, at the election of such Participant, in the form of a lump sum payment or in the form of installment payments, and the remaining portion of the Participant’s Vested Total Account under this Plan shall be distributed in a lump sum payment. If, however, such Participant requests distribution of the Participant’s Vested Total Account under this Plan on or after September 1, 2004, the Participant’s Vested Total Account under this Plan will be distributed in a lump sum payment. Any participant receiving a lump sum payment may elect a direct rollover of all or a portion of such lump sum payment to an IRA or another qualified plan.

24.10. Beneficiary Designations. Any beneficiary designations for the DLN 401(k) Plan that are received by DLN (or its designee) prior to August 13, 2004, shall continue to be effective with respect to distribution of such Participant’s Vested Total Account under this Plan until such Participant files a new beneficiary designation with the Principal Sponsor (or its designee). If a participant in the DLN 401(k) Plan has not filed a beneficiary designation with DLN (or its designee) prior to the merger, then the beneficiary designation provisions of this Plan Statement shall apply beginning as of August 13, 2004.

APPENDIX E

MERGER OF PLANS

SECTION 25

MERGER OF

THE OXFORD SELECT SAVINGS PLAN WITH AND INTO THIS PLAN

Effective as of November 15, 2004, The Oxford Select Savings Plan (the “Oxford 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Oxford 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

25.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Oxford Health Plans, Inc. and its affiliates (“Oxford”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Oxford who become employees of United HealthCare Services, Inc. or any Affiliate on July 29, 2004.

25.2. Transfer of Accounts. The accounts transferred from the Oxford 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Oxford 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Oxford 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions under the Oxford 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Oxford 401(k) Plan were in the form of cash, shares of common stock of UnitedHealth Group Incorporated and participant loan notes.

25.3. Participation. Any employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) at an Oxford facility on October 17, 2004, who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 17, 2004, became a Participant in this Plan as soon as administratively practicable after October 17, 2004.

Any employee of Oxford who was making elective deferrals under the Oxford 401(k) Plan prior to October 17, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Oxford 401(k) Plan. Any employee of Oxford who was eligible to participate in the Oxford 401(k) Plan but was not contributing to the Oxford 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an Oxford employee was hired on or before July 29, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to July 29, 2005, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) effective July 29, 2005, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to July 29, 2005. If an Oxford employee was hired after July 29, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Oxford (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, (ii) who has completed six (6) months of service with Oxford and all Affiliates as of October 17, 2004, and (iii) who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement. Any employee of Oxford (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan, (ii) who became a Participant in this Plan, and (iii) who has not completed at least six (6) months of service with Oxford and all Affiliates as of October 17, 2004, shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

25.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Oxford facility on or after October 17, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

25.5. Vesting. All employees of Oxford who were participants in the Oxford 401(k) Plan on July 29, 2004, and who were not already fully (100%) vested in their employer matching accounts under the Oxford 401(k) Plan as of July 29, 2004, and who were employed by Oxford on July 29, 2004, became fully (100%) vested in their employer matching accounts under the Oxford 401(k) Plan effective as of July 29, 2004. Any employees of Oxford who became participants in the Oxford 401(k) Plan after July 29, 2004, and prior to October 17, 2004, were fully (100%) vested in their employer matching accounts at all times. If a participant in the Oxford 401(k) Plan terminated employment with Oxford prior to July 29, 2004, and such participant was not fully vested in the participant’s employer matching account under the Oxford

401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Oxford 401(k) Plan prior to November 15, 2004, such participant’s accounts under the Oxford 401(k) Plan were transferred to this Plan. The Prior Employer Contribution Account of any participant described in the preceding sentence shall be vested in accordance with a five (5) year graduated vesting schedule (i.e., 0% if less than 1 year, 20% after 1 year, 40% after 2 years, 60% after 3 years, 80% after 4 years and 100% after 5 or more years).

If a participant in the Oxford 401(k) Plan terminated employment with Oxford prior to July 29, 2004, and such participant was not fully vested in the participant’s employer matching account under such plan, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after November 15, 2004, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching account under the Oxford 401(k) Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer Contribution Account under this Plan.

25.6. No Forfeitures Under the Oxford 401(k) Plan. No forfeitures under the Oxford 401(k) Plan were transferred to this Plan in connection with the merger.

25.7. Lost Participants. The accounts of any participants in the Oxford 401(k) Plan who had terminated employment prior to November 15, 2004, and who could not be located prior to November 15, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

25.8. Special Rules Regarding UnitedHealth Group Stock Fund. If any portion of a participant’s account under the Oxford 401(k) Plan was invested in the UnitedHealth Group Stock Fund under such plan as of November 15, 2004, then the same portion of that participant’s account from the Oxford 401(k) Plan shall be invested in the UnitedHealth Group Stock Fund under this Plan immediately following the merger of the Oxford 401(k) Plan with and into this Plan.

If all or a portion of a Participant’s Account under this Plan is invested in the UnitedHealth Group Stock Fund immediately following the merger, then such Participant shall be permitted to sell units of the UnitedHealth Group Stock Fund at any time, in accordance with the operational rules established by the Principal Sponsor, and reinvest such portion of the Participant’s Account in the other Subfunds available under this Plan. Any portion of a Participant’s Account which is transferred out of the UnitedHealth Group Stock Fund (and into another Subfund available under this Plan) cannot be reinvested in the UnitedHealth Group Stock Fund.

That portion of a participant’s account under the Oxford 401(k) Plan which was not invested in the UnitedHealth Group Stock Fund under such plan as of November 15, 2004, shall not be invested in the UnitedHealth Group Stock Fund under this Plan at any time after the merger of the Oxford 401(k) Plan with and into this Plan.

25.9. Beneficiary Designations. Beneficiary designations made under the Oxford 401(k) Plan shall be void effective as of November 15, 2004, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of November 15, 2004.

APPENDIX E

MERGER OF PLANS

SECTION 26

MERGER OF

THE OXFORD ON-CALL SELECT SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of November 15, 2004, The Oxford On-Call Select Savings Plan (the “Oxford On-Call 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Oxford On-Call 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

26.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Oxford Health Plans, Inc. and its affiliates (“Oxford”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Oxford who become employees of United HealthCare Services, Inc. or any Affiliate on July 29, 2004.

26.2. Transfer of Accounts. The accounts transferred from the Oxford On-Call 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Oxford On-Call 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Oxford On-Call 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions under the Oxford On-Call 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Oxford On-Call 401(k) Plan were in the form of cash and participant loan notes.

26.3. Participation. Any employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) at an Oxford facility on October 17, 2004, who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 17, 2004, became a Participant in this Plan as soon as administratively practicable after October 17, 2004.

Any employee of Oxford who was making elective deferrals under the Oxford On-Call 401(k) Plan prior to October 17, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Oxford On-Call 401(k) Plan. Any employee of Oxford who was eligible to participate in the Oxford On-Call 401(k) Plan but was not contributing to the Oxford

On-Call 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an Oxford employee was hired on or before July 29, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to July 29, 2005, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) effective July 29, 2005, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to July 29, 2005. If an Oxford employee was hired after July 29, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Oxford (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, (ii) who has completed six (6) months of service with Oxford and all Affiliates as of October 17, 2004, and (iii) who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement. Any employee of Oxford (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan, (ii) who became a Participant in this Plan, and (iii) who has not completed at least six (6) months of service with Oxford and all Affiliates as of October 17, 2004, shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

26.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Oxford facility on or after October 17, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

26.5. Vesting. All employees of Oxford who were participants in the Oxford On-Call 401(k) Plan on July 29, 2004, and who were not already fully (100%) vested in their employer matching accounts under the Oxford On-Call 401(k) Plan as of July 29, 2004, and who were employed by Oxford on July 29, 2004, became fully (100%) vested in their employer matching accounts under the Oxford On-Call 401(k) Plan effective as of July 29, 2004. Any employees of Oxford who became participants in the Oxford On-Call 401(k) Plan after July 29, 2004, and prior to October 17, 2004, were fully (100%) vested in their employer matching accounts at all times. If a participant in the Oxford On-Call 401(k) Plan terminated employment with Oxford prior to July 29, 2004, and such participant was not fully vested in the participant’s employer matching account under the Oxford On-Call 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Oxford On-Call 401(k) Plan prior to November 15, 2004, such participant’s accounts under the Oxford On-Call 401(k) Plan were transferred to this Plan. The Prior Employer Contribution Account of any participant described in the preceding sentence shall be vested in accordance with a five (5) year graduated vesting schedule (i.e., 0% if less than 1 year, 20% after 1 year, 40% after 2 years, 60% after 3 years, 80% after 4 years and 100% after 5 or more years).

If a participant in the Oxford On-Call 401(k) Plan terminated employment with Oxford prior to July 29, 2004, and such participant was not fully vested in the participant’s employer matching account under such plan, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after November 15, 2004, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching account under the Oxford On-Call 401(k) Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer Contribution Account under this Plan.

26.6. No Forfeitures Under the Oxford On-Call 401(k) Plan. No forfeitures under the Oxford On-Call 401(k) Plan were transferred to this Plan in connection with the merger.

26.7. Lost Participants. The accounts of any participants in the Oxford On-Call 401(k) Plan who had terminated employment prior to November 15, 2004, and who could not be located prior to November 15, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

26.8. Beneficiary Designations. Beneficiary designations made under the Oxford On-Call 401(k) Plan shall be void effective as of November 15, 2004, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of November 15, 2004.

APPENDIX E

MERGER OF PLANS

SECTION 27

MERGER OF

THE LIFE SOURCE SERVICES, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of December 31, 2004, the Life Source Services, Inc. 401(k) Plan (the “Life Source 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Life Source 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

27.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Life Source Services, LLC (“Life Source”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Life Source who become employees of United HealthCare Services, Inc. or any Affiliate on August 1, 2004.

27.2. Transfer of Accounts. The accounts transferred from the Life Source 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Life Source 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Life Source 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions and employer profit sharing contributions under the Life Source 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Life Source 401(k) Plan were in the form of cash and participant loan notes.

27.3. Participation. Any employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) at a Life Source facility on August 1, 2004, who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on August 1, 2004, became a Participant in this Plan as soon as administratively practicable after August 1, 2004.

Any employee of Life Source who was making elective deferrals under the Life Source 401(k) Plan prior to August 1, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Life Source 401(k) Plan. Any employee of Life Source who was eligible to participate in the Life Source 401(k) Plan but was not contributing to the Life Source

401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a Life Source facility was hired on or before August 1, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to August 1, 2005, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) effective August 1, 2005, unless such employee requests that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to August 1, 2005. If an employee at a Life Source facility was hired after August 1, 2004, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee requests that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Life Source (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, (ii) who has completed at least one (1) year of Eligibility Service with Life Source and all Affiliates as of August 1, 2004, and (iii) who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement. Any employee of Oxford (i) who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan, (ii) who became a Participant in this Plan, and (iii) who has not completed at least one (1) year of Eligibility Service with Life Source and all Affiliates as of August 1, 2004, shall be eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

27.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Life Source facility on or after August 1, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

27.5. Vesting. All employees of Life Source who were participants in the Life Source 401(k) Plan on August 1, 2004, and who were not already fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the Life Source 401(k) Plan as of August 1, 2004, and who were employed by Life Source on August 1, 2004, became fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the Life Source 401(k) Plan effective as of August 1, 2004. If a participant in the Life Source 401(k) Plan terminated employment with Life Source prior to August 1, 2004, and such participant was not fully vested in the participant’s employer matching accounts under the Life Source 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Life Source 401(k) Plan prior to December 31, 2004, such participant’s accounts under the Life Source 401(k) Plan were transferred to this Plan. The Prior Employer Contribution Account of any participant described in the preceding sentence shall be vested in accordance with a six (6) year graduated vesting schedule (i.e., 0% if less than 2 years, 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and 100% after 6 or more years).

If a participant in the Life Source 401(k) Plan terminated employment with Life Source prior to August 1, 2004, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the Life Source 401(k) Plan, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after December 31, 2004, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching contribution and employer profit sharing contribution accounts under the Life Source 401(k) Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer Contribution Account under this Plan.

27.6. Forfeitures Under the Life Source 401(k) Plan. Any forfeitures under the Life Source 401(k) Plan were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

27.7. Lost Participants. The accounts of any participants in the Life Source 401(k) Plan who had terminated employment prior to December 31, 2004, and who could not be located prior to December 31, 2004 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

27.8. Beneficiary Designations. Beneficiary designations made under the Life Source 401(k) Plan shall be void effective as of December 31, 2004, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of December 31, 2004.

APPENDIX E

MERGER OF PLANS

SECTION 28

MERGER OF

THE AMERICHOICE 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of February 1, 2005, the AmeriChoice 401(k) Plan (the “AmeriChoice 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the AmeriChoice 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

28.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with AmeriChoice Corporation and its affiliates (“AmeriChoice”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of AmeriChoice who become employees of United HealthCare Services, Inc. or any Affiliate on September 23, 2002.

28.2. Transfer of Accounts. The accounts transferred from the AmeriChoice 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the AmeriChoice 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the AmeriChoice 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions and employer profit sharing contributions under the AmeriChoice 401(k) Plan were credited to Employer Matching Accounts under this Plan. The assets transferred from the AmeriChoice 401(k) Plan were in the form of cash and participant loan notes.

28.3. Participation. Any employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) at an AmeriChoice facility on September 23, 2002, who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on September 23, 2002, became a Participant in this Plan as soon as administratively practicable after September 23, 2002.

Any employee of AmeriChoice who was making elective deferrals under the AmeriChoice 401(k) Plan prior to September 23, 2002, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the AmeriChoice 401(k) Plan. Any employee of AmeriChoice who was eligible to participate in the AmeriChoice 401(k) Plan but was not contributing to the AmeriChoice 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee filed a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an AmeriChoice employee was hired on or before September 23, 2002, and such employee was contributing at a three percent (3%) deferral rate immediately prior to September 23, 2003, such employee’s deferral rate under this Plan was increased from three percent (3%) to six percent (6%) effective September 23, 2003, unless such employee requested that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to September 23, 2003. If an AmeriChoice employee at an AmeriChoice facility was hired after September 23, 2002, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee requests that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services (formerly known as American Express Retirement Services) prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of AmeriChoice who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on September 23, 2002, and who became a Participant in this Plan was eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service, such employee became eligible to receive Employer Matching Contributions after such employee completed one (1) year of Eligibility Service.

28.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an AmeriChoice facility on or after September 23, 2002, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

28.5. Vesting. All participants in the AmeriChoice 401(k) Plan who were employed by United HealthCare Services, Inc. or any Affiliate as of the Merger Date shall have their employer matching contribution and employer profit sharing contribution accounts under the AmeriChoice 401(k) Plan credited to Employer Matching Accounts under this Plan and such Employer Matching Accounts shall be vested in accordance with Section 5.1 of the Plan Statement.

If a participant in the AmeriChoice 401(k) Plan terminated employment with AmeriChoice or United HealthCare Services, Inc. and all Affiliates prior to February 1, 2005, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the AmeriChoice 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the AmeriChoice 401(k) Plan prior to February 1, 2005, then the nonvested portion of such participant’s accounts under the AmeriChoice 401(k) Plan shall be forfeited prior to February 1, 2005, and only the vested portion of the participant’s employer matching account and employer profit sharing account under the AmeriChoice 401(k) Plan shall be credited to the Participant’s Employer Matching Account under this Plan.

If a participant in the AmeriChoice 401(k) Plan terminated employment with United HealthCare Services, Inc. and all Affiliates prior to February 1, 2005, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the AmeriChoice 401(k) Plan, and such participant is subsequently employed by United HealthCare Services, Inc. or any Affiliate on or after February 1, 2005, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching contribution and employer profit sharing contribution accounts under the AmeriChoice 401(k) Plan shall be restored to the participant’s Employer Matching Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. Such Participant’s Employer Matching Account under this Plan shall be vested in accordance with Section 5.1 of the Plan Statement.

28.6. Forfeitures Under the AmeriChoice 401(k) Plan. Any forfeitures under the AmeriChoice 401(k) Plan as of February 1, 2005, were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

28.7. Lost Participants. The accounts of any participants in the AmeriChoice 401(k) Plan who had terminated employment prior to February 1, 2005, and who could not be located prior to February 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

28.8. Distributions Prior to March 18, 2005. If the accounts of a Participant in the AmeriChoice 401(k) Plan were transferred to this Plan and such Participant requests distribution of the Participant’s accounts under this Plan on or after February 1, 2005, and prior to March 18, 2005, that portion of the Participant’s Vested Total Account under this Plan which is attributable to benefits under the AmeriChoice 401(k) Plan may be distributed, at the election of such Participant, in the form of a lump sum payment or in the form of installments, and the remaining portion of the Participant’s Vested Total Account under this Plan shall be distributed in a lump sum payment. If, however, such Participant requests distribution of the Participant’s Vested Total Account under this Plan on or after March 18, 2005, the Participant’s Vested Total Account shall be distributed in a lump sum payment. The installment distribution option was eliminated under the AmeriChoice 401(k) Plan for all distributions commencing on or after March 18, 2005.

28.9. Outstanding Loans. The two (2) loan limitation shall be waived for any Participant who has more than two (2) outstanding loans under the AmeriChoice 401(k) Plan and this Plan immediately prior to February 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from this Plan.

28.10. Beneficiary Designations. Beneficiary designations made under the AmeriChoice 401(k) Plan shall be void effective as of February 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of February 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 29

MERGER OF THE

ADVANA PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of April 1, 2005, the Advana Profit Sharing Plan (the “Advana Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Advana Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

29.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Advana, Inc. (“Advana”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Advana on September 10, 2004, who became employees of United HealthCare Services, Inc. or any Affiliate on September 10, 2004.

29.2. Transfer of Accounts. The accounts transferred from the Advana Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Advana Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Advana Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions or employer profit sharing contributions under the Advana Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Advana Plan were in the form of cash and participant loan notes.

29.3. Participation. Any employee of Advana on September 10, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on September 10, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on September 10, 2004, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after September 10, 2004.

Any employee of Advana who was making elective deferrals under the Advana Plan prior to September 10, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the Advana Plan. Any employee of Advana who was eligible to participate in the Advana Plan but was not contributing to the Advana Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an Advana facility was hired on or before September 10, 2004, and such employee is contributing at the three percent (3%) deferral rate immediately prior to September 10, 2005, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after September 10, 2005, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services within the time period designated by the Principal Sponsor. If an employee at an Advana facility is hired after September 10, 2004, and such employee is contributing at the three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee requests that no change be made to the three (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Advana who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

29.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Advana facility on or after September 10, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

29.5. Vesting. All employees of Advana who were participants in the Advana Plan on September 10, 2004, and who were not already fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the Advana Plan as of September 10, 2004, and who were employed by Advana on September 10, 2004, became fully (100%) vested in their employer matching contribution and employer profit sharing contribution accounts under the Advana Plan effective as of September 10, 2004. The employer matching contribution and employer profit sharing contribution accounts of such employees were credited to Prior Employer Contribution Accounts under this Plan (as described above).

If a participant in the Advana Plan terminated employment with Advana prior to September 10, 2004, and such participant was not fully vested in the participant’s employer matching contribution account and employer profit sharing contribution account under the Advana Plan and such participant did not receive distribution of the participant’s vested account balance under the Advana Plan prior to April 1, 2005, then the nonvested portion of such participant’s employer matching contribution account and employer profit sharing contribution account under the Advana Plan was forfeited prior to April 1, 2005. Only the vested portion of such participant’s employer matching contribution and employer profit sharing contribution accounts were transferred to this Plan and credited to the Participant’s Prior Employer Contribution Account (as describe above).

If a participant in the Advana Plan terminated employment with Advana prior to September 10, 2004, and such participant was not fully vested in the participant’s employer matching contribution and employer profit sharing contribution accounts under the Advana Plan, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after April 1, 2005, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching contribution and employer profit sharing contribution accounts under the Advana Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining employed until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer Contribution Account under this Plan.

29.6. Forfeitures Under the Advana Plan. Any unallocated forfeitures under the Advana Plan, which were transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

29.7. Lost Participants. The accounts of any participants in the Advana Plan who had terminated employment prior to April 1, 2005, and who could not be located prior to April 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

29.8. Elimination of Installment Distribution under the Advana Plan. All optional forms of distribution available under the Advana Plan other than the lump sum were eliminated under the Advana Plan effective for all distributions payable on or after February 1, 2005. The only form of distribution available under the Advana Plan on or after February 1, 2005, was the lump sum.

29.9. Distributions to Participants who have Terminated Employment. As soon as administratively practicable after April 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the Advana Plan who terminated employment with the

Employer and all Affiliates prior to April 1, 2005, and who have not requested distribution of their vested accounts under said plan prior to April 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after April 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

29.10. In-Service Withdrawals Available From Prior Employer Contribution Account. A Participant may receive an in-service distribution of all or a portion of such Participant’s Prior Employer Contribution Account if the Participant has attained age thirty-five (35) or older. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such in-service distribution shall be approved by the Committee or its designee and such in-service distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

If an in-service distribution is made from a Prior Employer Contribution Account which is invested in more than one (1) Subfund authorized and established under Section 4.1 of the Plan Statement, the amount distributed shall be charged to each Subfund in the same proportions as the Prior Employer Contribution Account is invested in each Subfund.

29.11. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the Advana Plan and this Plan immediately prior to April 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from this Plan.

29.12. Beneficiary Designations. Beneficiary designations made under the Advana Plan shall be void effective as of April 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of April 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 30

MERGER OF THE

STATPROBE, INC. 401(k) RETIREMENT SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of April 1, 2005, the Statprobe, Inc. 401(k) Retirement Savings Plan (the “Statprobe 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Statprobe 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

30.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Statprobe, Inc. (“Statprobe”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Statprobe on October 1, 2004, who became employees of United HealthCare Services, Inc. or any Affiliate on October 1, 2004.

30.2. Transfer of Accounts. The accounts transferred from the Statprobe 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Statprobe 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Statprobe 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contributions and employer profit sharing contributions under the Statprobe 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Statprobe 401(k) Plan were in the form of cash and participant loan notes.

30.3. Participation. Any employee of Statprobe on October 1, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on October 1, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 1, 2004, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after October 1, 2004.

Any employee of Statprobe who was making elective deferrals under the Statprobe 401(k) Plan prior to October 1, 2004, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had elected under the Statprobe 401(k) Plan. Any employee of Statprobe who was eligible to participate in the Statprobe 401(k) Plan but was not contributing to the Statprobe 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) contribution rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a Statprobe facility was hired on or before October 1, 2004, and such employee is contributing at the three percent (3%) deferral rate immediately prior to October 1, 2005, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after October 1, 2005, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services within the time period designated by the Principal Sponsor. If an employee at a Statprobe facility is hired after October 1, 2004, and such employee is contributing at the three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee requests that no change be made to the three (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Statprobe who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan on October 1, 2004, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

30.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Statprobe facility on or after October 1, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

30.5. Vesting. All participants in the Statprobe 401(k) Plan who were not already fully (100%) vested in their employer matching accounts and employer profit sharing accounts under the Statprobe 401(k) Plan as of October 1, 2004, and who were employed by Statprobe on October 1, 2004, became fully (100%) vested in their employer matching accounts and employer profit sharing accounts under the Statprobe 401(k) Plan effective as of October 1, 2004. The employer matching accounts and employer profit sharing accounts of such employees were credited to Prior Employer Contribution Accounts under this Plan (as described above).

If a participant in the Statprobe 401(k) Plan terminated employment with Statprobe prior to October 1, 2004, and such participant was not fully vested in the participant’s employer matching account and employer profit sharing account under the Statprobe 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Statprobe 401(k) Plan prior to April 1, 2005, then the nonvested portion of such participant’s employer matching account and employer profit sharing account under the Statprobe 401(k) Plan was forfeited prior to April 1, 2005. Only the vested portion of such participant’s employer matching and employer profit sharing accounts were transferred to this Plan and credited to the Participant’s Prior Employer Contribution Account (as describe above).

If a participant in the Statprobe 401(k) Plan terminated employment with Statprobe prior to October 1, 2004, and such participant was not fully vested in the participant’s employer matching account and employer profit sharing account under the Statprobe 401(k) Plan, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after April 1, 2005, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching account and employer profit sharing account under the Statprobe 401(k) Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining employed until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any

30.6. Forfeitures Under the Statprobe 401(k) Plan. Any unallocated forfeitures under the Statprobe 401(k) Plan, which were transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

30.7. Final Contribution for the Plan Year Ending December 31, 2004. Statprobe shall contribute to this Plan the amount of the final safe harbor contribution to the Statprobe 401(k) Plan for the plan year ending December 31, 2004. Such contribution shall be deemed a contribution to the Statprobe 401(k) Plan (and not a contribution to this Plan). The Trustee of this Plan shall allocate the contribution among eligible participants in the Statprobe 401(k) Plan in accordance with the directions received from Statprobe. Such contribution shall be credited to Participants’ QNEC Accounts under this Plan.

30.8. Lost Participants. The accounts of any participants in the Statprobe 401(k) Plan who had terminated employment prior to April 1, 2005, and who could not be located prior to April 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

30.9. Elimination of Optional Forms of Distribution under the Statprobe 401(k) Plan. All optional forms of distribution available under the Statprobe 401(k) Plan other than the lump sum were eliminated under the Statprobe 401(k) Plan effective for all distributions payable on or after April 1, 2005. The only form of distribution available under the Statprobe 401(k) Plan on or after April 1, 2005, was the lump sum.

30.10. Distributions to Participants who have Terminated Employment. As soon as administratively practicable after April 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the Statprobe 401(k) Plan who terminated employment with the Employer and all Affiliates prior to April 1, 2005, and who have not requested distribution of their vested accounts under said plan prior to April 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after April 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

30.11. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the Statprobe 401(k) Plan and this Plan immediately prior to April 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from the Plan.

30.12. Beneficiary Designations. Any beneficiary designations made under the Statprobe 401(k) Plan shall be void as of April 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of April 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 31

MERGER OF THE

DEFINITY HEALTH CORPORATION 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of April 1, 2005, the Definity Health Corporation 401(k) Plan (the “Definity 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Definity 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

31.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Definity Health Corporation (“Definity”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Definity who become employees of United HealthCare Services, Inc. or any Affiliate on December 13, 2004.

31.2. Transfer of Accounts. The accounts transferred from the Definity 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Definity 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Definity 401(k) Plan were credited to Rollover Accounts under this Plan). The assets transferred from the Definity 401(k) Plan were in the form of cash.

31.3. Participation. Any employee of Definity on December 13, 2004, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on December 13, 2004, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on December 13, 2004, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after January 1, 2005.

Any employee of Definity who was making elective deferrals under the Definity 401(k) Plan prior to January 1, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Definity 401(k) Plan. Any employee of Definity who was eligible to participate in the Definity 401(k) Plan but was not contributing to the Definity 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings

Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a Definity facility was hired on or before January 1, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to January 1, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after January 1, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to January 1, 2006. If an employee at a Definity facility was hired after January 1, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any Definity employee who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on December 13, 2004, and who became a Participant in this Plan on January 1, 2005, shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service (as defined in Section 1.1 of the Plan Statement) as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

31.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Definity facility on or after December 13, 2004, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

31.5. Vesting. All employees of Definity who were participants in the Definity 401(k) Plan immediately prior to April 1, 2005, were fully (100%) vested in their accounts under the Definity 401(k) Plan at all times. All accounts under the Definity 401(k) Plan that were transferred to this Plan in connection with the merger were credited to fully (100%) vested accounts under this Plan (as described above).

31.6. No Forfeitures Under the Definity 401(k) Plan. No forfeitures under the Definity 401(k) Plan were transferred to this Plan in connection with the merger.

31.7. Lost Participants. The accounts of any participants in the Definity 401(k) Plan who had terminated employment prior to April 1, 2005, and who could not be located prior to April 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

31.8. Elimination of Optional Forms of Distributions. All optional forms of distribution available under the Definity 401(k) Plan other than the lump sum were eliminated under the Definity 401(k) Plan effective for all distributions payable on or after April 1, 2005. The only form of distribution available under the Definity 401(k) Plan on or after April 1, 2005, was the lump sum.

31.9. Distributions to Participants who have Terminated Employment. As soon as administratively practicable after April 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the Definity 401(k) Plan who terminated employment with the Employer and all Affiliates prior to April 1, 2005, and who have not requested distribution of their vested accounts under said plan prior to April 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after April 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

31.10. Beneficiary Designations. Beneficiary designations made under the Definity 401(k) Plan shall be void effective as of April 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of April 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 32

MERGER OF THE

INTEGRATED HEALTHCARE INFORMATION

SERVICES, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of June 1, 2005, the Integrated HealthCare Information Services, Inc. 401(k) Plan (the “Integrated HealthCare 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Integrated HealthCare 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

32.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Integrated HealthCare Information Services, Inc. (“Integrated HealthCare”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Integrated HealthCare who become employees of United HealthCare Services, Inc. or any Affiliate on February 25, 2005.

32.2. Transfer of Accounts. The accounts transferred from the Integrated HealthCare 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the Integrated HealthCare 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the Integrated HealthCare 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching accounts and employer safeharbor profit sharing accounts under the Integrated HealthCare 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Integrated HealthCare 401(k) Plan were in the form of cash and participant loan notes.

32.3. Participation. Any employee of Integrated HealthCare on February 25, 2005, who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on February 26, 2005, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 26, 2005, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after February 26, 2005.

Any employee of Integrated HealthCare who was making elective deferrals under the Integrated HealthCare 401(k) Plan prior to February 26, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Integrated HealthCare 401(k) Plan. Any employee of Integrated HealthCare who was eligible to participate in the Integrated HealthCare 401(k) Plan but was not contributing to the Integrated HealthCare 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an Integrated HealthCare facility was hired on or before February 26, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to February 26, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after February 26, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to February 26, 2006. If an employee at an Integrated HealthCare facility was hired after February 26, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Integrated HealthCare who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on February 26, 2005, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

32.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an Integrated HealthCare facility on or after February 26, 2005, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

32.5. Vesting. All participants in the Integrated HealthCare 401(k) Plan who were not already fully (100%) vested in their employer matching accounts under the Integrated HealthCare 401(k) Plan as of February 25, 2005, and who were employed by Integrated HealthCare on February 25, 2005, became fully (100%) vested in their employer matching accounts under the Integrated HealthCare 401(k) Plan effective as of February 25, 2005. The employer matching accounts of such employees were credited to Prior Employer Contribution Accounts under this Plan (as described above).

If a participant in the Integrated HealthCare 401(k) Plan terminated employment with Integrated HealthCare prior to February 25, 2005, and such participant was not fully vested in the participant’s employer matching account under the Integrated HealthCare 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the Integrated HealthCare 401(k) Plan prior to June 1, 2005, then the nonvested portion of such participant’s employer matching account under the Integrated HealthCare 401(k) Plan was forfeited prior to June 1, 2005, and only the vested portion of such participant’s employer matching account was transferred to this Plan and credited to Prior Employer Contribution Accounts (as describe above).

If a participant in the Integrated HealthCare 401(k) Plan terminated employment with Integrated HealthCare prior to February 25, 2005, and such participant was not fully vested in the participant’s employer matching account under the Integrated HealthCare 401(k) Plan, and such participant is subsequently employed by United HealthCare Services, Inc. or any Affiliate on or after June 1, 2005, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching account under the Integrated HealthCare 401(k) Plan shall be restored to the participant’s Prior Employer Contribution Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining employed until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer Contribution Account under this Plan.

32.6. Forfeitures Under the Integrated HealthCare 401(k) Plan. Any unallocated forfeitures under the Integrated HealthCare 401(k) Plan, which were transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

32.7. Lost Participants. The accounts of any participants in the Integrated HealthCare 401(k) Plan who had terminated employment prior to June 1, 2005, and who could not be located prior to June 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

32.8. Elimination of In-Kind Distribution Option under the Integrated HealthCare 401(k) Plan. The in-kind distribution option available under the Integrated HealthCare 401(k) Plan was eliminated under the Integrated HealthCare 401(k) Plan effective for all distributions payable on or after June 1, 2005. The only form of distribution available under the Integrated HealthCare 401(k) Plan on or after June 1, 2005, was the lump sum cash payment.

32.9. Prior Employer Contribution Accounts. That portion of a Participant’s Prior Employer Contribution which is attributable to employer safeharbor profit sharing contributions under the Integrated HealthCare 401(k) Plan (together with any increased or decreased thereon) shall not be available for hardship distributions pursuant to Section 7.2 of the Plan Statement until after the Participant has attained age fifty-nine and one-half years (59-1/2 years).

32.10. Distributions to Participants who have Terminated Employment. As soon as administratively practicable after June 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the Integrated HealthCare 401(k) Plan who terminated employment with the Employer and all Affiliates prior to June 1, 2005, and who have not requested distribution of their vested accounts under said plan prior to June 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after June 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

32.11. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the Integrated HealthCare 401(k) Plan and this Plan immediately prior to June 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from the Plan.

32.12. Beneficiary Designations. Beneficiary designations made under the Integrated HealthCare 401(k) Plan shall be void effective as of June 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of June 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 33

MERGER OF THE

HSS, INC. 401(k) & PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of October 1, 2005, the HSS, Inc. 401(k) & Profit Sharing Plan (the “HSS 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the HSS 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

33.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with HSS, Inc. (“HSS”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of HSS who become employees of United HealthCare Services, Inc. or any Affiliate on May 21, 2005, in connection with the acquisition of HSS by Ingenix, Inc.

33.2. Transfer of Accounts. The accounts transferred from the HSS 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the HSS 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the HSS 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contribution accounts and discretionary profit sharing contribution accounts under the HSS 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the HSS 401(k) Plan were in the form of cash and participant loan notes.

33.3. Participation. Any employee of HSS who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on May 21, 2005, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after May 21, 2005.

Any employee of HSS who was making elective deferrals under the HSS 401(k) Plan prior to May 21, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the HSS 401(k) Plan. Any employee of HSS who was eligible to participate in the HSS 401(k) Plan but was not contributing to the HSS 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a HSS facility was hired on or before May 21, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to May 21, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after May 21, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to May 21, 2006. If an employee at a HSS facility was hired after May 21, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of HSS who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on May 21, 2005, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

33.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a HSS facility on or after May 21, 2005, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

33.5. Vesting. All participants in the HSS 401(k) Plan who were not already fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the HSS 401(k) Plan as of May 20, 2005, became fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the HSS 401(k) Plan effective as of May 20, 2005. The employer matching contribution and discretionary profit sharing contribution accounts of such employees were credited to Prior Employer Contribution Accounts under this Plan (as described above).

33.6. Forfeitures Under HSS 401(k) Plan. Any unallocated forfeitures remaining under the HSS 401(k) Plan as of the merger date were transferred to this Plan in connection with the merger. Such forfeitures shall be treated as forfeitures under the HSS 401(k) Plan (and not as forfeitures under this Plan). Such forfeitures shall first be used to restore the nonvested portion of the employer matching contribution and discretionary profit sharing contribution accounts of any participants in the HSS 401(k) Plan (i) who had terminated employment with HSS prior to May 20, 2005, (ii) who were not fully vested in their accounts under the HSS 401(k) Plan at the time they terminated employment with HSS, and (iii) who received distribution of the vested portion of their accounts under the HSS 401(k) Plan after May 20, 2005. Any restored amounts shall be credited to participants’ Prior Employer Contribution Accounts under this Plan. After making the restorations described above, the remaining forfeitures shall be allocated among all participants who had an account balance under the HSS 401(k) Plan as of September 30, 2005, in the same proportion as each participant’s compensation (as defined under the HSS 401(k) Plan) for the 2005 plan year bears to the total compensation of all such participants for the 2005 plan year.

33.7. Lost Participants. The accounts of any participants in the HSS 401(k) Plan who had terminated employment prior to October 1, 2005, and who could not be located prior to October 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

33.8. Elimination of Installment Distribution Option under the HSS 401(k) Plan. The installment distribution available under the HSS 401(k) Plan was eliminated under the HSS 401(k) Plan effective for all distributions payable on or after September 30, 2005. The only form of distribution available under the HSS 401(k) Plan on or after September 30, 2005, was the lump sum cash payment.

33.9. Distributions to Participants who Terminated Employment prior to October 1, 2005. As soon as administratively practicable after October 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the HSS 401(k) Plan who terminated employment with the Employer and all Affiliates prior to October 1, 2005, and who have not requested distribution of their vested total account under said plan prior to October 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after October 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

33.10. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the HSS 401(k) Plan and this Plan immediately prior to October 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from the Plan.

33.11. Beneficiary Designations. Beneficiary designations made under the HSS 401(k) Plan shall be void effective as of October 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of October 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 34

MERGER OF THE

PACIFICDENTAL BENEFITS, INC.

401(k) PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of October 1, 2005, the PacificDental Benefits, Inc. 401(k) Profit Sharing Plan (the “PacificDental 401(k) Plan”) was merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the PacificDental 401(k) Plan, were transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

34.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with PacificDental Benefits, Inc. and its affiliates (collectively referred to as “PacificDental”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of PacificDental on June 1, 2005, who become employees of United HealthCare Services, Inc. or any Affiliate on June 12, 2005, in connection with the acquisition of PacificDental by Specialized Care Services, Inc.

34.2. Transfer of Accounts. The accounts transferred from the PacificDental 401(k) Plan were credited to the same money source accounts under this Plan (e.g., all elective contributions under the PacificDental 401(k) Plan were credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the PacificDental 401(k) Plan were credited to Rollover Accounts under this Plan); provided, however, any employer matching contribution accounts and discretionary profit sharing contribution accounts under the PacificDental 401(k) Plan were credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the PacificDental 401(k) Plan were in the form of cash and participant loan notes.

34.3. Participation. Any employee of PacificDental who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on June 12, 2005, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after June 12, 2005.

Any employee of PacificDental who was making elective deferrals under the PacificDental 401(k) Plan prior to June 12, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the PacificDental 401(k) Plan. Any employee of PacificDental who was eligible to participate in the PacificDental 401(k) Plan but was not contributing to the PacificDental 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a PacificDental facility was hired on or before June 12, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to June 12, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after June 12, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to June 12, 2006. If an employee at a PacificDental facility was hired after June 12, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of PacificDental who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on June 12, 2005, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

34.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a PacificDental facility on or after June 12, 2005, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

34.5. Vesting. All participants in the PacificDental 401(k) Plan who were not already fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the PacificDental 401(k) Plan as of June 1, 2005, became fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the PacificDental 401(k) Plan effective as of June 1, 2005. The employer matching contribution and discretionary profit sharing contribution accounts of such employees were credited to Prior Employer Contribution Accounts under this Plan (as described above).

34.6. Forfeitures Under PacificDental 401(k) Plan. Any unallocated forfeitures under the PacificDental 401(k) Plan, which were transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

34.7. Lost Participants. The accounts of any participants in the PacificDental 401(k) Plan who had terminated employment prior to October 1, 2005, and who could not be located prior to October 1, 2005 (the “lost participants”) were transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

34.8. Elimination of Installment Distribution Option under the PacificDental 401(k) Plan. The installment distribution available under the PacificDental 401(k) Plan was eliminated under the PacificDental 401(k) Plan effective for all distributions payable on or after September 30, 2005. The only form of distribution available under the PacificDental 401(k) Plan on or after September 30, 2005, was the lump sum payment.

34.9. Distributions to Participants who Terminated Employment prior to October 1, 2005. As soon as administratively practicable after October 1, 2005, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the PacificDental 401(k) Plan who terminated employment with the Employer and all Affiliates prior to October 1, 2005, and who have not requested distribution of their Vested Total Account under said plan prior to October 1, 2005. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after October 1, 2005. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

34.10. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the PacificDental 401(k) Plan and this Plan immediately prior to October 1, 2005; provided, however, such Participant shall not be eligible to request another loan from this Plan until such Participant has only one (1) outstanding loan from the Plan.

34.11. Beneficiary Designations. Beneficiary designations made under the PacificDental 401(k) Plan shall be void effective as of October 1, 2005, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of October 1, 2005.

APPENDIX E

MERGER OF PLANS

SECTION 35

MERGER OF THE

NEIGHBORHOOD HEALTH PARTNERSHIP

PROFIT SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of January 1, 2006, the Neighborhood Health Partnership Profit Sharing Plan (the “NHP Profit Sharing Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the NHP Profit Sharing Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

35.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with NHP Holding, Inc. and its affiliates (collectively referred to as “NHP”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of NHP on September 19, 2005, who become employees of United HealthCare Services, Inc. or any Affiliate on September 19, 2005, in connection with the acquisition of NHP by UnitedHealthcare, Inc.

35.2. Transfer of Accounts. The accounts transferred from the NHP Profit Sharing Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions under the NHP Profit Sharing Plan shall be credited to Employee Pre-Tax Contribution Accounts under this Plan and all rollover contributions under the NHP Profit Sharing Plan shall be credited to Rollover Accounts under this Plan); provided, however, any employer matching contribution accounts and discretionary profit sharing contribution accounts under the NHP Profit Sharing Plan shall be credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the NHP Profit Sharing Plan shall be in the form of cash and participant loan notes.

35.3. Participation. Any employee of NHP who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on September 19, 2005, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on October 1, 2005, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after October 1, 2005.

Any employee of NHP who was making elective deferrals under the NHP Profit Sharing Plan prior to September 19, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the NHP Profit Sharing Plan. Any employee of NHP who was eligible to participate in the NHP Profit Sharing Plan but was not contributing to the NHP Profit Sharing Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a NHP facility was hired on or before October 1, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to October 1, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after October 1, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to October 1, 2006. If an employee at a NHP facility was hired after October 1, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of NHP who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on September 19, 2005, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

35.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a NHP facility on or after October 1, 2005, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

35.5. Vesting. All participants in the NHP Profit Sharing Plan who were not already fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the NHP Profit Sharing Plan as of September 19, 2005, became fully (100%) vested in their employer matching contribution and discretionary profit sharing contribution accounts under the NHP Profit Sharing Plan effective as of September 19, 2005. The employer matching contribution and discretionary profit sharing contribution accounts of such employees shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

35.6. Forfeitures Under NHP Profit Sharing Plan. Any unallocated forfeitures under the NHP Profit Sharing Plan, which are transferred to this Plan in connection with the merger, shall first be used to restore the nonvested portion of the employer matching contribution and discretionary profit sharing contribution accounts of any participants in the NHP Profit Sharing Plan who were not fully vested in their accounts under the NHP Profit Sharing Plan at the time they terminated employment with NHP, and who received distribution of the vested portion of their accounts under the NHP Profit Sharing Plan after September 19, 2005. Any restored amounts shall be credited to Participants’ Prior Employer Contribution Accounts under the this Plan. After making the restorations described above, any remaining forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

35.7. Lost Participants. The accounts of any participants in the NHP Profit Sharing Plan who had terminated employment prior to January 1, 2006, and who could not be located prior to January 1, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

35.8. Elimination of all Optional Forms of Distribution Except the Lump Sum. The installment and annuity distribution options available under the NHP Profit Sharing Plan shall be eliminated effective for all distributions payable on or after December 30, 2005. The only form of distribution available on or after December 30, 2005, is the lump sum payment.

35.9. Distributions to Participants who Terminated Employment prior to October 1, 2005. As soon as administratively practicable after January 1, 2006, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the NHP Profit Sharing Plan who terminated employment with the Employer and all Affiliates prior to January 1, 2006, and who have not requested distribution of their Vested Total Account under said plan prior to January 1, 2006. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after January 1, 2006. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

35.10. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the NHP Profit Sharing Plan and this Plan immediately prior to January 1, 2006; provided, however, such Participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

35.11. Beneficiary Designations. Beneficiary designations made under the NHP Profit Sharing Plan shall be void effective as of January 1, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of January 1, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 36

MERGER OF THE

UNITED MEDICAL RESOURCES, INC.

PROFIT SHARING AND SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of April 17, 2006, the United Medical Resources, Inc. Profit Sharing and Savings Plan (the “UMR 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the UMR 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

36.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with United Medical Resources, Inc. and its affiliates (collectively referred to as “UMR”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of UMR on December 14, 2005, who become employees of United HealthCare Services, Inc. or any Affiliate on December 15, 2005, in connection with the acquisition of UMR by UnitedHealthcare, Inc.

36.2. Transfer of Accounts. The accounts transferred from the UMR 401(k) Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions shall be credited to Employee Pre-Tax Contribution Accounts under this Plan, any rollovers of all contributions other than after-tax contributions shall be credited to Rollover Accounts under this Plan and any rollovers of after-tax contributions shall be credited to After-Tax Accounts under this Plan); provided, however, any employer matching contribution accounts and employer contribution accounts under the UMR 401(k) Plan shall be credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the UMR 401(k) Plan shall be in the form of cash and participant loan notes.

36.3. Participation. Any employee of UMR who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on December 15, 2005, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on December 25, 2005, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after December 25, 2005.

Any employee of UMR who was making elective deferrals under the UMR 401(k) Plan prior to December 25, 2005, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the UMR 401(k) Plan. Any employee of UMR who was eligible to participate in the UMR 401(k) Plan but was not contributing to the UMR 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an UMR facility was hired on or before December 25, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to December 25, 2006, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after December 25, 2006, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to December 25, 2006. If an employee at an UMR facility was hired after December 25, 2005, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of UMR who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on December 25, 2005, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

36.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a UMR facility on or after December 25, 2005, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

36.5. Vesting. All participants in the UMR 401(k) Plan who were not already fully (100%) vested in their employer matching contribution and employer contribution accounts under the UMR 401(k) Plan as of December 14, 2005, became fully (100%) vested in their employer matching contribution and employer contribution accounts under the UMR 401(k) Plan effective as of December 14, 2005. The employer matching contribution and employer contribution accounts of such employees shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

36.6. Forfeitures Under UMR 401(k) Plan. Any unallocated forfeitures under the UMR 401(k) Plan, which are transferred to this Plan in connection with the merger, shall first be used to restore the nonvested portion of the employer matching contribution and employer contribution accounts of any participants in the UMR 401(k) Plan who were not fully vested in their accounts under the UMR 401(k) Plan at the time they terminated employment with UMR, and who received distribution of the vested portion of their accounts under the UMR 401(k) Plan after December 14, 2005. Any restored amounts shall be credited to Participants’ Prior Employer Contribution Accounts under the this Plan. After making the restorations described above, any remaining forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

36.7. Lost Participants. The accounts of any participants in the UMR 401(k) Plan who had terminated employment prior to April 17, 2006, and who could not be located prior to April 17, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

36.8. Beneficiary Designations. Beneficiary designations made under the UMR 401(k) Plan shall be void effective as of April 17, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of April 17, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 37

MERGER OF THE

PACIFICARE HEALTH SYSTEMS, INC.

SAVINGS AND PROFIT-SHARING PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2006, the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan (the “PHS 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the PHS 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

37.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with PacifiCare Health Systems, Inc. and its affiliates (collectively referred to as “PHS”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of PHS on December 20, 2005, who become employees of United HealthCare Services, Inc. or any Affiliate in connection with the acquisition of PHS by Point Acquisition, LLC, a wholly-owned subsidiary of UnitedHealth Group Incorporated.

37.2. Transfer of Accounts. The accounts transferred from the PHS 401(k) Plan shall be credited to following Accounts under this Plan:

The following accounts under the PHS 401(k) Plan	Shall be credited to the following accounts under this Plan
Elective Deferrals Account	Employee Pre-Tax Contribution Account

Employer Matching Contributions Account	Prior Employer PacifiCare Account

Employer Non-Elective/Discretionary Contributions Account	Prior Employer PacifiCare Account

Rollover Account	Rollover Account

FHP Conversion Account	Prior Employer PacifiCare Account

The following accounts under the PHS 401(k) Plan	Shall be credited to the following accounts under this Plan
PacifiCare of Washington-Rollover Account	Rollover Account

PacifiCare of Washington-Employee Account	Employee Pre-Tax Contribution Account

PacifiCare of Washington-Employer Account	Prior Employer Contribution Account

Employer Safe Harbor Match Account	Prior Safe Harbor/3% Account

Employer 3% Guaranteed Account	Prior Safe Harbor/3% Account

DPA-Employer Match Account	Prior Employer Contribution Account

FHP Money Purchase Pension Plan Account	FHP Money Purchase Account

The assets transferred from the PHS 401(k) Plan shall be in the form of cash, shares of common stock of UnitedHealth Group Incorporated, units of the stable value investment fund under the PHS 401(k) Plan, units of mutual funds offered under both the PHS 401(k) Plan and this Plan and participant loan notes.

37.3. Participation. Any employee of PHS who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 26, 2006, became a Participant in this Plan eligible to make Participant Savings Contributions under this Plan for pay dates on or after March 10, 2006.

Any employee of PHS who was making elective deferrals under the PHS 401(k) Plan prior to March 1, 2006, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the PHS 401(k) Plan unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. If, however, the employee is a Highly Compensated Employee, such employee’s deferral rate under the Plan shall not exceed ten percent (10%). Any employee of PHS who was eligible to participate in the PHS 401(k) Plan but was not contributing to the PHS 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a PHS facility was hired on or before February 26, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to March 25, 2007, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent

(6%) as soon as administratively practicable on or after March 25, 2007, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services within the time period designated by the Principal Sponsor. If an employee at a PHS facility was hired after February 26, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of PHS who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on February 26, 2006, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

37.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a PHS facility on or after February 26, 2006, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

37.5. Vesting. All employees of PHS who were participants in the PHS 401(k) Plan on December 20, 2005, and who were not already fully (100%) vested in their matching and discretionary contributions accounts under the PHS 401(k) Plan as of December 20, 2005, and who were employed by PHS on December 20, 2005, became fully (100%) vested in their matching and discretionary contributions accounts under the PHS 401(k) Plan effective as of December 20, 2005. Any employees of PHS who became participants in the PHS 401(k) Plan after December 20, 2005, and prior to March 1, 2006, were fully (100%) vested in their matching and discretionary contributions accounts at all times. The accounts of any participants described in this paragraph that are transferred to this Plan shall be credited to fully (100%) Vested Accounts under this Plan (as described in Section 37.2 above).

If a participant in the PHS 401(k) Plan terminated employment with PHS prior to December 20, 2005, and such participant was not fully vested in the participant’s accounts under the PHS 401(k) Plan and such participant did not receive distribution of vested portion of the participant’s accounts under the PHS 401(k) Plan prior to May 1, 2006, such participant’s accounts under the PHS 401(k) Plan shall be transferred to this Plan. The Prior Safe Harbor/3% Account, the Prior Employer Contribution Account (if any) and the FHP Money Purchase Account (if any) of any participant described in this paragraph shall be fully (100%) vested at all times. The Prior

Employer PacifiCare Account of any participant described in this paragraph shall be vested in accordance with a four (4) year graduated vesting schedule (i.e., 0% if less than 1 year, 25% after 1 year, 50% after 2 years, 75% after 3 years and 100% after 4 or more years) if such participant performed one or more hours of service on or after January 1, 1999. If such participant did not perform one hour of service on or after January 1, 1999, the participant’s Prior Employer PacifiCare Account shall continue to be subject to the vesting provisions of the PHS 401(k) Plan in effect prior to January 1, 1999. However, if such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after May 1, 2006, and before such participant incurs a break in service of five (5) years, then such participant shall become fully (100%) vested in any amounts credited to the participant’s Prior Employer PacifiCare Account. The nonvested portion of such participant’s Prior Employer PacifiCare Account under this Plan shall be forfeited upon the earlier of: (i) the date such participant receives distribution of the vested portion of the participant’s Accounts under this Plan; or (ii) the date such participant incurs a break in service of five (5) years. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

If a participant in the PHS 401(k) Plan who was not fully vested in the participant’s accounts under the PHS 401(k) Plan terminated employment with PHS prior to December 20, 2005, and received distribution of the vested portion of the participant’s accounts under the PHS 401(k) Plan prior to May 1, 2006, and such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after May 1, 2006, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s accounts under the PHS 401(k) Plan shall be restored to the participant’s Prior Employer PacifiCare Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer PacifiCare Account under this Plan.

37.6. Forfeitures Under PHS 401(k) Plan. Any unallocated forfeitures under the PHS 401(k) Plan, which are transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

37.7. Lost Participants. The accounts of any participants in the PHS 401(k) Plan who had terminated employment prior to May 1, 2006, and who could not be located prior to May 1, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

37.8. Elimination of Optional Forms of Distribution. The installment distribution option available under the PHS 401(k) Plan shall be eliminated effective for all distribution payable after April 30, 2006. The annuity distribution option available under the PHS 401(k) Plan for distributions from the following accounts: (i) PacifiCare of Washington-Rollover Accounts, (ii) PacifiCare of Washington-Employee Accounts, and (iii) PacifiCare of Washington-Employer

Accounts shall be eliminated effective April 30, 2006. The lump sum payment is the only form of distribution available under the PHS 401(k) Plan for all accounts (except the FHP Money Purchase Pension Plan Accounts) for all distributions payable after April 30, 2006. All distributions from FHP Money Purchase Pension Accounts under the PHS 401(k) Plan shall continue to be subject to the qualified joint and survivor annuity requirements.

37.9. Distributions to Participants who Terminated Employment prior to May 1, 2006. As soon as administratively practicable after May 1, 2006, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the PHS 401(k) Plan who terminated employment with the Employer and all Affiliates prior to May 1, 2006, and who have not requested distribution of their Vested Total Account under said plan prior to May 1, 2006. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after May 1, 2006. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

37.10. Special Distribution Rules for FHP Money Purchase Accounts. For distributions commencing from the FHP Money Purchase Accounts after May 1, 2006, the distribution rules contained in this Section 37.10 of Appendix E shall apply.

37.10.1 Distributions to Participants Upon Event of Maturity. No distribution shall be made from the FHP Money Purchase Account until the Committee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the manner of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. If a Participant whose Vested Total Account exceeds One Thousand Dollars ($1,000) incurs an Event of Maturity, then such Vested Total Account, including the FHP Money Purchase Account, shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution.

(b)	Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which distributions are required to be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then the FHP Money Purchase Account shall be distributed automatically pursuant to the terms of Section 37.10.1(e) of this Appendix and without an application for distribution.

(c)	Spousal Consent Required. Except as provided in Section 37.10.1(a) of this Appendix, the consent of a Participant’s spouse shall be required to make distributions from a FHP Money Purchase Account in any form other than QJ&SA contract (as defined in Section 37.10.1(e)(iv) of this Appendix).

(d)	Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s FHP Money Purchase Account to the Participant in one of the following ways as the Participant shall designate:

(i)	Lump Sum. Distribution shall be made in a single lump sum.

(ii)	Life Annuities. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a QJ&SA contract in the case of a married Participant, or a Life Annuity contract in the case of an unmarried Participant.

(e)	Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(i)	Required Lump Sum. As provided in Section 37.10.1(a) of this Appendix, if the value of the Participant’s Vested Total Account does not exceed One Thousand Dollars ($1,000), the distribution of the Participant’s FHP Money Purchase Account shall be made in a single lump sum.

(ii)	Married Participant. In the case of any distribution which is to be made:

(A)	when paragraph (i) above is not applicable, and

(B)	to a Participant who is married on the date when such distribution is to be made, and

(C)	to a Participant who has not rejected distribution in the form of a QJ&SA contract,

distribution shall be effected for such Participant by applying the entire FHP Money Purchase Account to purchase and distribute to such Participant a QJ&SA contract. A Participant may reject distribution in the form of a QJ&SA contract by filing with the

Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. A rejection shall not be effective unless the Participant’s spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the date of distribution and must relate to that specific distribution. The consent of the spouse must be to a lump sum form of distribution. The Participant may elect to change the form of distribution to the QJ&SA contract without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Within a reasonable period of time prior to the date distribution is to be made to the Participant, there shall be furnished to the Participant a written explanation of the terms and conditions of the QJ&SA contract, the Participant’s right to reject, and the effect of rejecting, distribution in the form of the QJ&SA contract, the requirement for the consent of the Participant’s spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA contract, and the right to make any number of further revocations or rejections until the date of distribution.

(iii)	Unmarried Participant. In the case of any distribution which is to be made:

(A)	when paragraph (i) above is not applicable, and

(B)	to a Participant who is not married on the date when such distribution is to be made, and

(C)	to a Participant who has not rejected distribution in the form of a Life Annuity contract,

distribution shall be effected for such Participant by applying the entire FHP Money Purchase Account to purchase and distribute to such Participant a Life Annuity contract. A Participant may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Within a reasonable period of time prior to the date distribution is to be made to the Participant, there shall be furnished to the Participant a written explanation of the terms and conditions of the Life Annuity contract, the Participant’s right to reject, and the effect of rejecting, distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.

(iv)	QJ&SA Contract. QJ&SA contract is an immediate annuity contract issued as an individual policy or under a master or group contract which provides for a monthly annuity payable to and for the lifetime of the Participant beginning as of the date as of which it is purchased with a survivor annuity payable monthly after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the date as of which the first payment is due) in an amount equal to fifty percent (50%) (unless the Participant elects an alternative seventy-five percent (75%)) of the amount payable during the joint lives of the Participant and the surviving spouse. The contract shall be a QJ&SA contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

(v)	Life Annuity Contract. A Life Annuity contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for a monthly annuity payable to and for the lifetime of an unmarried Participant beginning as of the date as of which it is purchased. The contract shall be a Life Annuity contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

(f)	Time of Distribution. Upon the receipt of a proper application from the Participant requesting distribution after the occurrence of an Event of Maturity, and after the Participant’s FHP Money Purchase Account has been determined and the right of the Participant to receive a distribution has been established, the Committee shall cause the Trustee to make distribution of such FHP Money Purchase Account as soon as administratively practicable after the Participant requests a distribution.

(g)	Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date.

(i)	General Rule. The required beginning date is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment with the Employer and all Affiliates.

(ii)	Special Rule for Five Percent (5%) Owner. If the Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year ending with or within the calendar year in which such Participant attains age seventy and one-half (70-1/2) years, the required beginning date for such Participant shall be the April 1 following the calendar year in which the Participant attains age seventy and one half (70-1/2) years.

(h)	Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s FHP Money Purchase Account has been made, the undistributed FHP Money Purchase Account shall be distributed to the Participant’s Beneficiary as provided in Section 37.10.2 of this Appendix. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the FHP Money Purchase Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

37.10.2. Distributions to Beneficiary. No distribution shall be made from the FHP Money Purchase Account until the Committee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the manner of filing such application and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000), such Participant’s FHP Money Purchase Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such the Participant’s death without an application for distribution.

(b)	Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which a minimum required distribution must be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then the FHP Money Purchase Account shall be distributed automatically in accordance with the terms of this Section 37.10.2 and without an application for distribution.

(c)	Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s FHP Money Purchase Account to the Beneficiary in one the following ways as the Beneficiary shall designate:

(i)	Lump Sum. Distribution shall be made in a single lump sum payment.

(ii)	Life Annuities for Surviving Spouse. If the Beneficiary is the surviving spouse of a Participant, distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a Life Annuity contract.

(d)	Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(i)	Required Lump Sum. As provided in Section 37.10.2(a) of this Appendix, if the value of the Participant’s Vested Total Account does not exceed One Thousand Dollars ($1,000), distribution of the Participant’s FHP Money Purchase Account shall be made in a single lump sum.

(ii)	Surviving Spouse. In the case of a distribution which is made:

(A)	when paragraph (i) above is not applicable, and

(B)	to the surviving spouse of a Participant, and

(C)	when such surviving spouse has not rejected distribution in the form of a Life Annuity contract,

distribution shall be effected for such surviving spouse by applying the entire FHP Money Purchase Account to purchase and distribute to such surviving spouse a Life Annuity contract. A surviving spouse may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Within a reasonable period of time prior to the date distribution is to be made to the surviving spouse, there shall be furnished to the surviving spouse a written explanation of the terms and conditions of the Life Annuity contract, the surviving spouse’s right to reject, and the effect of a rejection of, distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.

(iii)	Life Annuity Contract. A Life Annuity contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for a monthly annuity payable to and for the lifetime of the surviving spouse of a Participant beginning as of the date as of which it is purchased. The contract shall be a Life Annuity contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

(e)	Time of Distribution. Upon the receipt of a proper application for distribution from the Beneficiary after the Participant’s death, and after the Participant’s FHP Money Purchase Account has been determined and the right of the Beneficiary to receive a distribution has been established, the Committee shall cause the Trustee to make distribution of such FHP Money Purchase Account as soon as administratively practicable after the Beneficiary requests a distribution.

(f)	Required Beginning Date. If the Participant’s death occurs before the Participant’s required beginning date, then distribution to the Beneficiary of a Participant shall be made or commenced no later than the December 31 of the calendar year in which occurs the first anniversary of the Participant’s death.

(g)	Designation of Beneficiaries. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s FHP Money Purchase Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime. If, however, such designation of a Beneficiary is made before the first day of the Plan Year in which the Participant attains age thirty-five (35) years and the Participant dies on or after that date while married, the Beneficiary designation is void.

(i)	Spousal Consent. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan (otherwise sometimes known as the qualified preretirement survivor annuity). The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

(ii)	Failure of Designation. If a Participant:

(A)	fails to designate a Beneficiary,

(B)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(C)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s FHP Money Purchase Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

(iii)	Disclaimers by Beneficiaries. The provisions concerning disclaimers of benefits in Section 7.4.4 of the Plan Statement shall apply to Section 37.10 of this Appendix E.

(iv)	Definitions. The definitions contained in Section 7.4.5 of the Plan Statement shall apply to Section 37.10 of this Appendix E.

(v)	Special Rules. The special rules contained in Section 7.4.6 of the Plan Statement shall apply to Section 37.10 of this Appendix E.

37.10.3.	General Distribution Rules.

(a)	Notices. The Committee or its designee will issue such notices as may be required under sections 402(f), 411(a)(11), 417(a)(3) and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations or the notice required under section 1.402(f)-1 of the Income Tax Regulations is given, provided however, that:

(i)	the Committee or its designee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option; and

(ii)	the distributee, after receiving the notice, affirmatively elects a distribution; and

(iii)	the distributee may revoke an affirmative distribution election by notifying the Committee or its designee of such revocation prior to the date as of which such distribution is to be made; and

(iv)	the date of distribution is at least seven (7) days after the date the distributee received the notice required under section 417(a)(3) of the Code.

(b)	Direct Rollover. The provisions concerning direct rollovers in Section 7.5.2 of the Plan Statement shall apply to Section 37.10 of this Appendix E.

(c)	Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Appendix, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code (determined in accordance with the final required minimum distribution regulations issued thereunder on April 17, 2002).

(d)	Distribution in Cash or In-Kind. Subject to the requirements of Section 37.10 of this Appendix, distribution of a Participant’s FHP Money Purchase Account shall be made in cash. If, however, all or portion of the Participant’s Account is invested in the UnitedHealth Group Stock Fund or a self-managed brokerage account, distribution shall be made in accordance with the terms of Section 7.5.5 of the Plan Statement.

(e)	Facility of Payment. The rules concerning legal disability contained in Section 7.5.6 of the Plan Statement shall apply to Section 37.10 of this Appendix E.

(f)	Spousal Consent for Participant Loan. Spousal consent shall be required to make a loan to any Participant who has a FHP Money Purchase Account under the Plan.

37.11. Special Rules Regarding UnitedHealth Group Stock Fund. If any portion of a participant’s account under the PHS 401(k) Plan was invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2006, then the same portion of that participant’s account from the PHS 401(k) Plan shall be invested in the UnitedHealth Group Stock Fund under this Plan immediately following the merger of the PHS 401(k) Plan with and into this Plan.

If all or a portion of a Participant’s Account under this Plan is invested in the UnitedHealth Group Stock Fund immediately following the merger, then such Participant shall be permitted to sell units of the UnitedHealth Group Stock Fund at any time, in accordance with the operational rules established by the Principal Sponsor, and reinvest such portion of the Participant’s Account in the other Subfunds available under this Plan. Any portion of a Participant’s Account which is transferred out of the UnitedHealth Group Stock Fund (and into another Subfund available under this Plan) cannot be reinvested in the UnitedHealth Group Stock Fund.

That portion of a participant’s account under the PHS 401(k) Plan which was not invested in the UnitedHealth Group Stock Fund under such plan as of April 30, 2006, shall not be invested in the UnitedHealth Group Stock Fund under this Plan at any time after the merger of the PHS 401(k) Plan with and into this Plan.

37.12. Prior Employer PacifiCare Account. The vested portion of a Participant’s Prior Employer PacifiCare Account shall be available for hardship distributions and age 59-1/2 distributions pursuant to Section 7.2 of the Plan Statement.

37.13. Prior Safe Harbor/3% Account. A Participant’s Prior Safe Harbor/3% Account shall be fully (100%) Vested at all times. A Participant’s Prior Safe Harbor/3% Account shall not be available for hardship distributions pursuant to Section 7.2 of the Plan Statement until after the Participant has attained age fifty-nine and one-half years (59-1/2 years). A Participant’s Prior Safe Harbor/3% Account shall be available for age 59-1/2 distributions pursuant to Section 7.2 of the Plan Statement.

37.14. FHP Money Purchase Account. A Participant’s FHP Money Purchase Account shall be fully (100%) Vested at all times. A Participant’s FHP Money Purchase Account shall be not be available for hardships distributions or age 59-1/2 distributions pursuant to Section 7.2 of the Plan Statement.

37.14. Prior Employer Contribution Account. A Participant’s Prior Employer Contribution Account shall be fully (100%) Vested at all times. A Participant’s Prior Employer Contribution Account shall be available for hardships distributions or age 59-1/2 distributions pursuant to Section 7.2 of the Plan Statement.

37.16. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the PHS 401(k) Plan and this Plan immediately prior to May 1, 2006; provided, however, such Participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

37.17. Beneficiary Designations. Beneficiary designations made under the PHS 401(k) Plan shall be void effective as of May 1, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of May 1, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 38

MERGER OF THE

AMERICAN MEDICAL SECURITY

RETIREMENT SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of May 1, 2006, the American Medical Security Retirement Savings Plan (the “AMS 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the AMS 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

38.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with American Medical Security Group, Inc. and its affiliates (collectively referred to as “AMS”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of AMS on December 20, 2005, who become employees of United HealthCare Services, Inc. or any Affiliate in connection with the acquisition of PacifiCare Health Systems, Inc. by Point Acquisition, LLC, a wholly-owned subsidiary of UnitedHealth Group Incorporated.

38.2. Transfer of Accounts. The accounts transferred from the AMS 401(k) Plan shall be credited to following Accounts under this Plan:

The following accounts under the AMS 401(k) Plan	Shall be credited to the following accounts under this Plan
Elective Deferrals	Employee Pre-Tax Contribution Account

Employer Matching Contributions	Prior Employer AMS Account

Employer Non-Elective Contributions	Prior Employer AMS Account

Rollover	Rollover Account

The assets transferred from the AMS 401(k) Plan shall be in the form of cash and participant loan notes.

38.3. Participation. Any employee of AMS who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan), and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 26, 2006, became a Participant in this Plan eligible to make Participant Savings Contributions under this Plan for pay dates on or after March 10, 2006.

Any employee of AMS who was making elective deferrals under the AMS 401(k) Plan prior to March 1, 2006, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the AMS 401(k) Plan unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. If, however, the employee is a Highly Compensated Employee, such employee’s deferral rate under the Plan shall not exceed ten percent (10%). Any employee of AMS who was eligible to participate in the AMS 401(k) Plan but was not contributing to the AMS 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an AMS facility was hired on or before February 26, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to March 25, 2007, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after March 25, 2007, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services within the time period designated by the Principal Sponsor. If an employee at an AMS facility was hired after February 26, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of AMS who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on February 26, 2006, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

38.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at an AMS facility on or after February 26, 2006, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

38.5. Vesting of Prior Employer AMS Account. All employees of AMS who were participants in the AMS 401(k) Plan on December 20, 2005, and who were not already fully (100%) vested in their employer matching contribution and employer non-elective contributions accounts under the AMS 401(k) Plan as of December 20, 2005, and who were employed by AMS on December 20, 2005, became fully (100%) vested in their employer matching contribution and employer non-elective contributions accounts under the AMS 401(k) Plan effective as of December 20, 2005. Any employees of AMS who became participants in the AMS 401(k) Plan after December 20, 2005, and prior to March 1, 2006, were fully (100%) vested in their employer matching contribution and employer non-elective contributions accounts at all times. The accounts of any participants described in this paragraph that are transferred to this Plan shall be credited to fully (100%) Vested Accounts under this Plan (as described in Section 38.2 above).

If a participant in the AMS 401(k) Plan terminated employment with AMS prior to December 20, 2005, and such participant was not fully vested in the participant’s accounts under the AMS 401(k) Plan and such participant did not receive distribution of the participant’s vested account balance under the AMS 401(k) Plan prior to May 1, 2006, such participant’s accounts under the AMS 401(k) Plan were transferred to this Plan (as described in Section 38.2 above). The Prior Employer AMS Account of any participant described in the preceding sentence shall be vested in accordance with a three (3) year cliff vesting schedule (i.e., 0% if less than 3 years and 100% after 3 or more years) if the participant was hired on or January 1, 2000, or a three (3) year graded vested schedule (i.e., 0% after 1 year or less, 30% after 2 years and 100% after 3 or more years) if the participant was hired prior to January 1, 2000. However, if such participant is employed by United HealthCare Services, Inc. or any Affiliate on or after May 1, 2006, and before such participant incurs a break in service of five (5) years, then such participant shall become fully (100%) vested in any amounts credited to the participant’s Prior Employer AMS Account. The nonvested portion of such participant’s Prior Employer AMS Account under this Plan shall be forfeited upon the earlier of: (i) the date such participant receives distribution of the vested portion of the participant’s Accounts under this Plan; or (ii) the date such participant incurs a break in service of five (5) years. Such forfeitures shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of this Plan Statement.

If a participant in the AMS 401(k) Plan who was not fully vested in the participant’s accounts under the AMS 401(k) Plan terminated employment with AMS prior to December 20, 2005, and received distribution of the vested portion of the participant’s accounts under the AMS 401(k) Plan prior to May 1, 2006, and such participant is employed by United HealthCare Services, Inc.

or any Affiliate on or after May 1, 2006, and before such participant incurs a break in service of five (5) years, then the non-vested portion of such participant’s employer matching contribution and employer non-elective contributions accounts under the AMS 401(k) Plan shall be restored to the participant’s Prior Employer AMS Account under this Plan. Such restoration shall occur as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such Participant is employed by United HealthCare Services, Inc. or any Affiliate (without adjustment for gains or losses) and it shall be conditioned upon the Participant remaining in Recognized Employment until such Annual Valuation Date. In addition, such Participant shall be fully (100%) vested in any amounts credited to the Participant’s Prior Employer AMS Account under this Plan.

38.6. Forfeitures Under AMS 401(k) Plan. Any unallocated forfeitures of employer matching contributions under the AMS 401(k) Plan, which are transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

38.7. Lost Participants. The accounts of any participants in the AMS 401(k) Plan who had terminated employment prior to May 1, 2006, and who could not be located prior to May 1, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

38.8. Elimination of all Optional Forms of Distribution Except the Lump Sum. The installment distribution option available under the AMS 401(k) Plan shall be eliminated effective for all distributions payable after April 30, 2006. The only form of distribution available after April 30, 2006, is the lump sum payment. However, any participant who commenced installment payments under the AMS 401(k) Plan prior to April 30, 2006, shall continue to receive installment payments under this Plan after the Merger Date.

38.9. Distributions to Participants who Terminated Employment prior to May 1, 2006. As soon as administratively practicable after May 1, 2006, the Principal Sponsor shall direct the Trustee to make distributions to all participants in the AMS 401(k) Plan who terminated employment with the Employer and all Affiliates prior to May 1, 2006, and who have not requested distribution of their Vested Total Account under said plan prior to May 1, 2006. If the Participant’s Vested Total Account under the Plan is One Thousand Dollars ($1,000) or less, the Participant’s Vested Total Account shall be distributed in a lump sum payment as soon as administratively practicable after May 1, 2006. If the Participant’s Vested Total Account is greater than One Thousand Dollars ($1,000), the Participant’s Vested Total Account shall not be distributed until after the Participant requests a distribution.

38.10. Prior Employer AMS Account. The vested portion of a Participant’s Prior Employer AMS Account shall be available for hardship distributions and age 59-1/2 distributions pursuant to Section 7.2 of the Plan Statement.

38.11. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the AMS 401(k) Plan and this Plan immediately prior to May 1, 2006; provided, however, such Participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

38.12. Beneficiary Designations. Beneficiary designations made under the AMS 401(k) Plan shall be void effective as of May 1, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of May 1, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 39

MERGER OF THE

INNOVUS RESEARCH (U.S.), INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of July 6, 2006, the Innovus Research (U.S.), Inc. 401(k) Plan (the “Innovus 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Innovus 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

39.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Innovus Research (U.S.), Inc. and its affiliates (collectively referred to as “Innovus”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Innovus on February 14, 2006, who became employees of United HealthCare Services, Inc. or any Affiliate on February 15, 2006, in connection with the acquisition of Innovus Research Inc. by Ingenix International (Canada) Inc.

39.2. Transfer of Accounts. The accounts transferred from the Innovus 401(k) Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions and catch-up contributions shall be credited to Employee Pre-Tax Contribution Accounts under this Plan, any rollovers of all contributions other than after-tax contributions shall be credited to Rollover Accounts under this Plan and any rollovers of after-tax contributions shall be credited to After-Tax Accounts under this Plan); provided, however, any employer discretionary (safe harbor) contribution accounts and employer non-elective contribution accounts under the Innovus 401(k) Plan shall be credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Innovus 401(k) Plan shall be in the form of cash and participant loan notes.

39.3. Participation. Any employee of Innovus who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on February 15, 2006, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on February 15, 2006, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after February 15, 2006.

Any employee of Innovus who was making elective deferrals under the Innovus 401(k) Plan prior to February 15, 2006, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Innovus 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of Innovus who was eligible to participate in the Innovus 401(k) Plan but was not contributing to the Innovus 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an Innovus facility was hired on or before February 15, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to February 15, 2007, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after February 15, 2007, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to February 15, 2007. If an employee at an Innovus facility was hired after February 15, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Innovus who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on February 15, 2006, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

39.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Innovus facility on or after February 15, 2006, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

39.5. Vesting. All participants in the Innovus 401(k) Plan who were not already fully (100%) vested in their accounts under the Innovus 401(k) Plan as of February 14, 2006, became fully (100%) vested in their accounts under the Innovus 401(k) Plan effective as of February 14,

2006. The employer discretionary (safe harbor) contribution and employer non-elective contribution accounts of such employees shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

39.6. Forfeitures Under Innovus 401(k) Plan. Any unallocated forfeitures under the Innovus 401(k) Plan, which are transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

39.7. Lost Participants. The accounts of any participants in the Innovus 401(k) Plan who had terminated employment prior to July 6, 2006, and who could not be located prior to July 6, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

39.8. Elimination of In-Kind Distribution Option. The in-kind distribution option available under the Innovus 401(k) Plan shall be eliminated effective July 6, 2006. The only form of distribution available under the Innovus 401(k) Plan on or after July 6, 2006, shall be a lump sum cash payment.

39.9. Prior Employer Contribution Accounts. That portion of a Participant’s Prior Employer Contribution which is attributable to employer discretionary (safe harbor) contributions under the Innovus 401(k) Plan (together with any increase or decrease thereon) shall not be available for hardship distributions pursuant to Section 7.2 of the Plan Statement until after the Participant has attained age fifty-nine and one-half years (59-1/2 years).

39.10. Beneficiary Designations. Beneficiary designations made under the Innovus 401(k) Plan shall be void effective as of July 6, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of July 6, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 40

MERGER OF THE

PROCESSWORKS, INC. 401(k) SAVINGS PLAN

WITH AND INTO THIS PLAN

Effective as of October 16, 2006, the ProcessWorks, Inc. 401(k) Savings Plan (the “ProcessWorks 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the ProcessWorks 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

40.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with ProcessWorks, Inc. and its affiliates (collectively referred to as “ProcessWorks”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of ProcessWorks who became employees of United HealthCare Services, Inc. or any Affiliate on June 6, 2006, in connection with the acquisition of ProcessWorks, Inc. by UnitedHealthcare Inc. (or, to the extent required under section 414 of the Code, for those former participants who still have an account balance under the ProcessWorks 401(k) Plan as of October 16, 2006).

40.2. Transfer of Accounts. The accounts transferred from the ProcessWorks 401(k) Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions and catch-up contributions shall be credited to Employee Pre-Tax Contribution Accounts and Catch-Up Contribution Account, if applicable, under this Plan, any rollovers of all contributions other than after-tax contributions shall be credited to Rollover Accounts under this Plan and any rollovers of after-tax contributions shall be credited to After-Tax Accounts under this Plan); provided, however, any matching contributions and employer discretionary contribution accounts under the ProcessWorks 401(k) Plan shall be credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the ProcessWorks 401(k) Plan shall be in the form of cash and participant loan notes.

40.3. Participation. Any employee of ProcessWorks who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on June 6, 2006, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on June 6, 2006, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after June 6, 2006.

Any employee of ProcessWorks who was making elective deferrals under the ProcessWorks 401(k) Plan prior to June 6, 2006, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the ProcessWorks 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of ProcessWorks who was eligible to participate in the ProcessWorks 401(k) Plan but was not contributing to the ProcessWorks 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at a ProcessWorks facility was hired prior to June 6, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to June 11, 2007, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable on or after June 11, 2007, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to June 11, 2007. If an employee at a ProcessWorks facility was hired on or after June 6, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of ProcessWorks who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on June 6, 2006, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

40.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a ProcessWorks facility on or after June 6, 2006, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

40.5. Vesting. All participants in the ProcessWorks 401(k) Plan who were not already fully (100%) vested in their accounts under the ProcessWorks 401(k) Plan on June 6, 2006, became fully (100%) vested in their accounts under the ProcessWorks 401(k) Plan effective as of June 6, 2006. The matching contribution and employer discretionary contribution accounts of such employees shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

40.6. Forfeitures Under ProcessWorks 401(k) Plan. Any unallocated forfeitures under the ProcessWorks 401(k) Plan, which are transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan and used as provided in Section 6.2 of the Plan Statement.

40.7. Lost Participants. The accounts of any participants in the ProcessWorks 401(k) Plan who had terminated employment prior to October 16, 2006, and who could not be located prior to October 16, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

40.8. Elimination of all Optional Forms of Distribution Except the Lump Sum. All optional forms of distribution available under the ProcessWorks 401(k) Plan, except the lump sum, shall be eliminated effective for all distributions payable after October 16, 2006. The only form of distribution available after October 16, 2006, is the lump sum payment.

40.9. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the ProcessWorks 401(k) Plan and this Plan immediately prior to October 16, 2006; provided, however, such Participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

40.10. Beneficiary Designations. Beneficiary designations made under the ProcessWorks 401(k) Plan shall be void effective as of October 16, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of October 16, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 41

MERGER OF THE

MEDICAL NETWORK, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of November 15, 2006, the Medical Network, Inc. 401(k) Plan (the “Medical Network 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Medical Network 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

41.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Medical Network, Inc. (“Medical Network”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Medical Network on May 24, 2006, who became employees of United HealthCare Services, Inc. or any Affiliate on May 28, 2006, in connection with the acquisition of Medical Network by Specialized Care Services, Inc. (or, to the extent required under section 414 of the Code, for those former employees of Medical Network who still have an account balance under the Medical Network 401(k) Plan as of the date of the Merger Date).

41.2. Transfer of Accounts. The accounts transferred from the Medical Network 401(k) Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions and catch-up contributions shall be credited to Employee Pre-Tax Contribution Accounts under this Plan, any rollovers of all contributions other than after-tax contributions shall be credited to Rollover Accounts under this Plan and any rollovers of after-tax contributions shall be credited to After-Tax Accounts under this Plan); provided, however, any employer discretionary contribution accounts and employer matching contribution accounts under the Medical Network 401(k) Plan shall be credited to Prior Employer Contribution Accounts under this Plan. The assets transferred from the Medical Network 401(k) Plan shall be in the form of cash and participant loan notes.

41.3. Participation. Any employee of Medical Network who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on May 28, 2006, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on May 28, 2006, became a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after May 28, 2006.

Any employee of Medical Network who was making elective deferrals under the Medical Network 401(k) Plan prior to May 28, 2006, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Medical Network 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of Medical Network who was eligible to participate in the Medical Network 401(k) Plan but was not contributing to the Medical Network 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

If an employee at an Medical Network facility was hired on or before May 28, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to May 28, 2007, such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) beginning with the first pay date that includes May 28, 2007, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services within the time period designated by the Committee or its designee. If an employee at a Medical Network facility was hired after May 28, 2006, and such employee is contributing at a three percent (3%) deferral rate immediately prior to completing one (1) year of Eligibility Service, then such employee’s deferral rate under this Plan shall be increased from three percent (3%) to six percent (6%) as soon as administratively practicable following the date such employee completes one (1) year of Eligibility Service, unless such employee elects that no change be made to the three percent (3%) deferral rate by contacting Ameriprise Retirement Services prior to the date such employee completes one (1) year of Eligibility Service.

Any employee of Medical Network who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan on May 28, 2006, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

41.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Medical Network facility on or after May 28, 2006, by individuals who are classified by the Employer as regular full time employees or regular part time employees.

41.5. Vesting. All employees of Medical Network who were participants in the Medical Network 401(k) Plan on May 24, 2006, who were employed by Medical Network on May 24, 2006, and who were not already fully (100%) vested in their accounts under the Medical Network 401(k) Plan as of May 24, 2006, became fully (100%) vested in their accounts under the Medical Network 401(k) Plan effective as of May 24, 2006. The employer discretionary contribution and employer matching contribution accounts of such employees shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

41.6. No Forfeitures Under Medical Network 401(k) Plan. No forfeitures under the Medical Network 401(k) Plan shall be transferred to this Plan in connection with the merger of said plans.

41.7. Lost Participants. The accounts of any participants in the Medical Network 401(k) Plan who had terminated employment prior to November 15, 2006, and who could not be located prior to November 15, 2006 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

41.8. Beneficiary Designations. Beneficiary designations made under the Medical Network 401(k) Plan shall be void effective as of November 15, 2006, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of November 15, 2006.

APPENDIX E

MERGER OF PLANS

SECTION 42

MERGER OF THE

LIGHTHOUSEMD 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of December 3, 2007, the LighthouseMD 401(k) Plan shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the LighthouseMD 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

42.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with LighthouseMD shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of LighthouseMD on August 15, 2007, who became employees of United HealthCare Services, Inc. or any Affiliate on August 16, 2007, in connection with the acquisition of LighthouseMD by Ingenix, Inc. (or, to the extent required under section 414 of the Code, for those former employees of LighthouseMD who still have an account balance under the LighthouseMD 401(k) Plan as of the date of the Merger Date).

42.2. Transfer of Accounts. The accounts transferred from the LighthouseMD 401(k) Plan shall be credited to the same money source accounts under this Plan (e.g., all elective contributions shall be credited to Employee Pre-Tax Contribution Accounts under this Plan and any employee rollover contributions and 403(b) rollover contributions shall be credited to Rollover Accounts under this Plan); provided, however, any employer matching contribution accounts under the LighthouseMD 401(k) Plan shall be credited to Prior Employer Contribution Accounts under this Plan.

42.3. Participation. Any employee of LighthouseMD who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on August 16, 2007, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on August 19, 2007, became a Participant in this Plan eligible to make Participant Savings Contributions.

Any employee of LighthouseMD who was making elective deferrals under the LighthouseMD 401(k) Plan prior to August 15, 2007, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the LighthouseMD 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of LighthouseMD who was eligible to participate in the LighthouseMD 401(k) Plan but was not contributing to the LighthouseMD 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of LighthouseMD who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

42.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a LighthouseMD facility on or after August 19, 2007, by individuals who are classified by the Employer as regular full-time employees or regular part-time employees.

42.5. Vesting of Employer Matching Contributions under this Plan. Any Participant who was previously a participant in the LighthouseMD 401(k) Plan and who receives any Employer Matching Contributions under this Plan pursuant to Section 3.3 of the Plan Statement shall be fully (100%) vested in such Participant’s Employer Matching Account under this Plan at all times (and not subject to the vesting provisions of Section 5.1 of the Plan Statement).

42.6. Vesting of Employer Matching Contributions under Lighthouse 401(k) Plan. All participants in the LighthouseMD 401(k) Plan were fully (100%) vested in their employer matching contribution accounts under the LighthouseMD 401(k) Plan at all times. The employer matching contribution accounts of such participants shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

42.7. No Forfeitures Under LighthouseMD 401(k) Plan. No forfeitures under the LighthouseMD 401(k) Plan shall be transferred to this Plan in connection with the merger of said plans.

42.8. Lost Participants. The accounts of any participants in the LighthouseMD 401(k) Plan who had terminated employment prior to December 3, 2007, and who could not be located prior to December 3, 2007 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

42.9. Beneficiary Designations. Beneficiary designations made under the LighthouseMD 401(k) Plan shall be void effective as of December 3, 2007, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of December 3, 2007.

APPENDIX E

MERGER OF PLANS

SECTION 43

MERGER OF THE

GI SANKA HOLDINGS, INC. 401(k) PLAN

WITH AND INTO THIS PLAN

Effective as of March 3, 2008, the Gi Sanka Holdings, Inc. 401(k) Plan (the “Gi Sanka 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Gi Sanka 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

43.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Gi Sanka shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Gi Sanka on November 19, 2007, who became employees of United HealthCare Services, Inc. or any Affiliate on November 20, 2007, in connection with the acquisition of Gi Sanka by Exante Financial Services, Inc. (or, to the extent required under section 414 of the Code, for those former employees of Gi Sanka who still have an account balance under the Gi Sanka 401(k) Plan as of the date of the Merger Date).

43.2. Transfer of Accounts. The accounts transferred from the Gi Sanka 401(k) Plan shall be credited to the following Accounts under this Plan:

The following accounts under the Gi Sanka 401(k) Plan	Shall be credited to the following accounts under this Plan
Employee Before Tax Account	Employee Pre-Tax Contribution Account

Employer Match Account	Prior Employer Contribution Account

401 Rollover Account	Rollover Account

IRA Rollover Account	Rollover Account

43.3. Participation. Any employee of Gi Sanka who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on

November 20, 2007, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on November 20, 2007, became a Participant in this Plan eligible to make Participant Savings Contributions.

Any employee of Gi Sanka who was making elective deferrals under the Gi Sanka 401(k) Plan prior to November 20, 2007, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Gi Sanka 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of Gi Sanka who was eligible to participate in the Gi Sanka 401(k) Plan but was not contributing to the Gi Sanka 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Gi Sanka who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions (or Employer Safe Harbor Matching Contributions) after such employee completes one (1) year of Eligibility Service.

43.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Gi Sanka facility on or after November 20, 2007, by individuals who are classified by the Employer as regular full-time employees or regular part-time employees.

43.5. Vesting of Employer Matching Contributions under this Plan. Any Participant who was previously a participant in the Gi Sanka 401(k) Plan and who receives any Employer Matching Contributions under this Plan pursuant to Section 3.3 of the Plan Statement shall be fully (100%) vested in such Participant’s Employer Matching Account and Employer Safe Harbor Matching Account under this Plan at all times (and not subject to the vesting provisions of Section 5.1 of the Plan Statement).

43.6. Vesting of Employer Matching Contributions under Gi Sanka 401(k) Plan. All participants in the Gi Sanka 401(k) Plan were fully (100%) vested in their employer matching contribution accounts under the Gi Sanka 401(k) Plan at all times. The employer matching contribution accounts of such participants shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

43.7. No Forfeitures Under Gi Sanka 401(k) Plan. No forfeitures under the Gi Sanka 401(k) Plan shall be transferred to this Plan in connection with the merger of said plans.

43.8. Lost Participants. The accounts of any participants in the Gi Sanka 401(k) Plan who had terminated employment prior to March 3, 2008, and who could not be located prior to March 3, 2008 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

43.9. Elimination of Partial Payment Distribution Option. The partial payment distribution option available under the Gi Sanka 401(k) Plan shall be eliminated effective for all distributions payable after March 3, 2008.

43.10. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the Gi Sanka 401(k) Plan and this Plan immediately prior to March 3, 2008; provided, however, such participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

43.11. Beneficiary Designations. Beneficiary designations made under the Gi Sanka 401(k) Plan shall be void effective as of March 3, 2008, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of March 3, 2008.

APPENDIX E

MERGER OF PLANS

SECTION 44

MERGER OF THE

PROFIT SHARING PLAN OF SPECTERA, INC.

WITH AND INTO THIS PLAN

Effective as of June 3, 2008, the Profit Sharing Plan of Spectera, Inc. (the “Spectera Profit Sharing Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Spectera Profit Sharing Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

44.1. Transfer of Accounts. All accounts transferred from the Spectera Profit Sharing Plan shall be credited to Prior Employer Spectera Accounts under this Plan.

44.2. Participation. If any amounts transferred from the Spectera Profit Sharing Plan are credited to the Prior Employer Spectera Accounts of individuals who are not eligible to participate in this Plan, such individuals shall be considered Participants in this Plan solely for the purpose of receiving distribution of their Prior Employer Spectera Accounts in accordance with the terms of the Plan Statement.

44.3. Vesting of Accounts under the Spectera PS Plan. All participants in the Spectera Profit Sharing Plan were fully (100%) vested in their accounts under the Spectera Profit Sharing Plan effective as of October 31, 2001. The accounts of such participants shall be credited to fully (100%) vested Prior Employer Spectera Accounts under this Plan (as described above).

44.4. Forfeitures Under Spectera PS Plan. Any amounts in the forfeiture account under the Spectera Profit Sharing Plan immediately prior merger shall be transferred to this Plan in connection with the merger and treated as forfeitures under the Plan (and used as provided in Section 6.2 of the Plan Statement).

44.5. In-Service Distributions From Prior Employer Spectera Account. A Participant may receive an in-service distribution of all or a portion of such Participant’s Prior Employer Spectera Account while employed. To receive such a distribution, the Participant must apply to the Committee or its designee. In the application, the Participant shall specify the dollar amount to be distributed. Such in-service distribution shall be approved by the Committee or its designee and such in-service distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the application by the Committee or its designee.

If an in-service distribution is made from a Prior Employer Spectera Account which is invested in more than one (1) Subfund authorized and established under Section 4.1 of the Plan Statement, the amount distributed shall be charged to each Subfund in the same proportions as the Prior Employer Spectera Account is invested in each Subfund.

44.6. Lost Participants. The accounts of any participants in the Spectera Profit Sharing Plan who had terminated employment prior to June 3, 2008, and who could not be located prior to June 3, 2008 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

44.7. Beneficiary Designations. Beneficiary designations made under the Spectera PS Plan shall be void effective as of June 3, 2008, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of June 3, 2008.

APPENDIX E

MERGER OF PLANS

SECTION 45

MERGER OF THE

HEALTHIA CONSULTING 401(k) PROFIT SHARING

PLAN & TRUST WITH AND INTO THIS PLAN

Effective as of October 1, 2009, the Healthia Consulting 401(k) Profit Sharing Plan & Trust (the “Healthia 401(k) Plan”) shall be merged with and into this Plan, with this Plan being the surviving plan, and the title to all assets and liabilities, including any receivables of the Healthia 401(k) Plan, shall be transferred to this Plan. In connection with this merger, the following transitional rules shall apply.

45.1. Past Service Credit. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), all past service with Healthia Consulting, Inc. and Healthia Exchange LLC (hereinafter collectively referred to “Healthia”) shall be counted as service with the Employer and all Affiliates under this Plan but only for those employees of Healthia who became employees of United HealthCare Services, Inc. or any Affiliate on September 5, 2007, in connection with the acquisition of Healthia by Ingenix, Inc. (or, to the extent required under section 414 of the Code, for those former employees of Healthia who still have an account balance under the Healthia 401(k) Plan as of the date of the Merger Date).

45.2. Transfer of Accounts. The accounts transferred from the Healthia 401(k) Plan shall be credited to the following Accounts under this Plan:

The following accounts under the Healthia 401(k) Plan	Shall be credited to the following accounts under this Plan
Employee Contribution Account	Employee Pre-Tax Contribution Account

Employer Match Account	Prior Employer Contribution Account

Employer Nonelective Account	Prior Employer Contribution Account

Rollover Account	Rollover Account

Roth 401(k) Account	Roth Account

45.3. Participation. Any employee of Healthia who became an employee of United HealthCare Services, Inc. (or any Affiliate that is a participating Employer in this Plan) on September 5, 2007, and who was employed in Recognized Employment (as defined in Section 1.1 of the Plan Statement) on September 5, 2007, became a Participant in this Plan eligible to make Participant Savings Contributions.

Any employee of Healthia who was making elective deferrals under the Healthia 401(k) Plan immediately prior to September 5, 2007, and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions under this Plan at the same deferral rate such employee had elected under the Healthia 401(k) Plan, unless such employee elected a different deferral rate by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor. Any employee of Healthia who was eligible to participate in the Healthia 401(k) Plan but was not contributing to the Healthia 401(k) Plan and who became a Participant in this Plan was automatically enrolled for Participant Savings Contributions pursuant to Section 2.3.2 of the Plan Statement at the three percent (3%) deferral rate unless such employee elected not to contribute to the Plan by notifying the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Healthia who became an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who became a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement if such employee had completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee had not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions (or Employer Safe Harbor Matching Contributions for Plan Years beginning on or after January 1, 2008) after such employee completes one (1) year of Eligibility Service.

45.4. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment shall include all employment at a Healthia facility on or after September 5, 2007, by individuals who are classified by the Employer as regular full-time employees or regular part-time employees.

45.5. Vesting of Employer Matching Contributions and Employer Nonelective Contributions under Healthia 401(k) Plan. All participants in the Healthia 401(k) Plan were fully (100%) vested in their employer match accounts and employer nonelective accounts under the Healthia 401(k) Plan effective as of September 4, 2007. The employer match accounts and employer nonelective accounts of such participants shall be credited to Prior Employer Contribution Accounts under this Plan (as described above).

45.6. Forfeitures Under Healthia 401(k) Plan. Any forfeitures under the Healthia 401(k) Plan, which are transferred to this Plan in connection with the merger, shall be treated as forfeitures under this Plan as provided in Section 6.2 of this Plan Statement.

45.7. Lost Participants. The accounts of any participants in the Healthia 401(k) Plan who had terminated employment prior to October 1, 2009, and who could not be located prior to October 1, 2009 (the “lost participants”) shall be transferred to this Plan in connection with the merger and shall be subject to the provisions of Section 7.5.3 of this Plan Statement.

45.8. Elimination of Installment Distribution Option. The installment distribution option available under the Healthia 401(k) Plan shall be eliminated effective October 1, 2009.

45.9. Outstanding Loans. The two (2) loan limitation under this Plan shall be waived for any Participant who has more than two (2) outstanding loans under the Healthia 401(k) Plan and this Plan immediately prior to October 1, 2009; provided, however, such participant shall not be eligible to request another loan from this Plan while such Participant has two (2) or more outstanding loans from the Plan.

45.10. Beneficiary Designations. Beneficiary designations made under the Healthia 401(k) Plan shall be void effective as of October 1, 2009, and the beneficiary designation provisions of this Plan Statement shall apply beginning as of October 1, 2009.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 1

SAMARITAN HEALTH PLAN INSURANCE COMPANY (“SHP”)

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48, all past service with SHP or its affiliate, Aurora Health Care, Inc. shall be counted for any person who is an employee of SHP or Aurora Health Care, Inc. on July 31, 1991. Any employee of SHP or Aurora Health Care, Inc. on July 31, 1991, who has satisfied the Eligibility Service requirement under this Plan as of July 31, 1991, shall become a Participant in this Plan on October 1, 1991 if such employee is in Recognized Employment on that date.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 2

THE LONG TERM CARE GROUP (“LTCG”)

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with LTCG shall be counted for any person who is an employee of LTCG on February 28, 1992. Any employee of LTCG on February 28, 1992, who has satisfied the Plan’s Eligibility Service requirement as of April 1, 1992, shall become a Participant in this Plan as of April 1, 1992, if such employee is in Recognized Employment on that date.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 3

HEALTHPRO, INC. (“HP”)

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with HP shall be counted for any person who is an employee of HP on June 28, 1992. Any employee of HP who was a participant in HP’s 401(k) plan and who has satisfied the Eligibility Service requirement under this Plan as of July 1, 1992, shall become a Participant in this Plan on July 1, 1992, if such employee is in Recognized Employment on that date.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 4

TRANSPORTATION DIVISION OF MEDICA (“MEDICA”)

For purposes of determining Eligibility Service under Section 1.1.12 of the Plan Statement and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with Medica in its Transportation Division shall be counted for persons employed in Medica’s Transportation Division on December 31, 1992. Any employee of Medica in its Transportation Division on December 31, 1992, who was a participant in Medica’s 401(k) plan and who has satisfied the Eligibility Service requirement under this Plan as of December 31, 1992, shall become a Participant in this Plan on January 1, 1993, if such employee is in Recognized Employment on that date.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 5

MEDICA

For purposes of determining Eligibility Service under Section 1.1.12 of the Plan Statement and Vesting Service under Section 1.1.48 of the Plan Statement, service with Medica will be counted for persons employed by Medica who are subsequently employed by the Employer in Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 6

HMO AMERICA, INC.

6.1. Past Service Credit. For the purpose of determining Vesting Service under Section 1.1.48 of the Plan Statement, all past service with HMO AMERICA, Inc. and its subsidiaries shall be counted for any person who is an employee of HMO AMERICA, Inc. on August 31, 1993.

6.2. Participation. For the purpose of determining Eligibility Service under Section 1.1.12, past service with HMO AMERICA, Inc. and its subsidiaries from December 31, 1992, shall be counted for any person who is an employee of HMO AMERICA, Inc. on August 31, 1993. Any employee of HMO America, Inc. and its subsidiaries on August 31, 1993 who became an employee of United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on September 1, 1993, and who has satisfied the Eligibility Service requirement under this Plan as of December 31, 1993, shall become a Participant in this Plan on January 1, 1994, and shall be eligible to enroll for Participant Savings Contributions under this Plan effective as of January 1, 1994, if such employee is in Recognized Employment on January 1, 1994.

Any former employee of HMO AMERICA, Inc. and its subsidiaries who is eligible to become a Participant in this Plan on January 1, 1994, but who does not provide the Committee or its designee with a 401(k) Enrollment Election as of January 1, 1994, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

6.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at an HMO America facility on or after January 1, 1994, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 7

RAMSAY-HMO, INC.

7.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, past service with Ramsay-HMO, Inc. and its subsidiaries shall be counted for any person who is an employee of Ramsay-HMO, Inc. or a subsidiary of Ramsay-HMO, Inc. on May 31, 1994.

7.2. Participation. Any employee of Ramsay-HMO, Inc. or its subsidiaries who was a participant (whether or not the employee made elective deferral contributions) in the CAC-Ramsay, Inc. Employee Savings Plan (the “Ramsay Savings Plan”) as of May 31, 1994, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on June 1, 1994, shall become a Participant in this Plan on June 1, 1994, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Ramsay-HMO, Inc. or its subsidiaries who had met the eligibility service requirement under the Ramsay Savings Plan on or before May 1, 1994, but who had not attained age 21 years on or before May 1, 1994, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on June 1, 1994, shall become a Participant in this Plan on June 1, 1994, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Ramsay-HMO, Inc. or its subsidiaries who is eligible to become a Participant in this Plan on June 1, 1994, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

7.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Ramsay-HMO facility on or after June 1, 1994, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 8

COMPLETE HEALTH SERVICES, INC.

8.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, past service with Complete Health Services, Inc. (“Complete”) and its subsidiaries shall be counted for any person who is an employee of Complete or one of its subsidiaries on May 31, 1994.

8.2. Participation. Any employee of Complete or its subsidiaries who was a participant (whether or not the employee made elective deferral contributions) in the Complete Health Services, Inc. Savings and Retirement Plan (the “Complete Savings Plan”) as of May 31, 1994, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on June 1, 1994, shall become a Participant in this Plan on June 1, 1994, and shall be eligible to make a 401(k) Enrollment Election.

Any employee of Complete or its subsidiaries who had met the eligibility service requirement under the Complete Savings Plan on or before April 1, 1994, but who had not attained age 21 years on or before April 1, 1994, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any Affiliate of United HealthCare Corporation on June 1, 1994, shall become a Participant in this Plan on June 1, 1994 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Complete or its subsidiaries who is eligible to become a Participant in the Plan on June 1, 1994, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

8.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Complete facility on or after June 1, 1994, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 9

GENCARE HEALTH SERVICES, INC.

9.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with GenCare Health Systems, Inc. (“GenCare”) and its subsidiaries shall be counted for any person who is an employee of GenCare or one of its subsidiaries on January 3, 1995; provided, however, that such prior service shall not be counted to the extent that it exceeds five (5) years.

9.2. Participation. Any employee of GenCare or its subsidiaries who was a participant (whether or not the employee made elective deferral contributions) in the “GenCare Management Company 401(k) Plan” (the “GenCare Plan”) as of January 3, 1995, and is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 4, 1995, shall become a Participant in this Plan on January 4, 1995 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of GenCare or its subsidiaries who would have met the eligibility service requirement under the GenCare Plan on or before January 1, 1995, if the GenCare Plan not been frozen and terminated prior to January 3, 1995, and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 4, 1995, shall become a Participant in this Plan on January 4, 1995 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of GenCare or its subsidiaries who would have met the eligibility service requirement under the GenCare Plan on or before January 1, 1995, but who had not attained age 18 years on or before such date and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 4, 1995, shall become a Participant in this Plan on January 4, 1995 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of GenCare or its subsidiaries who would have met the eligibility service requirement under the GenCare Plan on or before January 1, 1995, but who does not elect to enroll for salary deferral contributions under the GenCare Plan and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 4, 1995, shall become a Participant in this Plan on January 4, 1995, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of GenCare or its subsidiaries who would have met the eligibility service requirement under the GenCare Plan on or before January 1, 1995, but who was classified as a part-time employee of GenCare or its subsidiaries as of such date and who is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on January 4, 1995, shall become a Participant in this Plan on January 4, 1995 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election on January 4, 1995.

Any employee of GenCare or its subsidiaries who is eligible to become a Participant in this Plan on January 4, 1995, but who does not make a 401(k) Enrollment Election on such date, shall be eligible to make a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

9.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a GenCare facility on or after January 4, 1995, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 10

HEALTHSPRING, INC.

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with HealthSpring, Inc., HealthSpring of Ohio, Inc., HealthSpring of Illinois, Inc. and HealthSpring of Pennsylvania, Inc. shall be counted.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 11

UNITED HEALTHCARE ADMINISTRATORS, INC.

(FORMERLY KNOWN AS THE TRAVELERS PLAN

ADMINISTRATORS, INC.)

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all past service with United HealthCare Administrators, Inc. (formerly known as The Travelers Plan Administrators, Inc.) shall be counted.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 12

PROAMERICA MANAGED CARE, INC.

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with ProAmerica Managed Care, Inc. shall be counted.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 13

U.S. BEHAVIORAL HEALTH

For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with U.S. Behavioral Health shall be counted.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 14

PHP, INC.

14.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with PHP, Inc. (“PHP”) and its subsidiaries shall be counted for any person who is an employee of PHP or one of its subsidiaries on March 29, 1996; provided, however, that such service shall not be counted to the extent that it exceeds five (5) years.

14.2. Participation. Any employee of PHP or its subsidiaries on March 29, 1996 who was a participant (whether or not the employee made elective deferral contributions) in the “PHP, Inc. 401(k) Plan” (the “PHP 401(k) Plan”) as of March 29, 1996 and is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on March 30, 1996, shall become a Participant in this Plan on March 30, 1996 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PHP or its subsidiaries on March 29, 1996 who would have met the eligibility service requirement under the PHP 401(k) Plan on or before March 29, 1996, and who would have became a participant if the PHP 401(k) Plan on or before March 29, 1996 if the PHP 401(k) Plan was not terminated before March 29, 1996, and who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on March 30, 1996, shall become a Participant in this Plan on March 30, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PHP or its subsidiaries on March 29, 1996 who would not have met the eligibility service requirement under the PHP 401(k) Plan and who would not have become a participant in the PHP 401(k) Plan on or before March 29, 1996, shall become a Participant in this Plan as of the first Enrollment Date on or after the date the employee satisfies six months of service as long as the employee is then in Recognized Employment.

Any employee of PHP or its subsidiaries on March 29, 1996 who is eligible to become a Participant in this Plan on March 30, 1996, but does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings

Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

14.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a PHP facility on or after March 30, 1996, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 15

HEALTHWISE OF AMERICA, INC.

15.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with HealthWise of America, Inc. (“HealthWise”) and its subsidiaries shall be counted for any person who is an employee of HealthWise or one of its subsidiaries on April 12, 1996.

15.2. Participation. Any employee of HealthWise or its subsidiaries who was a participant (whether or not the employee made elective deferral contributions) in the “HealthWise of America, Inc. 401(k) Profit Plan (the “HealthWise Plan”) as of April 12, 1996 and is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on April 13, 1996, shall become a Participant in this Plan on April 13, 1996 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of HealthWise or its subsidiaries on April 12, 1996 who (i) was hired by HealthWise or its subsidiaries between July 2, 1995 and January 1, 1996, (ii) who would have satisfied the eligibility service requirement under the HealthWise Plan on or before July 1, 1996, (iii) who would have become a participant in the HealthWise Plan on July 1, 1996 if the HealthWise Plan was not terminated and did not have an age twenty-one (21) requirement, and (iv) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on July 1, 1996, shall become a Participant in this Plan on July 1, 1996 and shall be eligible to make a 401(k) Enrollment Election.

Any employee of HealthWise or its subsidiaries on April 12, 1996 who (i) was hired by HealthWise or its subsidiaries between January 2, 1996 and April 12, 1996, (ii) who would have satisfied the eligibility service requirement under the HealthWise Plan on or before January 1, 1997 by counting both service worked with HealthWise and its subsidiaries on or before April 12, 1996 and service worked with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation after April 12, 1996, (iii) who would have become a participant in the HealthWise Plan on January 1, 1997 if the HealthWise Plan was not terminated and did not have an age twenty-one (21) requirement, and

(iv) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on January 1, 1997, shall become a Participant in this Plan on January 1, 1997 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of HealthWise or its subsidiaries on April 12, 1996 who (i) was hired by HealthWise or its subsidiaries before July 2, 1995, (ii) who would have met the eligibility service requirement under the HealthWise Plan on or before April 12, 1996, but who had not attained age twenty-one (21) on or before April 12, 1996, and (iii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on April 13, 1996, shall become a Participant in this Plan on April 13, 1996 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of HealthWise or its subsidiaries on April 12, 1996 who is eligible to become a Participant in this Plan on April 13, 1996, but who does provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

15.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a HealthWise facility on or after April 13, 1996, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 16

LOUISIANA INDEPENDENT PHYSICIANS ASSOCIATION, INC.

16.1. Past Service Credit. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, all prior service with Louisiana Health Management Company (“LHMC”) and its affiliates, Community Health Network of Louisiana, Inc. and Louisiana Health Partners, Inc. (“LHP”) (hereinafter “LHMC or its affiliates”) shall be counted for any person who is an employee of LHMC or its affiliates on June 4, 1996.

16.2. Participation. Any employee of LHMC or its affiliates on June 4, 1996 who (i) was a participant (whether or not the employee made elective deferral contributions) in the “Louisiana Health Management Company Savings and Retirement Plan” (the “LHMC 401(k) Plan”) as of June 4, 1996, and (ii) is in Recognized Employment with United HealthCare Corporation, UHC Management Company, Inc. or any other Affiliate of United HealthCare Corporation on June 5, 1996, shall become a Participant in this Plan on June 5, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of LHMC or its affiliates on June 4, 1996 who (i) was hired by LHMC or its affiliates between January 2, 1995 and June 4, 1995, (ii) who would have satisfied the eligibility service requirement under the LHMC 401(k) Plan on or before July 1, 1996, (iii) who would have became a participant in the LHMC 401(k) Plan on or before July 1, 1996 if that Plan did had not have an age twenty-one (21) requirement, and (iv) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on June 5, 1996, shall become a Participant in this Plan on June 5, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of LHMC or its affiliates on June 4, 1996 who (i) was hired by LHMC or its affiliates after June 4, 1995 but before June 4, 1996, (ii) who would have satisfied the eligibility service requirement under the LHMC 401(k) Plan on or before July 1, 1996, by counting both service worked with LHMC and its affiliates on or before June 4, 1996 and service worked with United HealthCare Corporation or an Affiliate of United HealthCare Corporation after June 4, 1996, (iii) who would have became a participant in the LHMC 401(k) Plan on July 1, 1996, if that Plan was not terminated and did not have an age twenty-one (21) requirement, and (iv) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on July 1, 1996, shall become a Participant in this Plan on July 1, 1996 and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of LHMC or its affiliates on June 4, 1996 who (i) was hired by LHMC or its affiliates before June 4, 1995, (ii) who would have met the eligibility service requirement under the LHMC 401(k) Plan on or before June 4, 1996 but who had not attained age 21 on or before June 4, 1996, and (iii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation on June 5, 1996, shall become a Participant in this Plan on June 5, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of LHMC or its affiliates on June 4, 1996 who is eligible to become a Participant in the Plan on June 5, 1996, but does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent Enrollment Date pursuant to the rules contained in Section 2 of the Plan Statement.

16.3. Recognized Employment. For purposes of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a LHMC facility or affiliate facility on or after the day following June 5, 1996 shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 17

PSP INFORMATION GROUP, INC.

17.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with PSP Information Group, Inc, (“PSP”) shall be counted for any person who is an employee of PSP on October 31, 1996.

17.2. Participation. Any employee of PSP on October 31, 1996 who (i) was a participant (whether or not the employee made elective deferral contributions) in the PSP Information Group, Inc. 401(k) Profit Sharing Plan (the “PSP 401(k) Plan”) as of the October 31, 1996, and (ii) is in Recognized Employment with United HealthCare Corporation (“UNITED”), United HealthCare Services, Inc. or any other Affiliate of UNITED on November 1, 1996, shall become a Participant in this Plan on November 1, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PSP on October 31, 1996 who (i) would have became a participant in the PSP 401(k) Plan on or before November 1, 1996, if that Plan was not terminated and did not have an age 21 requirement, and (ii) who is in Recognized Employment with UNITED, United HealthCare Services, Inc. or any other Affiliate of UNITED on November 1, 1996, shall become a Participant in this Plan on November 1, 1996, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PSP on October 31, 1996 who (i) was hired by PSP between April 2, 1996 and July 1, 1996, (ii) who would have satisfied the eligibility service requirement under the PSP 401(k) Plan on or before December 31, 1996, (iii) who would have became a participant in the PSP 401(k) Plan on January 1, 1997, if that Plan was not terminated and did not have an age 21 requirement, and (iv) who is in Recognized Employment with UNITED, United HealthCare Services, Inc. or any other Affiliate of UNITED on January 1, 1997, shall become a Participant in this Plan on January 1, 1997, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PSP on October 31, 1996 who (i) was hired by PSP between July 2, 1996 and September 30, 1996, (ii) who would have satisfied the eligibility service requirement under the PSP 401(k) Plan on or before March 31, 1997, (iii) who would have became a participant in the PSP 401(k) Plan on April 1, 1997, if that Plan was not terminated and did not have an age 21 requirement, and (iv) who is in Recognized Employment with UNITED, United HealthCare Services, Inc. or any other Affiliate of UNITED on April 1, 1997, shall become a Participant in this Plan on April 1, 1997, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of PSP on October 31, 1996 who is eligible to become a Participant in this Plan on November 1, 1996, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

17.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a PSP facility on or after November 1, 1996 shall be considered Recognized Employment.

17.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the PSP 401(k) Plan to this Plan any qualified participant loan note held in the PSP 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 18

O’PIN SYSTEM, INC.

18.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with O’Pin System, Inc, (“O’Pin”) shall be counted for any person who is an employee of O’Pin on May 2, 1997.

18.2. Participation. Any employee of O’Pin on May 2, 1997 who (i) was a participant (whether or not the employee made elective deferral contributions) in the O’Pin System, Inc. 401(k) Plan (the “O’Pin 401(k) Plan”) on May 2, 1997, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on May 3, 1997, shall become a Participant in this Plan on May 3, 1997, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of O’Pin on May 2, 1997 who (i) was not a participant in the O’Pin 401(k) Plan on May 2, 1997 because the employee had not satisfied the eligibility service requirements under the O’Pin 401(k) Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on May 3, 1997, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of O’Pin on May 2, 1997 who is eligible to become a Participant in this Plan on May 3, 1997, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

18.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at an O’Pin facility on or after May 3, 1997 shall be considered Recognized Employment.

18.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the O’Pin 401(k) Plan to this Plan any qualified participant loan note held in the O’Pin 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 19

AMERICAN ASSOCIATION OF RETIRED PERSONS

19.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with The Prudential Insurance Company (“Prudential”) in its American Association of Retired Persons Operations (“AARP Operations”) shall be counted for any employee Prudential in its AARP Operations on May 31, 1997.

19.2. Participation. Any employee of Prudential in its AARP Operations on May 31, 1997, who (i) was a participant (whether or not the employee made elective deferral contributions) in The Prudential Employee Savings Plan (the “Prudential Plan”) on May 31, 1997, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on June 1, 1997, shall become a Participant in this Plan on June 1, 1997, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Prudential in its AARP Operations on May 31, 1997, who (i) was not a participant in the Prudential Plan on May 31, 1997 because the employee had not satisfied the eligibility requirements under the Prudential Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on June 1, 1997, shall become a Participant in this Plan as of the first Enrollment Date on or after the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Prudential in its AARP Operations on May 31, 1997, who is eligible to become a Participant in this Plan on May 31, 1997 but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

19.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former AARP Operations of Prudential on or after June 1, 1997 shall be considered Recognized Employment.

19.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Prudential Plan to this Plan any qualified participant loan note held in the Prudential Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 20

MEDICAL INFORMATION SYSTEMS COMPANY, INC.

20.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Medical Information Systems Company, Inc. shall be counted for any person who is an employee of Medical Information Systems Company, Inc. on September 2, 1997.

20.2. Participation. Any employee of Medical Information Systems Company, Inc. on September 2, 1997 who (i) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on September 3, 1997, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Medical Information Systems Company, Inc. on September 2, 1997 who is eligible to become a Participant in this Plan on September 3, 1997, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

20.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Medical Information Systems Company, Inc. facility on or after September 3, 1997, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 21

CERTITUDE, INC.

21.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Certitude, Inc. shall be counted for any person who is an employee of Certitude, Inc. on November 4, 1997.

21.2. Participation. Any employee of Certitude, Inc. on November 4, 1997 who (i) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on November 5, 1997, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Certitude, Inc. on November 4, 1997 who is eligible to become a Participant in this Plan on November 5, 1997, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

21.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Certitude, Inc. facility on or after November 5, 1997, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 22

CAMBRIDGE HEALTH ECONOMICS GROUP, INC.

22.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Cambridge Health Economics Group, Inc. (“CHEG”) shall be counted for any person who is an employee of on November 26, 1997.

22.2. Participation. Any employee of CHEG on November 26, 1997 who (i) was a participant (whether or not the employee made elective deferral contributions) in the Cambridge Health Economics Group, Inc. 401(k) Plan (the “CHEG 401(k) Plan”) on November 26, 1997, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on November 27, 1997, shall become a Participant in this Plan on November 27, 1997, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of CHEG on November 26, 1997 who (i) was not a participant in the CHEG 401(k) Plan on November 26, 1997, because the employee had not satisfied the eligibility requirements under such Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on November 27, 1997, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of CHEG on November 26, 1997, who is eligible to become a Participant in this Plan on November 27, 1997, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

22.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a CHEG facility on or after November 27, 1997, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 23

MEDICODE, INC.

23.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Medicode, Inc. and its subsidiaries shall be counted for any person who is an employee of Medicode, Inc. and its subsidiaries on December 31, 1997.

23.2. Participation. Any employee of Medicode, Inc. and its subsidiaries on December 31, 1997 who (i) was a participant (whether or not the employee made elective deferral contributions) in the Medicode, Inc. 401(k)/Profit Sharing Plan (the “Medicode 401(k) Plan”) on December 31, 1997, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1998, shall become a Participant in this Plan on January 1, 1998, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Medicode, Inc. and its subsidiaries on December 31, 1997 who (i) was not a participant in the Medicode 401(k) Plan on December 31, 1997, because the employee had not satisfied the eligibility requirements under such Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1998, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Medicode, Inc. and its subsidiaries on December 31, 1997, who is eligible to become a Participant in this Plan on January 1, 1998, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

23.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Medicode, Inc. facility on or after January 1, 1998, shall be considered Recognized Employment.

23.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Medicode 401(k) Plan to this Plan any qualified participant loan note held in the Medicode 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 24

RELIASTAR/INTEGRITY PLUS

24.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Reliastar Life Insurance Company shall be counted for any person who is an employee of Reliastar Life Insurance Company in its Integrity Plus division on December 31, 1997.

24.2. Participation. Any employee of Reliastar Life Insurance Company in its Integrity Plus division on December 31, 1997 who (i) was a participant (whether or not the employee made elective deferral contributions) in the earnings reduction profit sharing plan sponsored by Reliastar Life Insurance Company (the “Reliastar 401(k) Plan”) on December 31, 1997, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1998, shall become a Participant in this Plan on January 1, 1998 or, as soon as administrative practicable thereafter, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Reliastar Life Insurance Company in its Integrity Plus division on December 31, 1997 who (i) was not a participant in the Reliastar 401(k) Plan on December 31, 1997, because the employee had not satisfied the eligibility requirements under such Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on January 1, 1998, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Reliastar Life Insurance Company in its Integrity Plus division on December 31, 1997, who is eligible to become a Participant in this Plan on January 1, 1998, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

24.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at an Integrity Plus facility on or after January 1, 1998, shall be considered Recognized Employment.

24.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Reliastar 401(k) Plan to this Plan any qualified participant loan note held in the Reliastar 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 25

REDEN & ANDERS, LTD.

25.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Reden & Anders, Ltd. shall be counted for any person who is an employee of Reden & Anders, Ltd. on February 20, 1998.

25.2. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment (as defined in Section 1.1 of the Plan Statement), employment at a Reden & Anders, Ltd. facility on or after February 20, 1998 and prior to November 15, 2002, shall not be considered Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, effective as of November 15, 2002, Recognized Employment shall include all employment at a Reden & Anders, Ltd. facility by individuals who are classified by the Employer as regular full time and regular part time employees.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 26

NEXUS/ST. ANTHONY PUBLISHING, INC.

26.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Nexus Healthcare Information Corporation and its affiliates (including St. Anthony Publishing, Inc.) shall be counted for any person who is an employee of Nexus Healthcare Information Corporation and its affiliates on March 13, 1998.

26.2. Participation. Any employee of Nexus Healthcare Information Corporation and its affiliates on March 13, 1998 who (i) was a participant (whether or not the employee made elective deferral contributions) in the St. Anthony Publishing, Inc. Cash or Deferred Arrangement Profit Sharing Plan (the “St. Anthony 401(k) Plan”) on March 13, 1998, and (ii) is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on March 14, 1998 shall become a Participant in this Plan on March 14, 1998, and shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election.

Any employee of Nexus Healthcare Information Corporation and its affiliates on March 13, 1998 who (i) was not a participant in the St. Anthony 401(k) Plan on March 13, 1998, because the employee had not satisfied the eligibility requirements under such Plan, and (ii) who is in Recognized Employment with United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan on March 14, 1998, shall become a Participant in this Plan as of the first Enrollment Date following the date the employee satisfies the Plan’s eligibility requirements under Section 2 of the Plan Statement.

Any employee of Nexus Healthcare Information Corporation and its affiliates on March 13, 1998, who is eligible to become a Participant in this Plan on March 14, 1998, but who does not provide the Committee or its designee with a 401(k) Enrollment Election on such date, shall be eligible to make Participant Savings Contributions under this Plan by providing the Committee or its designee with a 401(k) Enrollment Election as of any subsequent payroll period pursuant to the rules contained in Section 2 of the Plan Statement.

26.3. Recognized Employment. For the purpose of determining if an employee is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Nexus/St. Anthony Publishing facility on or after March 14, 1998, shall be considered Recognized Employment.

26.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the St. Anthony 401(k) Plan to this Plan any qualified participant loan note held in the St. Anthony 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 27

IBA HEALTH AND LIFE INSURANCE COMPANY

27.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with IBA Health and Life Insurance Company (“IBA”) shall be counted for any person who is an employee of IBA on March 31, 1998.

27.2. Participation. Any employee of IBA on March 31, 1998: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on April 1, 1998, shall become a Participant in this Plan on April 1, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must complete at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of IBA on March 31, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on March 31, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

27.3. Recognized Employment. For the purpose of determining if an employee is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former IBA facility on or after April 1, 1998 shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 28

INSITE CLINICAL TRIALS, LLC

28.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with InSite Clinical Trials, LLC (“InSite”) shall be counted for any person who is an employee of InSite on June 3, 1998.

28.2. Participation. Any employee of InSite on June 3, 1998: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on June 4, 1998, shall become a Participant in this Plan on June 4, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must complete at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of InSite on June 13, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on June 4, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

28.3. Recognized Employment. For the purpose of determining if an employee is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at an InSite facility on or after June 4, 1998 shall be considered Recognized Employment.

28.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the InSite 401(k) Plan to this Plan any qualified participant loan note held in the InSite 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 29

KERN McNEILL INTERNATIONAL, INC.

29.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Kern McNeill International, Inc. (“Kern McNeill”) shall be counted for any person who is an employee of Kern McNeill on July 6, 1998.

29.2. Participation. Any employee of Kern McNeill on July 6, 1998: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on July 7, 1998, shall become a Participant in this Plan on July 7, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Kern McNeill on July 6, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on July 7, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

29.3. Recognized Employment. For the purpose of determining if an employee is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a Kern McNeill facility on or after July 1, 1998, shall be considered Recognized Employment.

29.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the KMI 401(k) Plan to this Plan any qualified participant loan note held in the KMI 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 30

PM SQUARED, INC.

30.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with PM Squared, Inc. shall be counted for any person who is an employee of PM Squared, Inc. on July 31, 1998.

30.2. Recognized Employment. For the purpose of determining if an employee of an Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former PM Squared facility on or after August 1, 1998, shall not be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 31

PRINCIPAL HEALTH CARE OF TEXAS, INC.

31.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Principal Health Care of Texas, Inc. shall be counted for any person who is an employee of Principal Health Care of Texas, Inc. on August 11, 1998.

31.2. Participation. Any employee of Principal Health Care of Texas, Inc. on August 11, 1998: (i) who becomes employed by United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on August 12, 1998, shall become a Participant in this Plan on August 12, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Principal Health Care of Texas, Inc. on August 11, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on April 12, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

31.3. Recognized Employment. For the purpose of determining if an employee of an Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Principal Health Care of Texas facility on or after August 12, 1998, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 32

HEALTHPARTNERS OF ARIZONA, INC.

32.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Health Partners of Arizona, Inc. and its subsidiaries (collectively referred to as “HPA”) shall be counted for any person who is an employee of HPA and its subsidiaries on October 1, 1998.

32.2. Participation. Any employee of HPA and its subsidiaries on October 1, 1998: (i) becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on October 2, 1998, shall become a Participant in this Plan on October 2, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of HPA and its subsidiaries on October 1, 1998, who becomes an employee of HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on October 2, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

32.3. Recognized Employment. For the purpose of determining if an employee of an Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former HPA facility on or after October 2, 1998, shall be considered Recognized Employment.

32.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Futura 401(k) Plan to this Plan any qualified participant loan note held in the Futura 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 33

HEALTH INSURANCE ASSOCIATION OF AMERICA, INC.

33.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Health Insurance Association of America, Inc. in its data source business shall be counted for any person who is an employee of Health Insurance Association of America, Inc. in its data source business on October 16, 1998, and who becomes an employee of the Employer or an Affiliate on October 17, 1998.

33.2. Participation. Any employee of Health Insurance Association of America, Inc. in its data resource business on October 16, 1998: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on October 17, 1998, shall become a Participant in this Plan as of October 17, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Health Insurance Association of America, Inc. in its data resource business on October 16, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on October 17, 1998, shall become a Participant in this Plan in the date such employee enters Recognized Employment.

33.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former data resource facility of Health Insurance Association of America, Inc. on or after October 17, 1998, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 34

McBRIDE BIOSTATISTICAL RESEARCH, INC.

34.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with McBride Biostatistical Research, Inc. (“MBR”) shall be counted for any person who is an employee of MBR on December 30, 1998.

34.2. Participation. Any employee of MBR on December 30, 1998, (i) who becomes and employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on December 31, 1998, shall become a Participant in this Plan on December 31, 1998. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of MBR on December 30, 1998, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on December 31, 1998, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

34.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former MBR facility on or after December 31, 1998, shall be considered Recognized Employment.

34.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the MBR 401(k) Plan to this Plan any qualified loan note held in the MBR 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 35

EPIDEMIOLOGY RESOURCES, INC.

35.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Epidemiology Resources, Inc. shall be counted for any person who is an employee of Epidemiology Resources, Inc. on May 7, 1999.

35.2. Participation. Any employee of Epidemiology Resources, Inc. on May 7, 1999: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on May 8, 1999, shall become a Participant in this Plan on May 8, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Epidemiology Resources, Inc. on May 7, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on May 8, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

35.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Epidemiology Resources, Inc. facility on or after May 8, 1999, shall be considered Recognized Employment.

35.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the ERI 401(k) Plan to this Plan any qualified participant loan note held in the ERI 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 36

OPTAGE, LLC

36.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Optage, LLC (“Optage”) shall be counted for any person who is an employee of Optage on April 30, 1999.

36.2. Participation. Any employee of Optage on April 30, 1999: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on May 1, 1999, shall become a Participant in this Plan on May 1, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Optage on April 30, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on May 1, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

36.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Optage facility on or after May 1, 1999, shall be considered Recognized Employment.

36.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Optage 401(k) Plan to this Plan any qualified participant loan note held in the Optage 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 37

DENTAL BENEFIT PROVIDERS, INC.

37.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Dental Benefit Providers, Inc. shall be counted for any person who is an employee of Dental Providers, Inc. on June 2, 1999.

37.2. Participation. Any employee of Dental Benefit Providers, Inc. on June 2, 1999: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on June 3, 1999, shall become a Participant in this Plan on June 3, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Dental Benefit Providers, Inc. on June 2, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on June 3, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

37.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Dental Benefit Providers, Inc. facility on or after June 3, 1999, shall be considered Recognized Employment.

37.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the DBP 401(k) Plan to this Plan any qualified participant loan note held in the DBP 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 38

PLAN 21

38.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Plan 21, Inc. (“Plan 21”) shall be counted for any person who is an employee of Plan 21 on July 30, 1999.

38.2. Participation. Any employee of Plan 21 on July 30, 1999: (i) who becomes an employee of HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on July 31, 1999, shall become a Participant in this Plan on July 31, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Plan 21 on July 30, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on July 31, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

38.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Plan 21 facility on or after July 31, 1999, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 39

WORLDWIDE CLINICAL TRIALS, INC.

39.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Worldwide Clinical Trials, Inc. and its affiliates shall be counted for any person who is an employee of Worldwide Clinical Trials, Inc. and its affiliates (“WCT”) on September 3, 1999.

39.2. Participation. Any employee of WCT on September 3, 1999: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on September 4, 1999, shall become a Participant in this Plan on September 4, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of WCT on September 3, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on September 4, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

39.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former WCT facility on or after September 4, 1999, shall be considered Recognized Employment.

39.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the WCT 401(k) Plan to this Plan any qualified participant loan note held in the WCT 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 40

NATIONAL BENEFIT RESOURCES, INC.

40.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with National Benefit Resources, Inc. and its subsidiaries (“NBR”) shall be counted for any person who is an employee of NBR on December 1, 1999.

40.2. Participation. Any employee of NBR on December 1, 1999: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on December 1, 1999, shall become a Participant in this Plan on December 1, 1999. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of NBR on December 1, 1999, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on December 1, 1999, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

40.3. Recognized Employment. For the purpose of determining if an employee of the Employer is in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former NBR facility on or after December 1, 1999, shall be considered Recognized Employment.

40.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the NBR 401(k) Plan to this Plan any qualified participant loan note held in the NBR 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 41

APPLIED CLINICAL COMMUNICATIONS, INC.

41.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Applied Clinical Communications, Inc. (“ACC”) shall be counted for any person who is an employee of ACC on January 10, 2000.

41.2. Participation. Any employee of ACC on January 10, 2000: (i) who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on January 10, 2000, shall become a Participant in this Plan on January 10, 2000. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of ACC on January 1, 2000, who becomes an employee of United HealthCare Corporation, United HealthCare Services, Inc. or any other Affiliate of United HealthCare Corporation that is a participating Employer in this Plan but who is not employed in Recognized Employment on January 1, 2000, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

41.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former ACC facility on or after January 10, 2000, shall be considered Recognized Employment.

41.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the ACC 401(k) Plan to this Plan any qualified participant loan note held in the ACC 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 42

INOFOMINERS, INC.

42.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Infominers, Inc. shall be counted for any person who is an employee of Infominers, Inc. on March 31, 2000.

42.2. Participation. Any employee of Infominers, Inc. on March 31, 2000: (i) who becomes and employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on April 1, 2000, shall become a Participant in this Plan on April 1, 2000. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of Infominers, Inc. on March 31, 2000, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on April 1, 2000, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

42.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Infominers facility on or after April 1, 2000, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 43

GERONTOLOGICAL SERVICES, INC.

43.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Gerontological Services, Inc. (“GSI”) shall be counted for any person who is an employee of GSI on May 31, 2000.

43.2. Participation. Any employee of GSI on May 31, 2000: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on May 31, 2000, shall become a Participant in this Plan on May 31, 2000. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of GSI who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on May 31, 2000, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

43.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a GSI facility on or after May 31, 2000, shall be considered Recognized Employment.

43.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the GSI 401(k) Plan to this Plan any qualified participant loan note held in the GSI 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 44

WORKING SOLUTIONS, INC.

44.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Working Solutions, Inc. (“WSI”) shall be counted for any person who is an employee of WSI on November 20, 2000.

44.2. Participation. Any employee of WSI on November 20, 2000: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on November 21, 2000, shall become a Participant in this Plan on November 21, 2000. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of WSI on November 20, 2000, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on November 21, 2000, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

44.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former WSI facility on or after November 20, 2000, shall be considered Recognized Employment.

44.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the WSI 401(k) Plan to this Plan any qualified participant loan note held in the WSI 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 45

LIFEMARK CORPORATION

45.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Lifemark Corporation and its subsidiaries (“Lifemark”) shall be counted for any person who is an employee of Lifemark on February 9, 2001.

45.2. Participation. Any employee of Lifemark on February 9, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on February 10, 2001, shall become a Participant in this Plan on February 10, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of Lifemark on February 9, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on February 10, 2001, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

45.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Lifemark facility on or after February 10, 2001, shall be considered Recognized Employment.

45.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the Lifemark Corporation 401(k) Plan to this Plan any qualified participant loan note held in the Lifemark Corporation 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 46

AMERICAN CHIROPRACTIC NETWORK

46.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with American Chiropractic Network and its subsidiaries (“ACN”) shall be counted for any person who is an employee of ACN on February 28, 2001.

46.2. Participation. Any employee of ACN on February 28, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) who is employed in Recognized Employment on March 1, 2001, shall become a Participant in this Plan on March 1, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of ACN on February 28, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on March 1, 2001, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

46.3. Recognized Employment. For the purpose of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former ACN facility on or after March 1, 2001, shall be considered Recognized Employment.

46.4. Participant Rollovers. This Plan will accept as part of a Participant’s request for a direct rollover from the ACN 401(k) Plan to this Plan any qualified participant loan note held in the ACN 401(k) Plan for the Participant subject to the review of the loan note and final approval of the direct rollover by the Committee or its designee.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 47

SUBROGATION ADVANTAGE, INC.

47.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Subrogation Advantage, Inc.(“SBI”) shall be counted for any person who is an employee of SBI on May 15, 2001, and who becomes an employee of the Employer or an Affiliate on May 16, 2001.

47.2. Participation. Any employee of SBI on May 15, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan, and (ii) who is employed in Recognized Employment on May 16, 2001, shall become a Participant in this Plan on May 16, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of SBI on May 15, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on May 16, 2001, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

47.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former SBI facility on or after May 16, 2001, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 48

RETIRED PERSONS SERVICES, INC.

48.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Retired Persons Services, Inc. in its pharmacy service business to American Association of Retired Persons (“AARP Pharmacy Service”) shall be counted for any person who is an employee of Retired Persons Services, Inc. in its AARP Pharmacy Service on June 1, 2001, and who becomes an employee of the Employer or an Affiliate on June 2, 2001.

48.2. Participation. Any employee of Retired Persons Services, Inc. in its AARP Pharmacy Service on June 1, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) is employed in Recognized Employment on June 2, 2001, shall become a Participant in this Plan on June 2, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of Retired Persons Services, Inc. in its AARP Pharmacy Service on June 1, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on June 2, 2002, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

48.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former AARP Pharmacy Service of Retired Persons Services, Inc. on or after June 2, 2001, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 49

COORDINATED VISION CARE, INC.

49.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Coordinated Vision Care, Inc. (“CVC”) shall be counted for any person who is an employee of CVC on July 17, 2001, and who becomes an employee of the Employer or an Affiliate on October 1, 2001.

49.2. Participation. Any employee of CVC on July 17, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan, and (ii) who is employed in Recognized Employment on October 1, 2001, shall become a Participant in this Plan on October 1, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of CVC on July 31, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on October 1, 2001, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

49.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former CVC facility on or after October 1, 2001, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 50

SPECTERA, INC.

50.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with Spectera, Inc. and its subsidiaries (“Spectera”) shall be counted for any person who is an employee of Spectera on October 31, 2001, and who becomes an employee of the Employer or an Affiliate on November 1, 2001.

50.2. Participation. Any employee of Spectera on October 31, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan, and (ii) who is employed in Recognized Employment on November 1, 2001, shall become a Participant in this Plan on November 1, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant will be eligible to receive Employer Matching Contributions.

An employee of Spectera on October 31, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on November 1, 2001, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

50.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former Spectera facility on or after November 1, 2001, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 51

THE HARTFORD/AARP

51.1. Past Service. For purposes of determining Eligibility Service under Section 1.1.12 and Vesting Service under Section 1.1.48 of the Plan Statement, prior service with The Hartford in its American Association of Retired Persons Operations (“AARP Operations”) shall be counted for any person who is an employee of The Hartford in its AARP Operations on December 3, 2001, and who becomes an employee of the Employer or an Affiliate on December 4, 2001.

51.2. Participation. Any employee of The Hartford in its AARP Operations on December 3, 2001: (i) who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other Affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan; and (ii) is employed in Recognized Employment on December 4, 2001, shall become a Participant in this Plan on December 4, 2001. Such Participant shall be automatically enrolled for Participant Savings Contributions and shall have a deemed 401(k) Enrollment Election in effect for a reduction of three percent (3%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. A Participant may provide the Committee or its designee with a 401(k) Enrollment Election specifying a different contributions (or no reduction in Eligible Pay) within the time period designated by the Committee. A Participant must be credited with at least one (1) year of Eligibility Service before such Participant shall be eligible to receive Employer Matching Contributions.

An employee of The Hartford in its AARP Operations on December 3, 2001, who becomes an employee of UnitedHealth Group Incorporated, United HealthCare Services, Inc. or any other affiliate of UnitedHealth Group Incorporated that is a participating Employer in this Plan but who is not employed in Recognized Employment on December 4, 2002, shall become a Participant in this Plan on the date such employee enters Recognized Employment.

51.3. Recognized Employment. For purposes of determining if an employee of the Employer is employed in Recognized Employment pursuant to Section 1.1.40 of the Plan Statement, employment at a former AARP Operations of The Hartford on or after December 4, 2001, shall be considered Recognized Employment.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 52

GEOACCESS, INC.

52.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with GeoAccess, Inc. and its subsidiaries (“GeoAccess”) shall be counted for any employee of GeoAccess who becomes an employee of the Employer or an Affiliate on June 3, 2002.

52.2. Participation. Any employee of GeoAccess who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on June 3, 2002, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after June 3, 2002.

Any GeoAccess employee who was making elective deferrals under the GeoAccess, Inc. 401(k) Profit Sharing Plan (the “GeoAccess 401(k) Plan”) prior to June 3, 2002, and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under this Plan as the same contribution rate such employee had in effect under the GeoAccess 401(k) Plan. Any employee of GeoAccess who was eligible to participate in the GeoAccess 401(k) Plan but was not contributing to the GeoAccess 401(k) Plan and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under the this Plan at the three percent (3%) contribution rate unless such employee files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of GeoAccess who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who becomes a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has competed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

52.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at a GeoAccess facility on or after June 3, 2002, by individuals who are classified by the Employer as full time regular employees or part time regular employees.

52.4. Participant Rollovers. If a Participant in this Plan receives a direct rollover from the GeoAccess 401(k) Plan which includes one (1) or more outstanding loans, such Participant shall be permitted to rollover such distribution (including the outstanding loans) to this Plan, subject to the review of the loan note and final approval of the direct rollover by the Principal Sponsor or its designee. The direct rollover of an outstanding participant loan shall be permitted only if the participant loan is not in default and the Participant agrees to continue to make loan payments to the Trustee through payroll deductions. The terms of any outstanding participant loan that is rolled over to this Plan may differ from the loan provisions of this Plan.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 53

SIERRA CHIROPRACTIC IPA

53.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Sierra Chiropractic IPA (“Sierra Chiropractic”) shall be counted for any employee of Sierra Chiropractic who becomes an employee of the Employer or an Affiliate on August 1, 2002.

53.2. Participation. Any employee of Sierra Chiropractic on July 31, 2002, who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on August 1, 2002, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after August 1, 2002. Such Participant shall be automatically enrolled for Participant Savings Contributions under this Plan at the three percent (3%) contribution rate unless such Participant files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Sierra Chiropractic who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who becomes a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has competed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

53.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at a Sierra Chiropractic facility on or after August 1, 2002, by individuals who are classified by the Employer as full time regular employees or part time regular employees.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 54

TILLINGHAST CONSULTING ACTUARIES

54.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Tillinghast Consulting Actuaries (“Tinninghast”) shall be counted for any employee of Tillinghast who becomes an employee of the Employer or an Affiliate on October 31, 2002.

54.2. Participation. Any employee of Tillinghast on October 30, 2002, who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on October 31, 2002, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after October 31, 2002. Such Participant shall be automatically enrolled for Participant Savings Contributions under this Plan at the three percent (3%) contribution rate unless such Participant files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Tillinghast who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who becomes a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has competed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

54.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at a Tillinghast facility on or after October 31, 2002, by individuals who are classified by the Employer as full time regular employees or part time regular employees.

APPENDIX F

RULES FOR CREDITING PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 55

SYMMETRY HEALTH DATA SYSTEMS

55.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under the Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Symmetry Health Data Systems and its affiliates (“Symmetry”) shall be counted for any employee of Symmetry who became an employee of the Employer or an Affiliate on May 17, 2003.

55.2. Participation. Any employee of Symmetry on May 16, 2003, who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on May 17, 2003, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after May 17, 2003.

Any Symmetry employee who was making elective deferrals under the Symmetry Health Data Systems 401(k) Plan (the “Symmetry 401(k) Plan”), and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had in effect under the Symmetry 401(k) Plan. Any employee of Symmetry who was eligible to participate in the Symmetry 401(k) Plan but was not contributing to the Symmetry 401(k) Plan and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under this Plan at the three percent (3%) contribution rate unless such employee files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Symmetry who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who becomes a Participant in the Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service as of the date such employee became a Participant in the Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in the Plan, then such employee shall become eligible to receive Employer Matching Contributions under the Plan after such employee completes one (1) year of Eligibility Service.

55.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at a Symmetry facility on or after May 17, 2003, by individuals who are classified by the Employer as a full time regular employee or a part time regular employee.

55.4. Participant Rollovers. If a Participant in this Plan receives a direct rollover from the Symmetry 401(k) Plan which includes one (1) or more outstanding loans, such Participant shall be permitted to rollover such distribution (including the outstanding loans) to this Plan, subject to the review of the loan note and final approval of the direct rollover by the Principal Sponsor or its designee. The direct rollover of an outstanding loan shall be permitted only if the participant loan is not in default and the Participant agrees to continue to make loan payments to the Trustee through payroll deductions. The terms of any outstanding participant loan that is rolled over to this Plan may differ from the loan provisions of this Plan.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 56

GOLDEN RULE FINANCIAL CORPORATION

56.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Golden Rule Financial Corporation and its affiliates (“Golden Rule”) shall be counted for any employee of Golden Rule who becomes an employee of the Employer or an Affiliate on November 14, 2003.

56.2. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall not include employment at a Golden Rule facility on or after November 14, 2003 and prior to January 1, 2005.

APPENDIX F

RULES FOR CREDITING PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 57

GREAT LAKES HEALTH PLAN, INC.

57.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under the Plan Statement, prior service with Great Lakes Health Plan, Inc. and its affiliates (“Great Lakes”) shall be counted for employee of Great Lakes on February 26, 2004, who became an employee of the Employer at an AmeriChoice facility in connection with the acquisition of Great Lakes by AmeriChoice Corporation.

57.2. Participation. Any employee of Great Lakes on February 26, 2004, who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on February 27, 2004, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after February 27, 2004.

Any Great Lakes employee who was making elective deferrals under the HealthCor 401(k) Plan, and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under this Plan at the same contribution rate such employee had in effect under the HealthCor 401(k) Plan. Any employee of Great Lakes who was eligible to participate in the HealthCor 401(k) Plan but was not contributing to the HealthCor 401(k) Plan and who becomes a Participant in this Plan shall be automatically enrolled for Participant Savings Contributions under this Plan as the three percent (3%) contribution rate unless such employee files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Great Lakes who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in the Plan and who becomes a Participant in the Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has completed one (1) year of Eligibility Service as of the date such employee became a participant in the Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in the Plan, then such employee shall become eligible to receive Employer Matching Contributions under the Plan after such employee completes one (1) year of Eligibility Service.

57.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all former employees of Great Lakes who became employees of the Employer on February 27, 2004, and who are classified by the Employer as a full time regular employee or a part time regular employee at an AmeriChoice facility on or after February 27, 2004.

57.4. Participant Rollovers. If a Participant in this Plan receives a direct rollover from the HealthCor 401(k) Plan which includes one (1) or more outstanding loans, such Participant shall be permitted to rollover such distribution (including the outstanding loans) to this Plan, subject to the review of the loan note and final approval of the direct rollover by the Principal Sponsor or its designee. The direct rollover of an outstanding loan shall be permitted only if the participant loan is not in default and the Participant agrees to continue to make loan payments to the Trustee through payroll deductions. The terms of any outstanding participant loan that is rolled over to this Plan may differ from the loan provisions of this Plan.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 58

TOUCHPOINT HEALTH PLAN, INC.

58.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Touchpoint Health Plan, Inc. and its Affiliates (“Touchpoint”) shall be counted for any employee of Touchpoint who becomes an employee of the Employer or an Affiliate on April 4, 2004.

58.2. Participation. Any employee of Touchpoint who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on April 4, 2004, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after April 4, 2004. Such Participant shall be automatically enrolled for Participant Savings Contributions under this Plan at the three percent (3%) contribution rate unless such Participant files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Touchpoint who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who becomes a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has competed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

58.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at a Touchpoint facility on or after April 4, 2004, by individuals who are classified by the Employer as full time regular employees or part time regular employees.

APPENDIX F

RULES FOR CREDITING OF PAST SERVICE WITH

ACQUIRED EMPLOYERS OR OTHER DESIGNATED AFFILIATES

(WITH NO PLAN MERGER)

SECTION 59

CONSTELLA HEALTH STRATEGIES, INC.

59.1. Past Service. For purposes of determining Eligibility Service and Vesting Service under this Plan (as those terms are defined in Section 1.1 of the Plan Statement), prior service with Constella Health Strategies, Inc. (“Constella”) shall be counted for any employee of Constella who becomes an employee of the Employer or an Affiliate on July 22, 2004.

59.2. Participation. Any employee of Constella on July 21, 2004, who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan, and who is employed in Recognized Employment on July 22, 2004, shall become a Participant in this Plan eligible to enroll for Participant Savings Contributions as soon as administratively practicable on or after July 22, 2004. Such Participant shall be automatically enrolled for Participant Savings Contributions under this Plan at the three percent (3%) contribution rate unless such Participant files a deferral cancellation form with the Principal Sponsor (or its designee) within the time period designated by the Principal Sponsor.

Any employee of Constella who becomes an employee of United HealthCare Services, Inc. or any Affiliate that is a participating Employer in this Plan and who becomes a Participant in this Plan shall be immediately eligible to receive Employer Matching Contributions pursuant to Section 3.3 of the Plan Statement, if such employee has competed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan. If such employee has not completed one (1) year of Eligibility Service as of the date such employee became a Participant in this Plan, then such employee shall become eligible to receive Employer Matching Contributions after such employee completes one (1) year of Eligibility Service.

59.3. Recognized Employment. Notwithstanding anything to the contrary in the Plan Statement, Recognized Employment (as defined in Section 1.1 of the Plan Statement) shall include all employment at Constella facility on or after July 22, 2004, by individuals who are classified by the Employer as full time regular employees or part time regular employees.

APPENDIX G

DIVESTITURES AND OTHER SIMILAR TRANSACTIONS

G-1

APPENDIX H

DISTRIBUTION OF CERTAIN TRANSFER ACCOUNTS

PRIOR TO OCTOBER 1, 2001

SECTION 1

INTRODUCTION

If a Participant who has a Transfer Account which consists of amounts transferred from The Travelers Savings Investment & Stock Ownership Plan, the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, and the Travelers Telebrokerage, Inc. 401(k) Employee Retirement Plan requests a distribution as a result of the Participant incurring an Event of Maturity and the distribution is made prior to October 1, 2001, the distribution rules contained in this Appendix H (and not Section 7 of the Plan Statement) shall apply to distributing the Participant’s Transfer Account. If, however, the distribution is made on or after October 1, 2001, the distribution rules contained in Section 7 of the Plan Statement shall apply. Terms defined in the Plan Statement shall have the same meanings when used in this Appendix.

1.1. Life Annuity Contract — A Life Annuity Contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for a monthly annuity payable to and for (i) the lifetime of an unmarried Participant beginning as of the date as of which it is purchased, or (ii) the lifetime of the surviving spouse of a Participant beginning as of the date as of which it is purchased. The contract shall be a Life Annuity Contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

1.2. QJ&SA Contract — A QJ&SA Contract is an immediate annuity contract issued as an individual policy or under a master or group contract which provides for a monthly annuity payable to and for the lifetime of the Participant beginning as of the date as of which it is purchased with a survivor annuity payable monthly after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the date as of which the first payment is due) in an amount equal to fifty percent (50%) (unless the Participant elects an alternative seventy-five percent (75%) or one hundred percent 100%)) of the amount payable during the joint lives of the Participant and the surviving spouse. The seventy-five percent (75%) or one hundred percent (100%) QJ&SA Contract shall be equal to the value of the fifty percent (50%) QJ&SA contract. The contract shall be a QJ&SA Contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

SECTION 2

DISTRIBUTIONS TO PARTICIPANT

UPON EVENT OF MATURITY

2.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee or its designee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. If a Participant whose Vested Total Account does not exceed Five Thousand Dollars ($5,000) incurs an Event of Maturity, then the Participant’s Transfer Account shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution.

(b)	Exception for Required Distributions. Any Transfer Account for which no application has been timely received on or before the required beginning date effective as to a Participant under Section 2.8 of this Appendix shall be distributed automatically by the purchase of a Life Annuity Contract.

2.2. Spousal Consent Required. If the Participant’s Vested total Account exceeds Five Thousand Dollars ($5,000) at the time of distribution, the consent of a Participant’s spouse shall be required to make distributions from the Plan in any form other than a QJ&SA Contract.

2.3. Form of Distribution. At the direction of the Committee, the Trustee shall make or commence distribution of the Participant’s Transfer Account to the Participant in one of the following ways as the Participant shall designate:

(a)	Lump Sum. Distribution shall be made in a single lump sum.

(b)	Life Annuities. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a QJ&SA Contract in the case of a married Participant, or a Life Annuity Contract in the case of an unmarried Participant.

(c)

Life Annuity Contract With a Term-Certain Provision. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Participant beginning as of the date as of which it is purchased or for the term certain period elected by the Participant, if longer. The term certain period of the annuity provides that monthly payments will continue for a guaranteed period of time (i.e., five (5), ten (10), fifteen (15) or twenty (20) years), as selected by the Participant. If the Participant should die before the term certain period ends, monthly payments in the same amount will continue to the Participant’s designated beneficiary for the rest of the term certain period.

(d)	Annuity Contract With Variable Payments. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), variable annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide a variable monthly payment to and for the lifetime of the Participant beginning as of the date as of which it is purchased. The monthly amount of payment will vary each month to reflect investment experience. No further payments will be made after the death of the Participant.

(e)	120-Month Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Participant beginning as of the date as of which it is purchased or for one hundred twenty (120) months, if longer. If the Participant should die before the term certain period ends, monthly payments in the same amount will continue to the Participant’s designated beneficiary for the rest of the term certain period.

(f)	Five Year Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment for five years. If the Participant should die before the five year period ends, the remainder of the monthly payments will continue to the Participant’s designated beneficiary.

(g)	Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and the Participant’s “designated beneficiary” as determined under section 401(a)(9) of the Code.

(h)	Change in Installments. Following commencement of installment distributions under (g) above, the Participant may elect to receive a lump sum payment of the balance of the Participant’s Transfer Account.

Except as provided in (h) above, a Participant’s distribution election shall be irrevocable once distribution of the Participant’s Transfer Account has been made or commenced.

2.4. Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 2.1(a) of this Appendix, if the value of the Participant’s Vested Total Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Married Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a QJ&SA Contract,

distribution shall be effected for such Participant by applying the entire Transfer Account to purchase and distribute to such Participant a QJ&SA Contract. A Participant may reject distribution in the form of a QJ&SA Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted under the Plan not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. A rejection shall not be effective unless the Participant’s spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the date of distribution and must relate to that specific distribution. The consent of the spouse must be to any form of distribution permitted under the Plan. The Participant may elect to change the form of distribution to the QJ&SA Contract without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Distribution shall not commence more than ninety (90) days after nor, subject to Section 6 of Appendix I to the Plan Statement, less than thirty (30) days after the date the Participant is furnished a written explanation of the terms and conditions of the QJ&SA Contract, the Participant’s right to reject, and the effect of rejecting, distribution in the form of the QJ&SA Contract, the requirement for the consent of the Participant’s spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 2.3(h), no election made after the date of distribution shall be effective to change the form of distribution.

(c)	Unmarried Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is not married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a Life Annuity Contract,

distribution shall be effected for such Participant by applying the entire Transfer Account to purchase and distribute to such Participant a Life Annuity Contract. A Participant may reject distribution in the form of a Life Annuity Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 6 of Appendix I to the Plan Statement, less than thirty (30) days after the date the Participant is furnished a written explanation of the terms and conditions of the Life Annuity Contract, the Participant’s right to reject, and the effect of rejecting, distribution in the form of the Life Annuity Contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 2.3(h), no election made after the date of distribution shall be effective to change the form of distribution.

2.5. Substantially Equal. Distributions shall be considered to be substantially equal if the distributions are determined in whichever of the following manners is applicable:

(a)	Term Certain Installments. If distributions are in the form of installments payable over a term certain period, the amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Transfer Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the number of remaining installment payments to be made (including the distribution being determined). The amount of the Transfer Account as of such Valuation Date shall be increased by the amount of any contributions and forfeitures allocated to the Transfer Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Transfer Account shall be decreased by the amount of any distributions made in the valuation year and after such Valuation Date.

(b)	Lifetime Installments. If distributions are in the form of installments over the life expectancy of the recipient or the joint and last survivor life expectancy of the Participant and such “designated beneficiary,” the amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Transfer Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the remaining life expectancy as of the distribution year. The amount of the Transfer Account as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions and forfeitures allocated to the Transfer Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Transfer Account shall be decreased by distributions made in the valuation year and after such Valuation Date.

2.6. Life Expectancy. Life expectancy shall be determined from the tables published under section 72 of the Code (except as provided in (b) below). Life expectancy shall be based upon attained age on the individual’s birthday in the calendar year for which life expectancy is being determined and, in the absence of an election to recalculate life expectancy (as described in (a) below), shall be reduced by one (1) year in each succeeding calendar year.

(a)	Election to Recalculate Life Expectancy. A Participant may elect to redetermine his or her life expectancy for each succeeding calendar year that a distribution is required to be made. In the case of a Participant whose “designated beneficiary” is his or her spouse, the Participant may elect to have life expectancy for the Participant or the Participant’s spouse, or both, redetermined for each succeeding calendar year that a distribution is required to be made. The election must be made no later than the time of the first required distribution. The election is irrevocable and must apply to all subsequent years.

(b)	Minimum Distribution Incidental Benefit Requirement. If a Participant’s “designated beneficiary” is not the Participant’s spouse, the life expectancy factor used to compute the amount of the substantially equal payment during the Participant’s lifetime shall not be greater than the factor determined under section 1.401(a)(9)-2 of the proposed income tax regulations (the minimum distribution incidental benefit requirement).

2.7. Time of Distribution. Upon the receipt of a proper application from the Participant requesting distribution after the occurrence of an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Transfer Account and to make or commence distribution of such Transfer Account as soon as administratively practicable after the Participant requests a distribution. No distribution, however, shall be made as of a Valuation date preceding the date the Participant’s application is received by the Committee or its designee.

2.8. Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date.

(a)	General Rule. The required beginning date is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.

(b)	Special Rule for Five Percent (5%) Owner. If the Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which such Participant attains age seventy and one-half (70-1/2) years, the required beginning date for such Participant shall be the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years. If any amounts are thereafter credited to such Participant’s Accounts, then for purposes of Section 2.1(b) of this Appendix H each subsequent December 31 shall be treated as a required beginning date.

2.9. Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate before the Participant attains Normal Retirement Age and before distribution is completed, the Participant’s Transfer Account shall continue to be held in the Fund until another Event of Maturity effective as to the Participant shall occur after the Participant’s reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while the Participant is employed by the Employer or an Affiliate.

2.10. Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Transfer Account has been made, the undistributed Transfer Account shall be distributed to the Participant’s Beneficiary as provided in Section 3 of this Appendix H. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Transfer Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

SECTION 3

DISTRIBUTIONS TO BENEFICIARY

3.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee or its designee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed Five Thousand Dollars ($5,000), such Participant’s Transfer Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such the Participant’s death without an application for distribution.

(b)	Exception for Required Distributions. Any Transfer Account for which no application has been timely received on or before the required beginning date effective as to a Beneficiary under Section 3.5, shall be distributed automatically without an application for distribution.

3.2. Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s Transfer Account to the Beneficiary in one the following ways as the Beneficiary shall designate:

(a)	For Surviving Spouse Beneficiary. If the Beneficiary is the surviving spouse of the Participant, the Beneficiary may elect distribution in one of the following forms:

(i)	Lump Sum. Distribution shall be made in a single lump sum payment.

(ii)	Life Annuity. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a Life Annuity Contract.

(iii)	Life Annuity Contract With a Term-Certain Provision. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased or for the term certain period elected by the Beneficiary, if longer. The term certain period of the annuity provides that monthly payments will continue for a guaranteed period of time (i.e., five (5), ten (10), fifteen (15) or twenty (20) years), as selected by the Beneficiary. If the Beneficiary should die before the term certain period ends, monthly payments in the same amount will continue to the Beneficiary’s designated beneficiary for the rest of the term certain period.

(iv)	Annuity Contract With Variable Payments. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), variable annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide a variable monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased. The monthly amount of payment will vary each month to reflect investment experience. No further payments will be made after the death of the Beneficiary.

(v)	120-Month Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased or for one hundred twenty (120) months, if longer. If the Beneficiary should die before the term certain period ends, monthly payments in the same amount will continue to the Beneficiary’s designated beneficiary for the rest of the term certain period.

(vi)

Five Year Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment for five years. If the Beneficiary should die before the five year period ends, the remainder of the monthly payments will continue to the Beneficiary’s designated beneficiary.

(vii)	Continued Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually which provides distribution to such Beneficiary at a rate (considering both time and amount) which is cumulatively at least as rapid as the rate of distribution commenced prior to the death of the Participant.

(viii)	Installments. Distribution shall be made in a series of equal or unequal installments, the last payment of which shall be made not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant; provided, however, that if distribution shall be over a period of time not extending beyond the life expectancy of the Beneficiary and distribution shall commence not later than: (A) the December 31 of the calendar year following the calendar of the Participant’s death, or (B) the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years, then distribution may be made in a series of substantially equal monthly, quarterly or annual installments.

(ix)	Change in Installments. Following commencement of installment distributions under (vii) or (viii) above, the Beneficiary may elect to receive a lump sum payment of the balance of the Participant’s Transfer Account.

(b)	For Non-Spouse Beneficiary. If the Beneficiary is not the surviving spouse of the Participant, the Beneficiary may elect distribution in one of the following forms:

(i)	Lump Sum. Distribution shall be made in a single lump sum payment.

(ii)

Life Annuity Contract With a Term-Certain Provision. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased or for the term certain period elected by the Beneficiary, if longer. The term certain period of the annuity provides that monthly payments will continue for a guaranteed period of time (i.e., five (5), ten (10), fifteen (15) or twenty (20) years), as selected by the Beneficiary. If the Beneficiary should die before the term certain period ends, monthly payments in the same amount will continue to the Beneficiary’s designated beneficiary for the rest of the term certain period.

(iii)	Annuity Contract With Variable Payments. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), variable annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide a variable monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased. The monthly amount of payment will vary each month to reflect investment experience. No further payments will be made after the death of the Beneficiary.

(iv)	120-Month Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment to and for the lifetime of the Beneficiary beginning as of the date as of which it is purchased or for one hundred twenty (120) months, if longer. If the Beneficiary should die before the term certain period ends, monthly payments in the same amount will continue to the Beneficiary’s designated beneficiary for the rest of the term certain period.

(v)	Five Year Certain Annuity Contract. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for a monthly payment for five years. If the Beneficiary should die before the five year period ends, the remainder of the monthly payments will continue to the Beneficiary’s designated beneficiary.

(vi)	Continued Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually which provides distribution to such Beneficiary at a rate (considering both time and amount) which is cumulatively at least as rapid as the rate of distribution commenced prior to the death of the Participant.

(vii)	Installments. Distribution shall be made in a series of equal or unequal installments, the last payment of which shall be made not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant; provided, however, that if distribution shall be over a period of time not extending beyond the life expectancy of the Beneficiary and distribution shall commence not later than the December 31 of the calendar year following the calendar of the Participant’s death, then distribution may be made in a series of substantially equal monthly, quarterly or annual installments.

(viii)	Change in Installments. Following commencement of installment distributions under (vi) or (vii) above, the Beneficiary may elect to receive a lump sum payment of the balance of the Participant’s Transfer Account.

For purposes of this Section 3.2, substantially equal and life expectancy shall have the meaning given to those terms in Sections 2.4 and 2.5 of this Appendix H. Except as provided in (a)(ix) and (b)(viii) above, a Beneficiary’s distribution election shall be irrevocable once distribution of the Participant’s Transfer Account has been made or commenced.

3.3. Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 3.1(a), if the value of the Participant’s Vested Total Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Surviving Spouse Beneficiary. In the case of a distribution which is made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to the surviving spouse of a Participant, and

(iii)	when such surviving spouse has not rejected distribution in the form of a Life Annuity Contract,

distribution shall be effected for such surviving spouse by applying the entire Transfer Account to purchase and distribute to such surviving spouse a Life Annuity Contract. A surviving spouse may reject distribution in the form of a Life Annuity Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of another form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after, nor, subject to Section 6 of Appendix I, less than thirty (30) days after the surviving spouse is furnished a written explanation of the terms and conditions of the Life Annuity Contract, the surviving spouse’s right to reject, and the effect of a rejection of, distribution in the form of the Life Annuity Contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 3.2(a)(ix) and 3.2(b)(viii), no election made after the date of distribution shall be effective to change the form of distribution.

(c)	For Non-Spouse Beneficiary. In the case of a distribution which is made when paragraph (a) above is not applicable and to the non-spouse Beneficiary of the Participant, distribution shall be made in a single lump sum unless the non-spouse Beneficiary elects another form of distribution available under the Plan.

3.4. Time of Distribution. Upon the receipt of a proper application for distribution from the Beneficiary after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Transfer Account and to make distribution of such Transfer Account as soon as administratively practicable after the Beneficiary requests a distribution. No distribution, however, shall be made as of Valuation Date preceding the date the Beneficiary’s application is received by the Committee or its designee.

3.5. Required Beginning Date. Distribution to the Beneficiary shall be made or commence not later than the required beginning date.

(a)	Beneficiary — Participant Dies on or After Required Beginning Date. If the Participant died on or after the Participant’s required beginning date, then the Beneficiary’s required beginning date is the date which provides for distribution to such Beneficiary at a rate (considering both time and amount) that is cumulatively at least as rapid as the rate of distribution scheduled and commenced prior to the death of the Participant.

(b)	Beneficiary — Participant Dies Before Required Beginning Date. If the Participant died before the Participant’s required beginning date, then the Beneficiary’s required beginning date is the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death provided, however, that:

(i)	if the Beneficiary is an individual who is not the surviving spouse of the Participant and if distributions will be made to such individual Beneficiary in substantially equal amounts payable monthly, quarterly or annually over a period of time not extending beyond the life expectancy of such Beneficiary, then the Beneficiary’s required beginning date is the December 31 of the year following the calendar year of the Participant’s death, or

(ii)	if the Beneficiary is the surviving spouse of the Participant and if distributions will be made to such surviving spouse (A) in substantially equal amounts payable monthly, quarterly, or annually over a period of time not extending beyond the life expectancy of the surviving spouse, or (B) by purchasing and distributing a Life Annuity Contract, then the Beneficiary’s required beginning date is the date specified in paragraph (i) above or, if later, the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years.

SECTION 4

SPOUSAL CONSENT REQUIRED FOR IN-SERVICE

DISTRIBUTIONS AND HARDSHIP DISTRIBUTIONS

FROM TRANSFER ACCOUNT

Spousal consent shall be required for any in-service distribution or hardship distribution (as described in Sections 7.2.1, 7.2.2, 7.2.3 and 7.2.4 of the Plan Statement) from a married Participant’s Transfer Account which consists of amounts transferred from The Travelers Savings Investment & Stock Ownership Plan, the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, and the Travelers Telebrokerage, Inc. 401(k) Employee Retirement Plan if the distribution is made prior to October 1, 2001, and the Participant’s Vested Total Account exceeded Five Thousand Dollars ($5,000) (or, $3,500 for distributions made prior to January 1, 1998) at the time of the distribution. To be valid, the consent of the such spouse must be writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date of distribution and must relate to that specific distribution. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse.

APPENDIX I

DISTRIBUTION RULES FOR PARTICIPANTS

PRIOR TO OCTOBER 1, 2001

SECTION 1

INTRODUCTION

If a Participant (or the Beneficiary of a deceased Participant) requests a distribution of the Participant’s Vested Total Account as a result of the Participant incurring an Event of Maturity and the distribution is made prior to October 1, 2001, the Participant (or Beneficiary of a deceased Participant) may elect one of the forms of distribution described in this Appendix I and the special distribution rules contained in this Appendix I (and not Sections 7.1.3, 7.3.2, 7.3.4 and 7.5 of the Plan Statement) shall apply. Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following means:

1.1. Life Annuity Contract — A Life Annuity Contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for a monthly annuity payable to and for (i) the lifetime of an unmarried Participant beginning as of the date as of which it is purchased, or (ii) the lifetime of the surviving spouse of a Participant beginning as of the date as of which it is purchased. The contract shall be a Life Annuity Contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

1.2. QJ&SA Contract — A QJ&SA Contract is an immediate annuity contract issued as an individual policy or under a master or group contract which provides for a monthly annuity payable to and for the lifetime of the Participant beginning as of the date as of which it is purchased with a survivor annuity payable monthly after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the date as of which the first payment is due) in an amount equal to fifty percent (50%) (unless the Participant elects an alternative seventy-five percent (75%) or one hundred percent (100%)) of the amount payable during the joint lives of the Participant and the surviving spouse. The seventy-five percent (75%) or one hundred percent (100%) QJ&SA Contract shall be equal to the value of the fifty percent (50%) QJ&SA contract. The contract shall be a QJ&SA Contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

SECTION 2

DISTRIBUTIONS TO PARTICIPANTS

PRIOR TO OCTOBER 1, 2001

2.1. Spousal Consent Required. If a Participant’s Vested Total Account exceeds Five Thousand Dollars ($5,000) at the time of distribution, the consent of such Participant’s spouse shall be required to make distributions from the Plan in any form other than a QJ&SA Contract.

2.2. Forms of Distribution. At the direction of the Committee, the Trustee shall make or commence distribution of the Participant’s Vested Total Account to the Participant in one of the following ways as the Participant shall designate:

(a)	Lump Sum. Distribution shall be made in a single lump sum.

(b)	Life Annuities. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits in the form of a QJ&SA Contract in the case of a married Participant, or a Life Annuity Contract in the case of an unmarried Participant.

(c)	Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and the Participant’s “designated beneficiary” whose life expectancy may be used under the rules of section 401(a)(9) of the Code.

(d)	Change in Installments. Following commencement of installment distributions under (c) above, the Participant may elect to receive a lump sum payment of the balance of the Participant’s Vested Total Account. The Committee may prescribe rules regarding the form of such election, the method of giving such election (including telephonic, electronic or similar methods) and the information to be furnished in connection with such election.

Except as provided in (d) above, a Participant’s distribution election shall be irrevocable once distribution of the Participant’s Vested Total Account has been made or commenced.

2.3. Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 7.1.1(a) of the Plan Statement, if the value of the Participant’s Vested Total Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Married Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a QJ&SA Contract,

distribution shall be effected for such Participant by applying the entire Vested Total Account to purchase and distribute to such Participant a QJ&SA Contract. A Participant may reject distribution in the form of a QJ&SA Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted under this Appendix I of the Plan Statement not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. A rejection shall not be effective unless the Participant’s spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the date of distribution and must relate to that specific distribution. The consent of the spouse must be to any form of distribution permitted under the Plan. The Participant may elect to change the form of distribution to the QJ&SA Contract without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Distribution shall not commence more than ninety (90) days after nor, subject to Section 6 of this Appendix I, less than thirty (30) days after the date the Participant is furnished a written explanation of the terms and conditions of the QJ&SA Contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the QJ&SA Contract, the requirement for the consent of the Participant’s spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 2.2(d) of this Appendix I, no election made after the date of distribution shall be effective to change the form of distribution.

(c)	Unmarried Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is not married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a Life Annuity Contract,

distribution shall be effected for such Participant by applying the entire Vested Total Account to purchase and distribute to such Participant a Life Annuity Contract. A Participant may reject distribution in the form of a Life Annuity Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 6 of this Appendix I, less than thirty (30) days after the date the Participant is furnished a written explanation of the terms and conditions of the Life Annuity Contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the Life Annuity Contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 2.2(d) of this Appendix I, no election made after the date of distribution shall be effective to change the form of distribution.

2.4. Substantially Equal. Distributions shall be considered to be substantially equal if the distributions are determined in whichever of the following manners is applicable:

(a)	Term Certain Installments. If distributions are in the form of installments payable over a term certain period, the amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Vested Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the number of remaining installment payments to be made (including the distribution being determined). The amount of the

Vested Total Account as of such Valuation Date shall be increased by the amount of any contributions and forfeitures allocated to the Vested Total Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Vested Total Account shall be decreased by the amount of any distributions made in the valuation year and after such Valuation Date.

(b)	Lifetime Installments. If distributions are in the form of installments over the life expectancy of the recipient or the joint and last survivor life expectancy of the Participant and such “designated beneficiary,” the amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Vested Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the remaining life expectancy as of the distribution year. The amount of the Vested Total Account as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions and forfeitures allocated to the Vested Total Account during the valuation year and after such Valuation Date (including contributions and forfeitures, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Vested Total Account shall be decreased by distributions made in the valuation year and after such Valuation Date.

2.5. Life Expectancy. Life expectancy shall be determined from the tables published under section 72 of the Code (except as provided in (b) below). Life expectancy shall be based upon attained age on the individual’s birthday in the calendar year for which life expectancy is being determined and, in the absence of an election to recalculate life expectancy (as described in (a) below), shall be reduced by one (1) year in each succeeding calendar year.

(a)	Election to Recalculate Life Expectancy. A Participant may elect to redetermine the Participant’s life expectancy for each succeeding calendar year that a distribution is required to be made. In the case of a Participant whose “designated beneficiary” is the Participant’s spouse, the Participant may elect to have life expectancy for the Participant or the Participant’s spouse, or both, redetermined for each succeeding calendar year that a distribution is required to be made. The election must be made no later than the time of the first required distribution. The election is irrevocable and must apply to all subsequent years.

(b)	Minimum Distribution Incidental Benefit Requirement. If a Participant’s “designated beneficiary” is not the Participant’s spouse, the life expectancy factor used to compute the amount of the substantially equal payment during the Participant’s lifetime shall not be greater than the factor determined under section 1.401(a)(9)-2 of the proposed income tax regulations (the minimum distribution incidental benefit requirement).

2.6. Distributions from Transfer Account. Notwithstanding the provisions of this Section 2 of Appendix I, distribution of a Participant’s Transfer Account that consists of any amounts transferred to this Plan from the Travelers Telebrokerage, Inc. 401(k) Employee Retirement Plan, The Travelers Savings Investment & Stock Ownership Plan and the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates shall be made in accordance with the provisions set forth in Appendix H to this Plan Statement.

SECTION 3

DISTRIBUTIONS TO BENEFICIARIES

PRIOR TO OCTOBER 1, 2001

3.1. Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s Vested Total Account to the Beneficiary in one the following ways as the Beneficiary shall designate:

(a)	For Surviving Spouse Beneficiary. If the Beneficiary is the surviving spouse of the Participant, the Beneficiary may elect distribution in one of the following forms:

(i)	Lump Sum. Distribution shall be made in a single lump sum payment.

(ii)	Life Annuity. Distribution shall be made by purchasing and distributing a single premium, immediate (not deferred), fixed (not variable) annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a Life Annuity Contract.

(iii)	Continued Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually which provides distribution to such Beneficiary at a rate (considering both time and amount) which is cumulatively at least as rapid as the rate of distribution commenced prior to the death of the Participant.

(iv)	Installments. Distribution shall be made in a series of equal or unequal installments, the last payment of which shall be made not later than the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant; provided, however, that if distribution shall be over a period of time not extending beyond the life expectancy of the Beneficiary and distribution shall commence not later than: (A) the December 31 of the calendar year following the calendar year of the Participant’s death, or (B) the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years, then distribution may be made in a series of substantially equal monthly, quarterly or annual installments.

(v)	Change in Installments. Following commencement of installment distributions under (iii) or (iv) above, the Beneficiary may elect to receive a lump sum payment of the balance of the Participant’s Vested Total Account. The Committee may prescribe rules regarding the form of such election, the method of giving such election (including telephonic, electronic or similar methods) and the information to be furnished in connection with such election.

(b)	For Non-Spouse Beneficiary. If the Beneficiary is not the surviving spouse of the Participant, the Beneficiary may elect distribution in one of the following forms:

(i)	Lump Sum. Distribution shall be made in a single lump sum payment.

(ii)	Continued Installments. Distribution shall be made in a series of substantially equal installments payable monthly, quarterly or annually which provides distribution to such Beneficiary at a rate (considering both time and amount) which is cumulatively at least as rapid as the rate of distribution commenced prior to the death of the Participant.

(iii)

Installments. Distribution shall be made in a series of equal or unequal installments, the last payment of which shall be made not later than the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant; provided, however, that if distribution shall be over a period of time not extending beyond the life expectancy of the Beneficiary and distribution shall commence not later than the December 31 of the calendar year following the calendar year of the Participant’s death, then distribution may be made in a series of substantially equal monthly, quarterly or annual installments.

(iv)	Change in Installments. Following commencement of installment distributions under (ii) or (iii) above, the Beneficiary may elect to receive a lump sum payment of the balance of the Participant’s Vested Total Account. The Committee may prescribe rules regarding the form of such election, the method of giving such election (including telephonic, electronic or similar methods) and the information to be furnished in connection with such election.

For purposes of this Section 3.1, substantially equal and life expectancy shall have the meaning given to those terms in Sections 2.4 and 2.5 of this Appendix I. Except as provided in (a)(v) and (b)(iv) above, a Beneficiary’s distribution election shall be irrevocable once distribution of the Participant’s Vested Total Account has been made or commenced.

3.2. Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 7.3.1(a) of the Plan Statement, if the value of the Participant’s Vested Total Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Surviving Spouse Beneficiary. In the case of a distribution which is made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to the surviving spouse of a Participant, and

(iii)	when such surviving spouse has not rejected distribution in the form of a Life Annuity Contract,

distribution shall be effected for such surviving spouse by applying the entire Vested Total Account to purchase and distribute to such surviving spouse a Life Annuity Contract. A surviving spouse may reject distribution in the form of a Life Annuity Contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of another form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution.

Distribution shall not commence more than ninety (90) days after nor, subject to Section 6 of this Appendix I, less than thirty (30) days after the date the surviving spouse is furnished a written explanation of the terms and conditions of the Life Annuity Contract, the surviving spouse’s right to reject, and the effect of a rejection of distribution in the form of the Life Annuity Contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity Contract, and the right to make any number of further revocations or rejections until the date of distribution. Except as provided in Section 3.1(a)(v), no election made after the date of distribution shall be effective to change the form of distribution.

(c)	For Non-Spouse Beneficiary. In the case of a distribution which is made when paragraph (a) above is not applicable and to the non-spouse Beneficiary of the Participant, distribution shall be made in a single lump sum unless the non-spouse Beneficiary elects another form of distribution available under the Plan.

3.3. Required Beginning Date. Distribution to the Beneficiary shall be made or commence not later than the required beginning date.

(a)	Beneficiary — Participant Dies on or After Required Beginning Date. If the Participant died on or after the Participant’s required beginning date, then the Beneficiary’s required beginning date is the date which provides for distribution to such Beneficiary at a rate (considering both time and amount) that is cumulatively at least as rapid as the rate of distribution scheduled and commenced prior to the death of the Participant.

(b)	Beneficiary — Participant Dies Before Required Beginning Date. If the Participant died before the Participant’s required beginning date, then the Beneficiary’s required beginning date is the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death; provided, however, that:

(i)	if the Beneficiary is an individual who is not the surviving spouse of the Participant and if distributions will be made to such individual Beneficiary in substantially equal amounts payable monthly, quarterly or annually over a period of time not extending beyond the life expectancy of such Beneficiary, then the Beneficiary’s required beginning date is the December 31 of the calendar year following the calendar year of the Participant’s death, or

(ii)	if the Beneficiary is the surviving spouse of the Participant and if distributions will be made to such surviving spouse (A) in substantially equal amounts payable monthly, quarterly, or annually over a period of time not extending beyond the life expectancy of the surviving spouse, or (B) by purchasing and distributing a Life Annuity Contract, then the Beneficiary’s required beginning date is the date specified in paragraph (i) above or, if later, the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years.

SECTION 4

SPOUSAL CONSENT REQUIRED FOR IN-SERVICE

DISTRIBUTIONS AND HARDSHIP DISTRIBUTIONS

MADE PRIOR TO OCTOBER 1, 2001

Spousal consent shall be required to make an in-service distribution or hardship distribution (as described in Sections 7.2.1, 7.2.2, 7.2.3 and 7.2.4 of the Plan Statement) to a married Participant whose Vested Total Account exceeds Five Thousand Dollars ($5,000) (or, $3,500 for distributions made prior to January 1, 1998) at the time of the distribution. To be valid, the consent of the such spouse must be writing, must acknowledge the effect of the distribution and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date of distribution and must relate to that specific distribution. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse.

SECTION 5

SPOUSAL CONSENT REQUIRED FOR LOANS

MADE PRIOR TO OCTOBER 1, 2001

Spousal consent shall be required to make a loan to a married Participant whose Vested Total Account exceeds Five Thousand Dollars ($5,000) (or, $3,500 for loans made prior to January 1, 1998) at the time the loan is made. To be valid, the consent of the such spouse must be writing, must acknowledge the effect of the loan and the use the Participant’s Account as security for the loan and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date of loan and must relate to that specific loan. The consent given by the spouse to whom the Participant was married at the time the loan was made shall be effective with respect to that spouse and each subsequent spouse of the Participant. A new consent shall be required if the Account is used for renegotiation, extension, renewal or other revision of the loan.

SECTION 7

NOTICE REQUIREMENTS

PRIOR TO OCTOBER 1, 2001

Section 7.5.1 of the Plan Statement is modified to read as follow for all distributions made to Participants or the Beneficiary of a Participant prior to October 1, 2001:

Notices. The Committee will issue such notices as may be required under sections 402(f), 411(a)(11), 417(a)(3) and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the income tax regulations or the notice required under section 1.402(f)-1 of the income tax regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option;

(b)	the distributee, after receiving the notice, affirmatively elects a distribution within thirty (30) days of receiving such notices;

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made; and

(d)	if the distributee is a Participant, the date of distribution is at least seven (7) days after the date the distributee received the notice required under section 417(a)(3) of the Code. In witness whereof, each of the parties hereto has caused these presents to be executed, all of the date and year first written above.